.Amendment 5 as filed with the
              Securities and Exchange Commission on April 21, 1999

                                                      Registration No. 333-44269


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                   FORM S-4/A5
                             REGISTRATION STATEMENT
                                      UNDER
                           The Securities Act of 1933



                               UNITED TRUST, INC.
             (Exact name of registrant as specified in its charter)



                                  ILLINOIS 6711
          (State or other jurisdiction of (Primary Standard Industrial incorporation or organization) Classification Code Number)



                                   37-1172848
                      (I.R.S. Employer Identification No.)
                          5250 SOUTH SIXTH STREET ROAD
                           SPRINGFIELD, ILLINOIS 62703
                                 (217) 241-6300
               (Address, including ZIP code, and telephone number,
        including area code, of registrant's principal executive offices)




                                James E. Melville
                      President and Chief Operating Officer
                          5250 South Sixth Street Road
                           Springfield, Illinois 62703
                                 (217) 241-6300
                    (Names, address, including ZIP code, and
                        telephone number, including area
                           code, of agent for service)


     Approximate date of commencement of proposed sale of the securities to the public: Upon completion of the merger as described in this Registration Statement

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

                                                    CALCULATION OF REGISTRATION FEE


Title of each                                    Proposed                   Proposed
Class of                                         maximum offering           maximum
Securities to be          Amount to be           price                      aggregate              Amount of
Registered                registered (1)         per unit (2)               offering price         Registration fee(2)

Common Stock,               826,153                 12.74                    10,525,189                3,157.56
No par value



(1) Represents the approximate number of shares issuable upon the merger of United Income, Inc. into the registrant.

(2) Pursuant to Rule 457(f), the registration fee is based upon the fair value of UTI common stock at September 30, 1998 determined using the average price of UTI shares issued on November 20, 1998 in a separate transaction with First Southern Funding LLC, an outside third party.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
                                       2




                               UNITED TRUST, INC.

                              CROSS REFERENCE SHEET

     Pursuant to Item 501(b) of Regulation S-K, showing the location in the Prospectus of the answers to the items in Part I of Form S-4.

Item No. and Caption                                              Location in Prospectus
--------------------                                              ----------------------
1.   Forepart of the Registration Statement and
     Outside Front Cover Page of Prospectus                   Facing page; Cross-reference Sheet;
                                                              Outside Front Cover Page of Prospectus
2.   Inside Front and Outside Back Cover Pages of
     Prospectus                                               Inside Front and Outside Back Cover
                                                              Pages of Prospectus; Table of Contents;
                                                              Available Information
3.   Risk Factors, Ratio of Earnings to Fixed
     Charges and Other Information                            Proxy Statement Summary
4.   Terms of the Transaction                                 Information Regarding the Proposed
                                                              Merger; Description of UTI and UII
                                                              Capital Stock
5.   Pro Forma Financial Information                          UTI and UII Pro Forma Consolidated
                                                              Condensed Financial Information -
                                                              Unaudited
6.   Material Contracts with the Company Being
     Acquired                                                 The UTI Holding Company System;
                                                              Business  or  UTI; Business of UII:
                                                              Certain Relationships and Related
                                                              Transactions
7.   Additional Information Required for Reoffering
     By Persons and Parties Deemed to be
     Underwriters                                             *
8.   Interests of Named Experts and Counsel                   *
9.   Disclosure of Commission Position on
     Indemnification for Securities Act Liabilities           *
10.  Information with Respect to S-3 Registrants              *
11.  Incorporation of Certain Information by
     Reference                                                *
12.  Information with Respect to S-2 or S-3
     Registrants                                              *
13.  Incorporation of Certain Information by
     Reference                                                *
14.  Information with Respect to Registrants Other
     Than S-2 or S-3 Registrants                              Selected Financial Data of UTI;
                                                              Business  of  UTI; Market  Prices and
                                                              Dividends; UTI Management's
                                                              Discussion and Analysis of UTI's
                                                              Financial Condition and Results of Operations;
                                                              Potential Conflicts of Interest; Index to Exhibits;
                                                              Index to Financial Statements
15.  Information with Respect to S-3 Companies                *

16.  Information with Respect to S-2 or S-3
     Companies                                                *
17.  Information with Respect to Companies Other
     Than S-2 or S-3 Companies                                Selected Financial Data of UII; Business
                                       3


                                                              Of UII; Market Prices and Dividends; UII
                                                              Management's Discussion and Analysis
                                                              Of UII's Financial Condition and Results
                                                              Of Operations; Relationship with
                                                              Independent Public Accountants; Index
                                                              To Financial Statements
18.  Information if Proxies, Consents or
     Authorizations are to be Solicited                       Solicitations and Revocability of UTI and
                                                              UII Proxies; Principal Stockholders and
                                                              Stock Ownership of Management;
                                                              Dissenters' Appraisal Rights;
                                                              Information Regarding the Proposed
                                                              Merger; Management of UTI
19.  Information if Proxies, Consents or
     Authorizations are not to be Solicited or in an
     Exchange Offer                                           *
     --------

*  Not applicable or answer thereto is negative

                               UNITED INCOME, INC.

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           To Be Held On June 7, 1999

To the Stockholders of United Income, Inc.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders of United Income, Inc. ("UII") will be held on June 7, 1999 at 1:00 p.m. at the Holiday Inn Select Airport, 2501 South High School Road, Indianapolis, Indiana 46241 for the following purposes:

         1. To consider and act upon a proposal to approve and adopt an Agreement and Plan of Reorganization by and between UII and United Trust, Inc., an Illinois corporation ("UTI"), which provides for the merger of UII into UTI, the conversion of each outstanding share of UII Common Stock, no par value into one share of UTI Common Stock, no par value. Upon the Effective date of the Merger the corporate name of United Trust, Inc. shall be changed to United Trust Group, Inc. Stockholders of UII who dissent from approval of this proposal have the right to obtain payment for the fair value of their shares pursuant to statutory procedures under Ohio state law, a copy of the relevant provisions of which is attached as Appendix B to the Proxy Statement; and

          2. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on May 17, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting.

     Whether or not you plan to attend the Special Meeting, you are urged to mark, date, and sign the enclosed proxy and return it promptly so that your vote can be recorded. If you are present at the meeting and desire to do so, you may revoke your proxy and vote in person.

                                             By Order of the Board of Directors,



                                                    George E. Francis, Secretary

Dated: May 17, 1999

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                               UNITED TRUST, INC.

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           To Be Held On June 7, 1999

To the Stockholders of United Trust, Inc.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of United Trust, Inc. ("UTI") will be held on June 7, 1999 at 1:00 p.m. at the Holiday Inn Select Airport, 2501 South High School Road, Indianapolis, Indiana 46241 for the following purposes:

          1. To consider and act upon a proposal to approve and adopt an Agreement and Plan of Reorganization by and between UTI and United Income, Inc., an Ohio corporation ("UII"), which provides for the merger of UII into UTI and the conversion of each outstanding share of UII Common Stock, no par value, into one share of UTI Common Stock, no par value. If the proposed merger is approved, UTI will issue 826,153 shares of its Common Stock, no par value to UII shareholders which will represent 24.9% of its then issued and outstanding Common Stock, net of treasury shares. Upon the Effective date of the Merger, the corporate name of United Trust, Inc. shall be changed to United Trust Group, Inc. Stockholders of UTI who dissent from approval of this proposal have the right to obtain payment for the fair value of their shares pursuant to statutory procedures under Illinois state law, a copy of the relevant provisions of which is attached as Appendix C to the Proxy Statement; and

          2. To consider and act upon a proposal to approve an amendment to UTI's Articles of Incorporation increasing the amount of authorized Common Stock, no par value from 3,500,000 shares to 7,000,000 shares; and

          3. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on May 17, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting.

     Whether or not you plan to attend the Special Meeting, you are urged to mark, date and sign the enclosed proxy and return it promptly so that your vote can be recorded. If you are present at the meeting and desire to do so, you may revoke your proxy and vote in person.

                                             By Order of the Board of Directors,



                                                    George E. Francis, Secretary


Dated:  May 17, 1999

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

            Preliminary Prospectus/Proxy Statement dated May 17, 1999

                             PROSPECTUS RELATING TO

                        826,153 SHARES OF COMMON STOCK OF
                               UNITED TRUST, INC.



                        JOINT PROXY STATEMENT RELATING TO

                     SPECIAL MEETINGS OF THE SHAREHOLDERS OF

                   UNITED TRUST, INC. AND UNITED INCOME, INC.


                          BOTH TO BE HELD June 7, 1999


     This Prospectus relates to 826,153 shares of Common Stock of United Trust, Inc., an Illinois corporation ("UTI") to be issued in connection with an Agreement and Plan of Reorganization dated as of March 31, 1998, a copy of which is attached hereto as Appendix A ("the Merger Agreement"), pursuant to which UTI would be the surviving company to a merger ("the Merger"), with United Income, Inc., an Ohio corporation ("UII"). If the Merger is approved (See "INFORMATION REGARDING THE PROPOSED MERGER" and "RISK FACTORS") each one share of UII Common Stock, no par value ("the UII Common Stock"), excluding those held by UII as treasury shares will be converted ("the Conversion") into one share of UTI Common Stock, no par value ("the UTI Common Stock"). Simultaneously with the Conversion, the corporate name of UTI will be changed to United Trust Group, Inc. The 826,153 shares of UTI Common Stock issued to the UII Shareholders will represent 24.9% of UTI's then issued and outstanding Common Stock, net of treasury shares and will be issued at an aggregate value of $10,525,189.

     This Prospectus also serves as a Proxy Statement for Special Meetings of Shareholders of each of UTI and UII both of which will be held on June 7, 1999. The close of business on May 17, 1999 has been fixed as the record date for the determination of Stockholders entitled to notice of and to vote at the Special Meetings of Shareholders. Each share of both the UTI Common Stock and UII Common Stock is entitled to one vote. Abstentions, shares not voted for any reason and broker non votes will have the same effect as a negative vote. The holders of a majority of the outstanding shares of both the UTI Common Stock and UTI Common Stock entitled to vote represented in person or by proxy shall constitute a quorum for consideration of such matters placed before the Shareholders.

     On September 30, 1998, the high bid for the UTI Common Stock traded on the NASDAQ Small Cap exchange was $6.50 The UII Common Stock is not listed or actively traded, therefore no quote is available.


       The date of this Joint Proxy Statement/Prospectus is May 17, 1999.


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION. NEITHER THE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES HEREBY AND,

IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY UTI, UII OR ANY OTHER PERSON. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE ANY SECURITIES OTHER THAN THE SHARES OF UTI OR UII HOLDINGS TO WHICH IT RELATES, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE ANY SECURITIES COVERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS OR THE SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SUCH SHARES SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF UTI OR UII SINCE THE DATE HEREOF, OR THE DATE AS OF WHICH CERTAIN INFORMATION IS SET FORTH HEREIN.


                              AVAILABLE INFORMATION

     UTI is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission. The reports, proxy statements distributed to stockholders of UTI, and other information filed by UTI can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. and at the Commission's Regional Offices located at Seven World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W.,
Washington, D.C. 20549, at prescribed rates. Additionally, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Said information may be obtained via the Internet at (http://www.sec.gov).

     UTI has filed a Registration Statement of Form S-4 (the "Registration Statement") with the Commission under the Securities Act of 1933. Information contained herein is subject to the completion or amendment thereof. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the Rules and Regulations of the Commission. For further information pertaining to UTI and the shares to be issued in the Merger, reference is made to the Registration Statement and exhibits thereto.

                       DOCUMENTS INCORPORATED BY REFERENCE


     The following documents filed with the Commission by UTI and UII are incorporated herein by reference:

     1. Annual Report of UTI on Form 10-K for the year ended December 31, 1998.

     2. Annual Report of UII on Form 10-K for the year ended December 31, 1998.

     All documents filed after the date hereof by UTI or UII pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, and prior to the termination of the Merger hereunder, shall be deemed to be incorporated in these Proxy Statements by reference and to be a part of this Proxy Statement from the date of filing of such documents.

     UTI and UII undertake to provide without charge to each person to whom a copy of this Proxy Statement has been delivered, on the written or oral request of any such person, a copy of any or all of the information that has been incorporated by reference herein (not including exhibits to information incorporated by reference unless such exhibits are specifically incorporated by reference to information that this Proxy Statement incorporates). These documents are available, upon request, from United Trust, Inc.,

5250 South Sixth Street Road, Springfield, IL 62703, telephone (217) 241-6300. In order to ensure timely delivery of the documents, any request should be made by five business days prior to the Special Meetings.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Proxy Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Proxy Statement.

                  Preliminary Proxy Material dated May 17, 1999

                               UNITED INCOME, INC.
                          5250 South Sixth Street Road
                           Springfield, Illinois 62703

                  SOLICITATION AND REVOCABILITY OF UII PROXIES

              This Proxy Statement is furnished in connection with the solicitation by UII's Board of Directors of proxies to be voted at a Special Meeting of Stockholders, or any adjournment thereof, to be held on June 7, 1999 at 1:00 p.m. at the Holiday Inn Select Airport, 2501 South High School Road, Indianapolis, Indiana 46201. The purpose of the Special Meeting of Stockholders, as set forth in the accompanying notice, is (i) to vote on the proposal for the merger of UII into UTI, pursuant to the terms of an Agreement and Plan of Reorganization (the "Merger Agreement"), and (ii) to conduct such other business as may properly come before the meeting or any adjournment thereof. The Proxy Statement and accompanying proxy are being mailed to stockholders on or about May 17, 1999.

              Any proxy may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of UII a written notice of revocation or a duly executed proxy bearing a later date. Shares represented by a proxy, properly executed and returned to UII and not revoked, will be voted at the Special Meeting.

              Shares will be voted in accordance with the directions of the stockholder as specified on the proxy. In the absence of directions, the proxy will be voted FOR the approval of the Merger Agreement. Any other matters that may properly come before the meeting will be acted upon by the persons named in the accompanying proxy in accordance with their discretion.

              The close of business on May 17, 1999 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Special Meeting and any adjournment thereof. As of the Record Date, UII had 1,391,919 shares of Common Stock, no par value, outstanding and entitled to vote. No other voting securities of UII are outstanding. There are no cumulative voting rights.

              The cost of soliciting proxies will be borne by UII. UII may reimburse brokers and other persons for their reasonable expenses in forwarding proxy material to the beneficial owners of UII Common Stock. Solicitations may be made by telephone, by telegram or by personal calls.

              A copy of the Merger Agreement is included as Appendix A to this Proxy Statement. The description of the Merger contained in this Proxy Statement, including the summary of the terms of the Merger Agreement, is qualified in its entirety by reference to the full text of the Merger Agreement which is incorporated herein by reference.

                The date of this Proxy Statement is May 17, 1999.

                  Preliminary Proxy Material dated May 17, 1999

                               UNITED TRUST, INC.
                          5250 South Sixth Street Road
                           Springfield, Illinois 62703

                                 PROXY STATEMENT

                  SOLICITATION AND REVOCABILITY OF UTI PROXIES


              This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of UTI of proxies to be voted at a Special Meeting of Stockholders, or at any adjournment thereof, to be held on June 7, 1999, at 1:00 p.m. at the Holiday Inn Select Airport, 2501 South High School Road, Indianapolis, Indiana 46201. The purpose of the Special Meeting of Stockholders as set forth in the accompanying notice is (i) to vote on the proposal for the merger of UII into UTI, pursuant to the terms of an Agreement and Plan of Reorganization ("the Merger Agreement"); (ii) to vote on a proposal to amend UTI's Articles of Incorporation to increase the amount of authorized Common Stock from 3,500,000 shares to 7,000,000 shares; and (iii) to conduct such other business as may properly come before the meeting or any adjournment thereof. The Proxy Statement and accompanying proxy are being mailed to stockholders on or about May 17, 1999.

              Any proxy may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of UTI a written notice of revocation or a duly executed proxy bearing a later date. Shares represented by a proxy, properly executed and returned to UTI and not revoked, will be voted at the Special Meeting.

              Shares will be voted in accordance with the directions of the stockholder as specified on the proxy. In the absence of directions, the proxy will be voted FOR the approval of the proposals described above. Any other matters that may properly come before the meeting will be acted upon by the persons named in the accompanying proxy in accordance with their discretion.

              The close of business on May 17, 1999 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Special Meeting and any adjournment thereof. As of the Record Date, UTI had 2,490,438 shares of Common Stock, no par value, outstanding and entitled to vote. No other voting securities of UTI are outstanding. There are no cumulative voting rights.

              The cost of soliciting proxies will be borne by UTI. UTI may reimburse brokers and other persons for their reasonable expenses in forwarding proxy material to the beneficial owners of UTI Common Stock. Solicitations may be made by telephone, by telegram or by personal calls.

              A copy of the Merger Agreement is included as Appendix A to this Proxy Statement. The description of the Merger contained in this Proxy Statement, including the summary of the terms of the Merger Agreement, is qualified in its entirety by reference to the full text of the Merger Agreement which is incorporated herein by reference.

                The date of this Proxy Statement is May 17, 1999.

                                TABLE OF CONTENTS


                                                                                          Page
                                                                                          ----
PROXY STATEMENT SUMMARY                                                                   13
POTENTIAL CONFLICT OF INTERESTS                                                           15
RISK FACTORS                                                                              17
INTRODUCTION                                                                              21
THE UTI HOLDING COMPANY SYSTEM                                                            21
PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT                                  24
INFORMATION REGARDING THE PROPOSED MERGER                                                 29
DISSENTERS' RIGHTS                                                                        35
SELECTED FINANCIAL DATA OF UII                                                            39
UII MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
         CONDITION AND RESULTS OF OPERATIONS                                              40
SELECTED FINANCIAL DATA OF UTI                                                            55
UTI MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
         CONDITION AND RESULTS OF OPERATIONS                                              56
FEDERAL INCOME TAXES                                                                      73
CAPITALIZATION OF UTI AND UII                                                             73
UTI AND UII PRO FORMA CONSOLIDATED CONDENSED FINANCIAL
         INFORMANTION - UNAUDITED                                                         74
MARKET PRICES AND DIVIDENDS                                                               79
BUSINESS OF UII                                                                           80
BUSINESS OF UTI                                                                           90
DIRECTORS AND EXECUTIVE OFFICERS OF UII                                                   104
BENEFICIAL OWNERS AND MANAGEMENT OF UII                                                   111
DIRECTORS AND EXECUTIVE OFFICERS OF UTI                                                   113
BENEFICIAL OWNERS AND MANAGEMENT OF UTI                                                   121
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                            123
YEAR 2000 ISSUE                                                                           125
RECENT DEVELOPMENT                                                                        125
DESCRIPTION OF UTI AND UII CAPITAL STOCK                                                  126
PROPOSED INCREASE IN THE AUTHORIZED COMMON STOCK OF UTI                                   129
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS                                          130
OTHER MATTERS TO COME BEFORE THE MEETING                                                  130
SIGNATURES                                                                                131
INDEX TO EXHIBITS                                                                         133
INDEX TO FINANCIAL STATEMENTS OF UTI AND UII                                              137
Appendix A Agreement and Plan of Reorganization                                           234
Appendix B Rights of Dissenting Stockholders of United Income, Inc.                       252
Appendix C Rights of Dissenting Stockholders of United Trust, Inc.                        256
Appendix D Proposed Amendment to Articles of Incorporation of UTI                         259
Appendix E Consent to use of UTI and UII opinions issued by Kerber Eck and Braeckel LLP   262
Appendix F Consent to use of Tax Opinion of KPMG Peat Marwick LLP                         263
Appendix G Tax Opinion of KPMG Peat Marwick LLP                                           264

                             PROXY STATEMENT SUMMARY

              The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in the Proxy Statement and by the full text of the Agreement and Plan of Reorganization (the "Merger Agreement") which is attached hereto as Appendix A and incorporated herein by reference.

Date of Special Meetings of
         UTI and UII Stockholders   June 7, 1999

Record Date                         May 17, 1999


Effective Date

               The closing of the transactions ("the Effective Date") contemplated by the Merger Agreement shall take place at the executive offices of UII beginning at 2:00 p.m. on the first business day following the day upon which the UTI and UII stockholders meetings to approve the Merger were held.



Shares of UTI and UII         UTI Common Stock outstanding   2,490,438

                              UII Common Stock outstanding   1,391,919

                              UII Common Stock owned by UTI    565,766

                              UTI Shares to be issued to UII
                               Shareholders                    826,153


Proposals

               UII will be merged into UTI pursuant to the Merger Agreement. The Merger is conditioned upon the approval of both the UTI Shareholders and the UII Shareholders. The Merger is not conditioned upon the proposal to increase the UTI authorized shares.

               The number of authorized Common Stock of UTI will be increased from 3,500,000 to 7,000,000. The proposed increase is not conditioned upon the approval of the Merger.

Name Change

               Upon the Effective Date of the Merger, the corporate name of United Trust, Inc. will change to United Trust Group, Inc.

Reasons for the Merger

               The Board of Directors of each UTI and UII has concluded that the Merger will benefit the business operations of UTI and UII and their respective stockholders by creating a larger, more viable life insurance holding group with lower administrative costs, a simplified corporate structure, and more readily marketable securities. UTI and UII have no operations of its own other than its holding companies and investment activities. The Merger will have no effect on the administration of UTI's and UII's subsidiary insurance company operations. The commonalty of ownership among UTI and UTI's officers and directors conflict in terms of their voting authority and resulting differences in their percentage of ownership from the merger. The close of business on May 17, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote on the proposals. Regulatory approval is not required from the States in which its' life insurance subsidiaries are authorized to do business and that UTI and UII are proceeding in accordance with the provisions of the Illinois Business Corporation Act and the Ohio General Corporation Law, respectively.

Increase in UTI Authorized
Common Stock

               The Board of Directors of UTI has declared advisable to increase UTI's authorized capital stock from 3,500,000 shares to 7,000,000 shares. The purpose is to provide UTI with the flexibility to engage in future transactions that UTI's Board of Directors deem necessary or desirable UTI has sufficient unissued authorized stock to complete the proposed Merger of UTI and UII without the proposed increase in authorized capital stock.

Conversion

               Ratio One share of UII Common Stock, excluding shares held by UII as treasury shares and shares as to which dissenter's appraisal rights shall have been perfected, will be converted into one share of UTI Common Stock.

               UTI owns 565,766 shares of UII Common Stock. Upon consummation of the Merger, these shares will be canceled and no consideration in return with respect thereto.

Voting

               Each share of both the UTI Common Stock and UII Common Stock is entitled to one vote. Abstentions, shares not voted for any reason and broker non votes will have the same effect as a negative vote. There are no cumulative voting rights for either the UTI Common Stock or the UII Common Stock. The holders of a majority of the outstanding shares of both the UTI Common Stock and UII Common Stock entitled to vote represented in person or by proxy shall constitute a quorum for consideration of matters placed before the Shareholders.

Vote Required

               UTI The affirmative votes of the holders of two-thirds of the outstanding UTI Common Stock are required for approval of the proposals 1. and 2. The executive officers and directors of UTI beneficially own 68.0% of the outstanding Common Stock of UTI and they intend to vote in favor of proposals 1. and 2.

               UII The affirmative vote of the holders of a majority of the outstanding UII Common Stock is required for approval of the Merger by UII. The executive officers and directors of UII beneficially own 5.5% of the outstanding Common Stock of UII. Additionally, UTI owns 40.6% of the outstanding Common Stock of UII. Both the officers and directors of UII and the Board of Directors of UTI (collectively owning 46.1% of the Common Stock of UII) intend to vote in favor of the UII merger.

Shareholder Rights

               If the Merger is consummated, all Holders of UII Common Stock will become shareholders of UTI. The rights of holders of common stock of both UTI and UII are governed by Illinois and Ohio law, respectively. In addition, the rights and obligations of shareholders are also governed by the Articles of Incorporation and Code of Regulation of the respective companies.

               Because both UTI and UII Articles of Incorporation and Codes of Regulations are substantially the same, there will be no change in the relative rights and obligations of holders of common stock of UII when they become holders of common stock of UTI. With regard to State laws, there are no consequential effects of any differences on the UII shareholders.

Tax Consequences

               UTI believes that the UII merger will be tax-free to all shareholders of UII receiving UTI Common Stock and that the UII basis and holding period for UII Common Stock received will be those attributed to shares surrendered in the UII merger. See "Tax Consequences".

Board of Directors

               The Board of Directors of each of UTI and UII recommends approval of the proposals.

Dissenters'

               Appraisal Rights UTI and UII stockholders who dissent from approval of the Merger pursuant to certain procedures under Illinois and Ohio state laws have the right to obtain payment for the fair value of their shares.

Business of UTI and UII

               UTI is a holding company owning 53% of the outstanding capital stock of UTG. Additionally, UTI owns 40.6% of UII, also a holding company, which in turn owns the remaining 47% of the outstanding capital stock of UTG. UTG is a holding company formed in 1992 as a vehicle to acquire Commonwealth Industries Corporation. UTG owns directly a majority of the outstanding capital stock of First Commonwealth Corporation ("FCC"). FCC in turn owns 100% of Universal Guaranty Life Insurance Company ("UG"). UG in turn owns 100% of United Security Assurance Company ("USA"), and USA in turns owns 84% of Appalachian Life Insurance Company ("APPL"). Finally, APPL owns 100% of Abraham Lincoln Insurance Company ("ABE"). The companies main business is the solicitation and acquisition of life insurance.

Potential Conflicts of Interest

               The directors and officers of UTI beneficially own 68.0% of the outstanding Common Stock of UTI. UTI owns 40.6% of the issued and outstanding Common Stock of UII. There is a potential conflict of interest in the setting of the exchange ratio for the Merger in that the officers and directors of UTI beneficially own 68.0% of the outstanding stock of UTI, and this group only owns 3.7% of the stock of UII. An exchange ratio that favors UTI would benefit these officers and directors. However, as a practical matter, at the time of the merger proposal, almost all of the value of UTI comes from its direct and indirect ownership of UTG, and almost all of the value of UII also comes from its direct ownership of UTG.

               Prior to the merger, the officers and directors of UTI own 49.4% of the ownership of UTG through their ownership of UTI stock. After the merger that group will own 51.5% of UTG through their ownership of the stock of the merged company.

               Because of the existence of minority interests in the holding companies within the UTI holding company system, potential conflicts of interest exist with respect to intercompany transactions.

Certain Relationships

               UTI and UII are members of an Insurance holding company system of which UTI is the ultimate parent company. UTI has a service agreement with UII to perform services and provide personnel and facilities which will be eliminated should the Merger be consummated. UTI's and UII's insurance company affiliates have similar agreements among the members of the holding company system which will not be effected by the Merger.

Equity Investment in UTI

               On November 20, 1998, First Southern Funding, Inc., a Kentucky corporation, ("FSF") and affiliates acquired 929,904 shares of common stock of United Trust, Inc., an Illinois corporation, ("UTI") from UTI and certain UTI shareholders. As consideration for the shares, FSF paid UTI $10,999,995 and certain shareholders of UTI $999,990 in cash. FSF and affiliates employed working capital to make these purchases of common stock, including funds on hand and amounts drawn under existing lines of credit with Star Bank, NA. FSF borrowed $7,082,878 and First Southern Bancorp, Inc., an affiliate of FSF, borrowed $495,775 in making the purchases. FSF and affiliates expect to repay the borrowings through the sale of assets they currently own.

               Details of the transaction can be outlined as follows: FSF acquired 389,715 shares of UTI common stock at $10.00 per share. These shares represented stock acquired during 1997 by UTI in private transactions. Additionally, FSF acquired 473,523 shares of authorized but unissued common stock at $15.00 per share. FSF acquired 66,666 shares of common stock from UTI CEO Larry Ryherd, and his family, at $15.00 per share. FSF has committed to purchase $2,560,000 of face amount of UTI convertible notes from certain officers and directors of UTI for a cash price of $3,072,000 by March 1, 1999. FSF is required to convert the notes to UTI common stock by July 31, 2000. UTI has granted, for nominal, consideration, an irrevocable, exclusive option to FSF to purchase up to 1,450,000 shares of UTI common stock for a purchase price in cash equal to $15.00 per share, with such option to expire on July 1, 2001. UTI has also caused three persons designated by FSF to be appointed, as part of the maximum of 11, to the Board of Directors of UTI.

               Following the transactions described above, and together with shares of UTI previously owned, FSF and affiliates currently own 1,035,165 shares of UTI common stock (41.6%) becoming the largest shareholder of UTI. UTI CEO Larry Ryherd owns 487,901 shares of UTI common stock (19.6%). Mr. Jesse T. Correll is the majority shareholder of FSF, which is an affiliate of First Southern Bancorp, Inc., a bank holding company that owns one bank that operates out of 14 locations in central Kentucky.

RISK FACTORS

Dependence on Distributions from Affiliates

         UTI is a holding company owning 53% of the outstanding capital stock of UTG. Additionally, UTI owns 40.6% of UII, also a holding company, which in turn owns the remaining 47% of the outstanding capital stock of UTG. UTG is a holding company formed in 1992 as a vehicle to acquire Commonwealth Industries Corporation (See "THE UTI HOLDING COMPANY SYSTEM"). UTG owns directly a majority of the outstanding capital stock of First Commonwealth Corporation ("FCC"). FCC in turn owns 100% of Universal Guaranty Life Insurance Company ("UG"). UG in turn owns 100% of United Security Assurance Company ("USA"), and USA in turn owns 84% of Appalachian Life Insurance Company ("APPL"). Finally, APPL owns 100% of Abraham Lincoln Insurance Company ("ABE").

         UTI has no operations of its own other than its holding companies and investment activities. Sources of funds available to UTI are its investment assets and the income, if any, from such assets, and service fees and dividends from its operating affiliates. The carrying value of the UTI's cash and cash equivalents on December 31, 1998 was approximately $511,000. UTI's interest income on these balances for the year ended December 31, 1998 totaled $25,000. Additionally, UTI holds $10,590,000 of notes receivable from its subsidiaries and affiliates at December 31, 1998. UTI expects to earn approximately $865,000 annually from interest income on these notes.

         UII has a service agreement with USA which states that USA is to pay UII monthly fees equal to 22% of the amount of collected first year premiums, 20% in second year and 6% of the renewal premiums in years three and after. UII has a subcontract agreement with UTI which states that UII is to pay UTI monthly fees equal to 60% of collected service fees from USA as stated above. USA paid $835,345, $989,295 and $1,567,891 under their agreement with UII for 1998, 1997 and 1996, respectively. UII paid $501,207, $593,577 and $940,734 under their agreement with UTI for 1998, 1997 and 1996, respectively. Should the proposed Merger be approved the service fees received by UII from USA would continue to be paid to UTI.

         The payment of dividends to UTI from UTG will be dependent upon UTG's receipt for dividends from FCC, directly and indirectly through the holding company system. Should the Merger be approved the dividends from FCC, if any, would be paid directly to UTI. Such dividends in turn depend upon FCC's receipt of dividends from UG and UG's receipt of dividends from its subsidiaries. The payment of dividends by life insurance companies is regulated by state insurance laws, and generally dividends in any year are limited to the net statutory earnings (earnings determined in accordance with accounting rules required or permitted by applicable state insurance laws and regulations) of UG and each of UG's insurance company subsidiaries.

Issuance of Preferred Stock

         The Articles of Incorporation of UTI provide that in addition to UTI Common Stock, the Board of Directors are authorized to issue 150,000 shares of UTI Preferred Stock. There are no shares of Preferred Stock currently outstanding. The rights of holders of UTI Common Stock may be materially limited or adversely affected upon the issuance of Preferred Stock. Preferred Stock may be issued with voting and conversion rights that could adversely affect the voting power and other rights of holders of Common Stock. UTI has no shares, which may be used in certain circumstances to discourage tender offers or proxy contests or removal of incumbent management.

Control by UTI

         UTI owns 40.6% of the Common Stock of UII. Together, UTI and UII own 100% of the Common Stock of UTG. As a result of its equity ownership, UTI is able to exercise substantial control over the Company's affairs. UTI may effectively control the election of the directors and operations of both UTG and UII. Additionally, UTI may effectively control the approval or disapproval of any matters submitted for stockholder approval and it may prevent a change of management or an acquisition or takeover of UII. The Board of Directors of both UTI and UII intend to vote in favor of the proposed Merger.

Change in Ownership Interest

         If the Merger is approved, a shareholder of UTI will own a smaller percentage of UTI's equity as a result of the additional 826,153 shares of UTI Common Stock issued to the UII shareholders; however, the additional shares being issued will also cause an increase in UTI's equity (See "UTI AND UII PROFORMA CONSOLIDATED FINANCIAL INFORMATION").

No Dividends

         UTI has not paid any cash dividends on its Common Stock and currently intends to retain any earnings for the future development of its business.

Comparative Market Value of Securities

         On March 24, 1997, the date prior to the day the agreement of the proposed merger was entered into, UTI's common stock had a closing bid price of $5.31 as quoted on NASDAQ.

         There is no established public trading market for UII's common stock. UII's common stock is not listed on any exchange. Therefore, no market quote was available.

POTENTIAL CONFLICT OF INTEREST

         The Chairman of the Board, Mr. Larry Ryherd and the President, Mr. James Melville of UTI serve as directors and executive officers of both UTI and UII. The board of directors of UTI, consists of thirteen in number, of which ten are independent directors. Mr. Ryherd beneficially owns 501,701 (19.6%) shares of the issued and outstanding UTI Common Stock. The directors and officers of UTI together beneficially own 68.0% of the issued and outstanding UTI Common Stock. Additionally, UTI owns 40.6% of the outstanding UII Common Stock. The board of directors of UII consists of nine in number, of which six are independent directors who together beneficially own 5.5% of the issued and outstanding UII Common Stock. The board of directors of both UTI and UII and the management of UTI representing the shares of UII owned by UTI intend to vote in favor of the proposals.

         There is a potential conflict of interest in the setting of the exchange ratio for the Merger in that the officers and directors of UTI beneficially own 68.0% of the outstanding stock of UTI, and this group only owns 3.7% of the stock of UII. An exchange ratio that favors UTI would benefit these officers and directors. However, as a practical matter almost all of the value of UTI comes from its direct and indirect ownership of UTG, and almost all of the value of UII also comes from its direct ownership of UTG.

         Because of the existence of minority interest in certain holding companies within the UTI holding company system potential conflicts of interest may arise with respect to intracompany transactions. Such transactions may include mergers and allocation of expenses among the companies in the UTI holding company system.

         UTI has taken a number of steps to reduce potential conflicts of interest by increasing the commonality of ownership interest in the subsidiaries (See "THE UTI HOLDING COMPANY SYSTEM"). One of the reasons for this Merger is to increase the commonality of ownership among UTI and UII. (See "Information REGARDING THE PROPOSED MERGER" - Reasons for the merger).

                                                   COMPARATIVE PER SHARE INFORMATION


                                                     December 31,        December 31,         December 31,
                                                         1998                1997                 1996

   Book value per share                                 10.18                 9.39
   Cash dividends declared per share                     0.00                 0.00                0.00
   Basic income (loss) per share from
   continuing operations                                (0.39)               (0.32)              (0.50)
   Diluted income (loss) per share from
   continuing operations                                (0.39)               (0.32)              (0.50)
   Book value per share                                  8.42                 8.58
   Cash dividends declared per share                     0.00                 0.00                0.00
   Basic income (loss) per share from
   continuing operations                                (0.04)               (0.06)              (0.23)
   Diluted income (loss) per share from
   continuing operations                                (0.04)               (0.06)              (0.23)
UTI - Pro-forma
   Book value per share                                 10.83
   Cash dividends declared per share                     0.00
   Basic income (loss) per share from                   (0.36)
   continuing operations
   Diluted income (loss) per share from                 (0.36)
   continuing operations

                         SELECTED FINANCIAL INFORMATION
                         Proposed Merger of UTI and UII
                    (000's omitted except on per share data)

                                                                     Year Ended
                                                                    December 31,
                                               -----------------------------------------------
                                                       1998               1997              1996
                                                   ----------        --------------    ---------------


UTI - Historical
   Revenues                                    $      40,885  $         43,992  $          46,976
   Net Income (loss)                           $       (679)  $          (559)  $           (938)
   Per common share:
     Income (loss)                             $      (0.39)  $         (0.32)  $          (0.50)
     Cash dividends                            $           0  $              0  $               0
   Balance sheet data:
     Assets                                    $     343,824  $        349,300  $         355,474
     Common stockholders equity:
       Total                                   $      25,361  $         15,357  $          18,014
       Per Share                               $       10.18  $           9.39  $            9.63

UII - Historical
   Revenues                                    $       1,035  $          1,186  $           1,791
   Net Income (loss)                           $        (53)  $           (79)  $           (319)
   Per common share:
     Income (loss)                             $      (0.04)  $         (0.06)  $          (0.23)
     Cash dividends                            $           0  $              0  $               0
   Balance sheet data:
     Assets                                    $      12,646  $         12,840  $          12,881
   Common Stockholders equity:
       Total                                   $      11,722  $         11,936  $          11,977
     Per common share                          $        8.42  $           8.58  $            8.60

UTI and UII - Pro Forma:
  Revenues                                     $      40,105
   Net Income (loss)                           $       (912)
   Per common share:
     Income (loss)                             $      (0.36)
     Cash dividends                            $           0
   Balance sheet data:
     Assets                                          338,739
     Common stockholders equity:
       Total                                          35,847
     Per Share                                         10.83

                     PROXY STATEMENT FOR SPECIAL MEETINGS OF
                                 STOCKHOLDERS OF
                               UNITED TRUST, INC.
                                       And
                               UNITED INCOME, INC.

                                  INTRODUCTION

         This Proxy Statement is being provided to stockholders of United Trust, Inc. an Illinois corporation ("UTI"), and to stockholders of United Income, Inc. an Ohio corporation ("UII"), in connection with the solicitation of proxies by and on behalf of the management of UTI and UII, respectively, to be used in voting at the Special Meetings of Stockholders of UTI and UII, respectively, in accordance with the foregoing Notices of Special Meetings of UTI and UII. The mailing address and telephone number of each UTI and UII is 5250 South Sixth Street, Springfield, Illinois 62703 and (217) 241-6300.


                         THE UTI HOLDING COMPANY SYSTEM


          UTI and UII are members of an insurance holding company system of which UTI is the ultimate parent company. The following is the current organizational chart for the companies that are members of insurance holding company system, and the acronyms that will be used herein to reference the companies:


              For purposes of this proxy statement, the term "affiliate life insurance companies" shall mean UG, USA, APPL and ABE, and the term "non-insurance affiliate companies" shall mean the affiliated companies other than UG, USA, APPL and ABE.

              All of these companies, either directly or through subsidiaries operate principally in the individual life insurance business. The primary business of the companies has been the servicing of existing insurance business in force, the solicitation of new insurance business, and the acquisition of other companies in similar lines of business.

              UTI was incorporated December 14, 1984, as an Illinois corporation. During the next two and a half years, UTI was engaged in an intrastate public offering of its securities, raising over $12,000,000 net of offering costs. In 1986, UTI formed a life insurance subsidiary and by 1987 began selling life insurance products.

At December 31, 1998, the parent, significant subsidiaries and affiliates of United Trust Inc. were as depicted on the following organizational chart.

                              ORGANIZATIONAL CHART
                             AS OF DECEMBER 31, 1998



     United Trust, Inc. ("UTI") is the ultimate controlling company. UTI owns 53% of United Trust Group ("UTG") and 41% of United Income, Inc. ("UII"). UII owns 47% of UTG. UTG owns 79% of First Commonwealth Corporation ("FCC") and 100% of Roosevelt Equity Corporation ("REC"). FCC owns 100% of Universal Guaranty Life Insurance Company ("UG"). UG owns 100% of United Security Assurance Company ("USA"). USA owns 84% of Appalachian Life Insurance Company ("APPL") and APPL owns 100% of Abraham Lincoln Insurance Company ("ABE").

     UII was incorporated on November 2, 1987, as an Ohio corporation. Between March 1988 and August 1990, UII raised a total of approximately $15,000,000 in an intrastate public offering in Ohio. During 1990, UII formed a life insurance subsidiary and began selling life insurance products.

     UTI currently owns 40.6% of the outstanding common stock of UII and accounts for its investment in UII using the equity method. In 1987, UTI made an initial investment in UII of approximately one third of the public offering.

     On February 20, 1992, UTI and UII, formed a joint venture, United Trust Group, Inc. On June 16, 1992, UTI contributed $2.7 million in cash, an $840,000 promissory note and 100% of the common stock of its wholly owned life insurance 22 subsidiary. UII contributed $7.6 million in cash and 100% of its life insurance subsidiary to UTG. After the contributions of cash, subsidiaries, and the note, UII owns 47% and UTI owns 53% of UTG.

     On June 16, 1992, UTG acquired 67% of the outstanding common stock of the now dissolved Commonwealth Industries Corporation ("CIC"), for a purchase price of $15,567,000. Following the acquisition, UTI controlled eleven life insurance subsidiaries. UTI and UII have taken several steps to streamline and simplify the corporate structure following the acquisitions.

     On December 28, 1992, Universal Guaranty Life Insurance Company was the surviving company of a merger with Roosevelt National Life Insurance Company, United Trust Assurance Company, Cimarron Life Insurance and Home Security Life Insurance Company. On June 30, 1993, Alliance Life Insurance Company, a subsidiary of UG, was merged into UG.

     On July 31, 1994, Investors Trust Assurance Company was merged into Abraham Lincoln Insurance Company.

     On August 15, 1995, the shareholders of CIC, Investors Trust, Inc., and Universal Guaranty Investment Company, all intermediate holding companies within the UTI group, voted to voluntarily liquidate each of the companies and distribute the assets to the shareholders (consisting solely of common stock of their respective subsidiary). As a result, the shareholders of the liquidated companies became shareholders of FCC.

     On November 20, 1998, First Southern Funding, Inc., a Kentucky corporation, ("FSF") and affiliates acquired 929,904 shares of common stock of United Trust, Inc., an Illinois corporation, ("UTI") from UTI and certain UTI shareholders. As consideration for the shares, FSF paid UTI $10,999,995 and certain shareholders of UTI $999,990 in cash. FSF and affiliates employed working capital to make these purchases of common stock, including funds on hand and amounts drawn under existing lines of credit with Star Bank, NA. FSF borrowed $7,082,878 and First Southern Bancorp, Inc., an affiliate of FSF, borrowed $495,775 in making the purchases. FSF and affiliates expect to repay the borrowings through the sale of assets they currently own.

     Details of the transaction can be outlined as follows: FSF acquired 389,715 shares of UTI common stock at $10.00 per share. These shares represented stock acquired during 1997 by UTI in private transactions. Additionally, FSF acquired 473,523 shares of authorized but unissued common stock at $15.00 per share. FSF acquired 66,666 shares of common stock from UTI CEO Larry Ryherd, and his family, at $15.00 per share. FSF has committed to purchase $2,560,000 of face amount of UTI convertible notes from certain officers and directors of UTI for a cash price of $3,072,000 by March 1, 1999. FSF is required to convert the notes to UTI common stock by July 31, 2000. UTI has granted, for nominal, consideration, an irrevocable, exclusive option to FSF to purchase up to 1,450,000 shares of UTI common stock for a purchase price in cash equal to $15.00 per share, with such option to expire on July 1, 2001. UTI has also caused three persons designated by FSF to be appointed, as part of the maximum of 11, to the Board of Directors of UTI.

     Following the transactions described above, and together with shares of UTI previously owned, FSF and affiliates currently own 1,035,165 shares of UTI common stock (41.6%) becoming the largest shareholder of UTI. UTI CEO Larry Ryherd owns 487,901 shares of UTI common stock (19.6%). Mr. Jesse T. Correll is the majority shareholder of FSF, which is an affiliate of First Southern Bancorp, Inc., a bank holding company that owns a bank that operates out of 14 locations in central Kentucky.

     The proposed merger described in the Proxy Statement/Prospectus is a further step in the consolidation and restructuring of the UTI holding company system.

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT UII

The following tabulation sets forth the name and address of the entity known to be the beneficial owners of more than 5% of the UII's Common Stock and shows:
(i) the total number of shares of Common Stock beneficially owned by such person as of December 31, 1998 and the nature of such ownership; and (ii) the percent of the issued and outstanding shares of Common Stock so owned as of the same date.


   Title                                           Number of Shares      Percent
    Of      Name and Address                       and Nature of         of
   Class    of Beneficial Owner                 Beneficial Ownership     Class
   -----    -------------------                 --------------------     -----

Common      United Trust, Inc.          (1)(2)            565,766        40.6%.
Stock no    5250 South Sixth Street
par value   Springfield, IL 62703

(1) Because Larry E. Ryherd owns 501,701 shares of UTI's Common Stock (19.6%), and UTI owns 565,766 shares of UII Common Stock (40.6%) Mr. Ryherd may be considered a beneficial owner of UII; however, Mr. Ryherd disclaims any beneficial interest in the shares of UII owned by UTI as the UTI's board of directors controls the voting and investment decisions regarding such shares.

(2) First Southern Funding, LLC & Affiliates owns 1,054,440 shares of UTI's Common Stock (42.34%) and UTI owns 565,776 shares of UII Common Stock (40.6%), and because Jesse T. Correll owns 83% of First Southern Funding, LLC, Mr. Correll may be considered a beneficial owner of UII.

                     SECURITY OWNERSHIP OF MANAGEMENT OF UII

The following tabulation shows with respect to each of the directors and nominees of UII, with respect to UII's chief executive officer and each of UII's executive officers whose salary plus bonus exceeded $100,000 for fiscal 1998, and with respect to all executive officers and directors of UII as a group: (i) the total number of shares of all classes of stock of UII or any of its parents or affiliates, beneficially owned as of December 31, 1998 and the nature of such ownership; and (ii) the percent of the issued and outstanding shares of stock so owned as of the same date.

   Title          Directors, Named Executive           Number of Shares         Percent
    of            Officers, & All Directors &            and Nature of            of
   Class          Executive Officers as a Group           Ownership             Class
   -----          -----------------------------           ---------             -----

UTI's            Randall L. Attkisson                             0                *
Common           Vincent T. Aveni                                 0                *
Stock, no        Jesse T. Correll                                 0  (1)           *
Par value        Marvin W. Berschet                               0                *
                 George E. Francis                            4,600  (2)           *
                 James E. Melville                           52,500  (3)         2.0%
                 Charlie E. Nash                                  0                *
                 Millard V. Oakley                            9,000                *
                 Larry E. Ryherd                            501,701  (4)         19.6%
                 Robert W. Teater                                 0                *
                 All directors and executive officers
                 as a group (ten in number)                 567,801              21.8%

FCC's            Randall L. Attkisson                             0                *
Common           Vincent T. Aveni                                 0                *
Stock, $1.00     Marvin W. Berschet                               0                *
Par value        Jesse T. Correll                                 0                *

                                       24

                 George E. Francis                                0                *
                 James E. Melville                              544  (5)           *
                 Charlie E. Nash                                  0                *
                 Millard V. Oakley                                0                *
                 Larry E. Ryherd                                  0                *
                 Robert W. Teater                                 0                *
                 All directors and executive officers           544                *
                 as a group (ten in number)

UII's            Randall L. Attkisson                             0                *
Common           Vincent T. Aveni                             7,716  (6)           *
Stock, no        Marvin W. Berschet                           7,161  (7)           *
Par value        Jesse T. Correll                                 0                *
                 George E. Francis                                0                *
                 James E. Melville                                0                *
                 Charlie E. Nash                              7,052                *
                 Millard V. Oakley                                0                *
                 Larry E. Ryherd                             47,250  (8) (9)       *
                 Robert W. Teater                             7,380  (10)          *
                 All directors and executive officers
                 as a group (ten in number)                  76,559              5.5%

(1) In addition, Mr. Correll is a director and officer of First Southern Funding, LLC & Affiliates which own 1,054,440 shares (42.34%) of UTI. (See Principle Holders of Securities)

(2)  Includes   4,600  shares  which  may  be  acquired  upon  the  exercise  of outstanding stock options.

(3) James E. Melville owns 2,500 shares individually and 14,000 shares jointly with his spouse. Includes: (i) 3,000 shares of UTI's Common Stock which are held beneficially in trust for his daughter, namely Bonnie J. Melville;
     (ii) 3,000 shares of UTI's Common Stock, 750 shares of which are in the name of Matthew C. Hartman, his nephew; 750 shares of which are in the name of Zachary T. Hartman, his nephew; 750 shares of which are in the name of Elizabeth A. Hartman, his niece; and 750 shares of which are in the name of Margaret M. Hartman, his niece; and (iii) 30,000 shares which may be acquired by James E. Melville upon exercise of outstanding stock options.

(4)  Larry E. Ryherd owns 181,091  shares of UTI's Common Stock in his own name.
     Includes: (i) 150,050 shares of UTI's Common Stock in the name of Dorothy LouVae Ryherd, his wife; (ii) 150,000 shares of UTI's Common Stock which are held beneficially in trust for the three children of Larry E. Ryherd and Dorothy LouVae Ryherd, namely Shari Lynette Serr, Derek Scott Ryherd and Jarad John Ryherd; (iii) 4,600 shares of UTI's Common Stock, 2,700 shares of which are in the name of Shari Lynette Serr, 1,900 shares of which are in the name of Jarad John Ryherd; (iv) 2,000 shares held by Dorothy LouVae Ryherd, his wife as custodian for granddaughter, (v) 160 shares held by Larry E. Ryherd as custodian for granddaughter; and (vi) 13,800 shares which may be acquired by Larry E. Ryherd upon exercise of outstanding stock options.

(5) James E. Melville owns 168 shares individually and 376 shares jointly with his spouse.

(6) Includes 272 shares owned directly by Mr. Aveni's brother and 210 shares owned directly by Mr. Aveni's son.

(7) Includes 42 shares owned directly by each of Mr. Berschet's two sons and 77 shares owned directly by Mr. Berschet's daughter, a total of 161 shares.

(8) Includes 47,250 shares beneficially in trust for the three children of Larry E. Ryherd and Dorothy LouVae Ryherd, namely Shari Lynette Serr, Derek Scott Ryherd and Jarad John Ryherd.

(9) In addition, Mr. Ryherd is a director and officer of UTI, who owns 565,766 shares (29.9%) of the Company. Mr. Ryherd disclaims any beneficial interest in the shares of the Company owned by UTI as the UTI board of directors controls the voting and investment decisions regarding such shares.

(10) Includes 210 shares owned directly by Mr. Teater's spouse.

       * Less than 1%.

Except as indicated above, the foregoing persons hold sole voting and investment power.

Directors and officers of UII file periodic reports regarding ownership of UII securities with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934 as amended, and the rules promulgated thereunder.

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT OF UTI

The following tabulation sets forth the name and address of the entity known to be the beneficial owners of more than 5% of UTI's Common Stock and shows: (i) the total number of shares of Common Stock beneficially owned by such person as of December 31, 1998 and the nature of such ownership; and (ii) the percent of the issued and outstanding shares of Common Stock so owned as of the same date.

   Title                                     Number of Shares           Percent
    Of     Name and Address                    and Nature of              of
   Class   of Beneficial Owner             Beneficial Ownership          Class
   -----   -------------------             --------------------          -----

Common     First Southern Funding, LLC           1,054,440 (1)            42.34%
Stock no   99 Lancaster Street
Par value  P.O. Box 328
           Stanford, KY  40484

           Larry E. Ryherd                         501,701 (2)            19.63%
           12 Red Bud Lane
           Springfield, IL 62707

(1) Includes 123,241 shares owned by First Southern Bancorp, 183,033 shares owned by First Southern Capital, and 22,135 shares owned by First Southern Investments, all affiliates of First Southern Funding, LLC. Jesse T. Correll, Director of UTI, by reason of ownership of 83% of the outstanding shares of First Southern Funding, LLC may be considered a beneficial owner of UTI.

(2)  Larry E. Ryherd owns 181,091  shares of UTI's Common Stock in his own name.
     Includes: (i) 150,050 shares of UTI's common Stock in the name of Dorothy LouVae Ryherd, his wife; (ii) 150,000 shares of UTI's Common Stock which are held beneficially in trust for the three children of Larry E. Ryherd and Dorothy LouVae Ryherd, namely Shari Lynette Serr, Derek Scott Ryherd and Jarad John Ryherd; (iii) 4,600 shares of UTI's Common Stock, 2,700 shares of which are in the name of Shari Lynette Serr and 1,900 shares of which are in the name of Jarad John Ryherd; (iv) 2,000 shares held by Dorothy LouVae Ryherd, his wife, as custodian for granddaughter; (v) 160 shares held by Larry E. Ryherd as custodian for granddaughter; and (vi) 13,800 shares which may be acquired by Larry E. Ryherd upon the exercise of outstanding stock options.


                     SECURITY OWNERSHIP OF MANAGEMENT OF UTI

The following tabulation shows with respect to each of the directors and nominees of UTI, with respect to UTI's chief executive officer and each of UTI's executive officers whose salary plus bonus exceeded $100,000 for fiscal 1998, and with respect to all executive officers and directors of UTI as a group: (i) the total number of shares of all classes of stock of UTI or any of its parents or subsidiaries, beneficially owned as of December 31, 1998 and the nature of such ownership; and (ii) the percent of the issued and outstanding shares of stock so owned as of the same date.

   Title          Directors, Named Executive            Number of Shares                   Percent
    of            Officers, & All Directors &             and Nature of                      of
   Class         Executive Officers as a Group              Ownership                       Class
   -----         -----------------------------              ---------                       -----
FCC's            John S. Albin                                     0                          *
Common           Randall L. Attkisson                              0                          *
Stock, $1.00     William F. Cellini                                0                          *
Par value        Robert E. Cook                                    0                          *
                 Jesse T. Correll                                  0                          *
                 Larry R. Dowell                                   0                          *
                 George E. Francis                                 0                          *
                 Donald G. Geary                                 225                          *
                 Raymond L. Larson                                 0                          *
                 Dale E. McKee                                     0                          *
                 James E. Melville                               544  (1)                     *
                 Thomas F. Morrow                                  0                          *
                 Millard V. Oakley                                 0                          *
                 Larry E. Ryherd                                   0                          *
                 All directors and executive officers
                 as a group (fourteen in number)                 769                          *

UII's            John S. Albin                                     0                          *
Common           Randall L. Attkisson                              0                          *
Stock, no        William F. Cellini                                0                          *
Par value        Robert E. Cook                                4,025                          *
                 Jesse T. Correll                                  0                          *
                 Larry R. Dowell                                   0                          *
                 George E. Francis                                 0                          *
                 Donald G. Geary                                   0                          *
                 Raymond L. Larson                                 0                          *
                 Dale E. McKee                                     0                          *
                 James E. Melville                                 0                          *
                 Thomas F. Morrow                                  0                          *
                 Millard V. Oakley                                 0                          *
                 Larry E. Ryherd                              47,250  (2)                   3.4%
                 All directors and executive officers
                 as a group (fourteen in number)              51,275                        3.7%

UTI's            John S. Albin                                10,503  (3)                     *
Common           Randall L. Attkisson                              0                          *
Stock, no        William F. Cellini                            1,000                          *
Par value        Robert E. Cook                               10,199                          *
                 Jesse T. Correll                                  0  (4)                     *
                 Larry R. Dowell                              10,142                          *
                 George E. Francis                             4,600  (5)                     *
                 Donald G. Geary                               1,200                          *
                 Raymond L. Larson                             4,400  (6)                     *
                 Dale E. McKee                                11,122                          *
                 James E. Melville                            52,500  (7)                   2.1%
                 Thomas F. Morrow                             40,555  (8)                   1.6%
                 Millard V. Oakley                             9,000                          *
                 Larry E. Ryherd                             501,701  (9) (10)              19.6%
                 All directors and executive officers
                                       27

                 as a group (fourteen in number)             652,922                        25.7%

(1) James E. Melville owns 168 shares individually and 376 shares owned jointly with his spouse.

(2) Includes 47,250 shares beneficially in trust for the three children of Larry E. Ryherd and Dorothy LouVae Ryherd, namely Shari Lynette Serr, Derek Scott Ryherd and Jarad John Ryherd.

(3)  Includes 392 shares owned directly by Mr. Albin's spouse.

(4) In addition, Mr. Correll is a director and officer of First Southern Funding, LLC & Affiliates which owns 1,054,440 shares (42.34%) of the Company. (See Principal Holders of Securities)

(5) Includes 4,600 shares which may be acquired upon exercise of outstanding stock options.

(6)  Includes 375 shares owned directly by Mr. Larson's spouse.

(7) James E. Melville owns 2,500 shares individually and 14,000 shares jointly with his spouse. Includes: (i) 3,000 shares of UTI's Common Stock which are held beneficially in trust for his daughter, namely Bonnie J. Melville;
     (ii) 3,000 shares of UTI's Common Stock, 750 shares of which are in the name of Matthew C. Hartman, his nephew; 750 shares of which are in the name of Zachary T. Hartman, his nephew; 750 shares of which are in the name of Elizabeth A. Hartman, his niece; and 750 shares of which are in the name of Margaret M. Hartman, his niece; and (iii) 30,000 shares which may be acquired by James E. Melville upon exercise of outstanding stock options.

(8) Includes 1,500 shares as custodian for grandchildren. Includes 17,200 shares which may be acquired upon exercise of outstanding stock options.

(9)  Larry E. Ryherd owns 181,091  shares of UTI's Common Stock in his own name.
     Includes: (i) 150,050 shares of UTI's Common Stock in the name of Dorothy LouVae Ryherd, his wife; (ii) 150,000 shares of UTI's Common Stock which are held beneficially in trust for the three children of Larry E. Ryherd and Dorothy LouVae Ryherd, namely Shari Lynette Serr, Derek Scott Ryherd and Jarad John Ryherd; (iii) 4,600 shares of UTI's Common Stock, 2,700 shares of which are in the name of Shari Lynette Serr, 1,900 shares of which are in the name of Jarad John Ryherd; (iv) 2,000 shares held by Dorothy LouVae Ryherd, his wife as custodian for granddaughter, (v) 160 shares held by Larry E. Ryherd as custodian for granddaughter; and (vi) 13,800 shares which may be acquired by Larry E. Ryherd upon exercise of outstanding stock options

(10) In addition, Mr. Ryherd is a director and officer of UII. The Company owns 565,766 shares of UII. Mr. Ryherd disclaims any beneficial interest of the 565,766 shares of UII owned by the Company as the Company's Board of directors controls the voting and investment decisions regarding such shares.

     *  Less than 1%.

Except as indicated above, the foregoing persons hold sole voting and investment power.

Directors and officers of UTI file periodic reports regarding ownership UTI securities with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934 as amended, and the rules promulgated thereunder.

INFORMATION REGARDING THE PROPOSED MERGER

         On March 25, 1997, the Board of Directors of each UTI and UII unanimously approved an Agreement and Plan of Reorganization (the "Merger Agreement") providing for the merger of UII into UTI. UTI and UII jointly own 100% of the outstanding capital stock of UTG. Simultaneously at closing, UTG shall be liquidated and UTI's name will be changed to United Trust Group, Inc. A summary of all material provisions of the Merger Agreement is set forth below and is qualified in its entirety by reference to the full text of the Merger Agreement dated as of March 30, 1998 which is attached hereto as Appendix A to this Proxy Statement.

The Proposed Merger

         The Merger Agreement provides that, if approved, UII will be merged into UTI. UTI will continue in existence as the surviving company ("Surviving Company"), its name will be changed to United Trust Group, Inc. and will be governed by the State of Illinois. The separate existence of UII will cease, but its business will be continued by the Surviving Company. No change in the present business of UII is now contemplated. The Surviving Company will succeed to ownership of all of UII's assets and will assume all of UII's liabilities.

         The independent directors of UTI are Messrs. Albin, Attkisson, Cellini, Cook, Dowell, Geary, Larson, McKee, Morrow and Oakley. The independent directors of UII are Messrs. Attkisson, Aveni, Berschet, Nash, Oakley, and Teater. Mr. Ryherd, Chairman and CEO and Mr. Melville, President and COO are directors of UTI and UII. The directors of UII on the effective date of the Merger will continue in office as directors of UTI, until the next annual meeting of UTI stockholders or until their successors are duly elected and qualified. UTI's articles of incorporation as amended provide that 5 to 21 persons shall serve on the Board of Directors. The addition of the UTI board members to UTI's board will increase its members to a total of 14 directors.

         The certificate of incorporation of UTI, as amended, will continue to be the certificate of incorporation of the Surviving Company following the Effective Date of the Merger (as hereinafter defined), and is not amended by the Merger Agreement. The by-laws of UTI will continue as the by-laws of the Surviving Company until altered, amended or repealed.

Reasons for the Merger UTI

         In 1992, UTI and its subsidiary UII combined assets to form UTG as a vehicle to acquire Commonwealth Industries Corporation. (See "UTI Holding Company System). The acquisition increased the company's business by more than ten fold. The organization at that time consisted of six separate holding companies and eleven separate life insurance companies. The board of director's short term and long term goals have been to realize operating efficiencies through restructuring and simplification of the organization. To that extent since then, the companies have eliminated through merger three of its six holding companies and seven of its eleven life insurance companies.

         The exchange ratio of one share of UII Common Stock for one Share of UTI Common Stock was arrived at based upon the relationship of the current number of shares of UTI and UII common stock outstanding and the percentage ownership of each company of UTG. To satisfy listing standards as promulgated by the NASDAQ, UTI effected a 1 for 10 reverse stock split in early 1997 to retain its listing. UII also effected a 1 for 14.2 reverse stock split. This action placed the book value per share of both UTI and UII on the same basis simplifying an exchange ratio in the event of a merger of the two companies.

         Economically speaking, almost all of the value of UTI comes from its direct and indirect ownership of UTG, excepting the $11,000,000 capital received in the stock sale to First Southern Funding LLC in November 1998. Similarly, almost all of the value of UII comes from its ownership of UTG. The merging of UTI and UII is not a merging of economic interest. Those interests were merged in 1992 with the formation of UTG. The Merger simplifies the legal form of the ownership of the value of UTG. UII shareholders other than UTI's ownership of UII own 27.9%of UTG prior to the merger. These same shareholders will own 24.9% of UTG and will share in the $11,000,000 of UTI capital received from First

Southern. Both UTI and UII shareholders will own approximately the same amount of value of the assets owned before and after the merger.

         The board of directors considered the potential conflict of interest in the setting of the exchange ratio in that officers and directors of UTI beneficially own 43.2% and 3.4% of the outstanding stock of UTI and UII, respectively. Prior to the Merger, this group through its ownership of the UTI Common Stock indirectly owns 31.1% of UTG and after the Merger, that group would own 30.8% of the stock of the merged company. The board of directors thought that the exchange ratio was fair and did not cause material differences between the shareholders of UTI and UII nor did a merger materially effect the beneficial ownership of the UTI Common Stock by management.

         The board of directors also considered a yearly cost savings of approximately $150,000 from the Merger resulting from the elimination of UII's associated franchise taxes and accounting costs for required record keeping. Additionally, the board of directors considered that costs associated with listing the UII Common Stock on an exchange would be avoided as the UII shareholders in the Merger would receive a stock that is listed on the NASDAQ. UTI common stock is a very thinly traded stock on the NASDAQ market.

         UTI's board of directors consisting of Messrs. Albin, Cellini, Cook, Dowell, Geary, Larson and McKee as independent directors and Messrs. Ryherd and Melville together reached a decision that it would be in the best interests of the companies and the shareholders to merge at this time and unanimously adopted the Agreement and Plan of Reorganization at the March 25th, 1998 board meeting. Because the transaction merely simplifies the legal form of the ownership of UTG, and that economically speaking, the value of UTI and UII is mostly made up of their ownership of UTG this transaction is not a merging of economic interests that were in effect merged in 1992 with the formation of UTG, the board of directors concluded that it was unnecessary to consider alternative actions nor was it necessary for the independent directors provide a separate evaluation of the transaction.

Reasons for the Merger UII

         In 1992, UII and its parent company UTI, combined assets to form UTG as a vehicle to acquire Commonwealth Industries Corporation. (See "UTI Holding Company System). The acquisition increased the company's business by more than ten fold. The organization at that time consisted of six separate holding companies and eleven separate life insurance companies. The board of director's short term and long term goals have been to realize operating efficiencies through restructuring and simplification of the organization. To that extent since then, the companies have eliminated through merger three of its six holding companies and seven of its eleven life insurance companies.

         The exchange ratio of one share of UII Common Stock for one Share of UTI Common Stock was arrived at based upon the relationship of the current number of shares of UTI and UII common stock outstanding and the percentage ownership of each company of UTG. To satisfy listing standards as promulgated by the NASDAQ, UTI effected a 1 for 10 reverse stock split in early 1997 to retain its listing. UII also effected a 1 for 14.2 reverse stock split. This action placed the book value per share of both UTI and UII on the same basis simplifying an exchange ratio in the event of a merger of the two companies.

         Economically speaking, almost all of the value of UII comes from its direct and indirect ownership of UTG. Similarly, almost all of the value of UTI comes from its ownership of UTG. The merging of UII and UTI is not a merging of economic interest. Those interests were merged in 1992 with the formation of UTG. The Merger simplifies the legal form of the ownership of the value of UTG. A UII shareholder who owned 1% of the value of UTG prior to the Merger through its ownership of UII common stock will own 1.19% of UTG after the Merger. Similarly, a UTI shareholder who owned 1% of the value of UTG through his ownership of UII common stock will own .93% of UTG after the Merger.

         The board of directors considered the potential conflict of interest in the setting of the exchange ratio in that officers and directors of UTI beneficially own 43.2% and 3.4% of the outstanding stock of UTI and UII, respectively. Prior to the Merger, this group through its ownership of the UTI Common Stock indirectly owns 31.1% of UTG and after the Merger, that group would own 30.8% of the stock of the merged company. The board of directors thought that the exchange ratio was fair and did not cause material differences between the shareholders of UTI and UII nor did a merger materially effect the beneficial ownership of the UTI Common Stock by management.

         The board of directors also considered a yearly cost savings of approximately $150,000 from the Merger resulting from the elimination of UII's associated franchise taxes and accounting costs for required record keeping. Additionally, the board of directors considered that costs associated with listing the UII Common Stock on an exchange would be avoided as the UII shareholders in the Merger would receive a stock that is listed on the NASDAQ.

         UII's board of directors consisting of Messrs. Aveni, Berschet, Nash and Teater as independent directors and Messrs. Ryherd and Melville together reached a decision that it would be in the best interests of the companies and the shareholders to merge at this time and unanimously adopted the Agreement and Plan of Reorganization at the March 25th , 1997 board meeting. Because the transaction merely simplifies the legal form of the ownership of UTG, and that economically speaking, the value of UTI and UII is mostly made up of their ownership of UTG this transaction is not a merging of economic interests that were in effect merged in 1992 with the formation of UTG, the board of directors concluded that it was unnecessary to consider alternative actions nor was it necessary for the independent directors provide a separate evaluation of the transaction.

Effective Date

         The Merger would become effective after the adoption of the Merger Agreement by the required two thirds affirmative vote of the UTI Common Stock entitled to vote thereon and the required majority affirmative vote of the UII Common Stock, the filing of the merger Agreement and Articles of Merger with the Secretary of State of Illinois and the Secretary of State of Ohio, and the issuance by the Secretary of State of Ohio, a certificate of merger (the "Effective Date"). The closing of the transaction contemplated by the merger Agreement shall take place at the executive offices of UTI beginning at 2:00 P.M. on the first business day following the day upon which the UTI and UII stockholder meetings to approve the merger were held. It is anticipated that the Merger will occur on June 7, 1999.


Conversion of UII Shares and Determination of Merger Exchange Ratios

         The terms of the Merger Agreement provide that on the Effective Date, each (one) issued and outstanding share of UII Common Stock, excluding shares of UII capital stock held as treasury shares by UII or as to which dissenters' rights have been perfected, shall immediately, without any further action by UII, UTI or UII stockholders, be converted into one share of UTI Common Stock. On the Effective Date of the Merger, all further sales or transfers of UII shares will cease. All shares of UII Common Stock held as treasury shares will be cancelled and no consideration issued with respect thereto. In addition, UTI owns 565,766 shares of UII Common Stock that will be canceled and no consideration in return with respect thereto.

         The exchange ratio of one share of UII Common Stock for one Share of UTI Common Stock was arrived at based upon the relationship of the current number of shares of UTI and UII common stock outstanding and the percentage ownership of each company of UTG. To satisfy listing standards as promulgated by the NASDAQ, UTI effected a 1 for 10 reverse stock split in early 1997 to retain its listing. UII also effected a 1 for 14.2 reverse stock split. This action placed the book value per share of both UTI and UII on the same basis simplifying an exchange ratio in the event of a merger of the two companies.

         Economically speaking, almost all of the value of UII comes from its direct and indirect ownership of UTG. Similarly, almost all of the value of UTI comes from its ownership of UTG. The merging of UII and UTI is not a merging of economic interest. Those interests were merged in 1992 with the formation of UTG. The Merger simplifies the legal form of the ownership of the value of UTG. A UII shareholder who owned 1% of the value of UTG prior to the Merger through its ownership of UII Common Stock will own 1.19% of UTG after the Merger.

Similarly, a UTI shareholder who owned 1% of the value of UTG through his ownership of UII Common Stock will own .93% of UTG after the Merger.

         The exchange ratio was arrived at based upon a review of a number of factors, including (1) the relationship of the current number of shares of UTI and UII common stock outstanding and the percentage ownership of each company of their common affiliate, United Trust Group, Inc. and (2) the relative historical and projected earnings per share, the relative historical book value per share, and the relative historical market value per share of each of UTI and UII. Taking all these factors into account, the Board of Directors of each UTI and UII determined that the exchange ratio of each (one) share of UII Common Stock for one share of UTI Common Stock would be fair to the stockholders of UTI and UII respectively.

Increase in Authorized UTI Common Stock

              The merger will require the issuance of almost all of the remaining authorized but unissued shares of UTI. In order to provide UTI with flexibility regarding future merger options, the raising of additional capital or the granting of stock options, a proposal to amend UTI's Certificate of Incorporation to increase the number of shares of UTI's authorized Common Stock from 3,500,000 shares to 7,000,000 shares will be voted upon by UTI's stockholders at the same special meeting on June 7, 1999 at which the proposed Merger will be voted upon by UTI stockholders. UTI has no pending arrangements or plans for these additional authorized shares at this time. The purpose of the Amendment is to provide UTI with the flexibility to engage in future transactions that UTI's Board of Directors may deem necessary or desirable without further shareholder action. (See PROPOSED INCREASE IN THE AUTHORIZED COMMON STOCK OF UII)

Effect on Current Stockholders

         The Merger will have no effect on the rights and privileges of current stockholders of UTI. The name of the company will be changed to United Trust Group, Inc. and the shares of UTI Common Stock will be converted to the new shares of United Trust Group, Inc.

         After the Merger, assuming no stockholders execute their dissenters' rights, the former UII stockholders would receive 826,153 New Shares which would constitute 24.9% of the then issued and outstanding shares.

              As soon as practicable after the closing of the Merger, UTG will mail a letter of instruction and a new stock certificate of UTG Common Stock ("the New Shares") to each UTI and UII shareholder replacing their UTI Common Stock certificate and UII Common Stock certificate ("the Old Shares"). The Old Shares will be considered null and void. Shareholders should not forward their certificates representing the Old Shares before receiving their instructions.


              After  the  Merger,   assuming  no   stockholders   execute  their
dissenters' rights, UTI will have issued 826,153 New Shares which would constitute 24.9% of the then issued and outstanding shares of UTI Common Stock.


Expenses

         Each of UTI and UII will bear its respective expenses relating to the Merger.

Termination and Amendment

         The Merger Agreement may be terminated at any time before the Merger becomes effective; (i) by mutual consent of the Boards of Directors of UTI and UII; (ii) by the Board of Directors of either UTI or UII if the merger is for any reason not consummated on or before December 31, 1998; or (iii) by the Board of Directors of either UTI or UII if any of the conditions for closing described below at "INFORMATION REGARDING THE PROPOSED MERGER - Other Provisions" has not been met.

         No material changes may be made to the terms of the Merger Agreement either before or after the Special Meeting of Stockholders of UII and the Special Meeting of Stockholders of UTI without the written agreement of the Board of Directors of each of UTI and UII. Additionally, should the Merger Agreement be approved by a vote of UTI and UII stockholders at their respective Special Meetings, no amendment or modification that would materially affect the rights of UTI or UII stockholders may be made to the terms of the Merger Agreement. If any such change were made, UTI would amend its registration statement and UTI and UII stockholders would be notified and a resolicitation of the stockholders made.




Other Provisions

         The Merger Agreement contains certain representations and warranties of each of UTI and UII. In the Merger Agreement, UTI and UII each represent and warrant regarding their current organization and standing; the existence of subsidiaries; their current respective capitalizations; the accuracy and completeness of financial statements delivered in connection with the Merger; the absence of undisclosed liabilities; the absence of certain materially adverse changes, events or conditions; the absence of litigation or proceedings affecting each company or its properties; the compliance by each company with all licensing and regulatory laws and requirements; the accuracy and completeness of information supplied by the respective company for this Proxy Statement; the absence of conflicts between the Merger Agreement and any other contract or document or any judgment or decree; the authority of the respective company to execute, deliver and perform the Merger Agreement; the absence of material undisclosed tax liabilities; and the absence of material undisclosed liens against or encumbrances of each company's respective assets.

         The Merger Agreement also contains certain covenants by each of UTI and UII. In the Merger Agreement, each of UTI and UII covenants to conduct its business in the ordinary course; to refrain from materially amending any employment contract, pension or retirement plan, or charter documents and by-laws; to refrain from issuing securities or declaring or paying any dividends; to refrain from incurring additional significant debt; to provide access to the other company to properties, books and records of the company; and to attempt to obtain all necessary consents for consummation of the Merger including a favorable vote of stockholders.

         Additionally, the Merger Agreement contains several conditions to the obligation of each of UTI and UII to close the Merger Agreement and consummate the Merger. Neither UTI nor UII is required to close the Merger Agreement and consummate the Merger if any representation or warranty of the other company is untrue; if any covenant is unfulfilled; if approval of the other company's stockholders has not been obtained; if the Registration Statement pertaining to the Merger is not fully effective; if all necessary governmental approvals have not been obtained; if statements made in this Proxy Statement are inaccurate or incomplete; if an action or proceedings exist against any party or its officers or directors seeking to restrain or prohibit or obtain damages or other relief in connection with the Merger; or if all necessary third party consents have not been obtained.


Accounting Treatment

         The Merger will be accounted for as a purchase of UII by UTI at a cost of $10,525,189. Value was determined using $12.74 per share, the average price of UTI shares issued on November 20, 1998 in a separate transaction with First Southern Funding LLC, an outside third party.

Tax Consequences

         In the opinion of KPMG Peat Marwick LLP, in its capacity as tax counsel, the following are the material U.S. federal income tax consequences relevant to shareholders of UII whose shares of common stock of UII would be exchanged for shares of common stock of UTI. This summary does not purport to be a complete analysis of all potential tax considerations relevant to the UII Shareholders. The summary is limited solely to U.S. federal income tax matters. The summary discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations, administrative rulings and pronouncements of the Internal Revenue Service, and judicial decisions, all as of the date hereof and all of which are subject to change at any time, possibly with retroactive effect.

(a)      no gain or loss will be recognized by UTI or UII.
(b) the basis of assets acquired by UTI in the Merger will be the same as UII's basis in such assets;
(c) no gain or loss will be recognized by UII stockholders upon receipt of UTI Common Stock;
(d)      the basis of UTI Common Stock received by  an UII  stockholder  will be the same as that stockholder's basis in the stock held by him immediately prior to the Merger;
(e) the holding period of UTI Common Stock received by an UII stockholder will include that stockholder's holding period for the stock previously held by him, provided that the stock was a capital asset in the stockholder's hands at the time of the Merger;
(f) no gain or loss will be recognized by current stockholders of UTI, and no change in the basis of their shares will occur.
(g) dissenting shareholders of UTI or UII who elect to receive cash in exchange for their stock should be treated as receiving a distribution in redemption for their UTI or UII stock. Dissenting shareholders should consult their own tax advisors with respect to the tax character (e.g., capital gain ordinary income) of any taxable gain (or loss) recognized in connection with the UII Merger.


Comparative Rights UTI and UII Shareholders

         If the merger is consummated, all holders of UII Common Stock will become shareholders of UTI. The rights of holders of common stock of both UTI and UII are governed by Illinois and Ohio law, respectively. In addition, the rights and obligations of shareholders are also governed by the Articles of Incorporation and Code of Regulation of the respective companies.

         Because both UTI and UII Articles of Incorporation and Codes of Regulations are substantially the same, there will be no change the relative rights and obligations of holders of common stock of UII when they become holders of common stock of UTI. With regard to the State laws, the following summary is intended to highlight some substantive differences in stockholders' rights under Ohio and Illinois law, but does not purport to be an exhaustive discussion of all distinctions. There are no consequential effects of any differences on the UII shareholders.


         Stockholder Approval of Significant Corporate Changes

              Under Ohio law, amendment of the Articles of Incorporation requires approval of the holders of two-thirds of the outstanding capital stock entitled to vote. Similarly, a merger consolidation, acquisition by exchange of shares or sale of substantially all of the assets of an Ohio corporation requires the approval of the holders of two-thirds of the outstanding capital stock entitled to vote. The articles of incorporation of an Ohio corporation may modify this statutory two-thirds vote requirement. UII has modified its articles of incorporation requiring the affirmative vote of holders of the majority of the outstanding shares. Thus, a majority of the outstanding shares of UII entitled to vote will be required to merge UII into UTI.

              Under Illinois law, the vote of shareholders of the surviving corporation to a merger is required if the authorized but unissued common stock of the surviving corporation which is to be issued in the merger exceeds 20% of the common stock of such corporation outstanding immediately prior to the effective date of such merger. Because the number of shares to be issued in the merger exceeds the 20% threshold amount, the merger of UII into UTI must receive the affirmative vote of holders of at least two-thirds of the outstanding common stock of UTI.

         Stockholder Voting in General

               Under Ohio and Illinois laws, voting for directors is cumulative; however, the articles of incorporation, may be amended to eliminate cumulative voting. Both UTI and UII have amended their articles of incorporation to eliminate cumulative voting.

               Under Ohio and Illinois laws, proxies for stock are valid for 11 months unless a different period is stated in the proxy.

         Dissenting Stockholders' Rights

              Under the Illinois Law, each shareholder of UTI may, in lieu of receiving the consideration set forth in the Merger Agreement, seek the fair value of his or her shares of UTI common stock and, if the Merger is consummated, receive payment of such fair value in cash from UTI. To receive such payment, a dissenting shareholder must follow the procedures set forth in Section 11.70 of the Illinois Law, a copy of which Is attached hereto as Appendix C. Failure to follow such procedures shall result in the loss of such shareholder's dissenters' rights. Any UTI shareholder who returns a blank executed proxy card will be deemed to have approved the Merger Agreement and to have waived any dissenters' rights he or she may have. See `Dissenters' Rights of Shareholders of UTI".

              Pursuant to Section 1701.84 of the Ohio Revised Code, UII Shareholders entitled to vote on the Merger who follow the procedures set forth in Section 1701.85 of the Ohio Revised Code have the right to demand payment of the "fair cash value" of their shares of UII Common Stock if the Merger is consummated. See "Dissenters' Rights of Shareholders of UII," Section 1701.85 of the Ohio Revised Code is attached as Appendix B to this Proxy Statement/Prospectus.

         Stockholder Rights to Inspect Books and Records

              A shareholder of a corporation in both Illinois and Ohio may examine the books and records of the corporation or have an agent examine such books only for a proper purpose.

         Removal of Directors

              Both Ohio and Illinois allow stockholders to remove directors with or without cause. Such action requires the affirmative vote of holders of a majority of the voting power then entitled to vote in the election of directors.

Management Recommendations

          The board of directors of each UTI and UII has unanimously approved the Merger Agreement and recommends to the stockholders of UTI and UII that they vote for approval of the Merger Agreement. (See "INFORMATION REGARDING PROPOSED MERGER - Reasons for the Merger"). Management of each UTI and UII believes that the Merger is fair and equitable to its stockholders. UTI intends to vote its shares of UII in favor of the Merger and Merger Agreement.

Dissenters' Rights of Shareholders of UII

          Section 1701.84 of the Ohio Revised Code provides that each shareholder of UII Common Stock who is entitled to vote on the Merger may dissent from the Merger. The following is a summary of the principal steps a dissenting shareholder must take to perfect his or her dissenters' rights under Section 1701.85 of the Ohio Revised Code. This summary does not purport to be complete and is qualified in its entirety by reference to
     Section 1701.85 of the Ohio Revised Code, a copy of which is attached as Appendix B to this Proxy Statement/Prospectus.

          To perfect his or her dissenters' rights, a dissenting UII Shareholder must vote his proxy against the Merger and must deliver to UII, within ten days after the vote on the Merger is taken, a written demand for payment of the fair cash value of his or her shares of UII Common Stock. A proxy that is returned signed but on which no voting preference is indicated will be voted in favor of the Merger and will constitute a waiver of dissenters' rights. A dissenting shareholder's written demand for payment of the fair cash value of his or her shares should be delivered to UII, 5250 South Sixth Street, Springfield, Illinois 62703, Attention: Corporate Secretary. Voting against the Merger will not by itself constitute a written demand.

          The written demand for payment must identify the name and address of the holder of record of such shareholder's UII Common Stock, the number of shares of UII common stock held by such shareholder, and the amount claimed by such shareholder as the fair cash value of his or her shares. A beneficial owner of shares of UII common stock must, in all cases, have the record holder of such shares deliver the written demand for payment. The written demand for payment must be signed by the shareholder of record (or by the duly authorized representative of the shareholder) exactly as the shareholder's name appears on the shareholder records of UII. A written demand for payment with respect to shares of common stock of UII owned jointly by more than one person must identify and be signed by all of the shareholders of record. Any person signing a written demand for payment on behalf of a partnership or corporation or in any other representative capacity (such as an attorney-in-fact, executor, administrator, trustee or guardian) must indicate the nature of the representative capacity and, if requested, must furnish written proof of this capacity and such person's authority to sign such written demand.

          Because only shareholders of record on the Record Date may exercise dissenters' rights, any person who beneficially owns shares that are held of record by a broker, fiduciary, nominee or other holder and who wishes to exercise dissenters' rights must instruct the record holder of shares to satisfy the condition outlined above. If a record holder does not satisfy, in a timely manner, all of the conditions outlined in this section entitled "Rights of Dissenting Shareholders," the dissenters' rights for all of the shares held by that shareholder will be lost.

          Unless UII and the dissenting shareholder reach an agreement on the fair cash value of the shares of UII Common Stock held by the dissenting shareholder, the dissenting shareholder of UII may, within three months after the dissenting shareholder has delivered his or her written demand for payment to UII, file a complaint in the Court of Common Pleas of Franklin County, Ohio (the "Common Pleas Court"), or join or be joined in an action similarly brought by another dissenting UII shareholder, for a judicial determination of the fair cash value (as defined below) of the shares of UII Common Stock held by the dissenting shareholder.

          Upon motion of the complainant, the Common Pleas Court will hold a hearing to determine whether the dissenting UII shareholder is entitled to be paid the fair cash value of his or her shares of UII Common Stock. If the Common Pleas Court finds that the dissenting shareholder is so entitled, it may appoint one or more appraisers to receive evidence and recommend a decision on the amount of the fair cash value of the shares of UII Common Stock held by such shareholder. The Common Pleas Court is required to make a finding as to the fair cash value of the shares of UII common stock and to render judgment against UII for the payment thereof, with interest at such rate and from such date as the Common Pleas Court considers equitable. Costs of the proceedings, including reasonable compensation to the appraiser or appraisers to be fixed by the Common Pleas Court, are to be apportioned or assessed as the Common Pleas Court considers equitable. Payment of the fair cash value of the shares of UII common stock held by the dissenting shareholder is required to be made within 30 days after the date of final determination of such value or the date on which the Merger is consummated, whichever is later, only upon surrender to UII of the certificates representing such shares.

     Under the Ohio Revised Code, "fair cash value" is the amount that a willing seller, under no compulsion to sell, would be willing to accept, and that a willing buyer, under no compulsion to buy, would be willing to pay. The fair cash value is to be determined as of the date prior to the day of the vote on the Merger, and, in computing the fair cash value, any appreciation or depreciation in market value resulting from the Merger shall be excluded from the computation. In no event may the fair cash value exceed the amount specified in the written demand for payment delivered to UII by a dissenting shareholder.

              Under the Ohio Revised Code, a shareholder's dissenters' rights will terminate if among other things, the dissenting shareholder has not complied with Section 1701.85 of the Ohio Revised Code (unless the Board of Directors of UII waives compliance), the Merger is abandoned or otherwise not carried out or the dissenting shareholder, upon obtaining the consent of the Board of Directors of UII, withdraws his or her written demand for payment, or no agreement is reached between UII and the dissenting shareholder with respect to the fair cash value of his or her shares of UII Common Stock and no complaint is timely filed in the Common Pleas Court.

              FAILURE TO COMPLY STRICTLY WITH THE FOREGOING PROCEDURES SHALL CAUSE A SHAREHOLDER TO LOSE HIS OR HER DESSENTERS' RIGHTS. ANY SHAREHOLDER WHO WISHES TO EXERCISE HIS OR HER DISSENTERS' RIGHTS IS URGED TO CONSULT LEGAL COUNSEL BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS.


Dissenters' Rights of Shareholders of UTI

              Section 11.65 and 11.70 of the Illinois Act provides that each shareholder of UTI Common Stock who is entitled to vote on the Merger may dissent from the Merger. The following is a summary of the principal steps a dissenting shareholder must take to perfect his or her dissenters' rights under
Section 11.65 and 11.70 of the Illinois Act. This summary does not purport to be complete and is qualified in its entirety by reference to Section 11.65 and
11.70 of the Illinois Act, a copy of which is attached as Appendix C to this Proxy Statement/Prospectus.

              To perfect his or her dissenters' rights, a dissenting UTI Shareholder must vote his or her proxy against the merger and must deliver to UTI, before the vote on the merger is taken, a written demand for payment of the fair value of his or her shares of UTI Common Stock. A proxy that is returned signed but on which no voting preference is indicated will be voted in favor of the Merger and will constitute a waiver of dissenters' rights. A dissenting shareholder's written demand for payment of the fair value of his or her shares should be delivered to UTI at 5250 South Sixth Street, Springfield, Illinois 62703, Attention: Corporate Secretary. Voting against the Merger will not by itself constitute a written demand.

              Within ten days after the date on which the Merger is effective or thirty days after the dissenting shareholder delivers to UTI a written demand for payment, whichever is later, UTI will send each shareholder who has delivered a written demand for payment a statement setting forth UTI's opinion as to the estimated fair value of the shares of UTI Common Stock, a copy of UTI's latest balance sheet as of the end of a fiscal year ending not earlier than sixteen months before the delivery of the foregoing statement, together with the statement of income for that year and the latest available interim financial statements, and a commitment to pay for the shares of the dissenting shareholder at the estimated fair value of such shares. A VOTE AGAINST THE MERGER, WHETHER BY PROXY OR IN PERSON WILL NOT, BY ITSELF, BE REGARDED AS A WRITTEN DEMAND FOR PAYMENT FOR PURPOSES OF ASSERTING DISSENTERS' RIGHTS.

              Upon consummation of the merger, UTI will pay to each dissenting shareholder who transmits to UTI the certificate or other evidence of ownership of the shares of UTI Common Stock the amount that UTI estimates to be the fair value of such shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated. Under the Illinois Act, "fair value" means the value of shares of UTI Common Stock immediately before the consummation of the Merger, exclusive of any appreciation or depreciation of the value of such shares in anticipation of the merger, unless such exclusion would be inequitable. "Interest" means interest, at the average rate currently paid by UTI on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances, from the effective date of the Merger until the date on which UTI pays to the dissenting shareholder the fair value of his or her shares. If the dissenting shareholder agrees with UTI's estimate as to the fair value of UTI common stock, upon consummation of the Merger and payment of the agreed fair value, the dissenting shareholder shall cease to have any interest in shares of UTI Common Stock.

              If a dissenting shareholder does not agree with the opinion of UTI as to the estimated fair value of the shares or the amount of interest due, such shareholder, within 30 days from the delivery of UTI's statement of fair value, must notify UTI in writing of his or her estimated fair value and amount of interest due and demand payment for the difference between his or her estimate of fair value and interest due and the amount of payment by UTI or the proceeds of sale by the shareholder, whichever is applicable. If, within 60 days from delivery to UTI of the shareholder's notification of estimate of fair value of the shares and interest due, UTI and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, UTI will either pay the difference in value demanded by the shareholder, with interest, or file a petition in the circuit court of the county in which either the registered office of the principal office of UTI is located, asking such court to determine the fair value of the shares and interest due. If such a petition is filed, UTI will make all dissenting shareholders whose demands remain unsettled parties to the proceeding, whether or not such shareholders are residents of Illinois, and all such parties will be served with a copy of the petition. The "fair value" determined by the court may be more or less than the amount offered to UTI shareholders under the Merger Agreement. Any judgment entered by the court with respect to the fair value of the dissenting shareholders' shares will be payable only upon, and simultaneously with, the surrender to UTI of the certificate or certificates, or other evidence of ownership, representing shares of UTI Common Stock. Upon the payment of such judgment, the dissenting shareholders will cease to have any interest in shares of UTI common stock.

              FAILURE TO COMPLY STRICTLY WITH THE FOREGOING PROCEDURES SHALL CAUSE A SHAREHOLDER TO LOSE HIS OR HER DISSENTERS' RIGHTS. ANY SHAREHOLDER WHO WISHES TO EXERCISE HIS OR HER DISSENTERS' RIGHTS IS URGED TO CONSULT LEGAL COUNSEL BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS.

SELECTED FINANCIAL DATA OF UII

The following table provides selected financial data for UII for the past five years.

                                                 FINANCIAL HIGHLIGHTS
                                        (000's omitted, except per share data)
                                              1998            1997            1996            1995             1994
                                          -------------    ------------    -----------     ------------    -------------

Net Operating Revenues                 $       1,035    $      1,186    $       1,791  $       2,234    $       1,667
Operating Costs and Expenses           $         667    $        909    $       1,414  $       1,976    $       1,627
Income taxes                           $           0    $          0    $           0  $           0    $           0
Equity in loss  of investees           $        (421)   $       (357)   $        (696) $      (2,406)   $        (384)
Net loss                               $         (53)   $        (79)   $        (319) $      (2,148)   $        (344)
Net loss per common share              $       (0.04)   $      (0.06)  $        (0.23) $       (1.54)   $       (0.25)
Cash Dividend Declared                 $           0    $          0    $           0  $           0    $           0
  per common share
Total Assets                           $      12,646    $     12,840    $      12,881  $      13,386    $      15,414
Long Term Obligations                  $         902    $        902    $         902  $         902    $         902

UII MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
FOR THE YEAR ENDED December 31, 1998


At December 31, 1998 and 1997, the balance sheet reflects the assets and liabilities of UII and its 47% equity interest in UTG. The statements of operations and statements of cash flows presented for 1998, 1997 and 1996 include the operating results of UII.


Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statement contained herein or in any other oral or written statement by the company or any of its officers, directors or employees is qualified by the fact that actual results of the company may differ materially from any such statement due to the following important factors, among other risks and uncertainties inherent in the company's business:

1. Prevailing interest rate levels, which may affect the ability of the company to sell its products, the market value of the company's investments and the lapse ratio of the company's policies, notwithstanding product design features intended to enhance persistency of the company's products.

2. Changes in the federal income tax laws and regulations which may affect the relative tax advantages of the company's products.

3.       Changes in the regulation of financial  services,  including bank sales
         and   underwriting  of  insurance   products,   which  may  affect  the
         competitive environment for the company's products.

4. Other factors affecting the performance of the company, including, but not limited to, market conduct claims, insurance industry insolvencies, stock market performance, and investment performance.


Results of Operations
---------------------

1998 compared to 1997
---------------------

(a)  Revenues

UII's primary source of revenues is derived from service fee income, which is provided via a service agreement with USA. The agreement was originally established upon the formation of USA, which was a 100% owned subsidiary of UII. Changes in the affiliate structure have resulted in USA no longer being a direct subsidiary of UII, though still a member of the same affiliated group. The original service agreement has remained in place without modification. The fees are based on a percentage of premium revenue of USA. The percentages are applied to both first year and renewal premiums at different rates. Under the current structure, FCC pays all general operating expenses of the affiliated group. FCC then receives management and service fees from the various affiliates, including UTI and UII. Pursuant to the terms of the agreement, USA pays UII monthly fees equal to 22% of the amount of collected first year statutory premiums, 20% in second year and 6% of the renewal premiums in years three and after. The Company recognized service agreement income of $835,345, $989,295 and $1,567,891 in 1998, 1997 and 1996, respectively, based on statutory collected premiums in USA of $8,443,463, $10,300,332 and $13,298,597 in 1998, 1997 and 1996, respectively.
First year premium revenues of USA decreased 39% in 1998 from 1997. This decline is primarily related to the potential change in control of UTI over the last two years to two different parties. The possible changes and resulting uncertainties have hurt USA's ability to recruit and maintain sales agents. In November 1998, the change in control transaction was completed with First Southern Funding LLC.

The Company holds $1,364,100 of notes receivable from affiliates. The notes receivable from affiliates consists of four separate notes. The $700,000 note bears interest at the rate of 1% above the variable per annum rate of interest most recently published by the Wall Street Journal as the prime rate. Interest is payable quarterly with principal due at maturity on May 8, 2006. In February 1996, FCC borrowed an additional $150,000 from UII to provide additional cash for liquidity. The note bears interest at the rate of 1% over prime as published in the Wall Street Journal, with interest payments due quarterly and principal due upon maturity of the note on June 1, 1999. The remaining $14,100 are 20 year notes of UTG with interest at 8.5% payable semi-annually. In December 1998, FCC borrowed an additional $500,000 from UII to further reduce outside debt. The note bears interest at the rate of 7.5%, with interest payments due quarterly and principal due upon maturity of the note on March 31, 2004. At current interest levels, the notes will generate approximately $122,000 in interest earnings annually.


(b)  Expenses

The Company has a sub-contract service agreement with United Trust, Inc. ("UTI") for certain administrative services. Through its facilities and personnel, UTI performs such services as may be mutually agreed upon between the parties. The fees are based on 60% of the fees paid to UII by USA. The Company has incurred $501,207, $743,577 and $1,240,735 in service fee expense in 1998, 1997, and
1996, respectively.

Interest expense of $85,155, $85,155 and $84,027 was incurred in 1998, 1997 and 1996, respectively. The interest expense is directly attributable to the convertible debentures. The Debentures bear interest at a variable rate equal to one percentage point above the prime rate published in the Wall Street Journal from time to time.


(c)  Equity in loss of Investees

Equity in earnings of investees represents UII's 47% share of the net loss of UTG. Included with this filing as Exhibit 99(d) are audited financial statements of UTG. Following is a discussion of the results of operations of UTG:


        Revenues of UTG

        Premiums and policy fee revenues, net of reinsurance premiums and policy fees, decreased 8% when comparing 1998 to 1997. The Company currently writes little new traditional business, consequently, traditional premiums will decrease as the amount of traditional business in-force decreases. Collected premiums on universal life and interest sensitive products is not reflected in premiums and policy revenues because Generally Accepted Accounting Principles ("GAAP") requires that premiums collected on these types of products be treated as deposit liabilities rather than revenue. Unless the Company acquires a block of in-force business or marketing changes its focus to traditional business, premium revenue will continue to decline at a rate consistent with prior experience.

        Another cause for the decrease in premium revenues is related to the uncertainties regarding the pending change in control of UTI over the last two years to two different parties. During September of 1996, it was announced that control of UTI would pass to an unrelated party, but the change in control did not materialize. In February 1998, an announcement was made regarding negotiations with a different unrelated party, First Southern Funding LLC, for the change in control of UTI. In November 1998, the change in control with this second party was completed. Please refer to the Notes to the Financial Statements for additional information. The possible changes and resulting uncertainties have hurt the insurance companies' ability to recruit and maintain sales agents. Although the transaction has resulted in some short term negative impacts, management believes the long term potential to be gained from the increased capitalization and alliance with a banking group will result in a stronger and more competitive position in the future.

        New business production decreased significantly over the last two years. New business production decreased 39% or approximately $2,063,000 when comparing 1998 to 1997. In recent years, the insurance industry as a whole has experienced a decline in the total number of agents who sell insurance products, therefore competition has intensified for top producing sales agents. The relatively small size of our companies, and the resulting limitations, have made it challenging to compete in this area. The Company is currently in a position where it must increase its new business writings or look at measures to reduce costs associated with new business production to a level more in line with the current level of production. In late 1998, A.M. Best Company, a leading insurance industry rating agency, increased two levels its rating assigned to UG, the Company's largest insurance subsidiary, from a C++ to a B. This rating change should aid in the agents selling ability although to what extent is currently unknown.

        A positive impact on premium income is the improvement of persistency. Persistency is a measure of insurance in force retained in relation to the previous year. The Companies' average persistency rate for all policies in force for 1998 and 1997 has been approximately 89.9% and 89.4%, respectively.

        At the March 1998 Board of Directors meeting, the UG and USA Boards approved a permanent premium reduction on certain of its participating products in force commonly referred to as the initial contract and the presidents plan. The premium reduction was generally 20% with 35% used on initial contract plans of UG with original issue ages less than 56 years old. The dividends were also reduced, the net effect to the policyholder was a slightly lower net premium. This change becomes effective with the 1999 policy anniversary and is expected to result in a $2,000,000 decline in premiums and a comparable reduction in dividends to policyholders in 1999 as compared to 1998. This action was taken by the Boards to ensure these policyholders will be protected in future periods from potential dividend reductions at least to the extent of the permanent premium reduction amount. By reducing the required premium payment, it makes replacement activity by other insurance companies more difficult as ongoing premium payments are compared from the current policy to a potential replacement policy.

        Net investment income increased 1% when comparing 1998 to 1997. The increase in investment income is the result of a combination of factors. The Company changed banks during 1997, which provided an improvement in yield on cash balances. In late 1998, the Company again transferred most of its cash balances to another bank, First Southern National Bank, an affiliate of First Southern Funding, LLC. This transfer resulted in an increase in earning rates on cash balances of approximately one quarter of one percent (.25%) over those previously received. During 1998, the Company directed a greater percentage of its investing activity to mortgage loans. These new loans provide an investment yield approximately 3% higher or $110,000 more than can be obtained from quality fixed maturities currently available. During September and October of 1998, the national prime rate declined three quarters of one percent (.75%). This decline reduced yields on investments available in the marketplace in which the Company invests, primarily fixed maturities. The decline had a more immediate impact on the earnings rates of the Company's cash and cash equivalents balances.

        The overall investment yields for 1998, 1997 and 1996, are 6.69%, 6.71% and 6.87%, respectively. Cash generated from the sales of universal life insurance products, has been invested primarily in our fixed maturity portfolio.

        The Company's investments are generally managed to match related insurance and policyholder liabilities. The comparison of investment return with insurance or investment product crediting rates establishes an interest spread. The minimum interest spread between earned and credited rates is 1% on the "Century 2000" universal life insurance product, which currently is the Company's primary sales product. The Company monitors investment yields, and when necessary adjusts credited interest rates on its insurance products to preserve targeted interest spreads. It is expected that monitoring of the interest spreads by management will provide the necessary margin to adequately provide for associated costs on the insurance policies the Company currently has in force and will write in the future. At the September 1998 Board of Directors meeting, the Board lowered crediting rates one half percent on all products crediting 5.5% or more. This adjustment was in response to continued declines in interest rates in the market place. The change affected approximately $60,000,000 of policy reserves and will result in interest crediting reductions of $300,000 per year. Policy interest crediting rate changes become effective on an individual policy basis on the next policy anniversary. Therefore, it will take a full year from the time the change is determined for the full impact of such change to be realized.

        Realized investment losses were $1,119,000 and $279,000 in 1998 and 1997, respectively. Approximately $440,000 of realized losses in 1998 is due to the sale of real estate. During 1998 the Company re-evaluated its real estate holdings, especially those properties acquired through acquisitions of other companies and mortgage loan foreclosures, and determined it would be in the long term interest of the Company to dispose of certain of these parcels. Parcels targeted for sale were generally non-income or low income producing and located in parts of the country where management has little other reason to travel to. The disposal of these properties will free up management time to focus on the properties that have a more viable long-term benefit to the Company. The Company reduced its non-income producing investments $1,610,000 during 1998, as a result of these actions. The Company incurred losses of $339,000 on the foreclosure of three mortgage loans during the second quarter of 1998. The foreclosed properties were sold before the end of 1998. As a result of these foreclosures, management reassessed its remaining mortgage loan portfolio and determined an allowance of $70,000 was appropriate to cover potential future losses in the portfolio. The Company realized a loss of $88,000 on the investment in John Alden Financial Corporation common stock. Under the terms of an acquisition agreement beween Fortis, Inc. and John Alden all outstanding common shares of John Alden were acquired. The Company had other gains and losses during the period that comprised the remaining amount reported but were immaterial on an individual basis.


        Expenses of UTG

        Life benefits, net of reinsurance benefits and claims, decreased 5% in 1998 as compared to 1997. The most significant influence on the decrease in life benefits was from a decline of $1,036,000 in death benefit claims. There was no specific incident or event in 1998 or 1997 that caused this to occur. At the September 1998 Board of Directors meeting, the Board lowered crediting rates one half percent on all products crediting 5.5% or more. This adjustment was in response to continued declines in interest rates in the market place. The change affected approximately $60,000,000 of policy reserves and will result in interest crediting reductions of $300,000 per year. This change had little effect on the 1998 results, but will influence future periods. Policy interest crediting rate changes become effective on an individual policy basis on the next policy anniversary. Therefore, it will take a full year from the time the change is determined for the full impact of such change to be realized.

        Commissions and amortization of deferred policy acquisition costs increased 78% in 1998 compared to 1997. At year-end 1998, the Company recorded an impairment write off of deferred policy acquisition costs of $2,983,000. The impairment was the result of the actuarial analysis of the recoverability of the asset based on current trends and known events compared to assumptions used in the establishment of the original asset. The recent decline in interest rates in the marketplace combined with lower than expected new policy writings leaving the Company with greater per policy costs as a result of fixed costs being spread over fewer policies caused the impairment. Exclusive of the impairment write down, commissions and amortization of deferred policy acquisition costs were comparable to 1997 results. The write down will result in lower amortizations in future periods, as there is now a smaller asset to amortize.

        Amortization of cost of insurance acquired decreased 8% in 1998 compared to 1997. Cost of insurance acquired is established when an insurance company is acquired. The Company assigns a portion of its cost to the right to receive future cash flows from insurance contracts existing at the date of the acquisition. The cost of policies purchased represents the actuarially determined present value of the projected future cash flows from the acquired policies. Cost of insurance acquired is comprised of individual life insurance products including whole life, interest sensitive whole life and universal life insurance products. Cost of insurance acquired is amortized with interest in relation to expected future profits, including direct charge-offs for any excess of the unamortized asset over the projected future profits. The interest rates utilized in the amortization calculation are 9% on approximately 25% of the balance and 15% on the remaining balance. The interest rates vary due to risk analysis performed at the time of acquisition on the business acquired. The amortization is adjusted retrospectively when estimates of current or future gross profits to be realized from a group of products are revised. The Company did not have any charge-offs during the periods covered by this report. Amortization of cost of insurance acquired is particularly sensitive to changes in persistency of certain blocks of insurance in-force. The improvement of persistency during the year had a positive impact on amortization of cost of insurance acquired. Persistency is a measure of insurance in force retained in relation to the previous year. The Company's average persistency rate for all policies in force for 1998 and 1997 has been approximately 89.9% and 89.4%, respectively. Persistency has shown a steady improvement over the past several years.

        Operating expenses increased 17% in 1998 compared to 1997. Included in operating expenses in 1998 is $2,367,474 from the release of discounts associated with the Company's notes payable. The Company's subordinated debt was issued at rates considered favorable to the Company at time of issue, therefore the notes were discounted to reflect an effective interest rate of 15%. With the payment of part of this debt in November 1998, the unamortized discount was written off. Management's plan to repay the remaining debt in a much shorter period of time from required repayment resulted in the determination to write off the entire remaining note discount. See information contained below in interest expense analysis for further details regarding debt retirement. Excluding the note discount write off, operating expenses decreased 9% attributable primarily to reduced salary and employee benefit costs in 1998, as a result of natural attrition.

        Interest expense decreased 2% in 1998 compared to 1997. In November 1998, the Company's ultimate parent, UTI, received approximately $11,000,000 from the issuance of common stock to First Southern Funding and its affiliates. These funds were used to retire outside debt. On November 23, 1998, the Company paid a $6,300,000 principle payment on its senior debt, and paid a $2,608,099 principal payment on its 10 year subordinated debt through intercompany borrowings from UTI. On December 16, 1998 the Company paid an additional $500,000 principal payment on its 10 year subordinated debt through an intercompany borrowing from UII. In total these transactions retired $9,408,099 of outside debt and replaced it with intercompany debt, which provides the Company with increased flexibility when it comes to repayment options. With the new capital and expectations of future growth, management has formulated a plan to repay the remaining outside debt within the next two years. At December 31, 1998, FCC had $17,369,993 in notes payable, of which $5,561,894 is debt owed to outside parties. The Company believes this can be accomplished in the next two years through dividends from the subsidiaries, namely dividends to FCC from UG and from expected operating cashflows.

        The provision for income taxes reflected a significant change from the same period one year ago. This is the result of changes in the deferred tax liability. Deferred taxes are established to recognize future tax effects attributable to temporary differences between the financial statements and the tax return. As these differences are realized in the financial statement or tax return, the deferred income tax established on the difference is recognized in the financial statements as an income tax expense or credit. During 1997, the insurance subsidiaries incurred a loss on their federal income tax return that was carried forward to future periods. A tax benefit was not incurred in the financial statements as a corresponding allowance was established against the deferred tax asset attributable to the tax loss carryforward. In 1998, the insurance company subsidiaries incurred taxable income for federal income tax purposes which was offset through utilization of federal tax loss carryforwards. Since these carryforwards had an allowance established against them for deferred tax purposes, no corresponding expense was incurred in the financial statements. Additionally, the Company incurred deferred tax credits of $1,872,666 from the deferred policy acquisition costs impairment and the notes payable discounts write offs.


        Net loss of UTG

        UTG had a net loss of $1,273,000 in 1998 compared to a net loss of $923,000 in 1997. During 1998, the deferred policy acquisition costs impairment resulted in a net loss of $1,551,000 and the notes discount write offs resulted in a net loss of $1,231,000. Exclusive of these two events, the Company would have reported net income of $1,509,000. Lower death benefit claims and reduced operating expenses from 1997 results provided improvements to the 1998 results.

(d)  Net loss

The Company recorded a net loss of $53,000 for 1998 compared to $79,000 for the same period one year ago. The net loss is from the equity share of UTG's operating results.


1997 compared to 1996

(a)  Revenues

UII's primary source of revenues is derived from service fee income, which is provided via a service agreement with USA. The agreement was originally established upon the formation of USA, which was a 100% owned subsidiary of UII. Changes in the affiliate structure have resulted in USA no longer being a direct subsidiary of UII, though still a member of the same affiliated group. The original service agreement has remained in place without modification. The fees are based on a percentage of premium revenue of USA. The percentages are applied to both first year and renewal premiums at different rates. Under the current structure, FCC pays all general operating expenses of the affiliated group. FCC then receives management and service fees from the various affiliates, including UTI and UII. Pursuant to the terms of the agreement, USA pays UII monthly fees equal to 22% of the amount of collected first year statutory premiums, 20% in second year and 6% of the renewal premiums in years three and after. The Company recognized service agreement income of $989,295, $1,567,891 and $2,015,325 in 1997, 1996 and 1995, respectively, based on statutory collected premiums in USA of $10,300,332, $13,298,597, and $14,128,199 in 1997,1996 and 1995,
respectively. First year premium revenues of USA decreased 54% in 1997 from 1996. This decline is primarily related to the potential change in control of UTI over the last two years to two different parties. The possible changes and resulting uncertainties have hurt USA's ability to recruit and maintain sales agents. Management expects first year production to decline slightly in 1998, and then growth is anticipated in subsequent periods following the resolution of the change in control of UTI.

The Company holds $864,100 of notes receivable from affiliates. The notes receivable from affiliates consists of three separate notes. The $700,000 note bears interest at the rate of 1% above the variable per annum rate of interest most recently published by the Wall Street Journal as the prime rate. Interest is payable quarterly with principal due at maturity on May 8, 2006. In February 1996, FCC borrowed an additional $150,000 from UII to provide additional cash for liquidity. The note bears interest at the rate of 1% over prime as published in the Wall Street Journal, with interest payments due quarterly and principal due upon maturity of the note on June 1, 1999. The remaining $14,100 are 20 year notes of UTG with interest at 8.5% payable semi-annually. At current interest levels, the notes will generate approximately $80,000 annually.


(b)  Expenses

The Company has a sub-contract service agreement with United Trust, Inc. ("UTI") for certain administrative services. Through its facilities and personnel, UTI performs such services as may be mutually agreed upon between the parties. The fees are based on 60% of the fees paid to UII by USA. The Company has incurred $744,000, $1,241,000 and $1,809,000 in service fee expense in 1997, 1996, and
1995, respectively.

Interest expense of $85,000, $84,000 and $89,000 was incurred in 1997, 1996 and 1995, respectively. The interest expense is directly attributable to the convertible debentures. The Debentures bear interest at a variable rate equal to one percentage point above the prime rate published in the Wall Street Journal from time to time.


(c)  Equity in loss of Investees

Equity in earnings of investees represents UII's 47% share of the net loss of UTG. Included with this filing as Exhibit 99(d) are audited financial statements of UTG. Following is a discussion of the results of operations of UTG:


        Revenues of UTG
        ---------------

        Premiums and policy fee revenues, net of reinsurance premiums and policy fees, decreased 7% when comparing 1997 to 1996. UTG and its subsidiaries currently writes little new traditional business; consequently, traditional premiums will decrease as the amount of traditional business in-force decreases. Collected premiums on universal life and interest sensitive products is not reflected in premiums and policy revenues because Generally Accepted Accounting Principles ("GAAP") requires that premiums collected on these types of products be treated as deposit liabilities rather than revenue. Unless UTG and its subsidiaries' acquires a block of in-force business or marketing changes its focus to traditional business, premium revenue will continue to decline.

        Another cause for the decrease in premium revenues is related to the potential change in control of UTI over the last two years to two different parties. During September of 1996, it was announced that control of UTI would pass to an unrelated party, but the change in control did not materialize. In February 1998, an announcement was made regarding negotiations with a different unrelated party, First Southern Funding LLC, for the change in control of UTI. In November 1998, the change in control of UTI with this second party was completed. Please refer to the Notes to the Consolidated Financial Statements of UTG for additional information. The possible changes and resulting uncertainties have hurt the insurance companies' ability to recruit and maintain sales agents.

        New business production decreased significantly over the last two years. New business production decreased 43% or $3,935,000 when comparing 1997 to 1996. In recent years, the insurance industry as a whole has experienced a decline in the total number of agents who sell insurance products, therefore competition has intensified for top producing sales agents. The relatively small size of our companies, and the resulting limitations, have made it challenging to compete in this area.

        A positive impact on premium income is the improvement of persistency. Persistency is a measure of insurance in force retained in relation to the previous year. The average persistency rate for all policies in force for 1997 and 1996 has been approximately 89.4% and 87.9%, respectively.

        Net investment income decreased 6% when comparing 1997 to 1996. The decrease relates to the decrease in invested assets from a coinsurance agreement. UTG's insurance subsidiary UG entered into a coinsurance agreement with First International Life Insurance Company ("FILIC"), an unrelated party, as of September 30, 1996. During 1997, FILIC changed its name to Park Avenue Life Insurance Company ("PALIC"). Under the terms of the agreement, UG ceded to FILIC substantially all of its paid-up life insurance policies. Paid-up life insurance generally refers to non-premium paying life insurance policies. At closing of the transaction, UG received a coinsurance credit of $28,318,000 for policy liabilities covered under the agreement. UG transferred assets equal to the credit received. This transfer included policy loans of $2,855,000 associated with policies under the agreement and a net cash transfer of $19,088,000, after deducting the ceding commission due UG of $6,375,000. To provide the cash required to be transferred under the agreement, UG sold $18,737,000 of fixed maturity investments.

        The overall investment yields for 1997, 1996 and 1995, are 6.71%, 6.87% and 6.07%, respectively. Since 1995 investment yield improved due to the fixed maturity investments. Cash generated from the sales of universal life insurance products, has been invested primarily in our fixed maturity portfolio.

        The investments are generally managed to match related insurance and policyholder liabilities. The comparison of investment return with insurance or investment product crediting rates establishes an interest spread. The minimum interest spread between earned and credited rates is 1% on the "Century 2000" universal life insurance product, which currently is the primary sales product. UTG and its subsidiaries' monitor investment yields, and when necessary adjusts credited interest rates on its insurance products to preserve targeted interest spreads. It is expected that monitoring of the interest spreads by management will provide the necessary margin to adequately provide for associated costs on the insurance policies the Company currently has in force and will write in the future.

        Realized investment losses were $279,000 and $466,000 in 1997 and 1996, respectively. UTG and its subsidiaries sold two foreclosed real estate properties that resulted in approximately $357,000 in realized losses in 1996. There were other gains and losses during the period that comprised the remaining amount reported but were immaterial in nature on an individual basis.


        Expenses of UTG
        ---------------

        Life benefits, net of reinsurance benefits and claims, decreased 11% in 1997 as compared to 1996. The decrease in premium revenues resulted in lower benefit reserve increases in 1997. In addition, policyholder benefits decreased due to a decrease in death benefit claims of $162,000.

        In 1994, UG became aware that certain new insurance business was being solicited by certain agents and issued to individuals considered to be not insurable by UTG and its subsidiaries' standards. These non-standard policies had a face amount of $22,700,000 and represented 1/2 of 1% of the insurance in-force in 1994. Management's initial analysis indicated that expected death claims on the business in-force was adequate in relation to mortality assumptions inherent in the calculation of statutory reserves. Nevertheless, management determined it was in the best interest of UTG and its subsidiaries' to repurchase as many of the non-standard policies as possible. Through December 31, 1996, the UTG and its subsidiaries' spent approximately $7,099,000 for the settlement of non-standard policies and for the legal defense of related litigation. In relation to settlement of non-standard policies UTG and its subsidiaries' incurred life benefit costs of $3,307,000, and $720,000 in 1996 and 1995, respectively. UTG and its subsidiaries' incurred legal costs of $906,000 and $687,000 in 1996 and 1995, respectively. All policies associated with this issue have been settled as of December 31, 1996. Therefore, expense reductions for 1997 would follow.

        Commissions and amortization of deferred policy acquisition costs decreased 14% in 1997 compared to 1996. The decrease is due primarily to a reduction in commissions paid. Commissions decreased 19% in 1997 compared to 1996. The decrease in commissions was due to the decline in new business production. There is a direct relationship premium revenues and commission expense. First year premium production decreased 43% and first year commissions decreased 33% when comparing 1997 to 1996. Amortization of deferred policy acquisition costs decreased 6% in 1997 compared to 1996. Management would expect commissions and amortization of deferred policy acquisition costs to decrease in the future if premium revenues continue to decline.

        Amortization  of  cost  of  insurance  acquired  decreased  56% in  1997 compared to 1996. Cost of insurance acquired is established when an insurance company is acquired. The Company assigns a portion of its cost to the right to receive future cash flows from insurance contracts existing at the date of the acquisition. The cost of policies purchased represents the actuarially determined present value of the projected future cash flows from the acquired policies. Cost of insurance acquired is comprised of individual life insurance products including whole life, interest sensitive whole life and universal life insurance products. Cost of insurance acquired is amortized with interest in relation to expected future profits, including direct charge-offs for any excess of the unamortized asset over the projected future profits. The interest rates utilized in the amortization calculation are 9% on approximately 24% of the balance and 15% on the remaining balance. The interest rates vary due to risk analysis performed at the time of acquisition on the business acquired. The amortization is adjusted retrospectively when estimates of current or future gross profits to be realized from a group of products are revised. UTG and its subsidiaries' did not have any charge-offs during the periods covered by this report. The decrease in amortization during the current period is a fluctuation due to the expected future profits. Amortization of cost of insurance acquired is particularly sensitive to changes in persistency of certain blocks of insurance in-force. The improvement of persistency during the year had a positive impact on amortization of cost of insurance acquired. Persistency is a measure of insurance in force retained in relation to the previous year. The average persistency rate for all policies in force for 1997 and 1996 has been approximately 89.4% and 87.9%, respectively.

        Operating expenses decreased 21% in 1997 compared to 1996. Approximately one-half of the decrease in operating expenses is related to the settlement of certain litigation in December of 1996 regarding non-standard policies. Included in this decrease were legal fees and payments to the litigants to settle the issue. In 1992, as part of the acquisition of Commonwealth Industries Corporation, an agreement was entered into between John Cantrell and FCC for future payments to be made by FCC. A liability was established at the date of the agreement. Upon the death of Mr. Cantrell in late 1997, obligations under this agreement transferred to Mr. Cantrell's wife at a reduced amount. This resulted in a reduction of approximately $600,000 of the liability held for future payments under the agreement. In addition, 1997 Consulting fees, primarily in the area of actuarial services, were reduced approximately $400,000 as the Company was able to hire an actuary, on a part-time basis, at a cost less than fees paid in the previous year to consulting actuaries. The remaining reduction in operating expenses is attributable to reduced salary and employee benefit costs in 1997, as a result of natural attrition.

        Interest expense decreased 4% in 1997 compared to 1996. Since December 31, 1996, notes payable decreased approximately $758,000. Average outstanding indebtedness was $19,461,000 with an average cost of 8.6% in 1997 compared to average outstanding indebtedness of $20,652,000 with an average cost of 8.5% in 1996. In March 1997, the base interest rate for most of the notes payable increased a quarter of a point. The base rate is defined as the floating daily, variable rate of interest determined and announced by First of America Bank. Please refer to Note 12 "Notes Payable" in the Notes to the Consolidated Financial Statements of UTG for more information.

        Net loss of UTG
        ---------------

        UTG had a net loss of $923,000 in 1997 compared to a net loss of $1,661,000 in 1996. The improvement is directly related to the decrease in life benefits and operating expenses primarily associated with the 1996 settlement and other related costs of the non-standard life insurance policies.

(d)  Net loss

The Company recorded a net loss of $79,000 for 1997 compared to $319,000 for the same period one year ago. The net loss is from the equity share of UTG's operating results.

FINANCIAL CONDITION

The Company owns 47% equity interest in UTG which controls total assets of approximately $342,000,000. Audited financial statements of UTG are presented as
Exhibit 99(d) of this filing.


LIQUIDITY AND CAPITAL RESOURCES

Since UII is a holding company, funds required to meet its debt service requirements and other expenses are primarily provided by its affiliates. UII's cash flow is dependent on revenues from a management agreement with USA and its earnings received on invested assets and cash balances. At December 31, 1998,substantially all of the shareholders equity represents investment in affiliates. UII does not have significant day to day operations of its own. Cash requirements of UII primarily relate to the payment of interest on its convertible debentures and expenses related to maintaining the Company as a corporation in good standing with the various regulatory bodies which govern corporations in the jurisdictions where the Company does business. The payment of cash dividends to shareholders is not legally restricted. However, insurance company dividend payments are regulated by the state insurance department where the company is domiciled. UTI is the ultimate parent of UG through ownership of several intermediary holding companies. UG can not pay a dividend directly to UII due to the ownership structure. However, if UG paid a dividend to its direct parent and each subsequent intermediate company within the holding company structure paid a dividend equal to the amount it received, UII would receive 37% of the original dividend paid by UG. Please refer to Note 2 of the Notes to the Financial Statements. UG's dividend limitations are described below without effect of the ownership structure.

Ohio domiciled insurance companies require five days prior notification to the insurance commissioner for the payment of an ordinary dividend. Ordinary dividends are defined as the greater of: a) prior year statutory earnings or b) 10% of statutory capital and surplus. For the year ended December 31, 1998, UG had a statutory gain from operations of $3,226,364. At December 31, 1998, UG statutory capital and surplus amounted to $15,280,577. Extraordinary dividends (amounts in excess of ordinary dividend limitations) require prior approval of the insurance commissioner and are not restricted to a specific calculation.

The Company currently has $368,692 in cash and cash equivalents. The Company holds two mortgage loans. Operating activities of the Company produced cash flows of $425,607, $324,097 and $255,675 in 1998, 1997 and 1996, respectively.
The Company had uses of cash from investing activities of $767,812, $50,764 and $180,402 in 1998, 1997 and 1996, respectively. Cash flows from financing activities were $0, $(2,112) and $33 in 1998, 1997 and 1996, respectively.

In early 1994, UII received $902,300 from the sale of Debentures. The Debentures were issued pursuant to an indenture between the Company and National City Bank (formerly First of America Bank - Southeast Michigan, N.A.), as trustee. The Debentures are general unsecured obligations of UII, subordinate in right of payment to any existing or future senior debt of UII. The Debentures are exchangeable and transferable, and are convertible at any time prior to March 31, 1999 into UII's Common Stock at a conversion price of $25 per share, subject to adjustment in certain events. The Debentures bear interest from March 31, 1994, payable quarterly, at a variable rate equal to one percentage point above the prime rate published in the Wall Street Journal from time to time. The prime rate was 8.5% during the first three quarters of 1998, decreasing to 8.25% October 1, 1998, and decreasing to 7.75% January 1, 1999. On or after March 31, 1999, the Debentures will be redeemable at UII's option, in whole or in part, at redemption prices declining from 103% of their principal amount. No sinking fund will be established to redeem the Debentures. The Debentures will mature on March 31, 2004. The Debentures are not listed on any national securities exchange or the NASDAQ National Market System.

The Company is not aware of any litigation that will have a material adverse effect on the financial position of the Company. In addition, the Company does not believe that the regulatory initiatives currently under consideration by various regulatory agencies will have a material adverse impact on the Company. The Company is not aware of any material pending or threatened regulatory action with respect to the Company or any of its affiliates. The Company does not believe that any insurance guaranty fund assessments will be materially different from amounts already provided for in the financial statements.

Management believes that the overall sources of liquidity available to the Company will be more than sufficient to satisfy its financial obligations.


REGULATORY ENVIRONMENT

The Company's insurance affiliates are assessed contributions by life and health guaranty associations in almost all states to indemnify policyholders of failed companies. In several states the company may reduce premium taxes paid to recover a portion of assessments paid to the states' guaranty fund association. This right of "offset" may come under review by the various states, and the company cannot predict whether and to what extent legislative initiatives may affect this right to offset. Also, some state guaranty associations have adjusted the basis by which they assess the cost of insolvencies to individual companies. The Company believes that its reserve for future guaranty fund assessments is sufficient to provide for assessments related to known insolvencies. This reserve is based upon management's current expectation of the availability of this right of offset, known insolvencies and state guaranty fund assessment bases. However, changes in the basis whereby assessments are charged to individual companies and changes in the availability of the right to offset assessments against premium tax payments could materially affect the company's results.

Currently, UII's insurance affiliates are subject to government regulation in each of the states in which they conduct business. Such regulation is vested in state agencies having broad administrative power dealing with all aspects of the insurance business, including the power to: (i) grant and revoke licenses to transact business; (ii) regulate and supervise trade practices and market conduct; (iii) establish guaranty associations; (iv) license agents; (v) approve policy forms; (vi) approve premium rates for some lines of business; (vii) establish reserve requirements; (viii) prescribe the form and content of required financial statements and reports; (ix) determine the reasonableness and adequacy of statutory capital and surplus; and (x) regulate the type and amount of permitted investments. Insurance regulation is concerned primarily with the protection of policyholders. UII cannot predict the impact of any future proposals, regulations or market conduct investigations. UII's insurance affiliates, USA, UG, APPL and ABE are domiciled in the states of Ohio, Ohio, West Virginia and Illinois, respectively.

The insurance regulatory framework continues to be scrutinized by various states, the federal government and the National Association of Insurance Commissioners ("NAIC"). The NAIC is an association whose membership consists of the insurance commissioners or their designees of the various states. The NAIC has no direct regulatory authority over insurance companies, however its primary purpose is to provide a more consistent method of regulation and reporting from state to state. This is accomplished through the issuance of model regulations, which can be adopted by individual states unmodified, modified to meet the state's own needs or requirements, or dismissed entirely.

Most states also have insurance holding company statutes which require registration and periodic reporting by insurance companies controlled by other corporations licensed to transact business within their respective jurisdictions. The insurance affiliates are subject to such legislation and
registered  as  controlled   insurers  in  those  jurisdictions  in  which  such
registration is required. Statutes vary from state to state but typically require periodic disclosure, concerning the corporation, that controls the registered insurers and all affiliates of such corporation. In addition, prior notice to, or approval by, the state insurance commission of material intercorporate transfers of assets, reinsurance agreements, management agreements (see Note 6 in the Notes to the Financial Statements), and payment of dividends (see note 2 in the Notes to the Financial Statements) in excess of specified amounts by the insurance subsidiary, within the holding company system, are required.

Each year the NAIC calculates financial ratio results (commonly referred to as IRIS ratios) for each company. These ratios compare various financial information pertaining to the statutory balance sheet and income statement. The results are then compared to pre-established normal ranges determined by the NAIC. Results outside the range typically require explanation to the domiciliary insurance department.

At year-end 1998, the insurance companies had one ratio outside the normal range. The ratio is related to the decrease in premium income. The ratio fell outside the normal range the last three years. A primary cause for the decrease in premium revenues is related to the potential change in control of UTI over the last two years to two different parties. During September of 1996, it was announced that control of UTI would pass to an unrelated party, but the transaction did not materialize. In February 1998, an announcement was made regarding negotiations with a different unrelated party, First Southern Funding LLC, for the change in control of UTI. In November 1998, the change in control with this second party was completed. Please refer to the Notes to the Financial Statements for additional information. The possible changes and resulting uncertainties have hurt the insurance companies' ability to recruit and maintain sales agents.

The NAIC, in conjunction with state regulators, has been reviewing existing insurance laws and regulations. A committee of the NAIC proposed changes in the regulations governing insurance company investments and holding company investments in subsidiaries and affiliates which were adopted by the NAIC as model laws in 1996. The Company does not presently anticipate any material adverse change in its business as a result of these changes.

Legislative and regulatory initiatives regarding changes in the regulation of banks and other financial services businesses and restructuring of the federal income tax system could, if adopted and depending on the form they take, have an adverse impact on the Company by altering the competitive environment for its products. The outcome and timing of any such changes cannot be anticipated at this time, but the Company will continue to monitor developments in order to respond to any opportunities or increased competition that may occur.

The Clinton Administration has recently proposed tax changes that would affect the insurance industry. One proposal is to require recapture of untaxed profits on policyholder surplus accounts. Between 1959 and 1983, stock life insurance companies deferred tax on a portion of their profits. These untaxed profits were added to a policyholders surplus account ("PSA"). In 1984, Congress precluded life insurance companies from continuing to defer taxes on any future profits. The Clinton Administration argues that there is no continuing justification for permitting stock life insurance companies to defer tax on profits that were earned between 1959 and 1983. Accordingly, the stock life companies would be required to include in their gross income over ten years their PSA balances. The second proposal modifies rules for capitalizing policy acquisition costs on the grounds that life insurance companies generally only capitalize a fraction of their actual policy acquisition costs. This modification would increase the current capitalization percentages. Either of these changes would be onerous to the Company and to the insurance industry as a whole. The outcome and timing of these proposals cannot be anticipated at this time.

The NAIC adopted the Life Illustration Model Regulation. Many states have adopted the regulation effective January 1, 1997. This regulation requires products which contain non-guaranteed elements, such as universal life and interest sensitive life, to comply with certain actuarially established tests. These tests are intended to target future performance and profitability of a product under various scenarios. The regulation does not prevent a company from selling a product that does not meet the various tests. The only implication is the way in which the product is marketed to the consumer. A product that does not pass the tests uses guaranteed assumptions rather than current assumptions in presenting future product performance to the consumer. UII and its affiliates conduct an ongoing thorough review of its sales and marketing process and continues to emphasize its compliance efforts.

A task force of the NAIC is currently undertaking a project to codify a comprehensive set of statutory insurance accounting rules and regulations. Project results were recently approved by the NAIC with an implementation date of January 1, 2001. Individual states in which UII and its affiliates do business must implement these new rules for them to become effective. Specific recommendations have been set forth in papers issued by the NAIC. The NAIC continues to modify and amend these papers. UII is monitoring the process, and is not aware of any new requirements that would result in a material financial impact on UII's financial position or results of operations. UII will continue to monitor this issue as changes and new proposals are made.

ACCOUNTING AND LEGAL DEVELOPMENTS

The Financial Accounting Standards Board (FASB) has issued Statement of Financial Accounting Standards (SFAS) 128 entitled Earnings per share, which is effective for financial statements for fiscal years beginning after December 15, 1997. SFAS 128 specifies the computation, presentation, and disclosure requirements for earnings per share (EPS) for entities with publicly held common stock or potential common stock. The Statement's objective is to simplify the computation of earnings per share, and to make the U.S.
standard for computing EPS more compatible with the EPS standards of other countries.

This statement was adopted for the 1997 Financial Statements. For all periods presented UII reported a loss from continuing operations so any potential issuance of common shares would have an antidilutive effect on EPS. Consequently, the adoption of SFAS 128 did not have an impact on UII's financial statement.

The FASB has issued SFAS 130 entitled Reporting Comprehensive Income, which is effective for financial statements for fiscal years beginning after December 15, 1997. SFAS 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income includes all changes in shareholders' equity, except those arising from transactions with shareholders, and includes net income and net unrealized gains (losses) on securities. SFAS 130 was adopted as of January 1, 1998. Adopting the new standard required UII to make additional disclosures in the financial statements, but did not affect UII's financial position or results of operations.

All items of other comprehensive income reflect no related tax effect, since UII has an allowance against the collection of any future tax benefits. In addition, there was no sale or liquidation of investments requiring a reclassification adjustment for the period presented.

The FASB has issued SFAS 131 entitled, Disclosures about Segments of an Enterprise and Related Information, which is effective for financial statements for fiscal years beginning after December 15, 1997. SFAS 131 requires that a public business enterprise report financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly in deciding how to allocate resources and in assessing performance. SFAS 131 was adopted as of January 1, 1998. Adopting the new standard had no affect on UII's financial position or results of operations, since UII has no reportable operating segments.

The FASB has issued SFAS 132 entitled, Employers' Disclosures about Pensions and Other Postretirement Benefits, which is effective for financial statements for fiscal years beginning after December 15, 1997. SFAS 132 revises current disclosure requirements for employer provided post-retirement benefits. The statement does not change retirement measurement or recognition issues. SFAS 132 was adopted as of January 1, 1998. Adopting the new standard had no affect on UII's financial position or results of operations, since UII has no pension plan or other obligation for post-retirement benefits.

The FASB has issued SFAS 133 entitled, Accounting for Derivative Instruments and Hedging Activities, which is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. SFAS 133 requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as a specific type of exposure hedge. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. The adoption of SFAS 133 is not expected to have a material effect on UII's financial position or results of operations, since UII has no derivative or hedging type investments.

UII is not aware of any litigation that will have a material adverse effect on the financial position of UII. In addition, UII does not believe that the regulatory initiatives currently under consideration by various regulatory agencies will have a material adverse impact on UII. UII is not aware of any material pending or threatened regulatory action with respect to UII or any of its affiliates. UII does not believe that any insurance guaranty fund assessments will be materially different from amounts already provided for in the financial statements.


YEAR 2000 ISSUE

The "Year 2000 Issue" is the inability of computers and computing technology to recognize correctly the Year 2000 date change. The problem results from a long-standing practice by programmers to save memory space by denoting years using just two digits instead of four digits. Thus, systems that are not Year 2000 compliant may be unable to read dates correctly after the Year 1999 and can return incorrect or unpredictable results. This could have a significant effect on the Company's business/financial systems as well as products and services, if not corrected.

UII and its affiliates established a project to address year 2000 processing concerns in September of 1996. In 1997 UII completed the review of UII's internally and externally developed software, and made corrections to all year 2000 non-compliant processing. UII also secured verification of current and future year 2000 compliance from all major external software vendors. In December of 1997, a separate computer operating environment was established with the system dates advanced to December of 1999. A parallel model office was established with all dates in the data advanced to December of 1999. Parallel model office processing is being performed using dates from December of 1999 to January of 2001, to insure all year 2000 processing errors have been corrected. Testing was completed by the end of the first quarter of 1998. Periodic regression testing is being performed to monitor continuing compliance. By addressing year 2000 compliance in a timely manner, compliance has been achieved using existing staff and without significant impact on the Company operationally or financially.


CHANGE IN CONTROL OF UNITED TRUST, INC.

On November 20, 1998, First Southern Funding, LLC., a Kentucky corporation, ("FSF") and affiliates acquired 929,904 shares of common stock of United Trust, Inc., an Illinois corporation, ("UTI") from UTI and certain UTI shareholders. As consideration for the shares, FSF paid UTI $10,999,995 and certain shareholders of UTI $999,990 in cash. FSF and affiliates employed working capital to make these purchases of common stock, including funds on hand and amounts drawn under existing lines of credit with Star Bank, NA. FSF borrowed $7,082,878 and First Southern Bancorp, Inc., an affiliate of FSF, borrowed $495,775 in making the purchases. FSF and affiliates expect to repay the borrowings through the sale of assets they currently own.

Details of the transaction can be outlined as follows: FSF acquired 389,715 shares of UTI common stock at $10.00 per share. These shares represented stock acquired during 1997 by UTI in private transactions. Additionally, FSF acquired 473,523 shares of authorized but unissued common stock at $15.00 per share. FSF acquired 66,666 shares of common stock from UTI CEO Larry Ryherd, and his family, at $15.00 per share. FSF has committed to purchase $2,560,000 of face amount of UTI convertible notes from certain officers and directors of UTI for a cash price of $3,072,000 by March 1, 1999. FSF is required to convert the notes to UTI common stock by July 31, 2000. UTI has granted, for nominal consideration, an irrevocable, exclusive option to FSF to purchase up to 1,450,000 shares of UTI common stock for a purchase price in cash equal to $15.00 per share, with such option to expire on July 1, 2001. UTI has also caused three persons designated by FSF to be appointed, as part of the maximum of 11, to the Board of Directors of UTI.

Following the transactions described above, and together with shares of UTI acquired on the market, FSF and affiliates currently own 1,073,577 shares of UTI common stock (43.1%) becoming the largest shareholder of UTI. Through the shares acquired and options owned, FSF can ultimately own over 51% of UTI. Mr. Jesse T.

Correll is the majority shareholder of FSF, which is an affiliate of First Southern Bancorp, Inc., a bank holding company that owns a bank that operates out of 14 locations in central Kentucky.

This transaction provides UTI and its affiliates with increased opportunities. The additional capitalization has enabled UTI to significantly reduce its outside debt and has enhanced its ability to make future acquisitions through increased borrowing power and financial strength. Many synergies exist between UTI and its affiliates and First Southern Funding and its affiliates. The potential for cross selling of services to each customer base is currently being explored. Legislation is currently pending that would eliminate many of the barriers currently existing between banks and insurance companies. Such alliances are already being formed within the two industries. Management believes this transaction positions the Company for continued growth and competitiveness into the future as the financial industry changes.


PROPOSED MERGER

On March 25, 1997, the Board of Directors of UTI and UII voted to recommend to the shareholders a merger of the two companies. Under the Plan of Merger, UTI would be the surviving entity with UTI issuing one share of its stock for each share held by UII shareholders.

UII owns 47% of United Trust Group, Inc., an insurance holding company, and UTI owns 53% of United Trust Group, Inc. Neither UTI nor UII had any other significant holdings or business dealings at the time the merger was recommended by the respective Boards of Directors. The Board of Directors of each company thus concluded a merger of the two companies would be in the best interests of the shareholders. The merger will result in certain cost savings, primarily related to costs associated with maintaining a corporation in good standing in the states in which it transacts business. Additionally, the merger will further simplify the group's holding company system making it easier to understand for outside parties including current investors, potential investors and lenders.

A vote of the shareholders of UTI and UII regarding the proposed merger is anticipated to occur sometime during the second quarter of 1999.

SELECTED FINANCIAL DATA OF UTI

                                                FINANCIAL HIGHLIGHTS
                                       (000's omitted, except per share data)
                                             1998            1997            1996           1995             1994
                                         -------------    -----------     -----------    ------------     ------------
Premium income
  net of reinsurance                  $       26,396   $      28,639  $      30,944   $     33,099    $       35,145
Total revenues                        $       40,885   $      43,992  $      46,976   $     49,869    $       49,207
Net loss*                             $         (679)  $        (559) $        (938)  $     (3,001)   $       (1,624)
Net loss per share                    $        (0.39)  $        (0.32)$       (0.50)  $      (1.61)   $       (0.90)
Total assets                          $      343,824   $     349,300  $     355,474   $    356,305    $      360,258
Total long-term debt                  $        9,529   $      21,460  $      19,574   $     21,447    $       22,053
Dividends paid per share                       NONE           NONE            NONE            NONE             NONE

* Includes equity earnings of investees.

UTI MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1998

The purpose of this section is to discuss and analyze the Company's consolidated results of operations, financial condition and liquidity and capital resources. This analysis should be read in conjunction with the consolidated financial statements and related notes which appear elsewhere in this report. The Company reports financial results on a consolidated basis. The consolidated financial statements include the accounts of UTI and its subsidiaries at December 31, 1998.

Cautionary Statement Regarding Forward-Looking Statements
---------------------------------------------------------

Any forward-looking statement contained herein or in any other oral or written statement by the company or any of its officers, directors or employees is qualified by the fact that actual results of the company may differ materially from any such statement due to the following important factors, among other risks and uncertainties inherent in the company's business:

1. Prevailing interest rate levels, which may affect the ability of the company to sell its products, the market value of the company's investments and the lapse ratio of the company's policies, notwithstanding product design features intended to enhance persistency of the company's products.

2. Changes in the federal income tax laws and regulations which may affect the relative tax advantages of the company's products.

3.       Changes in the regulation of financial  services,  including bank sales
         and   underwriting  of  insurance   products,   which  may  affect  the
         competitive environment for the company's products.

4. Other factors affecting the performance of the company, including, but not limited to, market conduct claims, insurance industry insolvencies, stock market performance, and investment performance.


Results of Operations
---------------------

1998 Compared to 1997
---------------------

(a)  Revenues

Premiums and policy fee revenues, net of reinsurance premiums and policy fees, decreased 8% when comparing 1998 to 1997. The Company currently writes little new traditional business, consequently, traditional premiums will decrease as the amount of traditional business in-force decreases. Collected premiums on universal life and interest sensitive products is not reflected in premiums and policy revenues because Generally Accepted Accounting Principles ("GAAP") requires that premiums collected on these types of products be treated as deposit liabilities rather than revenue. Unless the Company acquires a block of in-force business or marketing changes its focus to traditional business, premium revenue will continue to decline at a rate consistent with prior experience.

Another cause for the decrease in premium revenues is related to the uncertainties regarding the pending change in control of UTI over the last two years to two different parties. During September of 1996, it was announced that control of UTI would pass to an unrelated party, but the change in control did not materialize. In February 1998, an announcement was made regarding negotiations with a different unrelated party, First Southern Funding LLC, for the change in control of UTI. In November 1998, the change in control with this second party was completed. Please refer to the Notes to the Consolidated
Financial Statements for additional information. The possible changes and resulting uncertainties have hurt the insurance companies' ability to recruit and maintain sales agents. Although the transaction has resulted in some short term negative impacts, management believes the long term potential to be gained from the increased capitalization and alliance with a banking group will result in a stronger and more competitive position in the future.

New business production decreased significantly over the last two years. New business production decreased 39% or approximately $2,063,000 when comparing 1998 to 1997. In recent years, the insurance industry as a whole has experienced a decline in the total number of agents who sell insurance products, therefore competition has intensified for top producing sales agents. The relatively small size of our companies, and the resulting limitations, have made it challenging to compete in this area. The Company is currently in a position where it must increase its new business writings or look at measures to reduce costs associated with new business production to a level more in line with the current level of production. In late 1998, A.M. Best Company, a leading insurance industry rating agency, increased its rating assigned to UG, the Company's largest insurance subsidiary, from a C++ to a B. This rating change should aid in the agents selling ability although to what extent is currently unknown.

A  positive  impact  on  premium  income  is  the  improvement  of  persistency.
Persistency is a measure of insurance in force retained in relation to the previous year. The Companies' average persistency rate for all policies in force for 1998 and 1997 has been approximately 89.9% and 89.4%, respectively.

At the March 1998 Board of Directors meeting, the UG and USA Boards approved a permanent premium reduction on certain of its participating products in force commonly referred to as the initial contract and the presidents plan. The premium reduction was generally 20% with 35% used on initial contract plans of UG with original issue ages less than 56 years old. The dividends were also reduced, and the net effect to the policyholder was a slightly lower net premium. This change becomes effective with the 1999 policy anniversary and is expected to result in a $2,000,000 decline in premiums and a comparable reduction in dividends to policyholders in 1999 as compared to 1998. This action was taken by the Boards to ensure these policyholders will be protected in future periods from potential dividend reductions at least to the extent of the permanent premium reduction amount. By reducing the required premium payment, it makes replacement activity by other insurance companies more difficult as ongoing premium payments are compared from the current policy to a potential replacement policy.

Net investment income increased 1% when comparing 1998 to 1997. The increase in investment income is the result of a combination of factors. The Company changed banks during 1997, which provided an improvement in yield on cash balances. In late 1998, the Company again transferred most of its cash balances to another bank, First Southern National Bank, an affiliate of First Southern Funding, LLC. This transfer resulted in an increase in earning rates on cash balances of approximately one quarter of one percent (.25%) over those previously received. During 1998, the Company directed a greater percentage of its investing activity to mortgage loans. These new loans provide an investment yield approximately 3% higher or $110,000 more than can be obtained from quality fixed maturities currently available. During September and October of 1998, the national prime rate declined three quarters of one percent (.75%). This decline reduced yields on investments available in the marketplace in which the Company invests, primarily fixed maturities. The decline had a more immediate impact on the earnings rates of the Company's cash and cash equivalents balances.

The overall investment yields for 1998, 1997 and 1996, are 6.69%, 6.71% and 6.87%, respectively. Cash generated from the sales of universal life insurance products, has been invested primarily in our fixed maturity portfolio.

The Company's investments are generally managed to match related insurance and policyholder liabilities. The comparison of investment return with insurance or investment product crediting rates establishes an interest spread. The minimum interest spread between earned and credited rates is 1% on the "Century 2000" universal life insurance product, which currently is the Company's primary sales product. The Company monitors investment yields, and when necessary adjusts credited interest rates on its insurance products to preserve targeted interest spreads. It is expected that monitoring of the interest spreads by management will provide the necessary margin to adequately provide for associated costs on the insurance policies the Company currently has in force and will write in the future. At the September 1998 Board of Directors meeting, the Board lowered crediting rates one half percent on all products crediting 5.5% or more. This adjustment was in response to continued declines in interest rates in the market place. The change affected approximately $60,000,000 of policy reserves and will result in interest crediting reductions of $300,000 per year. Policy interest crediting rate changes become effective on an individual policy basis on the next policy anniversary. Therefore, it will take a full year from the time the change is determined for the full impact of such change to be realized.

Realized investment losses were $1,119,000 and $279,000 in 1998 and 1997, respectively. Approximately $440,000 of realized losses in 1998 is due to the sale of real estate. During 1998 the Company re-evaluated its real estate holdings, especially those properties acquired through acquisitions of other companies and mortgage loan foreclosures, and determined it would be in the long term interest of the Company to dispose of certain of these parcels. Parcels targeted for sale were generally non-income or low income producing and located in parts of the country where management has little other reason to travel to. The disposal of these properties will free up management time to focus on the properties that have a more viable long-term benefit to the Company. The Company reduced its non-income producing investments $1,610,000 during 1998, as a result of these actions. The Company incurred losses of $339,000 on the foreclosure of three mortgage loans during the second quarter of 1998. The foreclosed properties were sold before the end of 1998. As a result of these foreclosures, management reassessed its remaining mortgage loan portfolio and determined an allowance of $70,000 was appropriate to cover potential future losses in the portfolio. The Company realized a loss of $88,000 on the investment in John Alden Financial Corporation common stock. Under the terms of an acquisition agreement beween Fortis, Inc. and John Alden all outstanding common shares of John Alden were acquired. The Company had other gains and losses during the period that comprised the remaining amount reported but were immaterial on an individual basis.

(b)  Expenses

Life benefits, net of reinsurance benefits and claims, decreased 5% in 1998 as compared to 1997. The most significant influence on the decrease in life benefits was from a decline of $1,036,000 in death benefit claims. There was no specific incident or event in 1998 or 1997 that caused this to occur. At the September 1998 Board of Directors meeting, the Board lowered crediting rates one half percent on all products crediting 5.5% or more. This adjustment was in response to continued declines in interest rates in the market place. The change affected approximately $60,000,000 of policy reserves and will result in interest crediting reductions of $300,000 per year. This change had little effect on the 1998 results, but will influence future periods. Policy interest crediting rate changes become effective on an individual policy basis on the next policy anniversary. Therefore, it will take a full year from the time the change is determined for the full impact of such change to be realized.

Commissions and amortization of deferred policy acquisition costs increased 78% in 1998 compared to 1997. At year-end 1998, the Company recorded an impairment write off of deferred policy acquisition costs of $2,983,000. The impairment was the result of the actuarial analysis of the recoverability of the asset based on current trends and known events compared to assumptions used in the establishment of the original asset. The recent decline in interest rates in the marketplace combined with lower than expected new policy writings leaving the Company with greater per policy costs as a result of fixed costs being spread over fewer policies caused the impairment. Exclusive of the impairment write down, commissions and amortization of deferred policy acquisition costs were comparable to 1997 results. The write down will result in lower amortizations in future periods, as there is now a smaller asset to amortize.

Amortization of cost of insurance acquired decreased 7% in 1998 compared to 1997. Cost of insurance acquired is established when an insurance company is acquired. The Company assigns a portion of its cost to the right to receive future cash flows from insurance contracts existing at the date of the acquisition. The cost of policies purchased represents the actuarially determined present value of the projected future cash flows from the acquired policies. Cost of insurance acquired is comprised of individual life insurance products including whole life, interest sensitive whole life and universal life insurance products. Cost of insurance acquired is amortized with interest in relation to expected future profits, including direct charge-offs for any excess of the unamortized asset over the projected future profits. The interest rates utilized in the amortization calculation are 9% on approximately 25% of the balance and 15% on the remaining balance. The interest rates vary due to risk analysis performed at the time of acquisition on the business acquired. The amortization is adjusted retrospectively when estimates of current or future gross profits to be realized from a group of products are revised. The Company did not have any charge-offs during the periods covered by this report. Amortization of cost of insurance acquired is particularly sensitive to changes in persistency of certain blocks of insurance in-force. The improvement of persistency during the year had a positive impact on amortization of cost of insurance acquired. Persistency is a measure of insurance in force retained in relation to the previous year. The Company's average persistency rate for all policies in force for 1998 and 1997 has been approximately 89.9% and 89.4%, respectively. Persistency has shown a steady improvement over the past several years.

Operating expenses increased 16% in 1998 compared to 1997. Included in operating expenses in 1998 is $2,534,317 from the release of discounts associated with the Company's notes payable. The Company's subordinated debt was issued at rates considered favorable to the Company at time of issue, therefore the notes were discounted to reflect an effective interest rate of 15%. With the payment of part of this debt in November 1998, the unamortized discount was written off. Management's plan to repay the remaining debt in a much shorter period of time from required repayment resulted in the determination to write off the entire remaining note discount. See information contained below in interest expense analysis for further details regarding debt retirement. Excluding the note discount write off, operating expenses decreased 12% attributable primarily to reduced salary and employee benefit costs in 1998, as a result of natural attrition.

Interest expense increased 21% in 1998 compared to 1997. Included in interest expense in 1998, is the write off of unamortized note discounts of $341,852 from the early retirement of debt in November 1998. At December 31, 1998, there were no unamortized note discounts remaining on the balance sheet. In November 1998, UTI received approximately $11,000,000 from the issuance of common stock to First Southern Funding and its affiliates. These funds were used to retire outside debt. Additionally, with the new capital and expectations of future growth, management has formulated a plan to repay the remaining outside debt within the next two years. At December 31, 1998, UTI had $9,529,138 in notes payable. On March 1, 1999, First Southern acquired the $2,560,000 of UTI convertible debt outstanding from the seven officers and employees who previously held the notes. Pursuant to the terms of an agreement with First Southern, this debt will be converted to equity by July 31, 2000. UII, an equity investee of UTI, holds notes receivable from UTI and its subsidiaries of $1,364,100. Upon the merger of UTI and UII, these notes would be eliminated in consolidation. UII has $902,300 of outside debt which would be assumed by UTI in a merger. This means there would be $6,507,338 of outside debt remaining to be repaid. The Company believes this can be accomplished in the next two years through dividends from the subsidiaries, namely dividends to FCC from UG and from expected operating cashflows.

The provision for income taxes reflected a significant change from the same period one year ago. This is the result of changes in the deferred tax liability. Deferred taxes are established to recognize future tax effects attributable to temporary differences between the financial statements and the tax return. As these differences are realized in the financial statement or tax return, the deferred income tax established on the difference is recognized in the financial statements as an income tax expense or credit. During 1997, the insurance subsidiaries incurred a loss on their federal income tax return that was carried forward to future periods. A tax benefit was not incurred in the financial statements as a corresponding allowance was established against the deferred tax asset attributable to the tax loss carryforward. In 1998, the insurance company subsidiaries incurred taxable income for federal income tax purposes which was offset through utilization of federal tax loss carryforwards. Since these carryforwards had an allowance established against them for deferred tax purposes, no corresponding expense was incurred in the financial statements. Additionally, the Company incurred deferred tax credits of $2,050,709 from the deferred policy acquisition costs impairment and the notes payable discounts write offs.

(c)  Net loss

The Company had a net loss of $679,000 in 1998 compared to a net loss of $559,000 in 1997. During 1998, the deferred policy acquisition costs impairment resulted in a net loss of $1,117,000 and the notes discount write offs resulted in a net loss of $1,077,000. Exclusive of these two events, the Company would have reported net income of $1,515,000. Lower death benefit claims and reduced operating expenses from 1997 results provided improvements to the 1998 results.


1997 Compared to 1996
---------------------

(a)  Revenues

Premiums and policy fee revenues, net of reinsurance premiums and policy fees, decreased 7% when comparing 1997 to 1996. The Company currently writes little new traditional business, consequently, traditional premiums will decrease as the amount of traditional business in-force decreases. Collected premiums on universal life and interest sensitive products is not reflected in premiums and policy revenues because Generally Accepted Accounting Principles ("GAAP") requires that premiums collected on these types of products be treated as deposit liabilities rather than revenue. Unless the Company acquires a block of in-force business or marketing changes its focus to traditional business, premium revenue will continue to decline at a rate consistent with prior experience.

Another cause for the decrease in premium revenues is related to the potential change in control of UTI over the last two years to two different parties. During September of 1996, it was announced that control of UTI would pass to an unrelated party, but the change in control did not materialize. In February 1998, an announcement was made regarding negotiations with a different unrelated party, First Southern Funding LLC, for the change in control of UTI. In November 1998, the change in control with this second party was completed. Please refer to the Notes to the Consolidated Financial Statements for additional information. The possible changes and resulting uncertainties have hurt the insurance companies' ability to recruit and maintain sales agents.


New business production decreased significantly over the last two years. New business production decreased 43% or $3,935,000 when comparing 1997 to 1996. In recent years, the insurance industry as a whole has experienced a decline in the total number of agents who sell insurance products, therefore competition has intensified for top producing sales agents. The relatively small size of our companies, and the resulting limitations, have made it challenging to compete in this area.

A  positive  impact  on  premium  income  is  the  improvement  of  persistency.
Persistency is a measure of insurance in force retained in relation to the previous year. The Companies' average persistency rate for all policies in force for 1997 and 1996 has been approximately 89.4% and 87.9%, respectively.

Net investment income decreased 6% when comparing 1997 to 1996. The decrease relates to the decrease in invested assets from a coinsurance agreement. The Company's insurance subsidiary UG entered into a coinsurance agreement with First International Life Insurance Company ("FILIC"), an unrelated party, as of September 30, 1996. During 1997, FILIC changed its name to Park Avenue Life Insurance Company ("PALIC"). Under the terms of the agreement, UG ceded to FILIC substantially all of its paid-up life insurance policies. Paid-up life insurance generally refers to non-premium paying life insurance policies. At closing of the transaction, UG received a coinsurance credit of $28,318,000 for policy liabilities covered under the agreement. UG transferred assets equal to the credit received. This transfer included policy loans of $2,855,000 associated with policies under the agreement and a net cash transfer of $19,088,000, after deducting the ceding commission due UG of $6,375,000. To provide the cash required to be transferred under the agreement, the Company sold $18,737,000 of fixed maturity investments.

The overall investment yields for 1997, 1996 and 1995, are 6.71%, 6.87% and 6.08%, respectively. Since 1995, investment yield improved due to the fixed maturity investments. Cash generated from the sales of universal life insurance products, has been invested primarily in our fixed maturity portfolio.

The Company's investments are generally managed to match related insurance and policyholder liabilities. The comparison of investment return with insurance or investment product crediting rates establishes an interest spread. The minimum interest spread between earned and credited rates is 1% on the "Century 2000" universal life insurance product, which currently is the Company's primary sales 60 product. The Company monitors investment yields, and when necessary adjusts credited interest rates on its insurance products to preserve targeted interest spreads. It is expected that monitoring of the interest spreads by management will provide the necessary margin to adequately provide for associated costs on the insurance policies the Company currently has in force and will write in the future.

Realized investment losses were $279,000 and $988,000 in 1997 and 1996, respectively. Approximately $522,000 of realized losses in 1996 are due to the charge-off of two specific investments. The Company realized a loss of $207,000 from a single loan and $315,000 from an investment in First Fidelity Mortgage Company ("FFMC"). The charge-off of the loan represented the entire loan balance at the time of the charge-off. Additionally, the Company sold two foreclosed real estate properties that resulted in approximately $357,000 in realized losses in 1996. The Company had other gains and losses during the period that comprised the remaining amount reported but were immaterial on an individual basis.

(b)  Expenses

Life benefits, net of reinsurance benefits and claims, decreased 11% in 1997 as compared to 1996. The decrease in premium revenues resulted in lower benefit reserve increases in 1997. In addition, policyholder benefits decreased due to a decrease in death benefit claims of $162,000.

In 1994, UG became aware that certain new insurance business was being solicited by certain agents and issued to individuals considered to be not insurable by Company standards. These non-standard policies had a face amount of $22,700,000 and represented 1/2 of 1% of the insurance in-force in 1994. Management's initial analysis indicated that expected death claims on the business in-force was adequate in relation to mortality assumptions inherent in the calculation of statutory reserves. Nevertheless, management determined it was in the best interest of the Company to repurchase as many of the non-standard policies as possible. Through December 31, 1996, the Company spent approximately $7,099,000 for the settlement of non-standard policies and for the legal defense of related litigation. In relation to settlement of non-standard policies the Company incurred life benefit costs of $3,307,000, and $720,000 in 1996 and 1995, respectively. The Company incurred legal costs of $906,000 and $687,000 in 1996 and 1995, respectively. All policies associated with this issue have been settled as of December 31, 1996. Therefore, expense reductions for 1997 would follow.

Commissions and amortization of deferred policy acquisition costs decreased 14% in 1997 compared to 1996. The decrease is due primarily to a reduction in commissions paid. Commissions decreased 19% in 1997 compared to 1996. The decrease in commissions was due to the decline in new business production. There is a direct relationship between premium revenues and commission expense. First year premium production decreased 43% and first year commissions decreased 33% when comparing 1997 to 1996. Amortization of deferred policy acquisition costs decreased 6% in 1997 compared to 1996. Management would expect commissions and amortization of deferred policy acquisition costs to decrease in the future if premium revenues continue to decline.

Amortization of cost of insurance acquired decreased 57% in 1997 compared to 1996. Cost of insurance acquired is established when an insurance company is acquired. The Company assigns a portion of its cost to the right to receive future cash flows from insurance contracts existing at the date of the acquisition. The cost of policies purchased represents the actuarially determined present value of the projected future cash flows from the acquired policies. Cost of insurance acquired is comprised of individual life insurance products including whole life, interest sensitive whole life and universal life insurance products. Cost of insurance acquired is amortized with interest in relation to expected future profits, including direct charge-offs for any excess of the unamortized asset over the projected future profits. The interest rates utilized in the amortization calculation are 9% on approximately 24% of the balance and 15% on the remaining balance. The interest rates vary due to risk analysis performed at the time of acquisition on the business acquired. The amortization is adjusted retrospectively when estimates of current or future gross profits to be realized from a group of products are revised. The Company did not have any charge-offs during the periods covered by this report. The decrease in amortization during the current period is a fluctuation due to the expected future profits. Amortization of cost of insurance acquired is particularly sensitive to changes in persistency of certain blocks of insurance in-force. The improvement of persistency during the year had a positive impact on amortization of cost of insurance acquired. Persistency is a measure of insurance in force retained in relation to the previous year. The Company's average persistency rate for all policies in force for 1997 and 1996 has been approximately 89.4% and 87.9%, respectively.

Operating expenses decreased 23% in 1997 compared to 1996. Approximately one-half of the decrease in operating expenses is related to the settlement of certain litigation in December of 1996 regarding non-standard policies. Included in this decrease were legal fees and payments to the litigants to settle the issue. In 1992, as part of the acquisition of Commonwealth Industries Corporation, an agreement was entered into between John Cantrell and FCC for future payments to be made by FCC. A liability was established at the date of the agreement. Upon the death of Mr. Cantrell in late 1997, obligations under this agreement transferred to Mr. Cantrell's wife at a reduced amount. This resulted in a reduction of approximately $600,000 of the liability held for future payments under the agreement. In addition, 1997 Consulting fees, primarily in the area of actuarial services were reduced approximately $400,000 as the Company was able to hire an actuary, on a part-time basis, at a cost less than fees paid in the previous year to consulting actuaries. The remaining reduction in operating expenses is attributable to reduced salary and employee benefit costs in 1997, as a result of natural attrition.

Interest expense increased 5% in 1997 compared to 1996. Since December 31, 1996, notes payable increased approximately $1,886,000. Average outstanding indebtedness was $20,517,000 with an average cost of 8.9% in 1997 compared to average outstanding indebtedness of $20,510,000 with an average cost of 8.5% in 1996. The increase in outstanding indebtedness was due to the issuance of convertible notes to seven individuals, all officers or employees of UTI. In March 1997, the base interest rate for most of the notes payable increased a quarter of a point. The base rate is defined as the floating daily, variable rate of interest determined and announced by National City Bank. Please refer to
Note 12 "Notes Payable" in the Consolidated Notes to the Financial Statements for more information.

(c)  Net loss

The Company had a net loss of $559,000 in 1997 compared to a net loss of $938,000 in 1996. The improvement is directly related to the decrease in life benefits and operating expenses primarily associated with the 1996 settlement and other related costs of the non-standard life insurance policies.


Financial Condition
-------------------

(a)  Assets

Investments are the largest asset group of the Company. The Company's insurance subsidiaries are regulated by insurance statutes and regulations as to the type of investments that they are permitted to make and the amount of funds that may be used for any one type of investment. In light of these statutes and regulations, and the Company's business and investment strategy, the Company generally seeks to invest in United States government and government agency securities and corporate securities rated investment grade by established nationally recognized rating organizations.

The liabilities are predominantly long-term in nature and therefore, the Company invests in long-term fixed maturity investments that are reported in the financial statements at their amortized cost. The Company has the ability and intent to hold these investments to maturity; consequently, the Company does not expect to realize any significant loss from these investments. The Company does not own any derivative investments or "junk bonds". As of December 31, 1998, the carrying value of fixed maturity securities in default as to principal or interest was immaterial in the context of consolidated assets or shareholders' equity. The Company has identified securities it may sell and classified them as "investments held for sale". Investments held for sale are carried at market, with changes in market value charged directly to shareholders' equity.

The following table summarizes the Company's fixed maturities distribution at December 31, 1998 and 1997 by ratings category as issued by Standard and Poor's, a leading ratings analyst.

                   Fixed Maturities
                   ----------------
      Rating                       % of Portfolio
      ------                    ----------------------
                                  1998        1997
                                ----------  ----------
Investment Grade
   AAA                              38%         31%
   AA                               18%         14%
   A                                36%         46%
   BBB                               7%          9%
Below investment grade               1%          0%
                                ----------  ----------
                                   100%        100%
                                ==========  ==========

Mortgage loans increased 16% in 1998 as compared to 1997. During 1998, the Company issued approximately $3,667,000 in new loans. In recent history, the Company did not actively seek new mortgage loans. With the decline in interest rates in the market place and an affiliation with a banking group, First
Southern, the Company determined the mortgage loan market was a strong alternative to the much lower yielding fixed maturities available in the marketplace. All mortgage loans held by the Company are first position loans. The Company has $248,000 in mortgage loans, net of a $30,000 reserve allowance, which are in default and in the process of foreclosure, this represents approximately 2% of the total portfolio.

Investment real estate and real estate acquired in satisfaction of debt decreased 8% in 1998 compared to 1997. During 1998 the Company re-evaluated its real estate holdings, especially those properties acquired through acquisitions of other companies and mortgage loan foreclosures, and determined it would be in the long term interest of the Company to dispose of certain of these parcels. Parcels targeted for sale were generally non-income or low income producing and located in parts of the country where management has little other reason to travel to. The disposal of these properties will free up management time to focus on the properties that have a more viable long-term benefit to the Company. Investment real estate holdings represent approximately 3% of the total assets of the Company. Total investment real estate is separated into three categories: Commercial 43%, Residential Development 42% and Foreclosed Properties 15%.

Policy loans decreased 1% in 1998 compared to 1997. Industry experience for policy loans indicates few policy loans are ever repaid by the policyholder other than through termination of the policy. Policy loans are systematically reviewed to ensure that no individual policy loan exceeds the underlying cash value of the policy. Policy loans will generally increase due to new loans and interest compounding on existing policy loans.

Deferred policy acquisition costs decreased 40% in 1998 compared to 1997. Deferred policy acquisition costs, which vary with, and are primarily related to producing new business, are referred to as ("DAC"). DAC consists primarily of commissions and certain costs of policy issuance and underwriting, net of fees charged to the policy in excess of ultimate fees charged. To the extent these costs are recoverable from future profits, the Company defers these costs and amortizes them with interest in relation to the present value of expected gross profits from the contracts, discounted using the interest rate credited by the policy. The Company had $892,000 in policy acquisition costs deferred, $397,000 in interest accretion and $2,582,000 in amortization in 1998. At year end 1998, the Company recorded an impairment write off of deferred policy acquisition costs of $2,983,000. The impairment was the result of the actuarial analysis of the recoverability of the asset based on current trends and known events compared to assumptions used in the establishment of the original asset. The recent decline in interest rates in the marketplace combined with lower than expected new policy writings leaving the Company with greater per policy costs as a result of fixed costs being spread over fewer policies caused the impairment.

Cost of insurance acquired decreased 5% in 1998 compared to 1997. At December 31, 1998, cost of insurance acquired was $39,308,000 and amortization totaled $2,215,000 for the year. When an insurance company is acquired, the Company assigns a portion of its cost to the right to receive future cash flows from insurance contracts existing at the date of the acquisition. The cost of policies purchased represents the actuarially determined present value of the projected future cash flows from the acquired policies. Cost of Insurance Acquired is amortized with interest in relation to expected future profits, including direct charge-offs for any excess of the unamortized asset over the projected future profits.

(b)  Liabilities

Total liabilities decreased 5% in 1998 compared to 1997. Policy liabilities and accruals, which represents most of total liabilities remained relatively unchanged from the prior year. The significant changes in total liabilities were from deferred income taxes and notes payable.

Income taxes payable and deferred income taxes payable decreased 33% in 1998 compared to 1997. Deferred taxes are established to recognize future tax effects attributable to temporary differences between the financial statements and the tax return. As these differences are realized in the financial statement or tax return, the deferred income tax established on the difference is recognized in the financial statements as an income tax expense or credit. The Company released deferred taxes of $2,050,709 from the deferred policy acquisition costs impairment and the notes payable discounts write offs. Federal income taxes are discussed in more detail in Note 3 of the Consolidated Notes to the Financial Statements.

Notes payable decreased 56% in 1998 compared to 1997. In November 1998, UTI received approximately $11,000,000 from the issuance of common stock to First Southern Funding and its affiliates. These funds were used to retire outside debt. Additionally, with the new capital and expectations of future growth, management has formulated a plan to repay the remaining outside debt within the next two years. At December 31, 1998, UTI had $9,529,138 in notes payable. On March 1, 1999, First Southern acquired the $2,560,000 of UTI convertible debt outstanding from the seven officers and employees who previously held the notes. Pursuant to the terms of an agreement with First Southern, this debt will be converted to equity by July 31, 2000. UII, an equity investee of UTI, holds notes receivable from UTI and its subsidiaries of $1,364,100. Upon the merger of UTI and UII, these notes would be eliminated in consolidation. UII has $902,300 of outside debt which would be assumed by UTI in a merger. This means there would be $6,507,338 of debt remaining to be repaid. The Company believes this can be accomplished in the next two years through dividends from the subsidiaries, namely dividends to FCC from UG and from expected operating cashflows. The Company's long-term debt is discussed in more detail in Note 11 of the Notes to the Financial Statements.

(c)  Shareholders' Equity

Total shareholders' equity increased 65% in 1998 compared to 1997. The increase is attributable to the Company's issuance of common stock to First Southern Funding LLC.

On November 20, 1998, First Southern Funding, LLC., a Kentucky corporation, ("FSF") and affiliates acquired 929,904 shares of common stock of United Trust, Inc., an Illinois corporation, ("UTI") from UTI and certain UTI shareholders. As consideration for the shares, FSF paid UTI $10,999,995 and certain shareholders of UTI $999,990 in cash. FSF and affiliates employed working capital to make these purchases of common stock, including funds on hand and amounts drawn under existing lines of credit with Star Bank, NA. FSF borrowed $7,082,878 and First Southern Bancorp, Inc., an affiliate of FSF, borrowed $495,775 in making the purchases. FSF and affiliates expect to repay the borrowings through the sale of assets they currently own.

Details of the transaction can be outlined as follows: FSF acquired 389,715 shares of UTI common stock at $10.00 per share. These shares represented stock acquired during 1997 by UTI in private transactions. Additionally, FSF acquired 473,523 shares of authorized but unissued common stock at $15.00 per share. FSF acquired 66,666 shares of common stock from UTI CEO Larry Ryherd, and his family, at $15.00 per share. FSF has committed to purchase $2,560,000 of face amount of UTI convertible notes from certain officers and directors of UTI for a cash price of $3,072,000 by March 1, 1999. FSF is required to convert the notes to UTI common stock by July 31, 2000. UTI has granted, for nominal consideration, an irrevocable, exclusive option to FSF to purchase up to 1,450,000 shares of UTI common stock for a purchase price in cash equal to $15.00 per share, with such option to expire on July 1, 2001. UTI has also caused three persons designated by FSF to be appointed, as part of the maximum of 11, to the Board of Directors of UTI.

Following the transactions described above, and together with shares of UTI acquired on the market, FSF and affiliates currently own 1,073,577 shares of UTI common stock (43.1%) becoming the largest shareholder of UTI. Through the shares acquired and options owned, FSF can ultimately own over 51% of UTI. Mr. Jesse T. Correll is the majority shareholder of FSF, which is an affiliate of First Southern Bancorp, Inc., a bank holding company that owns a bank that operates out of 14 locations in central Kentucky.


Liquidity and Capital Resources

The Company has three principal needs for cash - the insurance companies' contractual obligations to policyholders, the payment of operating expenses and the servicing of its long-term debt. Cash and cash equivalents as a percentage of total assets were 8% and 5% as of December 31, 1998 and 1997, respectively. Fixed maturities as a percentage of total invested assets were 82% as of December 31, 1998 and 1997.

Future policy benefits are primarily long-term in nature and therefore, the Company's investments are predominantly in long-term fixed maturity investments such as bonds and mortgage loans which provide sufficient return to cover these obligations. The Company has the ability and intent to hold these investments to maturity; consequently, the Company's investment in long-term fixed maturities is reported in the financial statements at their amortized cost.

Many of the Company's products contain surrender charges and other features which reward persistency and penalize the early withdrawal of funds. With respect to such products, surrender charges are generally sufficient to cover the Company's unamortized deferred policy acquisition costs with respect to the policy being surrendered.

Cash provided by operating activities was $2,166,000, $23,000 and $3,140,000 in 1998, 1997 and 1996, respectively. Reporting regulations require cash inflows and outflows from universal life insurance products to be shown as financing activities when reporting on cash flows. The net cash provided by operating activities plus policyholder contract deposits less policyholder contract withdrawals equaled $5,244,000 in 1998, $3,412,000 in 1997 and $9,952,000 in
1996. Management utilizes this measurement of cash flows as an indicator of the performance of the Company's insurance operations.

Cash provided by (used in) investing activities was $5,556,000, ($2,989,000) and $15,808,000, for 1998, 1997 and 1996, respectively. The most significant aspect of cash provided by (used in) investing activities are the fixed maturity transactions. Fixed maturities account for 84%, 70% and 81% of the total cost of investments acquired in 1998, 1997 and 1996, respectively. The net cash provided by investing activities in 1996, is due to the fixed maturities sold in conjunction with the coinsurance agreement with PALIC. The Company has not directed its investable funds to so-called "junk bonds" or derivative investments.

Net cash provided by (used in) financing activities was $2,551,000, $1,746,000 and ($14,150,000) for 1998, 1997 and 1996, respectively. The change between 1997 and 1996 is due to a coinsurance agreement with PALIC as of September 30, 1996. At closing of the transaction, UG received a reinsurance credit of $28,318,000 for policy liabilities covered under the agreement. UG transferred assets equal to the credit received. This transfer included policy loans of $2,855,000 associated with policies under the agreement and a net cash transfer of $19,088,000 after deducting the ceding commission due UG of $6,375,000.

Policyholder contract deposits decreased 14% in 1998 compared to 1997, and decreased 20% in 1997 when compared to 1996. Policyholder contract withdrawals has decreased 15% in 1998 compared to 1997, and decreased 6% in 1997 compared to 1996. The change in policyholder contract withdrawals is not attributable to any one significant event. Factors that influence policyholder contract withdrawals are fluctuation of interest rates, competition and other economic factors.

At December 31, 1998, the Company had a total of $9,529,000 in long-term debt outstanding. The debt structure is described in the following paragraphs.

In November 1998, UTI received approximately $11,000,000 from the issuance of common stock to First Southern Funding and its affiliates. These funds were used to retire outside debt. Additionally, with the new capital and expectations of future growth, management has formulated a plan to repay the remaining outside debt within the next two years. At December 31, 1998, UTI had $9,529,138 in notes payable. On March 1, 1999, First Southern acquired the $2,560,000 of UTI convertible debt outstanding from the seven officers and employees who previously held the notes. Pursuant to the terms of an agreement with First Southern, this debt will be converted to equity by July 31, 2000. UII, an equity investee of UTI, holds notes receivable from UTI and its subsidiaries of $1,364,100. Upon the merger of UTI and UII, these notes would be eliminated in consolidation. UII has $902,300 of outside debt which would be assumed by UTI in a merger. This means there would be $6,507,338 of debt remaining to be repaid. The Company believes this can be accomplished in the next two years through dividends from the subsidiaries, namely dividends to FCC from UG and from expected operating cashflows.

The senior debt is through National City Bank (formerly First of America Bank) and is subject to a credit agreement. As of December 31, 1998 the outstanding principal balance of the senior debt is $100,000. The debt bears interest to a rate equal to the "base rate" plus nine-sixteenths of one percent. The Base rate is defined as the floating daily, variable rate of interest determined and announced by National City Bank from time to time as its "base lending rate". The base rate at December 31, 1998 was 7.75% and has remained unchanged through the date of this filing. Interest is paid quarterly and principal payments of $1,000,000 are due in May of each year beginning in 1997, with a final payment due May 8, 2005. On November 23, 1998, the Company prepaid all but $100,000 of principal. The remaining principal balance will be payable on the maturity date and is being maintained to keep the Company's credit relationship with National City Bank in place.

The subordinated debt was incurred June 16, 1992 as a part of an acquisition and consists of 10 and 20 year notes. As of December 31, 1998 the outstanding principal balance of the 10-year notes is $2,267,000 and the 20-year notes is $3,252,000. The 10-year notes bear interest at the rate of 7 1/2% per annum, payable semi-annually beginning December 16, 1992. These notes except for one $840,000 note provide for principal payments equal to 1/20th of the principal balance due with each interest installment beginning December 16, 1997, with a final payment due June 16, 2002. The $840,000 note provides for a lump sum principal payment due June 16, 2002. In June 1997, the Company refinanced $204,267 of its subordinated 10-year notes to subordinated 20-year notes bearing interest at the rate of 8.75%. The repayment terms of these notes are the same as the original subordinated 20 year notes. The 20-year notes bear interest at the rate of 8 1/2% per annum on $3,530,000 and 8.75% per annum on $505,000, payable semi-annually with a lump sum principal payment due June 16, 2012.

On July 31, 1997, United Trust Inc. issued convertible notes totaling $2,560,000 to seven individuals, all officers or employees of United Trust Inc. As of December 31, 1998, the outstanding principal balance of the convertible notes is $2,560,000. The notes bear interest at a rate of 1% over prime, currently at 7.75%, with interest payments due quarterly and principal due upon maturity of July 31, 2004. The conversion price of the notes are graded from $12.50 per share for the first three years, increasing to $15.00 per share for the next two years and increasing to $20.00 per share for the last two years. As of December 31, 1998, the notes were convertible into 204,800 shares of UTI common stock with no conversion privileges having been exercised. On March 1, 1999, First Southern acquired the $2,560,000 of UTI convertible debt outstanding from the seven officers and employees who previously held the notes. Pursuant to the terms of an agreement with First Southern, this debt will be converted to equity by July 31, 2000.

As of December 31, 1998 the Company has a total $26,378,000 of cash and cash equivalents, short-term investments and investments held for sale in comparison to $9,529,000 of notes payable. UTI and FCC service this debt through existing cash balances and management fees received from the insurance subsidiaries. FCC
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
is further able to service this debt through dividends it may receive from UG. See Note 2 in the notes to the consolidated financial statements for additional information regarding dividends.

UTI is a holding company that has no day to day operations of its own. Funds required to meet its expenses, generally costs associated with maintaining the company in good standing with states in which it does business, are primarily provided by its subsidiaries. On a parent only basis, UTI's cash flow is dependent on revenues from a management agreement with UII and its earnings received on invested assets and cash balances. At December 31, 1998, substantially all of the consolidated shareholders equity represents net assets of its subsidiaries and receivables from its subsidiaries. The Company's insurance subsidiaries have maintained adequate statutory capital and surplus and have not used surplus relief or financial reinsurance, which have come under scrutiny by many state insurance departments. The payment of cash dividends to shareholders is not legally restricted. However, insurance company dividend payments are regulated by the state insurance department where the company is domiciled. UTI is the ultimate parent of UG through ownership of several intermediary holding companies. UG can not pay a dividend directly to UTI due to the ownership structure. However, if UG paid a dividend to its direct parent and each subsequent intermediate company within the holding company structure paid a dividend equal to the amount it received, UTI would receive 57% of the original dividend paid by UG. Please refer to Note 1 of the Notes to the Consolidated Financial Statements. UG's dividend limitations are described below without effect of the ownership structure.

Ohio domiciled insurance companies require five days prior notification to the insurance commissioner for the payment of an ordinary dividend. Ordinary dividends are defined as the greater of: a) prior year statutory earnings or b) 10% of statutory capital and surplus. For the year ended December 31, 1998, UG had a statutory gain from operations of $3,266,000. At December 31, 1998, UG's statutory capital and surplus amounted to $15,281,000. Extraordinary dividends (amounts in excess of ordinary dividend limitations) require prior approval of the insurance commissioner and are not restricted to a specific calculation.

A life insurance company's statutory capital is computed according to rules prescribed by the National Association of Insurance Commissioners ("NAIC"), as modified by the insurance company's state of domicile. Statutory accounting rules are different from generally accepted accounting principles and are intended to reflect a more conservative view by, for example, requiring immediate expensing of policy acquisition costs. The achievement of long-term growth will require growth in the statutory capital of the Company's insurance subsidiaries. The subsidiaries may secure additional statutory capital through various sources, such as internally generated statutory earnings or equity contributions by the Company from funds generated through debt or equity offerings.

The NAIC's risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. The risk-based capital formula measures the adequacy of statutory capital and surplus in relation to investment and insurance risks such as asset quality, mortality and morbidity, asset and liability matching and other business factors. The RBC formula is used by state insurance regulators as an early warning tool to identify, for the purpose of initiating regulatory action, insurance companies that potentially are inadequately capitalized. In addition, the formula defines new minimum capital standards that will supplement the current system of low fixed minimum capital and surplus requirements on a state-by-state basis. Regulatory compliance is determined by a ratio of the insurance company's regulatory total adjusted capital, as defined by the NAIC, to its authorized control level RBC, as defined by the NAIC. Insurance companies below specific trigger points or ratios are classified within certain levels, each of which requires specific corrective action. The levels and ratios are as follows:


                                           Ratio of Total Adjusted Capital to
                                            Authorized Control Level RBC
              Regulatory Event                 (Less Than or Equal to)

     Company action level                                     2*
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
     Regulatory action level                                  1.5
     Authorized control level                                 1
     Mandatory control level                                  0.7
     * Or, 2.5 with negative trend.

At December 31, 1998, each of the insurance subsidiaries has a Ratio that is in excess of 4, which is 400% of the authorized control level; accordingly the insurance subsidiaries meet the RBC requirements.

The Company is not aware of any litigation that will have a material adverse effect on the financial position of the Company. In addition, the Company does not believe that the regulatory initiatives currently under consideration by various regulatory agencies will have a material adverse impact on the Company. The Company is not aware of any material pending or threatened regulatory action with respect to the Company or any of its subsidiaries. The Company does not believe that any insurance guaranty fund assessments will be materially different from amounts already provided for in the financial statements.

Management   believes  the  overall  sources  of  liquidity  available  will  be sufficient to satisfy its financial obligations.


REGULATORY ENVIRONMENT
----------------------

The Company's insurance subsidiaries are assessed contributions by life and health guaranty associations in almost all states to indemnify policyholders of failed companies. In several states the company may reduce premium taxes paid to recover a portion of assessments paid to the states' guaranty fund association. This right of "offset" may come under review by the various states, and the company cannot predict whether and to what extent legislative initiatives may affect this right to offset. Also, some state guaranty associations have adjusted the basis by which they assess the cost of insolvencies to individual companies. The Company believes that its reserve for future guaranty fund assessments is sufficient to provide for assessments related to known insolvencies. This reserve is based upon management's current expectation of the availability of this right of offset, known insolvencies and state guaranty fund assessment bases. However, changes in the basis whereby assessments are charged to individual companies and changes in the availability of the right to offset assessments against premium tax payments could materially affect the company's results.

Currently, the Company's insurance subsidiaries are subject to government regulation in each of the states in which they conduct business. Such regulation is vested in state agencies having broad administrative power dealing with all aspects of the insurance business, including the power to: (i) grant and revoke licenses to transact business; (ii) regulate and supervise trade practices and market conduct; (iii) establish guaranty associations; (iv) license agents; (v) approve policy forms; (vi) approve premium rates for some lines of business;
(vii) establish reserve requirements; (viii) prescribe the form and content of required financial statements and reports; (ix) determine the reasonableness and adequacy of statutory capital and surplus; and (x) regulate the type and amount of permitted investments. Insurance regulation is concerned primarily with the protection of policyholders. The Company cannot predict the impact of any future proposals, regulations or market conduct investigations. The Company's insurance subsidiaries, USA, UG, APPL and ABE are domiciled in the states of Ohio, Ohio, West Virginia and Illinois, respectively.

The insurance regulatory framework continues to be scrutinized by various states, the federal government and the National Association of Insurance Commissioners ("NAIC"). The NAIC is an association whose membership consists of the insurance commissioners or their designees of the various states. The NAIC has no direct regulatory authority over insurance companies, however its primary purpose is to provide a more consistent method of regulation and reporting from state to state. This is accomplished through the issuance of model regulations, which can be adopted by individual states unmodified, modified to meet the state's own needs or requirements, or dismissed entirely.

Most states also have insurance holding company statutes which require registration and periodic reporting by insurance companies controlled by other corporations licensed to transact business within their respective
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
jurisdictions. The insurance subsidiaries are subject to such legislation and registered as controlled insurers in those jurisdictions in which such registration is required. Statutes vary from state to state but typically require periodic disclosure, concerning the corporation, that controls the registered insurers and all subsidiaries of such corporation. In addition, prior notice to, or approval by, the state insurance commission of material intercorporate transfers of assets, reinsurance agreements, management agreements (see Note 9 in the Notes to the Consolidated Financial Statements), and payment of dividends (see Note 2 in the Notes to the Consolidated Financial Statements) in excess of specified amounts by the insurance subsidiary, within the holding company system, are required.

Each year the NAIC calculates financial ratio results (commonly referred to as IRIS ratios) for each company. These ratios compare various financial information pertaining to the statutory balance sheet and income statement. The results are then compared to pre-established normal ranges determined by the NAIC. Results outside the range typically require explanation to the domiciliary insurance department.

At year-end 1998, the insurance companies had one ratio outside the normal range. The ratio is related to the decrease in premium income. The ratio fell outside the normal range the last three years. A primary cause for the decrease in premium revenues is related to the potential change in control of UTI over the last two years to two different parties. During September of 1996, it was announced that control of UTI would pass to an unrelated party, but the transaction did not materialize. In February 1998, an announcement was made regarding negotiations with a different unrelated party, First Southern Funding LLC, for the change in control of UTI. In November 1998, the change in control with this second party was completed. Please refer to the Notes to the Consolidated Financial Statements for additional information. The possible changes and resulting uncertainties have hurt the insurance companies' ability to recruit and maintain sales agents.

The NAIC, in conjunction with state regulators, has been reviewing existing insurance laws and regulations. A committee of the NAIC proposed changes in the regulations governing insurance company investments and holding company investments in subsidiaries and affiliates which were adopted by the NAIC as model laws in 1996. The Company does not presently anticipate any material adverse change in its business as a result of these changes.

Legislative and regulatory initiatives regarding changes in the regulation of banks and other financial services businesses and restructuring of the federal income tax system could, if adopted and depending on the form they take, have an adverse impact on the Company by altering the competitive environment for its products. The outcome and timing of any such changes cannot be anticipated at this time, but the Company will continue to monitor developments in order to respond to any opportunities or increased competition that may occur.

The Clinton Administration has recently proposed tax changes that would affect the insurance industry. One proposal is to require recapture of untaxed profits on policyholder surplus accounts. Between 1959 and 1983, stock life insurance companies deferred tax on a portion of their profits. These untaxed profits were added to a policyholders surplus account ("PSA"). In 1984, Congress precluded life insurance companies from continuing to defer taxes on any future profits. The Clinton Administration argues that there is no continuing justification for permitting stock life insurance companies to defer tax on profits that were earned between 1959 and 1983. Accordingly, the stock life companies would be required to include in their gross income over ten years their PSA balances. The second proposal modifies rules for capitalizing policy acquisition costs on the grounds that life insurance companies generally only capitalize a fraction of their actual policy acquisition costs. This modification would increase the current capitalization percentages. Either of these changes would be onerous to the Company and to the insurance industry as a whole. The outcome and timing of these proposals cannot be anticipated at this time

The NAIC adopted the Life Illustration Model Regulation. Many states have adopted the regulation effective January 1, 1997. This regulation requires products which contain non-guaranteed elements, such as universal life and interest sensitive life, to comply with certain actuarially established tests. These tests are intended to target future performance and profitability of a product under various scenarios. The regulation does not prevent a company from selling a product that does not meet the various tests. The only implication is the way in which the product is marketed to the consumer. A product that does not pass the tests uses guaranteed assumptions rather than current assumptions in presenting future product performance to the consumer. The Company conducts an ongoing thorough review of its sales and marketing process and continues to emphasize its compliance efforts.

A task force of the NAIC is currently undertaking a project to codify a comprehensive set of statutory insurance accounting rules and regulations. Project results were recently approved by the NAIC with an implementation date of January 1, 2001. Individual states in which the Company does business must implement these new rules for them to become effective. Specific recommendations have been set forth in papers issued by the NAIC. The NAIC continues to modify and amend these papers. The Company is monitoring the process, and is not aware of any new requirements that would result in a material financial impact on the Company's financial position or results of operations. The Company will continue to monitor this issue as changes and new proposals are made.


ACCOUNTING AND LEGAL DEVELOPMENTS
---------------------------------

The Financial Accounting Standards Board (FASB) has issued Statement of Financial Accounting Standards (SFAS) 128 entitled Earnings per share, which is effective for financial statements for fiscal years beginning after December 15, 1997. SFAS 128 specifies the computation, presentation, and disclosure requirements for earnings per share (EPS) for entities with publicly held common stock or potential common stock. The Statement's objective is to simplify the computation of earnings per share, and to make the U.S.
standard for computing EPS more compatible with the EPS standards of other countries.

This statement was adopted for the 1997 Financial Statements. For all periods presented the Company reported a loss from continuing operations so any potential issuance of common shares would have an antidilutive effect on EPS. Consequently, the adoption of SFAS 128 did not have an impact on the Company's financial statement.

The FASB has issued SFAS 130 entitled Reporting Comprehensive Income, which is effective for financial statements for fiscal years beginning after December 15, 1997. SFAS 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income includes all changes in shareholders' equity, except those arising from transactions with shareholders, and includes net income and net unrealized gains (losses) on securities. SFAS 130 was adopted as of January 1, 1998. Adopting the new standard required the Company to make additional disclosures in the consolidated financial statements, but did not affect the Company's financial position or results of operations.

All items of other comprehensive income reflect no related tax effect, since the Company has an allowance against the collection of any future tax benefits. In addition, there was no sale or liquidation of investments requiring a reclassification adjustment for the period presented.

The FASB has issued SFAS 131 entitled, Disclosures about Segments of an Enterprise and Related Information, which is effective for financial statements for fiscal years beginning after December 15, 1997. SFAS 131 requires that a public business enterprise report financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly in deciding how to allocate resources and in assessing performance. SFAS 131 was adopted as of January 1, 1998. Adopting the new standard had no affect on the Company's financial position or results of operations, since the Company has no reportable operating segments.

The FASB has issued SFAS 132 entitled, Employers' Disclosures about Pensions and Other Postretirement Benefits, which is effective for financial statements for fiscal years beginning after December 15, 1997. SFAS 132 revises current disclosure requirements for employer provided post-retirement benefits. The
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
statement does not change retirement measurement or recognition issues. SFAS 132 was adopted as of January 1, 1998. Adopting the new standard had no affect on the Company's financial position or results of operations, since the Company has no pension plan or other obligation for post-retirement benefits.

The FASB has issued SFAS 133 entitled, Accounting for Derivative Instruments and Hedging Activities, which is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. SFAS 133 requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as a specific type of exposure hedge. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. The adoption of SFAS 133 is not expected to have a material effect on the Company's financial position or results of operations, since the Company has no derivative or hedging type investments.

The Company is not aware of any litigation that will have a material adverse effect on the financial position of the Company. In addition, the Company does not believe that the regulatory initiatives currently under consideration by various regulatory agencies will have a material adverse impact on the Company. The Company is not aware of any material pending or threatened regulatory action with respect to the Company or any of its subsidiaries. The Company does not believe that any insurance guaranty fund assessments will be materially different from amounts already provided for in the financial statements.


YEAR 2000 ISSUE
---------------

The "Year 2000 Issue" is the inability of computers and computing technology to recognize correctly the Year 2000 date change. The problem results from a long-standing practice by programmers to save memory space by denoting years using just two digits instead of four digits. Thus, systems that are not Year 2000 compliant may be unable to read dates correctly after the Year 1999 and can return incorrect or unpredictable results. This could have a significant effect on the Company's business/financial systems as well as products and services, if not corrected.

The Company established a project to address year 2000 processing concerns in September of 1996. In 1997 the Company completed the review of the Company's internally and externally developed software, and made corrections to all year 2000 non-compliant processing. The Company also secured verification of current and future year 2000 compliance from all major external software vendors. In December of 1997, a separate computer operating environment was established with the system dates advanced to December of 1999. A parallel model office was established with all dates in the data advanced to December of 1999. Parallel model office processing is being performed using dates from December of 1999 to January of 2001, to insure all year 2000 processing errors have been corrected. Testing was completed by the end of the first quarter of 1998. Periodic regression testing is being performed to monitor continuing compliance. By addressing year 2000 compliance in a timely manner, compliance has been achieved using existing staff and without significant impact on the Company operationally or financially.


CHANGE IN CONTROL OF UNITED TRUST, INC.
---------------------------------------

On November 20, 1998, First Southern Funding, LLC., a Kentucky corporation, ("FSF") and affiliates acquired 929,904 shares of common stock of United Trust, Inc., an Illinois corporation, ("UTI") from UTI and certain UTI shareholders. As consideration for the shares, FSF paid UTI $10,999,995 and certain shareholders of UTI $999,990 in cash. FSF and affiliates employed working capital to make these purchases of common stock, including funds on hand and amounts drawn under existing lines of credit with Star Bank, NA. FSF borrowed $7,082,878 and First Southern Bancorp, Inc., an affiliate of FSF, borrowed $495,775 in making the purchases. FSF and affiliates expect to repay the borrowings through the sale of assets they currently own.

Details of the transaction can be outlined as follows: FSF acquired 389,715 shares of UTI common stock at $10.00 per share. These shares represented stock acquired during 1997 by UTI in private transactions. Additionally, FSF acquired 473,523 shares of authorized but unissued common stock at $15.00 per share. FSF acquired 66,666 shares of common stock from UTI CEO Larry Ryherd, and his family, at $15.00 per share. FSF has committed to purchase $2,560,000 of face amount of UTI convertible notes from certain officers and directors of UTI for a cash price of $3,072,000 by March 1, 1999. FSF is required to convert the notes to UTI common stock by July 31, 2000. UTI has granted, for nominal, consideration, an irrevocable, exclusive option to FSF to purchase up to 1,450,000 shares of UTI common stock for a purchase price in cash equal to $15.00 per share, with such option to expire on July 1, 2001. UTI has also caused three persons designated by FSF to be appointed, as part of the maximum of 11, to the Board of Directors of UTI.

Following the transactions described above, and together with shares of UTI acquired on the market, FSF and affiliates currently own 1,073,577 shares of UTI common stock (43.1%) becoming the largest shareholder of UTI. Through the shares acquired and options owned, FSF can ultimately own over 51% of UTI. Mr. Jesse T. Correll is the majority shareholder of FSF, which is an affiliate of First Southern Bancorp, Inc., a bank holding company that owns a bank that operates out of 14 locations in central Kentucky.

This transaction provides the Company with increased opportunities. The additional capitalization has enabled UTI to significantly reduce its outside debt and has enhanced its ability to make future acquisitions through increased borrowing power and financial strength. Many synergies exist between the Company and First Southern Funding and its affiliates. The potential for cross selling of services to each customer base is currently being explored. Legislation is currently pending that would eliminate many of the barriers currently existing between banks and insurance companies. Such alliances are already being formed within the two industries. Management believes this transaction positions the Company for continued growth and competitiveness into the future as the financial industry changes.


PROPOSED MERGER
---------------

On March 25, 1997, the Board of Directors of the Company and UII voted to recommend to the shareholders a merger of the two companies. Under the Plan of Merger, the Company would be the surviving entity issuing one share of its stock for each share held by UII shareholders.

The Company owns 53% of United Trust Group, Inc., an insurance holding company, and UII owns 47% of United Trust Group, Inc. Neither the Company nor UII had any other significant holdings or business dealings at the time the merger was recommended by the respective Boards of Directors. The Board of Directors of each company thus concluded a merger of the two companies would be in the best interests of the shareholders. The merger will result in certain cost savings, primarily related to costs associated with maintaining a corporation in good standing in the states in which it transacts business. Additionally, the merger will further simplify the group's holding company system making it easier to understand for outside parties including current investors, potential investors and lenders.

A vote of the shareholders of the Company and UII regarding the proposed merger is anticipated to occur sometime during the second quarter of 1999.

FEDERAL INCOME TAXES

         Under current federal income tax laws, qualifying life insurance companies are, subject to a phase out limitation, entitled to a "small life insurance company" deduction. This deduction is set at 60% of the life insurance company's tentative life insurance taxable income up to $3,000,000. For tentative life insurance taxable income in excess of $3,000,000, the amount of the deduction is equal to $1,800,000 (the maximum amount allowed to be deducted) less 15% of the excess of such income over $3,000,000. In general, the small life insurance company deduction is computed by treating all life insurance companies that are members of the same controlled group as one company, whether these companies join in the filing of a consolidated return or file separate returns. As a result, for the years 1995, 1996 and 1997, the effective tax rate on life insurance companies generally ranged from approximately 15% on companies with taxable income of $3,000,000 or less to approximately 35% on companies with taxable income of $15,000,000 or more.

         Effective in 1984, the provisions of the federal income tax law relating to the timing of the deduction for policy reserve increases were amended. This change had the effect of increasing the portion of gain from operations which is taxed currently.

         The Tax Reform Act of 1986 effected major changes in the basic structure of the federal income tax laws. The Act reduced the highest general corporate tax rates. As a result, after giving effect to the small life insurance company deduction, effective tax rates for life insurance companies generally range from approximately 14% for companies with taxable income of $3,000,000 or less to 35% for companies with taxable income of $15,000,000 or more. The Act also created a new alternative minimum tax on tax preference items of corporations (which includes as a tax preference item 75% of the excess of adjusted current earnings over alternative minimum taxable income).

     UTI and its subsidiaries have net operating loss carry forwards for federal income tax purposes totaling $986,000 for UTI, $329,000 for FCC, and $387,000 for UG expiring as set forth in Note 3 of Notes to Financial Statements of UTI.

CAPITALIZATION OF UTI AND UII
-----------------------------

         The following table sets forth the capitalizations on a GAAP basis of UTI and UII as of December 31, 1998 and UTI's capitalization on a pro forma combined basis at such date as if the proposed Merger had been consummated on that date, accounting for the Merger as a purchase of UII by UTI at a cost of $10,525,189. The pro forma combined capitalization is based on the exchange ratio of one share of UTI Common Stock for each share of UII Common Stock assumes that no stockholder dissents and exercises his rights of appraisal. The table should be read in conjunction with the financial statements and pro forma financial statements and related notes of UTI and UII. (* inapplicable).

                                                                 Outstanding at
                                                               December 31, 1998
                                                               -----------------                     Pro Forma
                                                         UTI                       UII                Combined
                                                         ---                       ---                --------

Short-term debt                                              0                         0                     0
Long-term debt, less current portion                 9,529,000                   902,000             9,067,000
Shareholders' equity:
    Common Stock:
        UTI, no par value (.02 stated value)            50,000                         *                66,000
        UII, no par value ($.033 stated value)               *                    46,000                     *
Paid-in Additional Capital                          27,403,000                15,242,000            37,873,000
Accumulated other comprehensive income               (277,000)                 (181,000)              (277,000)
Accumulated Deficit                                (1,815,000)               (3,386,000)            (1,815,000)

Total Shareholders' Equity                          25,361,000                11,722,000            35,847,000

        Total Capitalization                       $25,361,000               $11,722,000           $35,847,000

                                   UTI AND UII
                        PRO FORMA CONSOLIDATED CONDENSED
                        FINANCIAL INFORMATION - UNAUDITED

         The December 31, 1998 pro forma financial information included in this Proxy Statement is based on the exchange ratio of one share of UTI Common Stock for each one share of UII Common Stock and assumes that no stockholder dissents and exercises his rights of appraisal. The pro forma balance sheet assumes the transactions took place as of the balance sheet date and the pro forma statement of operations is prepared as if the transactions took place as of January 1.

         The pro forma financial information included in this Proxy Statement is not intended to reflect results of operations or the financial position that would have actually resulted had the Merger been effective on the dates indicated. The information shown is not necessarily indicative of the results of future operations. These statements should be read in conjunction with the financial statements of UTI and UII contained elsewhere herein.

                        UTI/UII PRO FORMA BALANCE SHEET
                               UNITED TRUST, INC.
                               UNITED INCOME, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                             as of December 31, 1998
                                   (Unaudited)
--------------------------------------------------------------------------------------------------------------------


                                                            UTI            UII              Merger
                         ASSETS                          December 31    December 31       Adjustments    Pro Forma
                                                         -----------    -----------       -----------    -----------

Investments:
    Fixed maturities at amortized cost                $ 174,240,848  $          0 (8)       1,580,469  $175,821,317
    Investments held for sale:
       Fixed maturities,at market                         1,505,406              0                        1,505,406
       Equity securities, at market                       2,087,416              0                        2,087,416
    Mortgage loans on real estate at amortized cost      10,941,614        170,052                       11,111,666
    Investment real estate, at cost,
      net of accumulated depreciation                     8,979,183              0                        8,979,183
    Real estate acquired in satisfaction of debt          1,550,000              0                        1,550,000
    Policy loans                                         14,134,041              0                       14,134,041
    Other long-term investments                             906,278      1,364,100 (7)      (1,364,100)     906,278
    Short term investments                                1,062,796              0                        1,062,796
                                                         -----------    -----------        -----------   -----------

                                                         215,407,582     1,534,152             216,369  217,158,103

Cash and cash equivalents                                26,378,463        368,692                       26,747,155
Investment in affiliates                                  5,549,515     10,697,626(1)(2)(5)(16,247,141)           0
Accrued investment income                                 3,563,383         13,629                        3,577,012
Reinsurance receivables:
     Future policy benefits                              36,965,938              0                       36,965,938
     Policy claims and other benefits                     3,563,963              0                        3,563,963
Cost of insurance acquired                               39,307,960              0 (8)     1,770,873     41,078,833
Deferred policy acquisition costs                         6,324,548              0 (8)    (1,770,873)     4,553,675
Costs in excess of net assets purchased,
     net of accumulated amortization                      2,642,210              0 (8)    (1,678,196)       964,014
Property and equipment,
     net of accumulated depreciation                      3,179,203            444                        3,179,647
Receivable from affiliate, net                                    0         22,244 (6)       (22,244)             0
Other assets                                                941,656          9,242                          950,898
                                                         -----------    -----------       -----------    -----------
         Total assets                                  $343,824,421   $ 12,646,029      $ (17,731,212) $338,739,238
                                                         ===========    ===========       ===========    ===========


               LIABILITIES  AND  SHAREHOLDERS'  EQUITY
Policy  liabilities  and accruals:
     Future policy benefits                           $ 248,391,753   $          0      $              $248,391,753
     Policy claims and benefits payable                   2,183,434              0                        2,183,434
     Other policyholder funds                             2,150,632              0                        2,150,632
     Dividend and endowment accumulations                15,329,048              0                       15,329,048
Income taxes payable:
     Current                                                115,785              0                          115,785
     Deferred                                             9,438,758              0 (8)       553,164      9,991,922
Notes payable                                             9,529,138        902,300 (7)    (1,364,100)     9,067,338
Indebtedness to (from) affiliates, net                       22,244              0 (6)       (22,244)             0
Other liabilities                                         5,890,059         22,209                        5,912,268
                                                         -----------    -----------       -----------    -----------
        Total liabilities                               293,050,851        924,509          (833,180)   293,142,180
                                                         -----------    -----------       -----------    -----------

Minority interests in consolidated subsidiaries          25,412,259              0 (3)    (15,662,566)    9,749,693
                                                         -----------    -----------       -----------    -----------



Shareholders' equity:
Common stock - no par value, stated value $.02 per share.    49,809       45,934(4)(5)(8)   (29,521)        66,222
Additional paid-in capital                               27,403,172   15,242,365(4)(5)(8)(4,772,724)    37,872,813
Accumulated other comprehensive income                     (276,852)    (181,079)(4)        181,079       (276,852)
Accumulated deficit                                      (1,814,818)  (3,385,700)(4)      3,385,700     (1,814,818)
                                                         -----------  -----------       -----------    -----------

         Total shareholders' equity                      25,361,311   11,721,520         (1,235,466)    35,847,365
                                                         ----------- -----------         -----------    -----------

         Total liabilities and shareholders' equity    $ 343,824,421$ 12,646,029      $ (17,731,212) $ 338,739,238
                                                         =========== ===========         ===========    ===========


                       UTI/UII PRO-FORMA INCOME STATEMENT
                               UNITED TRUST, INC.
                              UNITED INCOME, INC .
           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS For the Year
                             Ended December 31, 1998

                                                                                                    Merger
                                                         UTI                   UII               Adjustments            Pro Forma
                                                    --------------        --------------        ---------------       --------------


Revenues:

   Premiums and policy fees                       $    30,938,609       $             0       $                     $    30,938,609
   Reinsurance premiums and policy fees                (4,542,532)                    0                                  (4,542,532)
   Net investment income                               15,042,287               133,025 (3)(7)        (478,434)          14,696,878
   Realized investment gains and (losses), net         (1,119,156)                    0                                  (1,119,156)
   Other income                                           566,192               901,898 (1),(2)     (1,336,552)             131,538
                                                    --------------        --------------        ---------------       --------------

                                                       40,885,400             1,034,923             (1,814,986)          40,105,337


Benefits and other expenses:

   Benefits, claims and settlement expenses:
       Life                                            23,078,145                     0                                  23,078,145
       Reinsurance benefits and claims                 (2,499,394)                    0                                  (2,499,394)
       Annuity                                          1,462,385                     0                                   1,462,385
       Dividends to policyholders                       3,431,238                     0                                   3,431,238
   Commissions and amortization of deferred
       policy acquisition costs                         6,450,529                     0 (7)           (611,848)           5,838,681
   Amortization of cost of insurance acquired           2,214,928                     0 (7)            611,848            2,826,776
   Operating expenses                                  10,665,976               581,603 (1)(2)(7)   (1,392,492)           9,855,087
   Interest expense                                     2,198,773                85,155 (3)            (83,317)           2,200,611
                                                    --------------        --------------        ---------------       --------------

                                                       47,002,580               666,758             (1,475,809)          46,193,529
                                                    --------------        --------------        ---------------       --------------



Loss before income taxes, minority interest
   and equity in loss of investees                     (6,117,180)              368,165               (339,177)          (6,088,192)
Credit for income taxes                                 4,624,032                     0 (7)            138,291            4,762,323
Minority interest in loss
   of consolidated subsidiaries                           835,181                     0 (6)           (421,122)             414,059
Equity in loss of investees                               (21,525)             (421,122)(4),(5)        442,647                    0
                                                    --------------        --------------        ---------------       --------------

Net loss                                          $      (679,492)      $       (52,957)      $       (179,361)     $      (911,810)
                                                    ==============        ==============        ===============       ==============




Basic loss per share from continuing
   operations and net loss                        $         (0.39)      $         (0.04)                            $         (0.36)
                                                    ==============        ==============                              ==============


Diluted loss per share from continuing
   operations and net loss                        $         (0.39)      $         (0.04)                            $         (0.36)
                                                    ==============        ==============                              ==============


Basic weighted average shares outstanding               1,726,843             1,391,919                                   2,547,488
                                                    ==============        ==============                              ==============


Diluted weighted average shares outstanding             1,726,843             1,391,919                                   2,547,488
                                                    ==============        ==============                              ==============


EXPLANATORY NOTES TO PRO FORMA FINANCIAL INFORMATION

A. The pro forma consolidated balance sheet reflects the following adjustments:
         1.    Eliminate UII investment in UTG of $10,658,491

         2.    Eliminate UTI investment in UII of $5,549,515

         3. Eliminate minority interest liability for UII ownership of UTG of $15,662,566

         4. Eliminate UII equity accounts:

               Common stock                                $        45,934
               Additional paid in capital                  $    15,242,365
               Accumulated other comprehensive income      $      (181,079)
               Accumulated deficit                         $    (3,385,700)

5.          Record as treasury shares 5,508 shares of UTI stock owned by UII

               Common stock                                $           110
               Additional paid in capital                  $        39,025

6.          Reclassify due to/due from affiliate of 22,244

7.          Eliminate UII notes receivable from affiliates of $1,364,100

8. To record the issuance of 826,153 shares of UTI common stock to the shareholders of UII at a cost of $10,525,189 and the adjustment in basis of balance sheet items from historic consolidated basis. Value was determined using the average price of UTI shares issued on November 20, 1998 in a separate transaction with First Southern Funding LLC, an outside third party. ($12.74 per share).

               Common stock                                $        16,523
               Additional paid in capital                  $    10,508,666

Non-UTI shareholders of UII own approximately 28% of UTG. The purchase price of $10,525,189 was allocated to 28% of each balance sheet item of UTG adjusted to its estimated fair value and allocated to 100% of each balance sheet item of UII, excepting its ownership of UTG, adjusted to its estimated fair value.

The purchase price of $10,525,189 is comprised of the following components:

               Investments                                     $     62,299,844
               Cash and cash equivalents                              7,611,614
               Accrued investment income                              1,005,931
               Reinsurance receivables                               11,348,372
               Cost of insurance acquired                            13,719,507
               Costs in excess of net assets purchased                1,352,616
               Property and equipment                                   887,158
               Other assets                                             272,906
                                                                   -------------
               Total assets                                          98,497,948
               Policy liabilities and accruals                      (75,055,363)
               Income taxes payable-current and deferred             (2,697,814)
               Notes payable                                         (5,818,955)
               Other liabilities                                     (1,670,713)
               Minority interests                                    (2,729,914)
                                                                   -------------
               Net purchase price                                   (10,525,189)

                            UTI/UII Pro-forma Merger
                      Income Statement Elimination Entries
                                    12/31/98






B. The pro forma statement of operations for the year ended December 31, 1998 reflects the following adjustments:

1.   Eliminate management fee UII receives from USA of $835,345

2.   Eliminate  management  fee  UII  pays  to UTI  Consolidated  affiliates  of
     $501,207

3. Eliminate intercompany interest paid to UII by UTI Consolidated affiliates of $83,317

4.   Eliminate UTI equity in loss of UII of $21,525

5.   Eliminate UII equity in loss of UTG of $421,122

6. Eliminate minority interest in loss of UTG established for UII ownership of $421,122

7.   Record amortization effects from basis adjustment differences.

                      Net investment income                        (395,117)
                      Amort of deferred policy acquisition costs   (611,848)
                      Amort of cost of insurance acquired           611,848
                      Operating expenses                            (55,940)
                      Income taxes                                 (138,291)

     Purchase adjustments include an adjustment to market of fixed maturities of $1,580,469, which is amortized over the remaining life of the assets. This adjustment further includes effects on deferred income taxes.

     Operating expenses is comprised of the amortization of the negative goodwill established in the purchase adjustments and is being amortized over a 30 year period, which is consistent with the remaining life of the goodwill already existing on the balance sheet.

MARKET FOR COMPANY'S COMMON STOCK AND RELATED SECURITY HOLDERS MATTERS

On June 18, 1990, UTI became a member of NASDAQ. Quotations began on that date under the symbol UTIN. The following table shows the high and low bid quotations for each quarterly period during the past two years, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

                                                       BID
                       PERIOD               LOW              HIGH

                       1998
                       First quarter       8.000            10.000
                       Second quarter      8.625            10.375
                       Third quarter       6.500             8.875
                       Fourth quarter      6.500             8.125


                                                       BID
                       PERIOD               LOW              HIGH

                       1997
                       First quarter       3.750             5.625
                       Second quarter      4.625             5.250
                       Third quarter       9.250             9.500
                       Fourth quarter      8.000             8.000


Current Market Makers are:

Knight Securities L.P.                             J.J.B. Hilliard, W.L. Lyons
800-222-4910                                       800-627-3557

Fox-Pitt, Kelton, Inc.
800-367-5528

The Company has no current plans to pay dividends on its common stock and intends to retain all earnings for investment in and growth of the Company's business. The payment of future dividends, if any, will be determined by the Board of Directors in light of existing conditions, including the Company's earnings, financial condition, business conditions and other factors deemed relevant by the Board of Directors. See Note 2 in the accompanying consolidated financial statements for information regarding dividend restrictions.

Number of Common Shareholders as of March 11, 1999 is 5,166.

BUSINESS OF UII

FORWARD-LOOKING INFORMATION

Any forward-looking statement contained herein or in any other oral or written statement by the company or any of its officers, directors or employees is qualified by the fact that actual results of the company may differ materially from those projected in forward-looking statements. Additional information concerning factors that could cause actual results to differ from those in the forward-looking statements is contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations."


OVERVIEW

United Income, Inc. (the "Registrant") was incorporated in 1987 under the laws of the State of Ohio to serve as an insurance holding company. The Registrant and its affiliates (the "Company") have only one significant industry segment - insurance. The Company's dominant business is individual life insurance which includes the servicing of existing insurance business in force, the solicitation of new individual life insurance, and the acquisition of other companies in the insurance business.

At December 31, 1998, the affiliates of the Registrant were as depicted on the following organizational chart:

                              ORGANIZATIONAL CHART
                             AS OF DECEMBER 31, 1998

United Trust, Inc. ("UTI") is the ultimate controlling company. UTI owns 53% of United Trust Group ("UTG") and 41% of United Income, Inc. ("UII"). UII owns 47% of UTG. UTG owns 79% of First Commonwealth Corporation ("FCC") and 100% of Roosevelt Equity Corporation ("REC"). FCC owns 100% of Universal Guaranty Life Insurance Company ("UG"). UG owns 100% of United Security Assurance Company ("USA"). USA owns 84% of Appalachian Life Insurance Company ("APPL") and APPL owns 100% of Abraham Lincoln Insurance Company ("ABE").

The holding companies within the group, UTI, UII, UTG and FCC, are all life insurance holding companies. These companies became members of the same affiliated group through a history of acquisitions in which life insurance companies were involved. The focus of the holding companies is the acquisition of other companies in the insurance business and management of the insurance subsidiaries. The companies have no activities outside the life insurance focus.

The insurance companies of the group, UG, USA, APPL and ABE, all operate in the individual life insurance business. The primary focus of these companies has been the servicing of existing insurance business in force and the solicitation of new insurance business.


HISTORY

United Income, Inc. ("UII"), was incorporated on November 2, 1987, as an Ohio corporation. Between March 1988 and August 1990, UII raised a total of approximately $15,000,000 in an intrastate public offering in Ohio. During 1990, UII formed a life insurance subsidiary and began selling life insurance products.

On February 20, 1992, UII and its affiliate, UTI, formed a joint venture, United Trust Group, Inc., ("UTG"). On June 16, 1992, UII contributed $7.6 million in cash and 100% of the common stock of its wholly owned life insurance subsidiary. UTI contributed $2.7 million in cash, an $840,000 promissory note and 100% of the common stock of its wholly owned life insurance subsidiary. After the contributions of cash, subsidiaries, and the note, UII owns 47% and UTI owns 53% of UTG.

On June 16, 1992, UTG acquired 67% of the outstanding common stock of the now dissolved Commonwealth Industries Corporation, ("CIC") for a purchase price of $15,567,000. Following the acquisition, UTG controlled eleven life insurance subsidiaries. The Company has taken several steps to streamline and simplify the corporate structure following the acquisitions.

On March 25, 1997, the Board of Directors of UTI and UII voted to recommend to the shareholders a merger of the two companies. Under the Plan of Merger, UTI would be the surviving entity with UTI issuing one share of its stock for each share held by UII shareholders. Neither UTI nor UII have any other significant holdings or business dealings. The Board of Directors of each company thus concluded a merger of the two companies would be in the best interests of the shareholders. The merger will result in certain cost savings, primarily related to costs associated with maintaining a corporation in good standing in the states in which it transacts business. Additionally, the merger will further simplify the group's holding company system making it easier to understand for outside parties, including current investors, potential investors and lenders. A vote of the shareholders of UTI and UII regarding the proposed merger is anticipated to occur sometime during the second quarter of 1999.

On November 20, 1998, First Southern Funding, LLC., a Kentucky corporation, ("FSF") and affiliates acquired 929,904 shares of common stock of United Trust, Inc., an Illinois corporation, ("UTI") from UTI and certain UTI shareholders. As consideration for the shares, FSF paid UTI $10,999,995 and certain shareholders of UTI $999,990 in cash.

UTI has granted, for nominal consideration, an irrevocable, exclusive option to FSF to purchase up to 1,450,000 shares of UTI common stock for a purchase price in cash equal to $15.00 per share, with such option to expire on July 1, 2001. UTI has also caused three persons designated by FSF to be appointed, as part of the maximum of 11, to the Board of Directors of UTI.

Following the above transactions, and together with shares of UTI acquired in the market, FSF and affiliates own 1,073,577 shares of UTI common stock (43.1%) becoming the largest shareholder of UTI. Through the shares acquired and options owned, FSF can ultimately own over 51% of UTI. Mr. Jesse T. Correll is the majority shareholder of FSF, which is an affiliate of First Southern Bancorp, Inc., a bank holding company that owns a bank that operates out of 14 locations in central Kentucky.
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This  transaction  provides  the  Company  with  increased  opportunities.   The
additional capitalization has enabled UTI to significantly reduce its outside debt and has enhanced its ability to make future acquisitions through increased borrowing power and financial strength. Many synergies exist between the Company and First Southern Funding and its affiliates. The potential for cross selling of services to each customer base is currently being explored. Legislation is currently pending that would eliminate many of the barriers currently existing between banks and insurance companies. Such alliances are already being formed within the two industries. Management believes this transaction positions the Company for continued growth and competitiveness into the future as the financial industry changes.


PRODUCTS

The Company's portfolio consists of two universal life insurance products. Universal life insurance is a form of permanent life insurance that is characterized by its flexible premiums, flexible face amounts, and unbundled pricing factors. The primary universal life insurance product is referred to as the "Century 2000". This product was introduced to the marketing force in 1993 and has become the cornerstone of current marketing. This product has a minimum face amount of $25,000 and currently credits 5.5% interest with a guaranteed rate of 4.5% in the first 20 years and 3% in years 21 and greater. The policy values are subject to a $4.50 monthly policy fee, an administrative load and a premium load of 6.5% in all years. The premium and administrative loads are a general expense charge, which is added to a policy's net premium to cover the insurer's cost of doing business. A premium load is assessed upon the receipt of a premium payment. An administrative load is a monthly maintenance charge. The administrative load and surrender charge are based on the issue age, sex and rating class of the policy. A surrender charge is effective for the first 14 policy years. In general, the surrender charge is very high in the early years and then declines to zero at the end of 14 years. Policy loans are available at 7% interest in advance. The policy's accumulated fund will be credited the guaranteed interest rate in relation to the amount of the policy loan.

The second universal life product referred to as the "UL90A", has a minimum face amount of $25,000. The administrative load is based on the issue age, sex and rating class of the policy. Policy fees vary from $1 per month in the first year to $4 per month in the second and third years and $3 per month each year thereafter. The UL90A currently credits 5% interest with a 4.5% guaranteed interest rate. Partial withdrawals, subject to a remaining minimum $500 cash surrender value and a $25 fee, are allowed once a year after the first duration. Policy loans are available at 7% interest in advance. The policy's accumulated fund will be credited the guaranteed interest rate in relation to the amount of the policy loan. Surrender charges are based on a percentage of target premium starting at 120% for years 1-5 then grading downward to zero in year 15. This policy contains a guaranteed interest credit bonus for the long-term policyholder. From years 10 through 20, additional interest bonuses are earned with a total in the twentieth year of 1.375%. The bonus is credited from the policy issue date and is contractually guaranteed.

The Company's actual experience for earned interest, persistency and mortality vary from the assumptions applied to pricing and for determining premiums.
Accordingly, differences between the Company's actual experience and those assumptions applied may impact the profitability of the Company. The minimum interest spread between earned and credited rates is 1% on the "Century 2000" universal life insurance product. The Company monitors investment yields, and when necessary adjusts credited interest rates on its insurance products to preserve targeted interest spreads. Credited rates are reviewed and established by the Board of Directors of the respective life insurance subsidiaries.

The premium rates are competitive with other insurers doing business in the states in which the Company is marketing its products.

The Company markets other products, none of which is significant to operations. The Company has a variety of policies in force different from those which are currently being marketed. Interest sensitive products including universal life and excess interest whole life ("fixed premium UL") account for 50% of the insurance in force. Approximately 34% of the insurance in force is participating business, which represents policies under which the policyowner shares in the
insurance  companies   statutory   divisible  surplus.   The  Company's  average
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persistency  rate for its policies in force for 1998 and 1997 has been 89.9% and
89.4%,  respectively.  The Company does not anticipate any material fluctuations
in   these   rates   in  the   future   that  may   result   from   competition.
Interest-sensitive life insurance products have characteristics similar to annuities with respect to the crediting of a current rate of interest at or above a guaranteed minimum rate and the use of surrender charges to discourage premature withdrawal of cash values. Universal life insurance policies also involve variable premium charges against the policyholder's account balance for the cost of insurance and administrative expenses. Interest-sensitive whole life products generally have fixed premiums. Interest-sensitive life insurance products are designed with a combination of front-end loads, periodic variable charges, and back-end loads or surrender charges.

Traditional life insurance products have premiums and benefits predetermined at issue; the premiums are set at levels that are designed to exceed expected policyholder benefits and Company expenses. Participating business is traditional life insurance with the added feature of an annual return of a portion of the premium paid by the policyholder through a policyholder dividend. This dividend is set annually by the Board of Directors of each insurance company and is completely discretionary.


MARKETING

The Company markets its products through separate and distinct agency forces. The Company has approximately 45 captive agents who actively write new business, and 15 independent agents who primarily service their existing customers. No individual sales agent accounted for over 10% of the Company's premium volume in 1998. The Company's sales agents do not have the power to bind the Company.

Marketing is based on a referral network of community leaders and shareholders of UII and UTI. Recruiting of sales agents is also based on the same referral network. New sales are marketed by UG and USA through their agency forces using prepared presentation materials and personal computer illustrations when appropriate. Current marketing efforts are primarily focused on the Midwest region.

USA is licensed in Illinois, Indiana and Ohio. During 1998, Ohio accounted for 96% of USA's direct premiums collected.

ABE is licensed in Alabama, Arizona, Illinois, Indiana, Louisiana and Missouri. During 1998, Illinois and Indiana accounted for 45% and 33%, respectively of ABE's direct premiums collected.

APPL is licensed in Alabama, Arizona, Arkansas, Colorado, Georgia, Illinois, Indiana, Kansas, Kentucky, Louisiana, Missouri, Montana, Nebraska, Ohio, Oklahoma, Pennsylvania, Tennessee, Utah, Virginia, West Virginia and Wyoming. During 1998, West Virginia accounted for 96% of APPL's direct premiums collected.

UG is licensed in Alabama, Arizona, Arkansas, Colorado, Delaware, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Virginia, Washington, West Virginia and Wisconsin. During 1998, Illinois accounted for 32%, and Ohio accounted for 12% of direct premiums collected. No other state accounted for more than 7% of direct premiums collected in 1998.

In 1998, $35,899,905 of total direct premium was collected by USA, ABE, APPL and UG. Ohio accounted for 32%, Illinois accounted for 21%, and West Virginia accounted for 10% of total direct premiums collected.

New business production has decreased 43% from 1996 to 1997 and 39% from 1997 to 1998. Several factors have had a significant impact on new business production. Over the last two years there has been the possibility of a change in control of UTI. In September of 1996, an agreement was reached effecting a change in control of UTI to an unrelated party. The transaction did not materialize. On November 20, 1998, UTI closed on a transaction with First Southern Funding, LLC in which First Southern became the largest shareholder of UTI. These events, and
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the  uncertainty  surrounding  each event,  have hurt the  insurance  companies'
ability to attract and maintain sales agents. In addition, increased competition for consumer dollars from other financial institutions, product Illustration guideline changes by State Insurance Departments, and a decrease in the total number of insurance sales agents in the industry, have all had an impact, given the relatively small size of the Company.

The Company is currently in a position where it must increase its new business writings or look at measures to reduce costs associated with new business production to a level more in line with the current level of production. In late 1998, A.M. Best Company, a leading insurance industry rating agency, increased two levels its rating assigned to UG, the Company's largest insurance subsidiary, from a C++ to a B. This rating change should aid in the agents selling ability although to what extent is currently unknown.


UNDERWRITING

The underwriting procedures of the insurance subsidiaries are established by management. Insurance policies are issued by the Company based upon underwriting practices established for each market in which the Company operates. Most policies are individually underwritten. Applications for insurance are reviewed to determine additional information required to make an underwriting decision, which depends on the amount of insurance applied for and the applicant's age and medical history. Additional information may include inspection reports, medical examinations, and statements from doctors who have treated the applicant in the past and, where indicated, special medical tests. After reviewing the information collected, the Company either issues the policy as applied for or with an extra premium charge because of unfavorable factors or rejects the application. Substandard risks may be referred to reinsurers for full or partial reinsurance of the substandard risk.

The Company's insurance subsidiaries require blood samples to be drawn with individual insurance applications for coverage over $45,000 (age 46 and above) or $95,000 (ages 16-45). Blood samples are tested for a wide range of chemical values and are screened for antibodies to the HIV virus. Applications also contain questions permitted by law regarding the HIV virus which must be answered by the proposed insureds.


RESERVES

The applicable insurance laws under which the insurance subsidiaries operate require that each insurance company report policy reserves as liabilities to meet future obligations on the policies in force. These reserves are the amounts which, with the additional premiums to be received and interest thereon compounded annually at certain assumed rates, are calculated in accordance with applicable law to be sufficient to meet the various policy and contract obligations as they mature. These laws specify that the reserves shall not be less than reserves calculated using certain mortality tables and interest rates.

The liabilities for traditional life insurance and accident and health insurance policy benefits are computed using a net level method. These liabilities include assumptions as to investment yields, mortality, withdrawals, and other assumptions based on the life insurance subsidiaries' experience adjusted to reflect anticipated trends and to include provisions for possible unfavorable deviations. The Company makes these assumptions at the time the contract is issued or, in the case of contracts acquired by purchase, at the purchase date. Benefit reserves for traditional life insurance policies include certain deferred profits on limited-payment policies that are being recognized in income over the policy term. Policy benefit claims are charged to expense in the period that the claims are incurred. Current mortality rate assumptions are based on 1975-80 select and ultimate tables. Withdrawal rate assumptions are based upon Linton B or Linton C, which are industry standard actuarial tables for forecasting assumed policy lapse rates.

Benefit reserves for universal life insurance and interest sensitive life insurance products are computed under a retrospective deposit method and represent policy account balances before applicable surrender charges. Policy benefits and claims that are charged to expense include benefit claims in excess
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of related policy account balances.  Interest crediting rates for universal life and interest sensitive products range from 4.5% to 5.5% in 1998 and 5.0% to 6.0% in 1997 and 1996.


REINSURANCE

As is customary in the insurance industry, the insurance affiliates cede insurance to other insurance companies under reinsurance agreements. Reinsurance agreements are intended to limit a life insurer's maximum loss on a large or unusually hazardous risk or to obtain a greater diversification of risk. The ceding insurance company remains primarily liable with respect to ceded insurance should any reinsurer be unable to meet the obligations assumed by it. However, it is the practice of insurers to reduce their exposure to loss to the extent that they have been reinsured with other insurance companies. The Company sets a limit on the amount of insurance retained on the life of any one person. The Company will not retain more than $125,000, including accidental death benefits, on any one life. At December 31, 1998, the Company had insurance in force of $3.536 billion of which approximately $924 million was ceded to reinsurers.

The Company's reinsured business is ceded to numerous reinsurers. The Company believes the assuming companies are able to honor all contractual commitments, based on the Company's periodic reviews of their financial statements, insurance industry reports and reports filed with state insurance departments.

Currently, the Company is utilizing reinsurance agreements with Business Men's Assurance Company, ("BMA") and Life Reassurance Corporation, ("LIFE RE") for new business. BMA and LIFE RE each hold an "A+" (Superior) rating from A.M. Best, an industry rating company. The reinsurance agreements were effective December 1, 1993, and cover all new business of the Company. The agreements are a yearly renewable term ("YRT") treaty where the Company cedes amounts above its retention limit of $100,000 with a minimum cession of $25,000.

One of the Company's insurance subsidiaries (UG) entered into a coinsurance agreement with First International Life Insurance Company ("FILIC") as of
September 30, 1996. Under the terms of the agreement, UG ceded to FILIC substantially all of its paid-up life insurance policies. Paid-up life insurance generally refers to non-premium paying life insurance policies. A.M. Best assigned FILIC a Financial Performance Rating (FPR) of 7 (Strong) on a scale of 1 to 9. A.M. Best assigned a Best's Rating of A++ (Superior) to The Guardian Life Insurance Company of America ("Guardian"), parent of FILIC, based on the consolidated financial condition and operating performance of the company and its life/health subsidiaries. During 1997, FILIC changed its name to Park Avenue Life Insurance Company ("PALIC"). The agreement with PALIC accounts for approximately 65% of the reinsurance receivables of UTG as of December 31, 1998.


INVESTMENTS

At December 31, 1998, substantially all of the assets of UII represent investments in or receivables from affiliates. UII does own two mortgage loans as of December 31, 1998. The mortgage loans are in good standing. Interest income was derived from mortgage loans and cash and cash equivalents.


COMPETITION

The insurance business is a highly competitive industry and there are a number of other companies, both stock and mutual, doing business in areas where the Company operates. Many of these competing insurers are larger, have more diversified lines of insurance coverage, have substantially greater financial resources and have a greater number of agents. Other significant competitive factors include policyholder benefits, service to policyholders, and premium rates.
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The insurance  industry is a mature industry.  In recent years, the industry has experienced virtually no growth in life insurance sales, though the aging population has increased the demand for retirement savings products. The products offered (see Products) are similar to those offered by other major companies. The product features are regulated by the states and are subject to extensive competition among major insurance organizations. The Company believes a strong service commitment to policyholders, efficiency and flexibility of operations, timely service to the agency force and the expertise of its key executives help minimize the competitive pressures of the insurance industry.


GOVERNMENT REGULATION

UII's insurance affiliates are assessed contributions by life and health guaranty associations in almost all states to indemnify policyholders of failed companies. In several states the company may reduce premium taxes paid to recover a portion of assessments paid to the states' guaranty fund association. This right of "offset" may come under review by the various states, and the company cannot predict whether and to what extent legislative initiatives may affect this right to offset. Also, some state guaranty associations have adjusted the basis by which they assess the cost of insolvencies to individual companies. The Company believes that its reserve for future guaranty fund assessments is sufficient to provide for assessments related to known insolvencies. This reserve is based upon management's current expectation of the availability of this right of offset, known insolvencies and state guaranty fund assessment bases. However, changes in the basis whereby assessments are charged to individual companies and changes in the availability of the right to offset assessments against premium tax payments could materially affect the company's results.

Currently, the Company's insurance subsidiaries are subject to government regulation in each of the states in which they conduct business. Such regulation is vested in state agencies having broad administrative power dealing with all aspects of the insurance business, including the power to: (i) grant and revoke licenses to transact business; (ii) regulate and supervise trade practices and market conduct; (iii) establish guaranty associations; (iv) license agents; (v) approve policy forms; (vi) approve premium rates for some lines of business;
(vii) establish reserve requirements; (viii) prescribe the form and content of required financial statements and reports; (ix) determine the reasonableness and adequacy of statutory capital and surplus; and (x) regulate the type and amount of permitted investments. Insurance regulation is concerned primarily with the protection of policyholders. The Company cannot predict the impact of any future proposals, regulations or market conduct investigations. The Company's insurance subsidiaries, USA, UG, APPL and ABE are domiciled in the states of Ohio, Ohio, West Virginia and Illinois, respectively.

The insurance regulatory framework continues to be scrutinized by various states, the federal government and the National Association of Insurance Commissioners ("NAIC"). The NAIC is an association whose membership consists of the insurance commissioners or their designees of the various states. The NAIC has no direct regulatory authority over insurance companies. However, its primary purpose is to provide a more consistent method of regulation and reporting from state to state. This is accomplished through the issuance of model regulations, which can be adopted by individual states unmodified, modified to meet the state's own needs or requirements, or dismissed entirely.

Most  states  also  have  insurance   holding  company  statutes  which  require
registration and periodic reporting by insurance  companies  controlled by other
corporations   licensed   to   transact   business   within   their   respective
jurisdictions.  The insurance  subsidiaries  are subject to such legislation and
registered  as  controlled   insurers  in  those  jurisdictions  in  which  such
registration is required. Statutes vary from state to state but typically require periodic disclosure, concerning the corporation, that controls the registered insurers and all subsidiaries of such corporation. In addition, prior
notice  to,  or  approval  by,  the  state  insurance   commission  of  material
intercorporate   transfers  of  assets,   reinsurance   agreements,   management
agreements (see Note 6 in the Notes to the Financial Statements), and payment of dividends (see Note 2 in the Notes to the Financial Statements) in excess of specified amounts by the insurance subsidiary, within the holding company system, are required.
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Each year the NAIC calculates  financial ratio results (commonly  referred to as
IRIS  ratios)  for  each  company.   These  ratios  compare  various   financial
information pertaining to the statutory balance sheet and income statement. The results are then compared to pre-established normal ranges determined by the NAIC. Results outside the range typically require explanation to the domiciliary insurance department.

At year-end 1998, the insurance companies had one ratio outside the normal range. The ratio is related to the decrease in premium income. The ratio fell outside the normal range the last three years. A primary cause for the decrease in premium revenues is related to the potential change in control of UTI over the last two years to two different parties. During September of 1996, it was announced that control of UTI would pass to an unrelated party, but the transaction did not materialize. In February 1998, an announcement was made regarding negotiations with a different unrelated party, First Southern Funding LLC, for the change in control of UTI. In November 1998, the change in control with this second party was completed. Please refer to the Notes to the Financial Statements for additional information. The possible changes and resulting uncertainties have hurt the insurance companies' ability to recruit and maintain sales agents. The industry has experienced a downward trend in the total number of agents who sell insurance products, and competition for the top sales producers has intensified.

The NAIC's risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. The risk-based capital formula measures the adequacy of statutory capital and surplus in relation to investment and insurance risks such as asset quality, mortality and morbidity, asset and liability matching and other business factors. The RBC formula is used by state insurance regulators as an early warning tool to identify, for the purpose of initiating regulatory action, insurance companies that potentially are inadequately capitalized. In addition, the formula defines new minimum capital standards that will supplement the current system of low fixed minimum capital and surplus requirements on a state-by-state basis. Regulatory compliance is determined by a ratio of the insurance company's regulatory total adjusted capital, as defined by the NAIC, to its authorized control level RBC, as defined by the NAIC. Insurance companies below specific trigger points or ratios are classified within certain levels, each of which requires specific corrective action.

The levels and ratios are as follows:

                                            Ratio of Total Adjusted Capital to
                                             Authorized Control Level RBC
              Regulatory Event                  (Less Than or Equal to)
              ----------------                  -----------------------

     Company action level                                      2*
     Regulatory action level                                   1.5
     Authorized control level                                  1
     Mandatory control level                                   0.7

     * Or, 2.5 with negative trend.

At December 31, 1998, each of the insurance subsidiaries has a Ratio that is in excess of 4, which is 400% of the authorized control level; accordingly, the insurance subsidiaries meet the RBC requirements.

The NAIC, in conjunction with state regulators, has been reviewing existing insurance laws and regulations. A committee of the NAIC proposed changes in the regulations governing insurance company investments and holding company investments in subsidiaries and affiliates which were adopted by the NAIC as model laws in 1996. The Company does not presently anticipate any material adverse change in its business as a result of these changes.

Legislative and regulatory initiatives regarding changes in the regulation of banks and other financial services businesses and restructuring of the federal income tax system could, if adopted and depending on the form they take, have an adverse impact on the Company by altering the competitive environment for its products. The outcome and timing of any such changes cannot be anticipated at this time, but the Company will continue to monitor developments in order to respond to any opportunities or increased competition that may occur.

The Clinton Administration has recently proposed tax changes that would affect the insurance industry. One proposal is to require recapture of untaxed profits on policyholder surplus accounts. Between 1959 and 1983, stock life insurance companies deferred tax on a portion of their profits. These untaxed profits were added to a policyholders surplus account ("PSA"). In 1984, Congress precluded life insurance companies from continuing to defer taxes on any future profits. The Clinton Administration argues that there is no continuing justification for permitting stock life insurance companies to defer tax on profits that were earned between 1959 and 1983. Accordingly, the stock life companies would be required to include in their gross income over ten years their PSA balances. The second proposal modifies rules for capitalizing policy acquisition costs on the grounds that life insurance companies generally only capitalize a fraction of their actual policy acquisition costs. This modification would increase the current capitalization percentages. Either of these changes would be onerous to the Company and to the insurance industry as a whole. The outcome and timing of these proposals cannot be anticipated at this time.

The NAIC adopted the Life Illustration Model Regulation. Many states have adopted the regulation effective January 1, 1997. This regulation requires products which contain non-guaranteed elements, such as universal life and interest sensitive life, to comply with certain actuarially established tests. These tests are intended to target future performance and profitability of a product under various scenarios. The regulation does not prevent a company from selling a product that does not meet the various tests. The only implication is the way in which the product is marketed to the consumer. A product that does not pass the tests uses guaranteed assumptions rather than current assumptions in presenting future product performance to the consumer. The Company conducts an ongoing thorough review of its sales and marketing process and continues to emphasize its compliance efforts.

A task force of the NAIC is currently undertaking a project to codify a comprehensive set of statutory insurance accounting rules and regulations. Project results were recently approved by the NAIC with an implementation date of January 1, 2001. Individual states in which the Company does business must implement these new rules for them to become effective. Specific recommendations have been set forth in papers issued by the NAIC. The NAIC continues to modify and amend these papers. The Company is monitoring the process, and is not aware of any new requirements that would result in a material financial impact on the Company's financial position or results of operations. The Company will continue to monitor this issue as changes and new proposals are made.


EMPLOYEES

UII has no employees of its own. There are approximately 90 persons who are employed by UII's affiliates.


PROPERTIES

UII leases approximately 1,951 square feet of office space at 2500 Corporate Exchange Drive, Suite 345, Columbus, Ohio 43231. The lease expires June 30, 1999 with annual lease rent of $23,000 unadjusted for additional rent for UII's pro rata share of building taxes, operating expenses and management expenses. Under the current lease agreement, UII will pay a minimum of $18,000 through the remaining term of the lease. The lease contains no renewal or purchase option clause. The leased space cannot be sublet without written approval of lessor. Rent expense for 1998, 1997 and 1996 was approximately $36,000, $65,000 and $61,000, respectively.

LEGAL PROCEEDINGS

UII and its affiliates are named as defendants in a number of legal actions arising primarily from claims made under insurance policies. Those actions have been considered in establishing UII's liabilities. Management is of the opinion that the settlement of those actions will not have a material adverse effect on UII's financial position or results of operations.

BUSINESS OF UTI

FORWARD-LOOKING INFORMATION

Any forward-looking statement contained herein or in any other oral or written statement by the company or any of its officers, directors or employees is qualified by the fact that actual results of the company may differ materially from those projected in forward-looking statements. Additional information concerning factors that could cause actual results to differ from those in the forward-looking statements is contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations."


OVERVIEW

United Trust, Inc. (the "Registrant") was incorporated in 1984, under the laws of the State of Illinois to serve as an insurance holding company. The Registrant and its subsidiaries (the "Company") have only one significant industry segment - insurance. The Company's dominant business is individual life insurance which includes the servicing of existing insurance business in force, the solicitation of new individual life insurance, and the acquisition of other companies in the insurance business.

At December 31, 1998, significant majority-owned subsidiaries and affiliates of the Registrant were as depicted on the following organizational chart:

                              ORGANIZATIONAL CHART
                             AS OF DECEMBER 31, 1998

United Trust, Inc. ("UTI") is the ultimate controlling company. UTI owns 53% of United Trust Group ("UTG") and 41% of United Income, Inc. ("UII"). UII owns 47% of UTG. UTG owns 79% of First Commonwealth Corporation ("FCC") and 100% of Roosevelt Equity Corporation ("REC"). FCC owns 100% of Universal Guaranty Life Insurance Company ("UG"). UG owns 100% of United Security Assurance Company ("USA"). USA owns 84% of Appalachian Life Insurance Company ("APPL") and APPL owns 100% of Abraham Lincoln Insurance Company ("ABE").
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
The holding companies within the group, UTI, UII UTG and FCC, are all life insurance holding companies. These companies became members of the same affiliated group through a history of acquisitions in which life insurance companies were involved. The focus of the holding companies is the acquisition of other companies in the insurance business and management of the insurance subsidiaries. The companies have no activities outside the life insurance focus.

The insurance companies of the group, UG, USA, APPL and ABE, all operate in the individual life insurance business. The primary focus of these companies has been the servicing of existing insurance business in force and the solicitation of new insurance business.


HISTORY

United Trust, Inc., ("UTI") was incorporated December 14, 1984, as an Illinois corporation. During the next two and a half years, UTI was engaged in an intrastate public offering of its securities, raising over $12,000,000 net of offering costs. In 1986, UTI formed a life insurance subsidiary, United Trust Assurance Company ("UTAC"), and by 1987 began selling life insurance products.

United Income, Inc. ("UII"), an affiliated company, was incorporated on November 2, 1987, as an Ohio corporation. Between March 1988 and August 1990, UII raised a total of approximately $15,000,000 in an intrastate public offering in Ohio. During 1990, UII formed a life insurance subsidiary, United Security Assurance
(USA), and began selling life insurance products.

UTI currently owns 41% of the outstanding common stock of UII and accounts for its investment in UII using the equity method.

On February 20, 1992, UTI and UII, formed a joint venture, United Trust Group, Inc., ("UTG"). On June 16, 1992, UTI contributed $2.7 million in cash, an $840,000 promissory note and 100% of the common stock of its wholly owned life insurance subsidiary, (UTAC). UII contributed $7.6 million in cash and 100% of its life insurance subsidiary, (USA), to UTG. After the contributions of cash, subsidiaries, and the note, UII owns 47% and UTI owns 53% of UTG.

On June 16, 1992, UTG acquired 67% of the outstanding common stock of the now dissolved Commonwealth Industries Corporation, ("CIC") for a purchase price of $15,567,000. Following the acquisition UTI controlled eleven life insurance subsidiaries. The Company has taken several steps to streamline and simplify the corporate structure following the acquisitions, including dissolution of intermediate holding companies and mergers of several life insurance companies.

On March 25, 1997, the Board of Directors of UTI and UII voted to recommend to the shareholders a merger of the two companies. Under the Plan of Merger, UTI would be the surviving entity with UTI issuing one share of its stock for each share held by UII shareholders. Neither UTI nor UII had any other significant holdings or business dealings. The Board of Directors of each company thus concluded a merger of the two companies would be in the best interests of the shareholders. The merger will result in certain cost savings, primarily related to costs associated with maintaining a corporation in good standing in the states in which it transacts business. Additionally, the merger will further simplify the group's holding company system making it easier to understand for outside parties, including current investors, potential investors and lenders. A vote of the shareholders of UTI and UII regarding the proposed merger is anticipated to occur sometime during the second quarter of 1999.

On November 20, 1998, First Southern Funding, LLC., a Kentucky corporation, ("FSF") and affiliates acquired 929,904 shares of common stock of United Trust, Inc., an Illinois corporation, ("UTI") from UTI and certain UTI shareholders. As consideration for the shares, FSF paid UTI $10,999,995 and certain shareholders of UTI $999,990 in cash.

UTI has granted, for nominal consideration, an irrevocable, exclusive option to FSF to purchase up to 1,450,000 shares of UTI common stock for a purchase price in cash equal to $15.00 per share, with such option to expire on July 1, 2001.

UTI has also caused three persons designated by FSF to be appointed, as part of the maximum of 11, to the Board of Directors of UTI.

Following the above transactions, and together with shares of UTI acquired in the market, FSF and affiliates own 1,073,577 shares of UTI common stock (43.1%) becoming the largest shareholder of UTI. Through the shares acquired and options owned, FSF can ultimately own over 51% of UTI. Mr. Jesse T. Correll is the majority shareholder of FSF, which is an affiliate of First Southern Bancorp, Inc., a bank holding company that owns a bank that operates out of 14 locations in central Kentucky.

This transaction provides the Company with increased opportunities. The additional capitalization has enabled UTI to significantly reduce its outside debt and has enhanced its ability to make future acquisitions through increased borrowing power and financial strength. Many synergies exist between the Company and First Southern Funding and its affiliates. The potential for cross selling of services to each customer base is currently being explored. Legislation is currently pending that would eliminate many of the barriers currently existing between banks and insurance companies. Such alliances are already being formed within the two industries. Management believes this transaction positions the Company for continued growth and competitiveness into the future as the financial industry changes.


PRODUCTS

The Company's portfolio consists of two universal life insurance products. Universal life insurance is a form of permanent life insurance that is characterized by its flexible premiums, flexible face amounts, and unbundled pricing factors. The primary universal life insurance product is referred to as the "Century 2000". This product was introduced to the marketing force in 1993 and has become the cornerstone of current marketing. This product has a minimum face amount of $25,000 and currently credits 5.5% interest with a guaranteed rate of 4.5% in the first 20 years and 3% in years 21 and greater. The policy values are subject to a $4.50 monthly policy fee, an administrative load and a premium load of 6.5% in all years. The premium and administrative loads are a general expense charge, which is added to a policy's net premium to cover the insurer's cost of doing business. A premium load is assessed upon the receipt of a premium payment. An administrative load is a monthly maintenance charge. The administrative load and surrender charge are based on the issue age, sex and rating class of the policy. A surrender charge is effective for the first 14 policy years. In general, the surrender charge is very high in the early years and then declines to zero at the end of 14 years. Policy loans are available at 7% interest in advance. The policy's accumulated fund will be credited the guaranteed interest rate in relation to the amount of the policy loan.

The second universal life product referred to as the "UL90A", has a minimum face amount of $25,000. The administrative load is based on the issue age, sex and rating class of the policy. Policy fees vary from $1 per month in the first year to $4 per month in the second and third years and $3 per month each year thereafter. The UL90A currently credits 5% interest with a 4.5% guaranteed interest rate. Partial withdrawals, subject to a remaining minimum $500 cash surrender value and a $25 fee, are allowed once a year after the first duration. Policy loans are available at 7% interest in advance. The policy's accumulated fund will be credited the guaranteed interest rate in relation to the amount of the policy loan. Surrender charges are based on a percentage of target premium starting at 120% for years 1-5 then grading downward to zero in year 15. This policy contains a guaranteed interest credit bonus for the long-term policyholder. From years 10 through 20, additional interest bonuses are earned with a total in the twentieth year of 1.375%. The bonus is credited from the policy issue date and is contractually guaranteed.

The Company's actual experience for earned interest, persistency and mortality vary from the assumptions applied to pricing and for determining premiums.
Accordingly, differences between the Company's actual experience and those assumptions applied may impact the profitability of the Company. The minimum interest spread between earned and credited rates is 1% on the "Century 2000" universal life insurance product. The Company monitors investment yields, and when necessary adjusts credited interest rates on its insurance products to preserve targeted interest spreads. Credited rates are reviewed and established by the Board of Directors of the respective life insurance subsidiaries.

The premium rates are competitive with other insurers doing business in the states in which the Company is marketing its products.

The Company markets other products, none of which is significant to operations. The Company has a variety of policies in force different from those which are currently being marketed. Interest sensitive products including universal life and excess interest whole life ("fixed premium UL") account for 50% of the insurance in force. Approximately 34% of the insurance in force is participating business, which represents policies under which the policyowner shares in the insurance companies statutory divisible surplus. The Company's average persistency rate for its policies in force for 1998 and 1997 has been 89.9% and 89.4%, respectively. The Company does not anticipate any material fluctuations in these rates in the future that may result from competition.

Interest-sensitive life insurance products have characteristics similar to annuities with respect to the crediting of a current rate of interest at or above a guaranteed minimum rate and the use of surrender charges to discourage premature withdrawal of cash values. Universal life insurance policies also involve variable premium charges against the policyholder's account balance for the cost of insurance and administrative expenses. Interest-sensitive whole life products generally have fixed premiums. Interest-sensitive life insurance products are designed with a combination of front-end loads, periodic variable charges, and back-end loads or surrender charges.

Traditional life insurance products have premiums and benefits predetermined at issue; the premiums are set at levels that are designed to exceed expected policyholder benefits and Company expenses. Participating business is traditional life insurance with the added feature of an annual return of a portion of the premium paid by the policyholder through a policyholder dividend. This dividend is set annually by the Board of Directors of each insurance company and is completely discretionary.


MARKETING

The Company markets its products through separate and distinct agency forces. The Company has approximately 45 captive agents who actively write new business, and 15 independent agents who primarily service their existing customers. No individual sales agent accounted for over 10% of the Company's premium volume in 1998. The Company's sales agents do not have the power to bind the Company.

Marketing is based on a referral network of community leaders and shareholders of UII and UTI. Recruiting of sales agents is also based on the same referral network. New sales are marketed by UG and USA through their agency forces using prepared presentation materials and personal computer illustrations when appropriate. Current marketing efforts are primarily focused on the Midwest region.

USA is licensed in Illinois, Indiana and Ohio. During 1998, Ohio accounted for 96% of USA's direct premiums collected.

ABE is licensed in Alabama, Arizona, Illinois, Indiana, Louisiana and Missouri. During 1998, Illinois and Indiana accounted for 45% and 33%, respectively of ABE's direct premiums collected.

APPL is licensed in Alabama, Arizona, Arkansas, Colorado, Georgia, Illinois, Indiana, Kansas, Kentucky, Louisiana, Missouri, Montana, Nebraska, Ohio, Oklahoma, Pennsylvania, Tennessee, Utah, Virginia, West Virginia and Wyoming. During 1998, West Virginia accounted for 96% of APPL's direct premiums collected.

UG is licensed in Alabama, Arizona, Arkansas, Colorado, Delaware, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Virginia, Washington, West Virginia and Wisconsin. During 1998, Illinois accounted for 32%, and Ohio accounted for 12% of direct premiums collected. No other state accounted for more than 7% of direct premiums collected in 1998.

In 1998 $35,899,905 of total direct premium was collected by USA, ABE, APPL and UG. Ohio accounted for 32%, Illinois accounted for 21%, and West Virginia accounted for 10% of total direct premiums collected.

New business production has decreased 43% from 1996 to 1997 and 39% from 1997 to 1998. Several factors have had a significant impact on new business production. Over the last two years there has been the possibility of a change in control of UTI. In September of 1996, an agreement was reached effecting a change in control of UTI to an unrelated party. The transaction did not materialize. On November 20, 1998, UTI closed on a transaction with First Southern Funding, LLC in which First Southern became the largest shareholder of UTI. These events, and the uncertainty surrounding each event, have hurt the insurance companies' ability to attract and maintain sales agents. In addition, increased competition for consumer dollars from other financial institutions, product Illustration guideline changes by State Insurance Departments, and a decrease in the total number of insurance sales agents in the industry, have all had an impact, given the relatively small size of the Company.

The Company is currently in a position where it must increase its new business writings or look at measures to reduce costs associated with new business production to a level more in line with the current level of production. In late 1998, A.M. Best Company, a leading insurance industry rating agency, increased its rating assigned to UG, the Company's largest insurance subsidiary, from a C++ to a B. This rating change should aid in the agents selling ability although to what extent is currently unknown.


UNDERWRITING

The underwriting procedures of the insurance subsidiaries are established by management. Insurance policies are issued by the Company based upon underwriting practices established for each market in which the Company operates. Most policies are individually underwritten. Applications for insurance are reviewed to determine additional information required to make an underwriting decision, which depends on the amount of insurance applied for and the applicant's age and medical history. Additional information may include inspection reports, medical examinations, and statements from doctors who have treated the applicant in the past and, where indicated, special medical tests. After reviewing the information collected, the Company either issues the policy as applied for or with an extra premium charge because of unfavorable factors or rejects the application. Substandard risks may be referred to reinsurers for full or partial reinsurance of the substandard risk.

The Company's insurance subsidiaries require blood samples to be drawn with individual insurance applications for coverage over $45,000 (age 46 and above) or $95,000 (ages 16-45). Blood samples are tested for a wide range of chemical values and are screened for antibodies to the HIV virus. Applications also contain questions permitted by law regarding the HIV virus which must be answered by the proposed insureds.


RESERVES

The applicable insurance laws under which the insurance subsidiaries operate require that each insurance company report policy reserves as liabilities to meet future obligations on the policies in force. These reserves are the amounts which, with the additional premiums to be received and interest thereon compounded annually at certain assumed rates, are calculated in accordance with applicable law to be sufficient to meet the various policy and contract obligations as they mature. These laws specify that the reserves shall not be less than reserves calculated using certain mortality tables and interest rates.

The liabilities for traditional life insurance and accident and health insurance policy benefits are computed using a net level method. These liabilities include assumptions as to investment yields, mortality, withdrawals, and other assumptions based on the life insurance subsidiaries' experience adjusted to reflect anticipated trends and to include provisions for possible unfavorable deviations. The Company makes these assumptions at the time the contract is issued or, in the case of contracts acquired by purchase, at the purchase date. Benefit reserves for traditional life insurance policies include certain deferred profits on limited-payment policies that are being recognized in income over the policy term. Policy benefit claims are charged to expense in the period that the claims are incurred. Current mortality rate assumptions are based on 1975-80 select and ultimate tables. Withdrawal rate assumptions are based upon Linton B or Linton C, which are industry standard actuarial tables for forecasting assumed policy lapse rates.

Benefit reserves for universal life insurance and interest sensitive life insurance products are computed under a retrospective deposit method and represent policy account balances before applicable surrender charges. Policy benefits and claims that are charged to expense include benefit claims in excess of related policy account balances. Interest crediting rates for universal life and interest sensitive products range from 4.5% to 5.5% in 1998 and 5.0% to 6.0% in 1997 and 1996.


REINSURANCE

As is customary in the insurance industry, the insurance affiliates cede insurance to other insurance companies under reinsurance agreements. Reinsurance agreements are intended to limit a life insurer's maximum loss on a large or unusually hazardous risk or to obtain a greater diversification of risk. The ceding insurance company remains primarily liable with respect to ceded insurance should any reinsurer be unable to meet the obligations assumed by it. However, it is the practice of insurers to reduce their exposure to loss to the extent that they have been reinsured with other insurance companies. The Company sets a limit on the amount of insurance retained on the life of any one person. The Company will not retain more than $125,000, including accidental death benefits, on any one life. At December 31, 1998, the Company had insurance in force of $3.536 billion of which approximately $924 million was ceded to reinsurers.

The Company's reinsured business is ceded to numerous reinsurers. The Company believes the assuming companies are able to honor all contractual commitments, based on the Company's periodic reviews of their financial statements, insurance industry reports and reports filed with state insurance departments.

Currently, the Company is utilizing reinsurance agreements with Business Men's Assurance Company, ("BMA") and Life Reassurance Corporation, ("LIFE RE") for new business. BMA and LIFE RE each hold an "A+" (Superior) rating from A.M. Best, an industry rating company. The reinsurance agreements were effective December 1, 1993, and cover all new business of the Company. The agreements are a yearly renewable term ("YRT") treaty where the Company cedes amounts above its retention limit of $100,000 with a minimum cession of $25,000.

One of the Company's insurance subsidiaries (UG) entered into a coinsurance agreement with First International Life Insurance Company ("FILIC") as of
September 30, 1996. Under the terms of the agreement, UG ceded to FILIC substantially all of its paid-up life insurance policies. Paid-up life insurance generally refers to non-premium paying life insurance policies. A.M. Best assigned FILIC a Financial Performance Rating (FPR) of 7 (Strong) on a scale of 1 to 9. A.M. Best assigned a Best's Rating of A++ (Superior) to The Guardian Life Insurance Company of America ("Guardian"), parent of FILIC, based on the consolidated financial condition and operating performance of the company and its life/health subsidiaries. During 1997, FILIC changed its name to Park Avenue Life Insurance Company ("PALIC"). The agreement with PALIC accounts for approximately 65% of the reinsurance receivables as of December 31, 1998.

The Company does not have any short-duration reinsurance contracts. The effect of the Company's long-duration reinsurance contracts on premiums earned in 1998, 1997 and 1996 was as follows:

                                     Shown in thousands
                   --------------------------------------------------------
                        1998                1997                1996
                      Premiums            Premiums            Premiums
                       Earned              Earned              Earned
                   ----------------    ----------------    ----------------
Direct         $            30,919 $            33,374 $            35,891
Assumed                         20                   0                   0
Ceded                       (4,543)             (4,735)             (4,947)
                   ----------------    ----------------    ----------------
Net premiums   $            26,396 $            28,639 $            30,944
                   ================    ================    ================


INVESTMENTS

Investment income represents a significant portion of the Company's total income. Investments are subject to applicable state insurance laws and regulations, which limit the concentration of investments in any one category or class and further limit the investment in any one issuer. Generally, these limitations are imposed as a percentage of statutory assets or percentage of statutory capital and surplus of each company.

The following table reflects net investment income by type of investment.

                                                                       December 31,
                                            ----------------------------------------------------------
                                                    1998               1997               1996
                                               ---------------    ----------------   ----------------

Fixed maturities and fixed maturities
held for sale                              $       11,981,660 $       12,677,348  $      13,326,312
Equity securities                                      92,196             87,211             88,661
Mortgage loans                                        859,543            802,123          1,047,461
Real estate                                           842,724            745,502            794,844
Policy loans                                          984,761            976,064          1,121,538
Other long-term investments                            62,477             64,232             89,321
Short-term investments                                 29,907             70,624             17,664
Cash                                                1,235,888            632,254            605,549
                                               ---------------    ----------------   ----------------
Total consolidated investment income
Investment expenses                                (1,046,869)        (1,198,061)        (1,222,903)
                                              ----------------    ---------------    ----------------
Consolidated net investment income         $       15,042,287 $       14,857,297   $     15,868,447
                                               ===============    ================   ================

At December 31, 1998, the Company had a total of $4,187,000 of investments, comprised of $3,152,000 in real estate, $968,000 in equity securities and $66,000 in other invested assets, which did not produce income during 1998.

The following table summarizes the Company's fixed maturities distribution at December 31, 1998 and 1997 by ratings category as issued by Standard and Poor's, a leading ratings analyst.

                   Fixed Maturities
Rating                             % of Portfolio
------                             --------------
                                  1998        1997
                                ----------  ----------
Investment Grade
AAA                                 38%         31%
AA                                  18%         14%
A                                   36%         46%
BBB                                  7%          9%
Below investment grade               1%          0%
                                ----------  ----------
                                   100%        100%
                                ==========  ==========


The following table summarizes the Company's fixed maturities and fixed maturities held for sale by major classification.

                                                                       Carrying Value
                                                      -------------------------------------------------
                                                                 1998                      1997
                                                          --------------------      --------------------

U.S. government and government agencies                $           39,685,041   $            29,701,879
States, municipalities and political subdivisions                  23,919,754                22,814,301
Collateralized mortgage obligations                                 9,406,895                11,093,926
Public utilities                                                   41,724,208                48,064,818
Corporate                                                          62,515,762                70,964,039
                                                          --------------------      --------------------
                                                       $          175,746,254   $           182,638,963
                                                          ====================      ====================

The following table shows the composition and average maturity of the Company's investment portfolio at December 31, 1998.

                                                  Carrying             Average                   Average
Investments                                       Value                Maturity                    Yield

Fixed maturities and fixed
maturities held for sale                       $175,746,254          4 years                      6.69%
Equity securities                                 2,087,416          not applicable               3.62%
Mortgage loans                                   10,941,614          10 years                     8.42%
Real estate                                      10,529,183          not applicable               7.66%
Policy loans                                     14,134,041          not applicable               6.95%
Other long-term investments                         906,278          5 years                      7.16%
Short-term investments                            1,062,796          190 days                     5.57%
Cash and cash equivalents                        26,378,463          on demand                    5.82%
                                               ------------
Total Investments and cash                     $241,786,045                                       6.69%
                                                ===========

At December 31, 1998, fixed maturities and fixed maturities held for sale have a combined market value of $181,390,785. Fixed maturities are carried at amortized cost. Management has the ability and intent to hold these securities until maturity. Fixed maturities held for sale are carried at market.

The Company holds $1,062,796 in short-term investments. Management monitors its investment maturities and in their opinion is sufficient to meet the Company's cash requirements. Fixed maturities of $18,431,309 mature in one year and $82,995,251 mature in two to five years.

The Company holds $10,941,614 in mortgage loans which represents 3% of the total assets. All mortgage loans are first position loans. Before a new loan is issued, the applicant is subject to certain criteria set forth by Company management to ensure quality control. These criteria include, but are not limited to, a credit report, personal financial information such as outstanding debt, sources of income, and personal equity. Loans issued are limited to no more than 80% of the appraised value of the property and must be first position against the collateral.

The Company has no mortgage loans which are in default and in the process of foreclosure. The Company has one loan of $42,116 which is under a repayment plan. Letters are sent to each mortgagee when the loan becomes 30 days or more delinquent. Loans 90 days or more delinquent are placed on a non-performing status and classified as delinquent loans. Reserves for loan losses are established based on management's analysis of the loan balances compared to the expected realizable value should foreclosure take place. Loans are placed on a non-accrual status based on a quarterly analysis of the likelihood of repayment. All delinquent and troubled loans held by the Company are loans which were held in portfolios by acquired companies at the time of acquisition. Management believes the current internal controls surrounding the mortgage loan selection process provide a quality portfolio with minimal risk of foreclosure and/or negative financial impact.

The Company has in place a monitoring system to provide management with information regarding potential troubled loans. Management is provided with a monthly listing of loans that are 30 days or more past due along with a brief description of what steps are being taken to resolve the delinquency. Quarterly, coinciding with external financial reporting, the Company determines how each delinquent loan should be classified. All loans 90 days or more past due are classified as delinquent. Each delinquent loan is reviewed to determine the classification and status the loan should be given. Interest accruals are analyzed based on the likelihood of repayment. In no event will interest continue to accrue when accrued interest along with the outstanding principal exceeds the net realizable value of the property. The Company does not utilize a specified number of days delinquent to cause an automatic non-accrual status.

A mortgage loan reserve is established and adjusted based on management's quarterly analysis of the portfolio and any deterioration in value of the underlying property which would reduce the net realizable value of the property below its current carrying value.

In addition, the Company also makes sure that current and adequate insurance on the properties are being maintained. The Company requires proof of insurance on each loan and further requires to be shown as a lienholder on the policy so that any change in coverage status is reported to the Company. Proof of payment of real estate taxes is another monitoring technique utilized by the Company. Management believes a change in insurance status or non-payments of real estate taxes are indicators that a loan is potentially troubled. Correspondence with the mortgagee is performed to determine the reasons for either of these events occurring.

The following table shows a distribution of mortgage loans by type.


Mortgage Loans             Amount          % of Total
---------------------  ----------------   -------------
FHA/VA               $         424,229             4%
Commercial                   4,572,395            42%
Residential                  5,944,990            54%


The following table shows a geographic distribution of the mortgage loan portfolio and investment real estate and real estate acquired in satisfaction of debt.

                         Mortgage             Real
                           Loans             Estate
                        ------------        ----------
Illinois                       22%               62%
Kansas                          7%                0%
Louisiana                      24%               15%
Mississippi                     0%               20%
Missouri                        2%                1%
New Mexico                      2%                0%
North Carolina                  6%                0%
Oklahoma                        4%                0%
Virginia                        3%                0%
West Virginia                  28%                2%
Other                           2%                0%
                        ------------        ----------
Total                         100%              100%
                        ============        ==========

The following table summarizes delinquent mortgage loan holdings.

Delinquent
90 days or More                                1998               1997               1996
-----------------------------------        -------------      -------------      -------------

Non-accrual status                    $             0     $            0     $            0
Other                                         278,000            203,000            282,000
Reserve on delinquent
loans                                         (30,000)           (10,000)           (10,000)
                                           -------------      -------------      -------------
Total Delinquent                      $       248,000     $      193,000     $      272,000
                                           =============      =============      =============
Interest income past due
(Delinquent loans)                    $         9,000     $        5,000     $        9,000
                                           =============      =============      =============

In Process of Restructuring           $             0     $            0     $            0
Restructuring on other
than market terms                                   0                  0                  0
Other potential problem
loans                                               0                  0                  0
                                           -------------      -------------      -------------
Total Problem Loans                   $             0     $            0     $            0
                                           =============      =============      =============
Interest income foregone
(Restructured loans)                  $             0     $            0     $            0
                                           =============      =============      =============

See Properties, for description of real estate holdings.



COMPETITION

The insurance business is a highly competitive industry and there are a number of other companies, both stock and mutual, doing business in areas where the Company operates. Many of these competing insurers are larger, have more diversified lines of insurance coverage, have substantially greater financial resources and have a greater number of agents. Other significant competitive factors include policyholder benefits, service to policyholders, and premium rates.

The insurance industry is a mature industry. In recent years, the industry has experienced virtually no growth in life insurance sales, though the aging population has increased the demand for retirement savings products. The products offered (see Products) are similar to those offered by other major companies. The product features are regulated by the states and are subject to extensive competition among major insurance organizations. The Company believes a strong service commitment to policyholders, efficiency and flexibility of operations, timely service to the agency force and the expertise of its key executives help minimize the competitive pressures of the insurance industry.


GOVERNMENT REGULATION

The Company's insurance subsidiaries are assessed contributions by life and health guaranty associations in almost all states to indemnify policyholders of failed companies. In several states the company may reduce premium taxes paid to recover a portion of assessments paid to the states' guaranty fund association. This right of "offset" may come under review by the various states, and the company cannot predict whether and to what extent legislative initiatives may affect this right to offset. Also, some state guaranty associations have adjusted the basis by which they assess the cost of insolvencies to individual companies. The Company believes that its reserve for future guaranty fund assessments is sufficient to provide for assessments related to known insolvencies. This reserve is based upon management's current expectation of the availability of this right of offset, known insolvencies and state guaranty fund assessment bases. However, changes in the basis whereby assessments are charged to individual companies and changes in the availability of the right to offset assessments against premium tax payments could materially affect the company's results.

Currently, the Company's insurance subsidiaries are subject to government regulation in each of the states in which they conduct business. Such regulation is vested in state agencies having broad administrative power dealing with all aspects of the insurance business, including the power to: (i) grant and revoke licenses to transact business; (ii) regulate and supervise trade practices and market conduct; (iii) establish guaranty associations; (iv) license agents; (v) approve policy forms; (vi) approve premium rates for some lines of business;
(vii) establish reserve requirements; (viii) prescribe the form and content of required financial statements and reports; (ix) determine the reasonableness and adequacy of statutory capital and surplus; and (x) regulate the type and amount of permitted investments. Insurance regulation is concerned primarily with the protection of policyholders. The Company cannot predict the impact of any future proposals, regulations or market conduct investigations. The Company's insurance subsidiaries, USA, UG, APPL and ABE are domiciled in the states of Ohio, Ohio, West Virginia and Illinois, respectively.

The insurance regulatory framework continues to be scrutinized by various states, the federal government and the National Association of Insurance Commissioners ("NAIC"). The NAIC is an association whose membership consists of the insurance commissioners or their designees of the various states. The NAIC has no direct regulatory authority over insurance companies. However, its primary purpose is to provide a more consistent method of regulation and reporting from state to state. This is accomplished through the issuance of model regulations, which can be adopted by individual states unmodified, modified to meet the state's own needs or requirements, or dismissed entirely.

Most states also have insurance holding company statutes which require registration and periodic reporting by insurance companies controlled by other corporations licensed to transact business within their respective jurisdictions. The insurance subsidiaries are subject to such legislation and registered as controlled insurers in those jurisdictions in which such registration is required. Statutes vary from state to state but typically require periodic disclosure, concerning the corporation, that controls the registered insurers and all subsidiaries of such corporation. In addition, prior notice to, or approval by, the state insurance commission of material intercorporate transfers of assets, reinsurance agreements, management agreements (see Note 9 in the notes to the consolidated financial statements), and payment of dividends (see note 2 in the notes to the consolidated financial statements) in excess of specified amounts by the insurance subsidiary, within the holding company system, are required.

Each year the NAIC calculates financial ratio results (commonly referred to as IRIS ratios) for each company. These ratios compare various financial information pertaining to the statutory balance sheet and income statement. The results are then compared to pre-established normal ranges determined by the NAIC. Results outside the range typically require explanation to the domiciliary insurance department.

At year-end 1998, the insurance companies had one ratio outside the normal range. The ratio is related to the decrease in premium income. The ratio fell outside the normal range the last three years. A primary cause for the decrease in premium revenues is related to the potential change in control of UTI over the last two years to two different parties. During September of 1996, it was announced that control of UTI would pass to an unrelated party, but the transaction did not materialize. In February 1998, an announcement was made regarding negotiations with a different unrelated party, First Southern Funding LLC, for the change in control of UTI. In November 1998, the change in control with this second party was completed. Please refer to the Notes to the Consolidated Financial Statements for additional information. The possible changes and resulting uncertainties have hurt the insurance companies' ability to recruit and maintain sales agents. The industry has experienced a downward trend in the total number of agents who sell insurance products, and competition for the top sales producers has intensified.

The NAIC's risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. The risk-based capital formula measures the adequacy of statutory capital and surplus in relation to investment and insurance risks such as asset quality, mortality and morbidity, asset and liability matching and other business factors. The RBC formula is used by state insurance regulators as an early warning tool to identify, for the purpose of initiating regulatory action, insurance companies that potentially are inadequately capitalized. In addition, the formula defines new minimum capital standards that will supplement the current system of low fixed minimum capital and surplus requirements on a state-by-state basis. Regulatory compliance is determined by a ratio of the insurance company's regulatory total adjusted capital, as defined by the NAIC, to its authorized control level RBC, as defined by the NAIC. Insurance companies below specific trigger points or ratios are classified within certain levels, each of which requires specific corrective action. The levels and ratios are as follows:

                                            Ratio of Total Adjusted Capital to
                                             Authorized Control Level RBC
              Regulatory Event                  (Less Than or Equal to)
              ----------------                  -----------------------

     Company action level                                      2*
     Regulatory action level                                   1.5
     Authorized control level                                  1
     Mandatory control level                                   0.7

     * Or, 2.5 with negative trend.

At December 31, 1998, each of the insurance subsidiaries has a Ratio that is in excess of 4, which is 400% of the authorized control level; accordingly, the insurance subsidiaries meet the RBC requirements.

The NAIC, in conjunction with state regulators, has been reviewing existing insurance laws and regulations. A committee of the NAIC proposed changes in the regulations governing insurance company investments and holding company investments in subsidiaries and affiliates which were adopted by the NAIC as model laws in 1996. The Company does not presently anticipate any material adverse change in its business as a result of these changes.

Legislative and regulatory initiatives regarding changes in the regulation of banks and other financial services businesses and restructuring of the federal income tax system could, if adopted and depending on the form they take, have an adverse impact on the Company by altering the competitive environment for its products. The outcome and timing of any such changes cannot be anticipated at this time, but the Company will continue to monitor developments in order to respond to any opportunities or increased competition that may occur.

The Clinton Administration has recently proposed tax changes that would affect the insurance industry. One proposal is to require recapture of untaxed profits on policyholder surplus accounts. Between 1959 and 1983, stock life insurance companies deferred tax on a portion of their profits. These untaxed profits were added to a policyholders surplus account ("PSA"). In 1984, Congress precluded life insurance companies from continuing to defer taxes on any future profits. The Clinton Administration argues that there is no continuing justification for permitting stock life insurance companies to defer tax on profits that were earned between 1959 and 1983. Accordingly, the stock life companies would be required to include in their gross income over ten years their PSA balances. The second proposal modifies rules for capitalizing policy acquisition costs on the grounds that life insurance companies generally only capitalize a fraction of their actual policy acquisition costs. This modification would increase the current capitalization percentages. Either of these changes would be onerous to the Company and to the insurance industry as a whole. The outcome and timing of these proposals cannot be anticipated at this time

The NAIC adopted the Life Illustration Model Regulation. Many states have adopted the regulation effective January 1, 1997. This regulation requires products which contain non-guaranteed elements, such as universal life and interest sensitive life, to comply with certain actuarially established tests. These tests are intended to target future performance and profitability of a product under various scenarios. The regulation does not prevent a company from selling a product that does not meet the various tests. The only implication is the way in which the product is marketed to the consumer. A product that does not pass the tests uses guaranteed assumptions rather than current assumptions in presenting future product performance to the consumer. The Company conducts an ongoing thorough review of its sales and marketing process and continues to emphasize its compliance efforts.

A task force of the NAIC is currently undertaking a project to codify a comprehensive set of statutory insurance accounting rules and regulations. Project results were recently approved by the NAIC with an implementation date of January 1, 2001. Individual states in which the Company does business must implement these new rules for them to become effective. Specific recommendations have been set forth in papers issued by the NAIC. The NAIC continues to modify and amend these papers. The Company is monitoring the process, and is not aware of any new requirements that would result in a material financial impact on the Company's financial position or results of operations. The Company will continue to monitor this issue as changes and new proposals are made.

EMPLOYEES

There are approximately 90 persons who are employed by the Company and its affiliates.

PROPERTIES

The  following   table  shows  a  breakout  of  property,   net  of  accumulated
depreciation, owned and occupied by the Company and the distribution of real estate by type.

     Property owned                  Amount               % of Total
     --------------                  ------               ----------
     Home Office                  $ 2,667,325                 20%

     Investment real estate
     ----------------------
     Commercial                   $ 4,571,312                 35%
     Residential development      $ 4,407,871                 33%
     Foreclosed real estate       $ 1,550,000                 12%
                                  -----------                 ---
                                  $10,529,183                 80%
                                  -----------

     Grand total                  $13,196,508                100%
                                  ===========                ====

Total investment real estate holdings represent approximately 3% of the total assets of the Company net of accumulated depreciation of $685,526 and $539,366 at year-end 1998 and 1997 respectively. The Company owns an office complex in Springfield, Illinois, which houses the primary insurance operations. The office buildings contain 57,000 square feet of office and warehouse space. The properties are carried at $2,522,898. In addition, an insurance subsidiary owns a home office building in Huntington, West Virginia. The building has 15,000 square feet and is carried at $144,427. The facilities occupied by the Company are adequate relative to the Company's present operations.

Commercial properties are leased to various unaffiliated companies and organizations. Residential development property is primarily located in Springfield, Illinois, and entails several developments, each targeted for a different segment of the population. These targets include a development primarily for the first time home buyer, an upscale development for existing homeowners looking for a larger home, and duplex condominiums for those who desire maintenance free exteriors and surroundings. The Company's primary focus is on the development and sale of lots, with an occasional home construction to help stimulate interest.

Springfield is the State Capital of Illinois. The City's economy is service oriented with the main employers being the State of Illinois, two major area hospitals and two large insurance companies. This provides for a very stable economy not as dramatically affected by economic conditions in other parts of the United States.


Foreclosed property is carried at the unpaid loan principal balance plus accrued interest on the loan and other costs associated with the foreclosure process. The carrying value of foreclosed property does not exceed management's estimate of net realizable value. Management's estimate of net realizable value is based on significant internal real estate experience, local market experience, independent appraisals and evaluation of existing comparable property sales.


LEGAL PROCEEDINGS

The Company and its affiliates are named as defendants in a number of legal actions arising primarily from claims made under insurance policies. Those actions have been considered in establishing the Company's liabilities. Management is of the opinion that the settlement of those actions will not have a material adverse effect on the Company's financial position or results of operations.

DIRECTORS AND EXECUTIVE OFFICERS OF UII

THE BOARD OF DIRECTORS
----------------------

In accordance with the laws of Ohio and the Certificate of Incorporation and Bylaws of UII as amended, the Company is managed by its executive officers under the direction of the Board of Directors. The Board elects executive officers, evaluates their performance, works with management in establishing business objectives and considers other fundamental corporate matters, such as the issuance of stock or other securities, the purchase or sale of a business and other significant corporate business transactions. In the fiscal year ended December 31, 1998, the Board met five times. All directors attended at least 75% of all meetings of the board except for Mr. Aveni.

The Board of Directors has an Audit Committee consisting of Messrs. Berschet, Melville and Teater. The Audit Committee reviews and acts or reports to the Board with respect to various auditing and accounting matters, the scope of the audit procedures and the results thereof, the internal accounting and control systems of UII, the nature of services performed for UII and the fees to be paid to the independent auditors, the performance of the UII's independent and internal auditors and the accounting practices of UII. The Audit Committee also recommends to the full Board of Directors the auditors to be appointed by the Board. The Audit Committee met once in 1998. All members were present with the exception of Mr. Teater.

The compensation of the UII's executive officers is determined by the full Board of Directors (see report on Executive Compensation).

Under the UII's Certificate of Incorporation, the Board of Directors may be comprised of between five and twenty-one directors. The Board currently has a fixed number of directors at nine. Shareholders elect Directors to serve for a period of one year at the UII's Annual Shareholders' meeting.

The following information with respect to business experience of the Board of Directors has been furnished by the respective directors or obtained from the records of UII.

DIRECTORS

Name, Age         Position with UII, Business Experience and Other Directorships

Randall L. Attkisson 53

               Director of UII since 1998, Chief Financial Officer, Treasurer, Director or First Southern Bancorp, Inc. since 1986; Director of The Galilean Home, Liberty, KY since 1996; Treasurer, Director of First Southern Funding, Inc. since 1992; Director of The River Foundation, Inc. since 1990; Treasurer, Director of Somerset Holdings, Inc. since 1987; President of Randall L. Attkisson & Associates from 1982 to 1986; Commissioner of Kentucky Department of Banking & Securities from 1980 to 1982; Self-employed Banking Consultant in Miami, FL from 1978 to 1980.

Vincent T.  Aveni 72

               Director of UII since 1987; Chairman Emeritus of Realty One, Inc. and co-developer of the Three Village Condominium; currently serving the Ohio Association of Realtors as a trustee; past
               President of Ohio Association of Realtors; past Regional Vice President of the Ohio and Michigan National Association Marketing Institute, and Farm and Land Institute.

Marvin W. Berschet 69

               Director of UII since 1987; self-employed since 1956; charter member of National Cattlemen's Association; Board member of Meat Export Federation for seven years and Chairman of Beef Council for three years; served on the National Livestock and Meat Board for 16 years; past President of Ohio Cattlemen's Association.

Jesse T. Correll   42

               Director  of UII since  1998,  Chairman,  President,  Director of
               First Southern Bancorp, Inc. since 1983;  President,  Director of

               First Southern Funding, Inc. since 1992; President, Director of Somerset Holdings, Inc. and Lancaster Life Reinsurance Company and First Southern Insurance Agency since 1987; President, Director of The River Foundation since 1990; President, Director of Dyscim Holdings Company, Inc. since 1990; Director or Adamas Diamond Corporation since 1980; Secretary, Director Lovemore Holding Company since 1987; President, Director of North Plaza of Somerset since 1990; Director of St. Joseph Hospital, Lexington, KY since 1997; Managing Partner of World Wide Minerals from 1978 to 1983.

James E. Melville  53

               Director, President and Chief Operating Officer since July 1997; Chief Financial Officer of UII since 1993, Senior Executive ;Vice President of UII since September 1992; President of certain Affiliate Companies from May 1989 until September 1991; Chief
               Operating Officer of FCC from 1989 to September 1991; Chief Operating Officer of certain Affiliate Companies from 1984 until September 1991; Senior Executive Vice President of certain Affiliate Companies from 1984 until September 1989; Consultant to UTI and UTG from March to September, 1992; President and Chief Operating Officer of certain affiliate life insurance companies and Senior Executive Vice President of non-insurance affiliate companies since 1992.

Charlie E. Nash 70

               Director of UII since 1987; Executive Director and State President of the Ohio Farmers Union; serves on the Board of Directors for National Farmers Union Uniform Pension Committee and a member of its Investment Committee for pension funds; Chairman of the Putnam County Board of Elections; serves on the Board of Directors of Farmers Union Ventures, Inc., Green Thumb, Inc. and Farmers Education Foundation; he is a farm owner.

Millard V. Oakley  68

               Director of UII since 1998, Presently serves on Board of Directors and Executive Committee of Thomas Nelson, a publicly held publishing company based in Nashville, TN; Director of First National Bank of the Cumberlands, Livingston-Cooksville, TN; Lawyer with limited law practice since 1980; State Insurance Commissioner for State of Tennessee from 1975 to 1979; Served as General Counsel, United States House of Representatives, Washington, D.C., Congressional Committee on Small Business from 1971-1973; Served four elective terms as County Attorney for Overton County, Tennessee; Elected delegate to National Democratic Convention in 1964; Served four elective terms in the Tennessee General Assembly from 1956 to 1964; Lawyer in Livingston, TN from 1953 to 1971; Elected to the Tennessee Constitutional Convention in 1952.


Larry E. Ryherd 58

               Chairman of the Board of Directors since 1987, CEO since 1992; UTI Chairman of the Board of Directors and a Director since 1984, CEO since 1991; Chairman, CEO and Director of UTG since 1992; President, CEO and Director of certain affiliate companies since 1992. Mr. Ryherd has served has Chairman of the Board, CEO, President and COO of certain affiliate life insurance companies since 1992.

Robert W. Teater 71

               Director of UII since 1987; Director of UTG and certain affiliate companies since 1992; member of Columbus School Board since 1991, President of Columbus School Board since 1992; President of Robert W. Teater and Associates, a comprehensive consulting firm in natural resources development and organization management since 1983.

EXECUTIVE OFFICERS OF UII

More detailed information on the following officers of UII appears under "Election of Directors":

         Larry E. Ryherd      Chairman of the Board and Chief Executive Officer
         James E. Melville    President and Chief Operating Officer

Other officers of UII are set forth below:

Name, Age         Position with UII, Business Experience and Other Directorships

George E. Francis 55

               Executive Vice President since July 1997; Secretary of UII since February 1993; Director of certain Affiliate Companies since October 1992; Senior Vice President and Chief Administrative Officer of certain Affiliate Companies since 1989; Secretary of certain Affiliate Companies since March 1993; Treasurer and Chief Financial Officer of certain Affiliate Companies from 1984 until September 1992.

Theodore C. Miller 36

               Senior Vice  President  and Chief  Financial  Officer  since July
               1997; Vice President and Treasurer since October 1992; Vice President and Controller of certain Affiliate Companies from 1984 to 1992.

EXECUTIVE COMPENSATION UII

Executive Compensation Table
----------------------------

The following table sets forth certain information regarding compensation paid to or earned by UII's Chief Executive Officer and each of the Executive Officers of UII whose salary plus bonus exceeded $100,000 during each of UII's last three fiscal years. Compensation for services provided by the named executive officers to UII and its affiliates is paid by FCC as set forth in their employment agreements. (See Employment Contracts).

                                                      SUMMARY COMPENSATION TABLE

                                                     Annual Compensation (1)(3)

                                                                                       Other Annual
Name and                                                                             Compensation (2)
Principal Position                                            Salary($)                      $

Larry E. Ryherd                     1998                        400,000                    20,373
Chairman of the Board               1997                        400,000                    18,863
Chief Executive Officer             1996                        400,000                    17,681

James E. Melville                   1998                        238,200                    31,956
President, Chief                    1997                        238,200                    29,538
Operating Officer                   1996                        238,200                    27,537

George E. Francis                   1998                        126,200                     8,791
Executive Vice                      1997                        122,000                     8,187
President, Secretary                1996                        119,000                     7,348

(1) Compensation deferred at the election of named officers is included in this section.

(2) Other annual compensation consists of interest earned on deferred compensation amounts pursuant to their employment agreements and the Company's matching contribution to the First Commonwealth Corporation Employee Savings Trust 401(k) Plan.

(3) Neither UTI or UII pay compensation of any kind to the named executive officers nor is a change of compensation contemplated after the Merger.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

The following table summarizes for fiscal year ending, December 31, 1998, the number of shares subject to unexercised options and the value of unexercised options of the Common Stock of UTI held by the named executive officers. The values shown were determined by multiplying the applicable number of unexercised share options by the difference between the per share market price on December 31, 1998 and the applicable per share exercise price. There were no options granted to the named executive officers for the past three fiscal years.


                  Number of Shares               Number of Securities Underlying           Value of Unexercised In the
                     Acquired on     Value               Unexercised Options/SARs             Money Options/SARs at
                    Exercise (#)    Realized ($)               at FY-End(#)                        FY-End ($)

Name                                                Exercisable          Unexercisable    Exercisable       Unexercisable


Larry E. Ryherd              -            -             13,800                  -                -                 -
James E. Melville            -            -             30,000                  -                -                 -
George E. Francis            -            -              4,600                  -                -                 -

Compensation of Directors
-------------------------

UII's standard arrangement for the compensation of directors provide that each director shall receive an annual retainer of $2,400, plus $300 for each meeting attended and reimbursement for reasonable travel expenses. UII's director compensation policy also provides that directors who are either employees of UII or directors or officers of First Southern Funding, LLC and affiliates do not receive any compensation for their services as directors except for reimbursement for reasonable travel expenses for attending each meeting; namely, Messrs. Ryherd, Melville, Attkisson, Correll and Oakley.

Effect of the Merger on Directors
---------------------------------

If the Merger is consummated, each of the independent director of UII, namely, Messrs. Aveni, Berschet, Nash and Teater shall become directors of UTI. The directors compensation shall remain the same as stated above.

Employment Contracts
--------------------

On July 31, 1997, Larry E. Ryherd entered into an employment agreement with FCC. Formerly, Mr. Ryherd had served as Chairman of the Board and Chief Executive Officer of UII and its affiliates. Pursuant to the agreement, Mr. Ryherd agreed to serve as Chairman of the Board and Chief Executive Officer of UII and in addition, to serve in other positions of the affiliated companies if appointed or elected. The agreement provides for an annual salary of $400,000 as determined by the Board of Directors. The term of the agreement is for a period of five years. Mr. Ryherd has deferred portions of his income under a plan entitling him to a deferred compensation payment on January 2, 2000 in the amount of $240,000 which includes interest at the rate of approximately 8.5% per year. Additionally, Mr. Ryherd was granted an option to purchase up to 13,800 of the Common Stock of UTI at $17.50 per share. The option is immediately exercisable and transferable. The option will expire December 31, 2000.

FCC entered into an employment agreement dated July 31, 1997 with James E. Melville pursuant to which Mr. Melville is employed as President and Chief Operating Officer and in addition, to serve in other positions of the affiliated companies if appointed or elected at an annual salary of $238,200. The term of the agreement expires July 31, 2002. Mr. Melville has deferred portions of his income under a plan entitling him to a deferred compensation payment on January 2, 2000 of $400,000 which includes interest at the rate of approximately 8.5% annually. Additionally, Mr. Melville was granted an option to purchase up to 30,000 shares of the Common Stock of UTI at $17.50 per share. The option is immediately exercisable and transferable. The option will expire December 31, 2000.

FCC entered into an employment agreement with George E. Francis on July 31, 1997. Under the terms of the agreement, Mr. Francis is employed as Executive Vice President of UII at an annual salary of $126,200. Mr. Francis also agreed to serve in other positions if appointed or elected to such positions without additional compensation. The term of the agreement expires July 31, 2000. Mr. Francis has deferred portions of his income under a plan entitling him to a deferred compensation payment on January 2, 2000 of $80,000 which includes interest at the rate of approximately 8.5% per year. Additionally, Mr. Francis was granted an option to purchase up to 4,600 shares of the Common Stock of UTI at $17.50 per share. The option is immediately exercisable and transferable. This option will expire on December 31, 2000.

REPORT ON EXECUTIVE COMPENSATION

Introduction

The compensation of UII's executive officers is determined by the full Board of Directors. The Board of Directors strongly believes that UII's executive officers directly impact the short-term and long-term performance of UII. With this belief and the corresponding objective of making decisions that are in the best interest of UII's shareholders, the Board of Directors places significant emphasis on the design and administration of UII's executive compensation plans.


Executive Compensation Plan Elements

Base Salary. The Board of Directors establishes base salaries each year at a level intended to be within the competitive market range of comparable companies. In addition to the competitive market range, many factors are considered in determining base salaries, including the responsibilities assumed by the executive, the scope of the executive's position, experience, length of service, individual performance and internal equity considerations. During the last three fiscal years, there were no material changes in the base salaries of the named executive officers.

Stock Options. One of UII's priorities is for the executive officers to be significant shareholders so that the interest of the executives are closely aligned with the interests of UII's other shareholders. The Board of Directors believes that this strategy motivates executives to remain focused on the overall long-term performance of UII. Stock options are granted at the discretion of the Board of Directors and are intended to be granted at levels within the competitive market range of comparable companies. During 1993, each of the named executive officers were granted options under their employment agreements for UII's Common Stock as described in the Employment Contracts section. There were no options granted to the named executive officers during the last three fiscal years.

Deferred Compensation. A very significant component of overall Executive Compensation Plans is found in the flexibility afforded to participating officers in the receipt of their compensation. The availability, on a voluntary basis, of the deferred compensation arrangements as described in the Employment Contracts section may prove to be critical to certain officers, depending upon their particular financial circumstance.

Chief Executive Officer

Larry E. Ryherd has been Chairman of the Board and Chief Executive Officer since 1987 and Chairman of the Board of the Company's parent, UTI, since 1984. The Board of Directors used the same compensation plan elements described above for all executive officers to determine Mr. Ryherd's 1998 compensation.

In setting both the cash-based and equity-based elements of Mr. Ryherd's compensation, the Board of Directors made an overall assessment of Mr. Ryherd's leadership in achieving UII's long-term strategic and business goals.

Mr. Ryherd's base salary reflects a consideration of both competitive forces and UII's performance. The Board of Directors does not assign specific weights to these categories.

UII surveys total cash compensation for chief executive officers at the same group of companies described under "Base Salary" above. Based upon its survey, UII then determines a median around which it builds a competitive range of compensation for the CEO. As a result of this review, the Board of Directors concluded that Mr. Ryherd's base salary was in the low end of the competitive market, and his total direct compensation (including stock incentives) was competitive for CEOs running companies comparable in size and complexity to UII.

The Board of Directors considered UII's financial results as compared to other companies within the industry, financial performance for fiscal 1998 as compared to fiscal 1997, UII's progress as it relates to UII's growth through acquisitions and simplification of the organization, the fact that since UII does not have a Chief Marketing Officer, Mr. Ryherd assumes additional responsibilities of the Chief Marketing Officer, and Mr. Ryherd's salary history, performance ranking and total compensation history.

Through fiscal 1998, Mr. Ryherd's annual salary was $400,000, the amount the Board of Directors set in January 1997. Following a review of the above factors, the Board of Directors decided to recognize Mr. Ryherd's performance by placing a greater emphasis on long-term incentive awards, and therefore retained Mr. Ryherd's base salary at $400,000.

Conclusion.

The Board of Directors believes the mix of structured employment agreements with certain key executives, conservative market based salaries, competitive cash incentives for short-term performance and the potential for equity-based rewards for long term performance represents an appropriate balance. This balanced Executive Compensation Plan provides a competitive and motivational compensation package to the executive officer team necessary to continue to produce the results UII strives to achieve. The Board of Directors also believes the Executive Compensation Plan addresses both the interests of the shareholders and the executive team.

                                  BOARD OF DIRECTORS

          Randall L. Attkisson                        Charlie E. Nash
          Vincent T. Aveni                            Millard V. Oakley
          Marvin W. Berschet                          Larry E. Ryherd
          Jesse T. Correll                            Robert W. Teater
          James E. Melville

                                PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on UII's Common Stock during the five fiscal years ended December 31, 1998, with the cumulative total return on the NASDAQ Composite Index Performance and the NASDAQ Insurance Stock Index (1):

                    1993    1994    1995   1996   1997   1998
UII                  100      92      92     40     32     34
NASDAQ               100      98     138    170    209    293
NASDAQ Insurance     100      94     134    153    223    199



(1) UII selected the NASDAQ Composite Index Performance as an appropriate comparison because UII's Common Stock is not listed on any exchange but UII's Common Stock is traded in the over-the-counter market. Furthermore, UII selected the NASDAQ Insurance Stock Index as the second comparison because there is no similar single "peer company" in the NASDAQ system with which to compare stock performance and the closest additional line-of-business index which could be found was the NASDAQ Insurance Stock Index. Trading activity in UII's Common Stock is limited, which may be in part a result of UII's low profile from not being listed on any exchange, and its reported operating losses. UII has experienced a tremendous growth rate over the period shown in the Return Chart with assets growing from approximately $9 million in 1991 to approximately $13 million in 1998. The growth rate has been the result of acquisitions of other companies and new insurance writings. UII has incurred costs of conversions and administrative consolidations associated with the acquisitions which has contributed to the operating losses. The Return
       Chart is not intended to forecast or be indicative of possible future performance of UII's stock.

The foregoing graph shall not be deemed to be incorporated by reference into any filing of UII under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that UII specifically incorporates such information by reference.

Compensation Committee Interlocks and Insider Participation

The following persons served as directors of UII during 1998 and were officers or employees of UII or its affiliates during 1998: James E. Melville and Larry
E. Ryherd. Accordingly, these individuals have participated in decisions related to compensation of executive officers of UII and its affiliates.

During 1998, the following executive officers of UII were also members of the Board of Directors of FCC, two of whose executive officers served on the Board of Directors of UII: Messrs. Melville and Ryherd.

During 1998, Larry E. Ryherd and James E. Melville, executive officers of UII, were also members of the Board of Directors of UTI, two of whose executive officers served on the Board of Directors of UII: Messrs. Melville, and Ryherd.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF UII

PRINCIPLE HOLDERS OF SECURITIES

The following tabulation sets forth the name and address of the entity known to be the beneficial owners of more than 5% of UII's Common Stock and shows: (i) the total number of shares of Common Stock beneficially owned by such person as of December 31, 1998 and the nature of such ownership; and (ii) the percent of the issued and outstanding shares of Common Stock so owned as of the same date.


   Title                                       Number of Shares       Percent
    Of      Name and Address                     and Nature of          of
   Class    of Beneficial Owner              Beneficial Ownership      Class

Common      United Trust, Inc.       (1)(2)        565,766              40.6%.
Stock no    5250 South Sixth Street
par value   Springfield, IL 62703

(1) Because Larry E. Ryherd owns 501,701 shares of UTI's Common Stock (19.6%), and UTI owns 565,766 shares of UII Common Stock (40.6%) Mr. Ryherd may be considered a beneficial owner of UII; however, Mr. Ryherd disclaims any beneficial interest in the shares of UII owned by UTI as the UTI's board of directors controls the voting and investment decisions regarding such shares.

(2) First Southern Funding, LLC & Affiliates owns 1,054,440 shares of UTI's Common Stock (42.3%) and UTI owns 565,776 shares of UII Common Stock (40.6%), and because Jesse T. Correll owns 83% of First Southern Funding, LLC, Mr. Correll may be considered a beneficial owner of UII.

                     SECURITY OWNERSHIP OF MANAGEMENT OF UII

The following tabulation shows with respect to each of the directors and nominees of UII, with respect to UII's chief executive officer and each of UII's executive officers whose salary plus bonus exceeded $100,000 for fiscal 1998, and with respect to all executive officers and directors of UII as a group: (i) the total number of shares of all classes of stock of UII or any of its parents or affiliates, beneficially owned as of December 31, 1998 and the nature of such ownership; and (ii) the percent of the issued and outstanding shares of stock so owned as of the same date.

   Title               Directors, Named Executive              Number of Shares                   Percent
    of                 Officers, & All Directors &               and Nature of                      of
   Class               Executive Officers as a Group                Ownership                      Class

UTI's                 Randall L. Attkisson                                0                          *
Common                Vincent T. Aveni                                    0                          *
Stock, no             Jesse T. Correll                                    0  (1)                     *
Par value             Marvin W. Berschet                                  0                          *
                      George E. Francis                               4,600  (2)                     *
                      James E. Melville                              52,500  (3)                   2.0%
                      Charlie E. Nash                                     0                          *
                      Millard V. Oakley                               9,000                          *
                      Larry E. Ryherd                               501,701  (4)                   19.6%
                      Robert W. Teater                                    0                          *
                      All directors and executive officers
                      as a group (ten in number)                    567,801                        21.8%
                                      111

FCC's                 Randall L. Attkisson                                0                          *
Common                Vincent T. Aveni                                    0                          *
Stock, $1.00          Marvin W. Berschet                                  0                          *
Par value             Jesse T. Correll                                    0                          *
                      George E. Francis                                   0                          *
                      James E. Melville                                 544  (5)                     *
                      Charlie E. Nash                                     0                          *
                      Millard V. Oakley                                   0                          *
                      Larry E. Ryherd                                     0                          *
                      Robert W. Teater                                    0                          *
                      All directors and executive officers              544                          *
                      as a group (ten in number)

UII's                 Randall L. Attkisson                                0                          *
Common                Vincent T. Aveni                                7,716  (6)                     *
Stock, no             Marvin W. Berschet                              7,161  (7)                     *
Par value             Jesse T. Correll                                    0                          *
                      George E. Francis                                   0                          *
                      James E. Melville                                   0                          *
                      Charlie E. Nash                                 7,052                          *
                      Millard V. Oakley                                   0                          *
                      Larry E. Ryherd                                47,250  (8) (9)                 *
                      Robert W. Teater                                7,380  (10)                    *
                      All directors and executive officers
                      as a group (ten in number)                     76,559                        5.5%


(1) In addition, Mr. Correll is a director and officer of First Southern Funding, LLC & Affiliates which own 1,054,440 shares (42.34%) of UTI. (See Principle Holders of Securities)

(2)  Includes   4,600  shares  which  may  be  acquired  upon  the  exercise  of outstanding stock options.

(3) James E. Melville owns 2,500 shares individually and 14,000 shares jointly with his spouse. Includes: (i) 3,000 shares of UTI's Common Stock which are held beneficially in trust for his daughter, namely Bonnie J. Melville;
     (ii) 3,000 shares of UTI's Common Stock, 750 shares of which are in the name of Matthew C. Hartman, his nephew; 750 shares of which are in the name of Zachary T. Hartman, his nephew; 750 shares of which are in the name of Elizabeth A. Hartman, his niece; and 750 shares of which are in the name of Margaret M. Hartman, his niece; and (iii) 30,000 shares which may be acquired by James E. Melville upon exercise of outstanding stock options.

(4)  Larry E. Ryherd owns 181,091  shares of UTI's Common Stock in his own name.
     Includes: (i) 150,050 shares of UTI's Common Stock in the name of Dorothy LouVae Ryherd, his wife; (ii) 150,000 shares of UTI's Common Stock which are held beneficially in trust for the three children of Larry E. Ryherd and Dorothy LouVae Ryherd, namely Shari Lynette Serr, Derek Scott Ryherd and Jarad John Ryherd; (iii) 4,600 shares of UTI's Common Stock, 2,700 shares of which are in the name of Shari Lynette Serr, 1,900 shares of which are in the name of Jarad John Ryherd; (iv) 2,000 shares held by Dorothy LouVae Ryherd, his wife as custodian for granddaughter, (v) 160 shares held by Larry E. Ryherd as custodian for granddaughter; and (vi) 13,800 shares which may be acquired by Larry E. Ryherd upon exercise of outstanding stock options.

(5) James E. Melville owns 168 shares individually and 376 shares jointly with his spouse.

(6) Includes 272 shares owned directly by Mr. Aveni's brother and 210 shares owned directly by Mr. Aveni's son.

(7) Includes 42 shares owned directly by each of Mr. Berschet's two sons and 77 shares owned directly by Mr. Berschet's daughter, a total of 161 shares.

(8) Includes 47,250 shares beneficially in trust for the three children of Larry E. Ryherd and Dorothy LouVae Ryherd, namely Shari Lynette Serr, Derek Scott Ryherd and Jarad John Ryherd.

(9) In addition, Mr. Ryherd is a director and officer of UTI, who owns 565,766 shares (29.9%) of the Company. Mr. Ryherd disclaims any beneficial interest in the shares of the Company owned by UTI as the UTI board of directors controls the voting and investment decisions regarding such shares.

(10)   Includes 210 shares owned directly by Mr. Teater's spouse.

       * Less than 1%.

Except as indicated above, the foregoing persons hold sole voting and investment power.

Directors and officers of UII file periodic reports regarding ownership of UII securities with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934 as amended, and the rules promulgated thereunder.

DIRECTORS AND EXECUTIVE OFFICERS OF UTI

THE BOARD OF DIRECTORS
----------------------


In accordance with the laws of Illinois and the Certificate of Incorporation and Bylaws of UTI, as amended, UTI is managed by its executive officers under the direction of the Board of Directors. The Board elects executive officers, evaluates their performance, works with management in establishing business objectives and considers other fundamental corporate matters, such as the issuance of stock or other securities, the purchase or sale of a business and other significant corporate business transactions. In the fiscal year ended December 31, 1998, the Board met five times. All directors attended at least 75% of all meetings of the board except for Messers. Cellini and Larson.

The Board of Directors has an Audit Committee consisting of Messrs. Albin, Geary, and Melville. The Audit Committee reviews and acts or reports to the Board with respect to various auditing and accounting matters, the scope of the audit procedures and the results thereof, the internal accounting and control systems of UTI, the nature of services performed for UTI and the fees to be paid to the independent auditors, the performance of UTI's independent and internal auditors and the accounting practices of UTI. The Audit Committee also recommends to the full Board of Directors the auditors to be appointed by the Board. The Audit Committee met once in 1998. All members were present.

The compensation of UTI's executive officers is determined by the full Board of Directors (see report on Executive Compensation).

Under UTI's Certificate of Incorporation, the Board of Directors may be comprised of between five and twenty-one directors. The Board currently has a fixed number of directors at thirteen. Shareholders elect Directors to serve for a period of one year at UTI's Annual Shareholders' meeting.

The following information with respect to business experience of the Board of Directors has been furnished by the respective directors or obtained from the records of UTI.

DIRECTORS

Name, Age Position with the Company, Business Experience and Other Directorships

John S. Albin  70

          Director of the Company since 1984; farmer in Douglas and Edgar counties, Illinois, since 1951; Chairman of the Board of Longview State Bank since 1978; President of the Longview Capitol Corporation, a bank holding company, since 1978; Chairman of First National Bank of Ogden, Illinois, since 1987; Chairman of the State Bank of Chrisman since 1988; Director and Secretary of Illini Community Development Corporation since 1990; Chairman of Parkland College Board of Trustees since 1990; board member of the Fisher National Bank, Fisher, Illinois, since 1993.

Randall L. Attkisson 53

          Director of UTI since 1998, Chief Financial Officer, Treasurer, Director or First Southern Bancorp, Inc. since 1986; Director of The Galilean Home, Liberty, KY since 1996; Treasurer, Director of First Southern Funding, Inc. since 1992; Director of The River Foundation, Inc. since 1990; Treasurer, Director of Somerset Holdings, Inc. since 1987; President of Randall L. Attkisson & Associates from 1982 to 1986; Commissioner of Kentucky Department of Banking & Securities from 1980 to 1982; Self-employed Banking Consultant in Miami, FL from 1978 to 1980.

William F. Cellini 64

          Director of UTI since 1996 and Director of FCC and certain affiliate companies since 1984; Chairman of the Board of New Frontier Development Group, Chicago, Illinois for more than the past five years; Executive Director of Illinois Asphalt Pavement Association.

Robert E. Cook 73

          Director of UTI since 1984, President of Cook-Witter, Inc., a governmental consulting and lobbying firm with offices in Springfield, Illinois, from 1985 until 1990.

Jesse T. Correll   42

          Director of UTI since 1998, Chairman, President, Director of First Southern Bancorp, Inc. since 1983; President, Director of First
          Southern Funding, Inc. since 1992; President, Director of Somerset Holdings, Inc. and Lancaster Life Reinsurance Company and First Southern Insurance Agency since 1987; President, Director of The River Foundation since 1990; President, Director of Dyscim Holdings Company, Inc. since 1990; Director or Adamas Diamond Corporation since 1980; Secretary, Director Lovemore Holding Company since 1987; President, Director of North Plaza of Somerset since 1990; Director of St. Joseph Hospital, Lexington, KY since 1997; Managing Partner of World Wide Minerals from 1978 to 1983.

Larry R. Dowell 64

          Director of UTI since 1984; cattleman and farmer in Stronghurst, Henderson County, Illinois since 1956; member of the Illinois Beef Association; past Board and Executive Committee member of Illinois Beef Council; Chairman of Henderson County Board of Supervisors since 1992.

Donald G. Geary 75

          Director of UTI since 1996, Director of FCC and certain affiliate companies since 1984; industrial warehousing developer and founder of Regal 8 Inns for more than the past five years.

Raymond L. Larson 64

          Director of UTI since 1984; cattleman and farmer since 1953; Director of the Bank of Sugar Grove, Illinois since 1977; Board member of National Livestock and Meat Board since 1983 and currently Treasurer, Board member and past President of Illinois Beef Council; member of National Cattlemen's Association and Illinois Cattlemen's Association.
114

Dale E. McKee  80

          Director of UTI since 1984; pork producer and farmer in Rio, Illinois since 1947; President of McKee and Flack, Inc., an Iowa corporation engaged in farming since 1975; director of St. Mary's Hospital of Galesburg since 1984.

James E. Melville  53

          Director, President and Chief Operating Officer since July 1997; Chief Financial Officer of UTI since 1993, Senior Executive Vice President of UTI since September 1992; President of certain Affiliate Companies from May 1989 until September 1991; Chief Operating Officer of FCC from 1989 until September 1991; Chief Operating Officer of certain Affiliate Companies from 1984 until September 1991; Senior Executive Vice President of certain affiliate companies from 1984 until 1989; Consultant to UTI and UTG from March 1992 through September 1992; President and Chief Operating Officer of certain affiliate life insurance companies and Senior Executive Vice President of non-insurance affiliate companies since 1992.

Thomas F. Morrow 54

          Director of UTI since 1984; Director of certain affiliate companies since 1992 and Treasurer since 1993. Mr. Morrow has served as Vice Chairman and Director of certain affiliate life insurance companies since 1992 as well as having held similar positions with other affiliate life insurance companies from 1987 to 1992.

Millard V. Oakley  68

          Director of UTI since 1998; presently serves on Board of Directors and Executive Committee of Thomas Nelson, a publicly held publishing company based in Nashville, TN; Director of First National Bank of the Cumberlands, Livingston-Cooksville, TN; Lawyer with limited law practice since 1980; State Insurance Commissioner for State of Tennessee from 1975 to 1979; Served as General Counsel, United States House of Representatives, Washington, D.C., Congressional Committee on Small Business from 1971-1973; Served four elective terms as County Attorney for Overton County, Tennessee; Elected delegate to National Democratic Convention in 1964; Served four elective terms in the Tennessee General Assembly from 1956 to 1964; Lawyer in Livingston, TN from 1953 to 1971; Elected to the Tennessee Constitutional Convention in 1952.

Larry E. Ryherd 58

          Chairman of the Board of Directors and a Director since 1984, CEO since 1991; Chairman of the Board of UII since 1987, CEO since 1992 and President since 1993; Chairman, CEO and Director of UTG since 1992; Chairman of the Board, CEO, President and COO of certain affiliate life insurance companies since 1992.

EXECUTIVE OFFICERS OF UTI

More detailed information on the following officers of UTI appears under "Election of Directors":

         Larry E. Ryherd      Chairman of the Board and Chief Executive Officer
         James E. Melville    President and Chief Operating Officer

Other officers of UTI are set forth below:

Name, Age        Position with UTI, Business Experience and Other Directorships

George E. Francis 55

          Executive Vice President since July 1997; Secretary of UTI since February 1993; Director of certain Affiliate Companies since October 1992; Senior Vice President and Chief Administrative Officer of certain Affiliate Companies since 1989; Secretary of certain Affiliate Companies since March 1993; Treasurer and Chief Financial Officer of certain Affiliate Companies from 1984 until September 1992.

Theodore C.  Miller  36

          Senior Vice President and Chief Financial Officer since July 1997; Vice President and Treasurer since October 1992; Vice President and Controller of certain Affiliate Companies from 1984 to 1992.

ITEM 11.  EXECUTIVE COMPENSATION UTI

Executive Compensation Table

The following table sets forth certain information regarding compensation paid to or earned by UTI's Chief Executive Officer and each of the Executive Officers of UTI whose salary plus bonus exceeded $100,000 during each of UTI's last three fiscal years: Compensation for services provided by the named executive officers to UTI and its affiliates is paid by FCC as set forth in their employment agreements. (See Employment Contracts).

                                                      SUMMARY COMPENSATION TABLE

                                                     Annual Compensation (1)(3)

                                                                                        Other Annual
Name and                                                                             Compensation (2)
Principal Position                                            Salary($)                      $

Larry E. Ryherd                     1998                        400,000                    20,373
Chairman of the Board               1997                        400,000                    18,863
Chief Executive Officer             1996                        400,000                    17,681

James E. Melville                   1998                        238,200                    31,956
President, Chief                    1997                        238,200                    29,538
Operating Officer                   1996                        238,200                    27,537

George E. Francis                   1998                        126,200                     8,791
Executive Vice                      1997                        123,200                     8,187
President, Secretary                1996                        120,200                     7,348

(1) Compensation deferred at the election of named officers is included in this section.

(2) Other annual compensation consists of interest earned on deferred compensation amounts pursuant to their employment agreements and the Company's matching contribution to the First Commonwealth Corporation Employee Savings Trust 401(k) Plan.

(3) Neither UTI or UII pay compensation of any kind to the named executive officers nor is a change of compensation contemplated after the Merger.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

The following table summarizes for fiscal year ending, December 31, 1998, the number of shares subject to unexercised options and the value of unexercised options of the Common Stock of UTI held by the named executive officers. The values shown were determined by multiplying the applicable number of unexercised share options by the difference between the per share market price on December 31, 1998 and the applicable per share exercise price. There were no options granted to the named executive officers for the past three fiscal years.


                  Number of Shares               Number of Securities Underlying           Value of Unexercised In the
                     Acquired on     Value               Unexercised Options/SARs             Money Options/SARs at
                    Exercise (#)    Realized ($)               at FY-End(#)                        FY-End ($)

Name                                                Exercisable          Unexercisable    Exercisable       Unexercisable

Larry E. Ryherd              -            -             13,800                  -                -                 -
James E. Melville            -            -             30,000                  -                -                 -
George E. Francis            -            -              4,600                  -                -                 -


Compensation of Directors
-------------------------

UTI's standard arrangement for the compensation of directors provide that each director shall receive an annual retainer of $2,400, plus $300 for each meeting attended and reimbursement for reasonable travel expenses. UTI's director compensation policy also provides that directors who are either employees of UTI or directors or officers of First Southern Funding, LLC and affiliates do not receive any compensation for their services as directors except for reimbursement for reasonable travel expenses for attending each meeting; namely Messieurs Ryherd, Melville, Attkisson, Correll and Oakley.


Employment Contracts
--------------------

On July 31, 1997, Larry E. Ryherd entered into an employment agreement with FCC. Formerly, Mr. Ryherd had served as Chairman of the Board and Chief Executive Officer of the Company and its affiliates. Pursuant to the agreement, Mr. Ryherd agreed to serve as Chairman of the Board and Chief Executive Officer of the Company and in addition, to serve in other positions of the affiliated companies if appointed or elected. The agreement provides for an annual salary of $400,000 as determined by the Board of Directors. The term of the agreement is for a period of five years. Mr. Ryherd has deferred portions of his income under a plan entitling him to a deferred compensation payment on January 2, 2000 in the amount of $240,000 which includes interest at the rate of approximately 8.5% per year. Additionally, Mr. Ryherd was granted an option to purchase up to 13,800 of the Common Stock of the Company at $17.50 per share. The option is immediately exercisable and transferable. The option will expire December 31, 2000.

FCC entered into an employment agreement dated July 31, 1997 with James E. Melville pursuant to which Mr. Melville is employed as President and Chief Operating Officer and in addition, to serve in other positions of the affiliated companies if appointed or elected at an annual salary of $238,200. The term of the agreement expires July 31, 2002. Mr. Melville has deferred portions of his income under a plan entitling him to a deferred compensation payment on January 2, 2000 of $400,000 which includes interest at the rate of approximately 8.5% annually. Additionally, Mr. Melville was granted an option to purchase up to 30,000 shares of the Common Stock of the Company at $17.50 per share. The option is immediately exercisable and transferable. The option will expire December 31, 2000.

FCC entered into an employment agreement with George E. Francis on July 31, 1997. Under the terms of the agreement, Mr. Francis is employed as Executive Vice President of the Company at an annual salary of $126,200. Mr. Francis also agreed to serve in other positions if appointed or elected to such positions without additional compensation. The term of the agreement expires July 31, 2000. Mr. Francis has deferred portions of his income under a plan entitling him to a deferred compensation payment on January 2, 2000 of $80,000 which includes interest at the rate of approximately 8.5% per year. Additionally, Mr. Francis was granted an option to purchase up to 4,600 shares of the Common Stock of the Company at $17.50 per share. The option is immediately exercisable and transferable. This option will expire on December 31, 2000.

On July 31, 1997, UTI entered into a severance agreement with Thomas F. Morrow, Director of the Company since 1984. Mr. Morrow had certain expectations and understandings as to the length of time he would be employed by UTI and desired to retire effective July 31, 1997. Mr. Morrow has agreed to continue as director of UTI and his duties as an executive officer ceased. UTI paid Mr. Morrow six months' severance in a lump sum of $150,000. In lieu of renewal commissions that Mr. Morrow was entitled to under prior agreements, Mr. Morrow will be paid a monthly sum of $4,000 for a period of 24 months commencing July 31, 1997. Thereafter, Morrow will be paid a monthly sum of $3,000 for the next 24 month period ending July 31, 2001. Prior to his retirement, Mr. Morrow deferred portions of his income under a plan entitling him to a deferred compensation payment on January 2, 2000 in the amount of $300,000 which includes interest at the rate of approximately 8.5% annually. Additionally, Mr. Morrow was granted an option to purchase up to 17,200 of UTI Common Stock at $17.50 per share. The option is immediately exercisable and transferable. The option will expire December 31, 2000. Mr. Morrow also redeemed the Common Stock of the Company and UII held by himself and his family. See "Related Party Transactions".


REPORT ON EXECUTIVE COMPENSATION

Introduction

The compensation of UTI's executive officers is determined by the full Board of Directors. The Board of Directors strongly believes that UTI's executive officers directly impact the short-term and long-term performance of UTI. With this belief and the corresponding objective of making decisions that are in the best interest of UTI's shareholders, the Board of Directors places significant emphasis on the design and administration of UTI's executive compensation plans.


Executive Compensation Plan Elements

Base Salary. The Board of Directors establishes base salaries each year at a level intended to be within the competitive market range of comparable companies. In addition to the competitive market range, many factors are considered in determining base salaries, including the responsibilities assumed by the executive, the scope of the executive's position, experience, length of service, individual performance and internal equity considerations. During the last three fiscal years, there were no material changes in the base salaries of the named executive officers.

Stock Options. One of UTI's priorities is for the executive officers to be significant shareholders so that the interest of the executives are closely aligned with the interests of UTI's other shareholders. The Board of Directors believes that this strategy motivates executives to remain focused on the overall long-term performance of UTI. Stock options are granted at the discretion of the Board of Directors and are intended to be granted at levels within the competitive market range of comparable companies. During 1993, each of the named executive officers were granted options under their employment agreements for UTI's Common Stock as described in the Employment Contracts section. There were no options granted to the named executive officers during the last three fiscal years.

Deferred Compensation. A very significant component of overall Executive Compensation Plans is found in the flexibility afforded to participating officers in the receipt of their compensation. The availability, on a voluntary basis, of the deferred compensation arrangements as described in the Employment Contracts section may prove to be critical to certain officers, depending upon their particular financial circumstance.


Chief Executive Officer

Larry E. Ryherd has been Chairman of the Board and Chief Executive Officer since 1984. The Board of Directors used the same compensation plan elements described above for all executive officers to determine Mr. Ryherd's 1998 compensation.

In setting both the cash-based and equity-based elements of Mr. Ryherd's compensation, the Board of Directors made an overall assessment of Mr. Ryherd's leadership in achieving UTI's long-term strategic and business goals.

Mr. Ryherd's base salary reflects a consideration of both competitive forces and UTI's performance. The Board of Directors does not assign specific weights to these categories.

UTI surveys total cash compensation for chief executive officers at the same group of companies described under "Base Salary" above. Based upon its survey, UTI then determines a median around which it builds a competitive range of compensation for the CEO. As a result of this review, the Board of Directors concluded that Mr. Ryherd's base salary was in the low end of the competitive market, and his total direct compensation (including stock incentives) was competitive for CEOs running companies comparable in size and complexity to UTI.

The Board of Directors considered UTI's financial results as compared to other companies within the industry, financial performance for fiscal 1998 as compared to fiscal 1997, UTI's progress as it relates to UTI's growth through acquisitions and simplification of the organization, the fact that since UTI does not have a Chief Marketing Officer, Mr. Ryherd assumes additional responsibilities of the Chief Marketing Officer, and Mr. Ryherd's salary history, performance ranking and total compensation history.

Through fiscal 1998, Mr. Ryherd's annual salary was $400,000, the amount the Board of Directors set in January 1997. Following a review of the above factors, the Board of Directors decided to recognize Mr. Ryherd's performance by placing a greater emphasis on long-term incentive awards, and therefore retained Mr. Ryherd's base salary at $400,000.


Conclusion.

The Board of Directors believes the mix of structured employment agreements with certain key executives, conservative market based salaries, competitive cash incentives for short-term performance and the potential for equity-based rewards for long term performance represents an appropriate balance. This balanced Executive Compensation Plan provides a competitive and motivational compensation package to the executive officer team necessary to continue to produce the results UTI strives to achieve. The Board of Directors also believes the Executive Compensation Plan addresses both the interests of the shareholders and the executive team.



                                  BOARD OF DIRECTORS

            John S. Albin                               Raymond L. Larson
            Randall L. Attkisson                        Dale E. McKee
            William F. Cellini                          James E. Melville
            Robert E. Cook                              Thomas F. Morrow
            Jesse T. Correll                            Millard V. Oakley
            Larry R. Dowell                             Larry E. Ryherd
            Donald G. Geary

PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on UTI's Common Stock during the five fiscal years ended December 31, 1998, with the cumulative total return on the NASDAQ Composite Index Performance and the NASDAQ Insurance Stock Index (1):

                     1993     1994    1995    1996    1997    1998
UTI                   100       40      30      50      64      65
NASDAQ                100       98     138     170     209     293
NASDAQ Insurance      100       94     134     153     223     199


(1) UTI selected the NASDAQ Composite Index Performance as an appropriate comparison as UTI's Common Stock is traded on the NASDAQ Small Cap exchange under the sign "UTIN". Furthermore, UTI selected the NASDAQ Insurance Stock Index as the second comparison because there is no similar single "peer company" in the NASDAQ system with which to compare stock performance and the closest additional line-of-business index which could be found was the NASDAQ Insurance Stock Index. Trading activity in UTI's Common Stock is limited, which may be due in part as a result of UTI's low profile, and its reported operating losses. UTI has experienced a tremendous growth rate over the period shown in the Return Chart with assets growing from approximately $233 million in 1991 to approximately $347 million in 1998. The growth rate has been the result of acquisitions of other companies and new insurance writings. UTI has incurred costs of conversions and administrative consolidations associated with the acquisitions which has contributed to the operating losses. The Return
       Chart is not intended to forecast or be indicative of possible future performance of UTI's stock.

The foregoing graph shall not be deemed to be incorporated by reference into any filing of UTI under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that UTI specifically incorporates such information by reference.

Compensation Committee Interlocks and Insider Participation

The following persons served as directors of UTI during 1998 and were officers or employees of UTI or its subsidiaries during 1998: James E. Melville and Larry
E. Ryherd. Accordingly, these individuals have participated in decisions related to compensation of executive officers of UTI and its subsidiaries.

During 1998, the following executive officers of UTI were also members of the Board of Directors of UII, two of whose executive officers served on the Board of Directors of UTI: Messrs. Melville and Ryherd.

During 1998, Larry E. Ryherd and James E. Melville, executive officers of UTI, were also members of the Board of Directors of FCC, two of whose executive officers served on the Board of Directors of UTI: Messrs. Melville and Ryherd.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF UTI

PRINCIPAL HOLDERS OF SECURITIES

The following tabulation sets forth the name and address of the entity known to be the beneficial owners of more than 5% of UTI's Common Stock and shows: (i) the total number of shares of Common Stock beneficially owned by such person as of December 31, 1998 and the nature of such ownership; and (ii) the percent of the issued and outstanding shares of Common Stock so owned as of the same date.

   Title                                       Number of Shares       Percent
    Of        Name and Address                   and Nature of          of
   Class      of Beneficial Owner            Beneficial Ownership      Class

Common        First Southern Funding, LLC          1,054,440 (1)        42.34%
Stock no      99 Lancaster Street
Par value     P.O. Box 328
              Stanford, KY  40484

              Larry E. Ryherd                        501,701 (2)        19.63%
              12 Red Bud Lane
              Springfield, IL 62707

(1) Includes 123,241 shares owned by First Southern Bancorp, 183,033 shares owned by First Southern Capital, and 22,135 shares owned by First Southern Investments, all affiliates of First Southern Funding, LLC. Jesse T. Correll, Director of UTI, by reason of ownership of 83% of the outstanding shares of First Southern Funding, LLC may be considered a beneficial owner of UTI.

(2)  Larry E. Ryherd owns 181,091  shares of UTI's Common Stock in his own name.
     Includes: (i) 150,050 shares of UTI's common Stock in the name of Dorothy LouVae Ryherd, his wife; (ii) 150,000 shares of UTI's Common Stock which are held beneficially in trust for the three children of Larry E. Ryherd and Dorothy LouVae Ryherd, namely Shari Lynette Serr, Derek Scott Ryherd and Jarad John Ryherd; (iii) 4,600 shares of UTI's Common Stock, 2,700 shares of which are in the name of Shari Lynette Serr and 1,900 shares of which are in the name of Jarad John Ryherd; (iv) 2,000 shares held by Dorothy LouVae Ryherd, his wife, as custodian for granddaughter; (v) 160 shares held by Larry E. Ryherd as custodian for granddaughter; and (vi) 13,800 shares which may be acquired by Larry E. Ryherd upon the exercise of outstanding stock options.


                     SECURITY OWNERSHIP OF MANAGEMENT OF UTI

The following tabulation shows with respect to each of the directors and nominees of UTI, with respect to UTI's chief executive officer and each of UTI's executive officers whose salary plus bonus exceeded $100,000 for fiscal 1998, and with respect to all executive officers and directors of UTI as a group: (i) the total number of shares of all classes of stock of UTI or any of its parents or subsidiaries, beneficially owned as of December 31, 1998 and the nature of such ownership; and (ii) the percent of the issued and outstanding shares of stock so owned as of the same date.



   Title               Directors, Named Executive              Number of Shares                   Percent
    of                 Officers, & All Directors &               and Nature of                      of
   Class              Executive Officers as a Group                Ownership                       Class

FCC's                 John S. Albin                                       0                          *
Common                Randall L. Attkisson                                0                          *
Stock, $1.00          William F. Cellini                                  0                          *
Par value             Robert E. Cook                                      0                          *
                      Jesse T. Correll                                    0                          *
                      Larry R. Dowell                                     0                          *
                      George E. Francis                                   0                          *
                      Donald G. Geary                                   225                          *
                      Raymond L. Larson                                   0                          *
                      Dale E. McKee                                       0                          *
                      James E. Melville                                 544  (1)                     *
                      Thomas F. Morrow                                    0                          *
                      Millard V. Oakley                                   0                          *
                      Larry E. Ryherd                                     0                          *
                      All directors and executive officers
                      as a group (fourteen in number)                   769                          *

UII's                 John S. Albin                                       0                          *
Common                Randall L. Attkisson                                0                          *
Stock, no             William F. Cellini                                  0                          *
Par value             Robert E. Cook                                  4,025                          *
                      Jesse T. Correll                                    0                          *
                      Larry R. Dowell                                     0                          *
                      George E. Francis                                   0                          *
                      Donald G. Geary                                     0                          *
                      Raymond L. Larson                                   0                          *
                      Dale E. McKee                                       0                          *
                      James E. Melville                                   0                          *
                      Thomas F. Morrow                                    0                          *
                      Millard V. Oakley                                   0                          *
                      Larry E. Ryherd                                47,250  (2)                   3.4%
                      All directors and executive officers
                      as a group (fourteen in number)                51,275                        3.7%

UTI's                 John S. Albin                                  10,503  (3)                     *
Common                Randall L. Attkisson                                0                          *
Stock, no             William F. Cellini                              1,000                          *
Par value             Robert E. Cook                                 10,199                          *
                      Jesse T. Correll                                    0  (4)                     *
                      Larry R. Dowell                                10,142                          *
                      George E. Francis                               4,600  (5)                     *
                      Donald G. Geary                                 1,200                          *
                      Raymond L. Larson                               4,400  (6)                     *
                      Dale E. McKee                                  11,122                          *
                      James E. Melville                              52,500  (7)                   2.1%
                      Thomas F. Morrow                               40,555  (8)                   1.6%
                      Millard V. Oakley                               9,000                          *
                      Larry E. Ryherd                               501,701  (9) (10)             19.6%
                      All directors and executive officers
                      as a group (fourteen in number)               656,922                        25.7%

(1) James E. Melville owns 168 shares individually and 376 shares owned jointly with his spouse.

(2) Includes 47,250 shares beneficially in trust for the three children of Larry E. Ryherd and Dorothy LouVae Ryherd, namely Shari Lynette Serr, Derek Scott Ryherd and Jarad John Ryherd.

(3)  Includes 392 shares owned directly by Mr. Albin's spouse.

(4) In addition, Mr. Correll is a director and officer of First Southern Funding, LLC & Affiliates which owns 1,054,440 shares (42.34%) of the Company. (See Principal Holders of Securities)

(5) Includes 4,600 shares which may be acquired upon exercise of outstanding stock options.

(6)  Includes 375 shares owned directly by Mr. Larson's spouse.

(7) James E. Melville owns 2,500 shares individually and 14,000 shares jointly with his spouse. Includes: (i) 3,000 shares of UTI's Common Stock which are held beneficially in trust for his daughter, namely Bonnie J. Melville;
     (ii) 3,000 shares of UTI's Common Stock, 750 shares of which are in the name of Matthew C. Hartman, his nephew; 750 shares of which are in the name of Zachary T. Hartman, his nephew; 750 shares of which are in the name of Elizabeth A. Hartman, his niece; and 750 shares of which are in the name of Margaret M. Hartman, his niece; and (iii) 30,000 shares which may be acquired by James E. Melville upon exercise of outstanding stock options.

(8) Includes 1,500 shares as custodian for grandchildren. Includes 17,200 shares which may be acquired upon exercise of outstanding stock options.

(9)  Larry E. Ryherd owns 181,091  shares of UTI's Common Stock in his own name.
     Includes: (i) 150,050 shares of UTI's Common Stock in the name of Dorothy LouVae Ryherd, his wife; (ii) 150,000 shares of UTI's Common Stock which are held beneficially in trust for the three children of Larry E. Ryherd and Dorothy LouVae Ryherd, namely Shari Lynette Serr, Derek Scott Ryherd and Jarad John Ryherd; (iii) 4,600 shares of UTI's Common Stock, 2,700 shares of which are in the name of Shari Lynette Serr, 1,900 shares of which are in the name of Jarad John Ryherd; (iv) 2,000 shares held by Dorothy LouVae Ryherd, his wife as custodian for granddaughter, (v) 160 shares held by Larry E. Ryherd as custodian for granddaughter; and (vi) 13,800 shares which may be acquired by Larry E. Ryherd upon exercise of outstanding stock options

(10) In addition, Mr. Ryherd is a director and officer of UII. The Company owns 565,766 shares of UII. Mr. Ryherd disclaims any beneficial interest of the 565,766 shares of UII owned by the Company as the Company's Board of directors controls the voting and investment decisions regarding such shares.

     *  Less than 1%.

Except as indicated above, the foregoing persons hold sole voting and investment power.

Directors and officers of UTI file periodic reports regarding ownership UTI securities with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934 as amended, and the rules promulgated thereunder.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under the current structure, FCC pays a majority of the general operating expenses of the affiliated group. FCC then receives management, service fees and reimbursements from the various affiliates.

UII has a service agreement with USA. The agreement was originally established upon the formation of USA which was a 100% owned subsidiary of UII. Changes in the affiliate structure have resulted in USA no longer being a direct subsidiary of UII, though still a member of the same affiliated group. The original service agreement has remained in place without modification. USA is to pay UII monthly fees equal to 22% of the amount of collected first year premiums, 20% in second year and 6% of the renewal premiums in years three and after. UII has a subcontract agreement with UTI to perform services and provide personnel and facilities. The services included in the agreement are claim processing, underwriting, processing and servicing of policies, accounting services, agency services, data processing and all other expenses necessary to carry on the business of a life insurance company. UII's subcontract agreement with UTI states that UII is to pay UTI monthly fees equal to 60% of collected service fees from USA as stated above. The service fees received from UII are recorded in UTI's financial statements as other income.

On January 1, 1993, FCC entered into an agreement with UG pursuant to which FCC provides management services necessary for UG to carry on its business. In addition to the UG agreement, FCC and its affiliates have either directly or indirectly entered into management and/or cost-sharing arrangements for FCC's management services. FCC received net management fees of $8,793,905, $9,893,321 and $9,927,000 under these arrangements in 1998, 1997 and 1996, respectively. UG paid $8,018,141, $8,660,481 and $9,626,559 to FCC in 1998, 1997 and 1996,
respectively.

USA paid $835,345, $989,295 and $1,567,891 under their agreement with UII for 1998, 1997 and 1996, respectively. UII paid $501,207, $593,577 and $940,734 under their agreement with UTI for 1998, 1997 and 1996, respectively. Additionally, UII paid FCC $0, $150,000 and $300,000 in 1998, 1997 and 1996, respectively for reimbursement of costs attributed to UII. These reimbursements are reflected as a credit to general expenses.

Respective domiciliary insurance departments have approved the agreements of the insurance companies and it is Management's opinion that where applicable, costs have been allocated fairly and such allocations are based upon generally accepted accounting principles. The costs paid by UTI for services include costs related to the production of new business, which are deferred as policy acquisition costs and charged off to the income statement through "Amortization of deferred policy acquisition costs". Amounts recorded by USA as deferred acquisition costs are no greater than what would have been recorded had all such expenses been directly incurred by USA. Also included are costs associated with the maintenance of existing policies that are charged as current period costs and included in "general expenses".

On January 16, 1998, UTI acquired 7,579 shares of its common stock from the estate of Robert Webb, a former director, for $26,527 and a promissory note valued at $41,819 due January 16, 2005. The note bears interest at a rate of 1% over prime, with interest due quarterly and principal due on maturity.

On September 23, 1997, the Company acquired 10,056 shares of UTI common stock from Paul Lovell, a director, for $35,000 and a promissory note valued at $61,000 due September 23, 2004. The note bears interest at a rate of 1% over prime, with interest due quarterly and principal reductions of $10,000 annually until maturity. Simultaneous with the stock purchase, Mr. Lovell resigned his position on the UTI board.

On July 31, 1997, United Trust Inc. issued convertible notes for cash received totaling $2,560,000 to seven individuals, all officers or employees of United Trust Inc. The notes bear interest at a rate of 1% over prime, with interest payments due quarterly and principal due upon maturity of July 31, 2004. The conversion price of the notes are graded from $12.50 per share for the first three years, increasing to $15.00 per share for the next two years and increasing to $20.00 per share for the last two years. Conditional upon the seven individuals placing the funds with the Company were the acquisition by UTI of a portion of the holdings of UTI owned by Larry E. Ryherd and his family and the acquisition of common stock of UTI and UII held by Thomas F. Morrow and his family and the simultaneous retirement of Mr. Morrow. Neither Mr. Morrow nor Mr. Ryherd was a party to the convertible notes. On March 1, 1999, the individuals holding the convertible notes sold their interests in said notes to First Southern Bancorp, Inc. in private transactions.

Approximately $1,048,000 of the cash received from the issuance of the convertible notes was used to acquire stock holdings of United Trust Inc. and United Income, Inc. of Mr. Morrow and to acquire a portion of the United Trust Inc. holdings of Larry E. Ryherd and his family. The remaining cash received will be used by the Company to provide additional operating liquidity and for future acquisitions of life insurance companies. On July 31, 1997, the Company acquired a total of 126,921 shares of United Trust Inc. common stock and 47,250 shares of United Income, Inc. common stock from Thomas F. Morrow and his family. Mr. Morrow simultaneously retired as an executive officer of the Company. Mr. Morrow will remain as a member of the Board of Directors. In exchange for his stock, Mr. Morrow and his family received approximately $348,000 in cash, promissory notes valued at $140,000 due in eighteen months, and promissory notes valued at $1,030,000 due January 31, 2005. These notes bear interest at a rate of 1% over prime, with interest due quarterly and principal due upon maturity. The notes do not contain any conversion privileges. Additionally, on July 31, 1997, the Company acquired a total of 97,499 shares of United Trust Inc. common stock from Larry E. Ryherd and his family. Mr. Ryherd and his family received approximately $700,000 in cash and a promissory note valued at $251,000 due January 31, 2005. The acquisition of approximately 16% of Mr. Ryherd's stock holdings in United Trust Inc. was completed as a prerequisite to the convertible notes placed by other management personnel to reduce the total holdings of Mr. Ryherd and his family in the Company to make the stock more attractive to the investment community. Following the transaction, Mr. Ryherd and his family owned approximately 31% of the outstanding common stock of United Trust Inc. The market price of UTI common stock on July 31, 1997 was $6.00 per share. The stock acquired in the above transaction was from the largest two shareholders of UTI stock. There were no additional stated or unstated items or agreements relating to the stock purchase.

On July 31,1997, the Company entered into employment agreements with eight individuals, all officers or employees of the Company. The agreements have a term of three years, excepting the agreements with Mr. Ryherd and Mr. Melville, which have five-year terms. The agreements secure the services of these key individuals, providing the Company a stable management environment and positioning for future growth.


UTI and UII YEAR 2000 ISSUE
---------------------------

The "Year 2000 Issue" is the inability of computers and computing technology to recognize correctly the Year 2000 date change. The problem results from a long-standing practice by programmers to save memory space by denoting years using just two digits instead of four digits. Thus, systems that are not Year 2000 compliant may be unable to read dates correctly after the Year 1999 and can return incorrect or unpredictable results. This could have a significant effect on the Company's business/financial systems as well as products and services, if not corrected.

The Company established a project to address year 2000 processing concerns in September of 1996. In 1997 the Company completed the review of the Company's internally and externally developed software, and made corrections to all year 2000 non-compliant processing. The Company also secured verification of current and future year 2000 compliance from all major external software vendors. In December of 1997, a separate computer operating environment was established with the system dates advanced to December of 1999. A parallel model office was established with all dates in the data advanced to December of 1999. Parallel model office processing is being performed using dates from December of 1999 to January of 2001, to insure all year 2000 processing errors have been corrected. Testing was completed by the end of the first quarter of 1998. Periodic regression testing is being performed to monitor continuing compliance. By addressing year 2000 compliance in a timely manner, compliance has been achieved using existing staff and without significant impact on the Company operationally or financially.


CHANGE IN CONTROL OF UNITED TRUST, INC.
----------------------------------------

On November 20, 1998, First Southern Funding, LLC., a Kentucky corporation, ("FSF") and affiliates acquired 929,904 shares of common stock of United Trust, Inc., an Illinois corporation, ("UTI") from UTI and certain UTI shareholders. As consideration for the shares, FSF paid UTI $10,999,995 and certain shareholders of UTI $999,990 in cash. FSF and affiliates employed working capital to make these purchases of common stock, including funds on hand and amounts drawn under existing lines of credit with Star Bank, NA. FSF borrowed $7,082,878 and First Southern Bancorp, Inc., an affiliate of FSF, borrowed $495,775 in making the purchases. FSF and affiliates expect to repay the borrowings through the sale of assets they currently own.

Details of the transaction can be outlined as follows: FSF acquired 389,715 shares of UTI common stock at $10.00 per share. These shares represented stock acquired during 1997 by UTI in private transactions. Additionally, FSF acquired 473,523 shares of authorized but unissued common stock at $15.00 per share. FSF acquired 66,666 shares of common stock from UTI CEO Larry Ryherd, and his family, at $15.00 per share. FSF has committed to purchase $2,560,000 of face amount of UTI convertible notes from certain officers and directors of UTI for a cash price of $3,072,000 by March 1, 1999. FSF is required to convert the notes to UTI common stock by July 31, 2000. UTI has granted, for nominal consideration, an irrevocable, exclusive option to FSF to purchase up to 1,450,000 shares of UTI common stock for a purchase price in cash equal to $15.00 per share, with such option to expire on July 1, 2001. UTI has also caused three persons designated by FSF to be appointed, as part of the maximum of 11, to the Board of Directors of UTI.

Following the transactions described above, and together with shares of UTI acquired on the market, FSF and affiliates currently own 1,073,577 shares of UTI common stock (43.1%) becoming the largest shareholder of UTI. Through the shares acquired and options owned, FSF can ultimately own over 51% of UTI. Mr. Jesse T. Correll is the majority shareholder of FSF, which is an affiliate of First Southern Bancorp, Inc., a bank holding company that owns a bank that operates out of 14 locations in central Kentucky.

This transaction provides the Company with increased opportunities. The additional capitalization has enabled UTI to significantly reduce its outside debt and has enhanced its ability to make future acquisitions through increased borrowing power and financial strength. Many synergies exist between the Company and First Southern Funding and its affiliates. The potential for cross selling of services to each customer base is currently being explored. Legislation is currently pending that would eliminate many of the barriers currently existing between banks and insurance companies. Such alliances are already being formed within the two industries. Management believes this transaction positions the Company for continued growth and competitiveness into the future as the financial industry as a whole experiences change.


DESCRIPTION OF UTI AND UII CAPITAL STOCK

UTI
---

         UTI's Articles of Incorporation, as amended authorizes the issuance of 3,500,000 shares of Common Stock, no par value, and 150,000 shares of Preferred Stock, par value $100 per share. As of January 5, 1998, there were 1,655,200 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. While shares of Preferred Stock may be issued from time to time in the future, UTI has no current plans to issue any such shares. The rights of holders of Common Stock may be materially limited or qualified upon issuance of Preferred Stock, as described below under "Preferred Stock".

Description of Common Stock

         Voting Rights. All shares of Common Stock have equal voting rights, with one vote per share, on all matters submitted to the shareholders for their consideration. The shares of Common Stock do not have cumulative voting rights.

         Dividends. Subject to the prior rights of the holders of the Preferred Stock, holders of Common Stock are entitled to receive dividends when and if declared by the Board of Directors, out of funds of the Company legally available therefrom.

         Other. Holders of shares of Common Stock do not have any preemptive rights or other rights to subscribe for additional shares, or any conversion rights. Upon any liquidation, dissolution or winding up of the affairs of the Company, holders of the Common Stock are entitled to share ratably in the assets available for distribution to such shareholder after the payment of all liabilities and after the liquidation preference of any Preferred Stock outstanding at the time. There are no sinking fund provisions applicable to the Common Stock. The outstanding shares of the Company are fully paid and non-assessable. All shares of Common Stock issuable upon the merger will likewise be fully paid and non-assessable.

         Transfer Agent and Registrar.   UTI  serves  as  its  own registrar and
transfer agent for the Common Stock.

Description of Preferred Stock

         Under UTI's Articles of Incorporation, in addition to Common Stock, the Board of Directors authorized to issue, from time to time, without any further action on the part of its shareholders, up to 150,000 shares of Preferred Stock in one or more series with such preferences, limitations and relative rights are are determined by the Board of Directors at the time of issuance. There are no shares of Preferred Stock currently outstanding. The rights of holders of Common Stock may be materially limited or adversely affected upon issuance of shares of Preferred Stock. For example, the issuance of Preferred Stock could be used in certain circumstances to render more difficult or discourage a merger, tender offer or proxy contest or a removal of incumbent management. Preferred Stock may be issued with voting and conversion rights that could adversely affect the voting power and other rights of the holders of Common Stock. While shares of Preferred Stock may be issued from time to time in the future, UTI has no current plans to issue any such shares.

Liquidation

Upon  liquidation,   after  payment  of  the  liquidation   preferences  of  any
outstanding Preferred Stock, the remaining net assets of UTI will be distributed pro rata to the holders of the Common Stock, in cash or in kind.


UII
---

         UII Articles of Incorporation, as amended authorizes the issuance of 2,310,001 shares of Common Stock, no par value, and 150,000 shares of Preferred Stock, par value $100 per share. As of January 5, 1998, there were 1,391,919 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. The rights of holders of Common Stock may be materially limited or qualified upon issuance of Preferred Stock, as described below under "Preferred Stock".

         Voting Rights. All shares of Common Stock have equal voting rights, with one vote per share, on all matters submitted to the shareholders for their consideration. The shares of Common Stock do not have cumulative voting rights.

         Dividends. Subject to the prior rights of the holders of the Preferred Stock, holders of Common Stock are entitled to receive dividends when and if declared by the Board of Directors, out of funds of the Company legally available therefrom.

         Other. Holders of shares of Common Stock do not have any preemptive rights or other rights to subscribe for additional shares, or any conversion rights. Upon any liquidation, dissolution or winding up of the affairs of the Company, holders of the Common Stock are entitled to share ratably in the assets available for distribution to such shareholder after the payment of all liabilities and after the liquidation preference of any Preferred Stock outstanding at the time. There are no sinking fund provisions applicable to the Common Stock. The outstanding shares of the Company are fully paid and non-assessable

         Transfer  Agent  and  Registrar.   UII  serves as its own registrar and
transfer agent for the Common Stock.


Description of Preferred Stock

         Under UII's Articles of Incorporation, in addition to Common Stock, the Board of Directors of the Company is authorized to issue, from time to time, without any further action on the part of its shareholders, up to 150,000 shares of Preferred Stock in one ore more series with such preferences, limitations and relative rights as are determined by the Board of Directors at the time of issuance. There are no shares of Preferred Stock currently outstanding. The rights of holders of Common Stock may be materially limited or adversely affected upon issuance of shares of Preferred Stock. For example, the issuance of Preferred Stock could be used in certain circumstances to render more difficult or discourage a merger, tender offer or proxy contest or a removal of incumbent management. Preferred Stock may be issued with voting and conversion rights that could adversely affect the voting power and other rights of the holders of Common Stock. While shares of Preferred Stock may be issued from time to time in the future, UII has no current plans to issue any such shares.

Liquidation

         Upon liquidation, after payment of the liquidation preferences of any outstanding Preferred Stock, the remaining net assets of UII will be distributed pro rata to the holders of the Common Stock, in cash or in kind.

             PROPOSED INCREASE IN THE AUTHORIZED COMMON STOCK OF UTI

     The Board of Directors of UTI has declared advisable and in the best interests of UTI and its stockholders, and has recommended to the stockholders, an amendment of Article Fourth of UTI's Articles of Incorporation (the "Amendment") increasing UTI's authorized Common Stock from 3,500,000 shares to 7,000,000 shares. Appendix D, to this Proxy Statement contains the text of the Amendment. The following discussion of the Amendment is qualified in its entirety by reference to the text of the Amendment set forth in Appendix C.

     At present, UTI's authorized capital stock consists of 3,500,000 shares of Common Stock, no par value and 150,000 shares of Preferred Stock, par value $100 per share. As of the record date there were no shares of the Preferred Stock issued and outstanding. On that date there were 1,912,239 shares of Common Stock issued and outstanding with 257,039 shares being held in UTI's treasury.

     The proposed Amendment increases the number of authorized shares of Common Stock from 3,500,000 shares to 7,000,000 shares. The Amendment has no effect on the present authorization with respect to the Preferred Stock.

     The purpose of the Amendment is to provide UTI with the flexibility to engage in future transactions that UTI's Board of Directors may deem necessary or desirable. For example, the increase in authorized shares of Common Stock would allow UTI to declare and effectuate a stock dividend without further shareholder action or to acquire another company by exchanging shares of Common Stock of UTI for shares of the other company. The Amendment would also enable UTI to grant options to purchase shares of the authorized but unissued Common Stock to certain employees. Other than the Proposed Merger, UTI has committed approximately 360,000 shares of authorized but unissued Common Stock under current agreements.

     The additional shares of authorized Common Stock resulting from the Amendment would be identical in all respects to the existing Common Stock. All outstanding Common Stock would continue to have one vote per share. The authorized but currently unissued Preferred Stock would continue to be issuable by the Board, from time to time, with the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations, or restrictions, as described at DESCRIPTION OF UTI AND UII CAPITAL STOCK - UTI -Preferred Stock.

     The Board is empowered to issue authorized shares of Common stock in excess of those outstanding without further action by the stockholders, unless such action is required by applicable law or regulatory agencies or by the rules, if UTI shall choose to comply with such rules, of any stock exchange on which UTI's securities may then be listed. Current stockholders have no pre-emptive rights to subscribe to or to purchase any securities of UTI of any kind or class. Additional shares might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present holders of Common Stock. Such shares could also be used to make more difficult a change in control of UTI. Under certain circumstances, the Board of Directors of UTI could create impediments or frustrate persons seeking to effect a takeover or otherwise gain control of UTI, by causing such shares to be issued to a holder or holders who might side with the Board in opposing a takeover bid that the Board determines is not in the best interests of UTI and its stockholders. In addition, the existence of such shares might have the effect of discouraging an attempt by another person or entity to acquire control of UTI through the acquisition of a substantial amount of Common Stock, since the issuance of such shares could dilute the stock ownership of such person or entity.

     The Board of Directors of UTI recommends to the stockholders of UTI that they vote in favor of the Amendment. The affirmative vote of two thirds of the outstanding shares of UTI Common Stock is required to approve the proposal. Unless otherwise instructed, proxies will be voted in favor of the proposal to adopt the Amendment. If approved, the Amendment will become effective upon filing and recording as required by the Illinois Business Corporation Act.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Kerber, Eck and Braeckel LLP served as UTI's and UII's independent certified public accounting firm for the fiscal year ended December 31, 1998 and for fiscal year ended December 31, 1997. In serving its primary function as outside auditor, Kerber, Eck and Braeckel LLP performed the following audit services: examination of annual consolidated financial statements; assistance and consultation on reports filed with the Securities and Exchange Commission and; assistance and consultation on separate financial reports filed with the State insurance regulatory authorities pursuant to certain statutory requirements. UTI and UII do not expect that a representative of Kerber, Eck and Braeckel LLP will be present at the Special Meeting of Shareholders.



                    OTHER MATTERS TO COME BEFORE THE MEETING


     The management does not intend to bring any other business before the meetings of the UTI and UII shareholders and has no reason to believe that any will be presented in the meetings. If, however, any other business should properly be presented to the meetings, the proxies named in the enclosed form of proxy will vote the proxies in accordance with their best judgement.


                  SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Proposals intended to be presented by Shareholders at the 1998 Annual Meeting of Shareholders of UTI and UII must be received by UTI or UII, as the case may be, not later than December 31, 1998, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Any such proposal should be communicated in writing to the particular company's Secretary at the address indicated above. If the Merger is consummated, no such UII meeting will be held.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield, State of Illinois, on

                                       UNITED TRUST, INC.



                                       By       /s/ Larry E. Ryherd
                                       Larry E. Ryherd
                                       Chairman of the Board and Chief Executive
                                       Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ John S. Albin
John S. Albin, Director

/s/ Randall L. Attkisson
Randall L. Attkisson, Director

/s/ William F. Cellini
William F. Cellini, Director

/s/ Robert E. Cook
Robert E. Cook, Director

/s/ Jesse T. Correll
Jesse T. Correll, Director

/s/ Larry R. Dowell
Larry R. Dowell, Director

/s/ Donald G. Geary
Donald G. Geary, Director

/s/ Raymond L. Larson
Raymond L. Larson, Director

/s/ Dale E. McKee
Dale E. McKee, Director

/s/ Thomas F. Morrow
Thomas F. Morrow, Director

/s/ Millard V. Oakley
Millard V. Oakley, Director

/s/ Larry E. Ryherd
Larry E. Ryherd, Chairman of the Board,
Chief Executive Officer and Director

/s/ James E. Melville
James E. Melville, Chief Operating Officer,
President, and Director

/s/ Theodore C. Miller
Theodore C. Miller, Senior Vice President,
Chief Financial Officer (Principal Financial
and Accounting Officer)

                              UTI INDEX TO EXHIBITS

 Exhibit
 Number

 2(a)     Agreement and Plan of Reorganization.  (Appendix A).

 3(a) (1) Amended Articles of Incorporation for the Company dated
          November 20, 1987.

 3(b) (1) Amended Articles of Incorporation for the Company dated
          December 6, 1991.

 3(c) (1) Amended Articles of Incorporation for the Company dated
          March 30, 1993.

 3(d) (1) Code of By-Laws for the Company.

3(e)      Proposed Amendment to Articles of Incorporation of UTI.  (Appendix D).

4(a)      Rights of Dissenting Stockholders of United Trust, Inc.  (Appendix C).

8(a)      Tax Opinion of KPMG Peat Marwick LLP dated October 9, 1998.
          (Appendix G)

10(a) (2) Credit Agreement dated May 8, 1996 between First of America Bank -
          Illinois, N.A., as lender and First Commonwealth Corporation, as borrower.

10(b) (2) $8,900,000 Term Note of First Commonwealth Corporation to
          First of America Bank - Illinois, N.A. dated May 8, 1996.

10(c) (2) Coinsurance  Agreement  dated  September 30, 1996 between
          Universal   Guaranty   Life   Insurance   Company   and  First
          International Life Insurance Company, including assumption reinsurance agreement exhibit and amendments.

10(d) (1) Subcontract Agreement dated September 1, 1990 between
          United Trust, Inc. and United Income, Inc.

10(e) (1) Service Agreement dated November 8, 1989 between United Security
          Assurance Company and United Income, Inc.

10(f) (1) Management and Consultant Agreement dated as of January 1, 1993 between First Commonwealth Corporation and Universal Guaranty Life Insurance Company.

10(g) (1) Management  Agreement  dated  December 20, 1981 between  Commonwealth
          Industries  Corporation,  and Abraham  Lincoln Insurance Company.

10(h) (1) Reinsurance  Agreement dated January 1, 1991 between Universal
          Guaranty Life Insurance Company and Republic Vanguard Life Insurance Company.

10(i) (1) Reinsurance  Agreement dated July 1, 1992 between United Security
          Assurance Company and Life Reassurance Corporation of America.

10(j) (1) United Trust, Inc. Stock Option Plan.

10(k) (3) Employment Agreement dated as of July 31, 1997 between Larry E. Ryherd and First Commonwealth Corporation

10(l) (3) Employment Agreement dated as of July 31, 1997 between
          James E. Melville and First Commonwealth Corporation

10(m) (3) Employment Agreement dated as of July 31, 1997 between
          George E. Francis and First Commonwealth Corporation. Agreements containing the same terms and conditions excepting title and current salary were also entered into by Joseph H. Metzger, Brad M. Wilson, Theodore C. Miller, Michael K. Borden and Patricia G. Fowler.

10(n) (1) Agreement dated June 16, 1992 between John K. Cantrell and First
          Commonwealth Corporation.

10(o) (1) Termination Agreement dated as of January 29, 1993 between
          Scott J. Engebritson and United Trust, Inc., United Fidelity, Inc., United Income, Inc., First Commonwealth Corporation and United Security Assurance Company.

10(p) (1) Stock Purchase Agreement dated February 20, 1992 between United Trust
          Group, Inc. and Sellers.

10(q) (1) Amendment No. One dated April 20, 1992 to the Stock Purchase Agreement between the Sellers and United Trust Group, Inc.

10(r) (1) Security Agreement dated June 16, 1992 between United Trust Group,Inc.
          and the Sellers.

10(s) (1) Stock Purchase Agreement dated June 16, 1992 between United Trust
          Group, Inc. and First Commonwealth Corporation

24(a) Consent to use of opinions issued by Kerber Eck and Braeckel LLP (Appendix E).

24(b)     Consent to use of tax opinion of KPMG Peat Marwick LLP  (Appendix F).

Footnote:

  (1) Incorporated by reference from the Company's Annual Report on Form 10-K, File No. 0-5392, as of December 31, 1993.
  (2) Incorporated by reference from the Company's Annual Report on Form 10-K, File No. 0-5392, as of December 31, 1996.
  (3) Incorporated by reference from the Company's Annual Report on Form 10-K, File No. 0-5392, as of December 31, 1997

                                                         UII INDEX TO EXHIBITS

 Exhibit
 Number


3(i) (1) Articles of Incorporation for the Company dated November 2, 1987.

3(i) (1) Amended  Articles of  Incorporation  for the Company dated January 27,
         1988.

3(ii)(1) Code of Regulations for the Company.

4(a)     Rights of Dissenting Stockholders of United Income, Inc.  (Appendix B).

10(a)(1) Service Agreement between United Income, Inc. and United Security
         Assurance Company dated November 8, 1989.

10(b)(2) Subcontract Service Agreement between United Income, Inc. and United
         Trust, Inc. dated September 1, 1990.

10(c)(2) Non-Qualified Stock Option Plan

10(d)(2) Stock Option Plan

10(e)(3) Credit  Agreement dated May 8, 1996 between First of America Bank -
         Illinois, N.A., as lender and First Commonwealth Corporation, as borrower.

10(f)(3) $8,900,000 Term Note of First Commonwealth Corporation to First of
         America Bank - Illinois, N.A. dated May 8, 1996.

10(g)(3) Coinsurance  Agreement  dated  September  30, 1996 between Universal
         Guaranty   Life   Insurance   Company   and   First International Life
         Insurance Company, including assumption reinsurance agreement exhibit and amendments.

10(h)(4) Employment Agreement dated as of July 31, 1997 between Larry E. Ryherd and First Commonwealth Corporation

10(i)(4) Employment Agreement dated as of July 31, 1997 between James E.
         Melville and First Commonwealth Corporation

10(j)(4) Employment  Agreement  dated as of July 31,  1997  between  George  E.
         Francis and First Commonwealth Corporation. Agreements containing the same terms and conditions excepting title and current salary were also entered into by Joseph H. Metzger, Brad M. Wilson, Theodore
         C. Miller, Michael K. Borden and Patricia G. Fowler.

24(a) Consent to use of opinions issued by Kerber Eck and Braeckel LLP (Appendix E).

99(a)(1) Order of Ohio Division of Securities registering United Income, Inc.'s securities dated March 9, 1988.

99(b)(1) Order of Ohio Division of Securities registering United Income,
         Inc.'s Securities dated April 5, 1989.

99(c)(1) Order of Ohio Division of Securities registering United Income, Inc.'s
         Securities dated April 23, 1990.

99(d)    Audited financial statements of United Trust Group, Inc.



FOOTNOTE

          (1) Incorporated by reference from the Company's Registration Statement on Form 10, File No. 0-18540, filed on April 30, 1990.

          (2) Incorporated by reference from the Company's Annual Report on Form 10-K, File No. 0-18540, as of December 31, 1991.

          (3) Incorporated by reference from the Company's Annual Report on Form 10-K, File No. 0-18540, as of December 31, 1996.

          (4) Incorporated by reference from the Company's Annual Report on Form 10-K, File No. 0-1854, as of December 31, 1997.

                          INDEX TO FINANCIAL STATEMENTS


United Trust, Inc.
  Annual Consolidated Financial Statements
       Consolidated Balance Sheets as of December 31, 1998 and 1997..........139
       Consolidated Statements of Operations Three Years
           Ended December 31, 1998...........................................140
       Consolidated Statements of Shareholders' Equity Three Years
           Ended December 31, 1998...........................................141
       Consolidated Statements of Cash Flows Three Years Ended
           December 31, 1998.................................................142
       Notes to Financial Statements.........................................143

United Income, Inc.
        Consolidated Balance Sheets as of December 31, 1998 and 1997.........181
        Consolidated Statements of Operations Three Years Ended
            December 31, 1998................................................182
        Consolidated Statements of Shareholders' Equity Three Years
            Ended December 31, 1998................................... ......183
        Consolidated Statements of Cash Flows Three Years Ended
            December 31, 1998................................................184
        Notes to Financial Statements........................................185
        Exhibit Containing Audited Consolidated Financial Statements and
            Notes of United Trust Group, Inc.................................196

                          Independent Auditors' Report



Board of Directors and Shareholders
United Trust, Inc.


         We have audited the accompanying consolidated balance sheets of United Trust, Inc. (an Illinois corporation) and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of United Trust, Inc. and subsidiaries as of December 31, 1998 and 1997, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

         We have also audited Schedule I as of December 31, 1998, and Schedules II, IV and V as of December 31, 1998 and 1997, of United Trust, Inc. and subsidiaries and Schedules II, IV and V for each of the three years in the period then ended. In our opinion, these schedules present fairly, in all material respects, the information required to be set forth therein.




                                              KERBER, ECK & BRAECKEL LLP




Springfield, Illinois
March 26, 1999

                                  UNITED TRUST, INC.
                             CONSOLIDATED BALANCE SHEETS
                           As of December 31, 1998 and 1997


                                                  ASSETS
                                                                                               1998              1997
                                                                                          ---------------   ---------------


Investments:
    Fixed maturities at amortized cost (market $179,885,379 and $184,782,568)           $    174,240,848  $    180,970,333
    Investments held for sale:
      Fixed maturities, at market (cost $1,494,636 and $1,672,298)                             1,505,406         1,668,630
      Equity securities, at market (cost $2,725,061 and $3,184,357)                            2,087,416         3,001,744
    Mortgage loans on real estate at amortized cost                                           10,941,614         9,469,444
    Investment real estate, at cost, net of accumulated depreciation                           8,979,183         9,760,732
    Real estate acquired in satisfaction of debt                                               1,550,000         1,724,544
    Policy loans                                                                              14,134,041        14,207,189
    Other long-term investments                                                                  906,278           840,066
    Short-term investments                                                                     1,062,796         1,798,878
                                                                                          ---------------   ---------------

                                                                                             215,407,582       223,441,560

Cash and cash equivalents                                                                     26,378,463        16,105,933
Investment in affiliates                                                                       5,549,515         5,636,674
Accrued investment income                                                                      3,563,383         3,686,562
Reinsurance receivables:
    Future policy benefits                                                                    36,965,938        37,814,106
    Policy claims and other benefits                                                           3,563,963         3,529,078
Cost of insurance acquired                                                                    39,307,960        41,522,888
Deferred policy acquisition costs                                                              6,324,548        10,600,720
Cost in excess of net assets purchased,
  net of accumulated amortization                                                              2,642,210         2,777,089
Property and equipment, net of accumulated depreciation                                        3,179,203         3,412,956
Other assets                                                                                     941,656           772,258
                                                                                          ---------------   ---------------

         Total assets                                                                   $    343,824,421  $    349,299,824
                                                                                          ===============   ===============


                          LIABILITIES AND SHAREHOLDERS' EQUITY
Policy liabilities and accruals:
    Future policy benefits                                                              $    248,391,753  $    248,805,695
    Policy claims and benefits payable                                                         2,183,434         2,080,907
    Other policyholder funds                                                                   2,150,632         2,445,469
    Dividend and endowment accumulations                                                      15,329,048        14,905,816
Income taxes payable:
    Current                                                                                      115,785            15,730
    Deferred                                                                                   9,438,758        14,174,260
Notes payable                                                                                  9,529,138        21,460,223
Indebtedness to affiliates, net                                                                   22,244            18,475
Other liabilities                                                                              5,890,059         3,790,051
                                                                                          ---------------   ---------------

         Total liabilities                                                                   293,050,851       307,696,626
                                                                                          ---------------   ---------------

Minority interests in consolidated subsidiaries                                               25,412,259        26,246,580
                                                                                          ---------------   ---------------


Shareholders' equity:
Common stock - no par value, stated value $.02 per share.
    Authorized 3,500,000 shares - 2,490,438 and 1,634,779 shares
    issued after deducting treasury shares of 28,000 and 277,460                                  49,809            32,696
Additional paid-in capital                                                                    27,403,172        16,488,375
Accumulated deficit                                                                           (1,814,818)       (1,135,326)
Accumulated other comprehensive income                                                          (276,852)          (29,127)
                                                                                          ---------------   ---------------

         Total shareholders' equity                                                           25,361,311        15,356,618
                                                                                          ---------------   ---------------

         Total liabilities and shareholders' equity                                     $    343,824,421  $    349,299,824

                            See Accompanying notes.

                               UNITED TRUST, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       Three Years Ended December 31, 1998


                                                                1998                1997               1996
                                                           ----------------    ----------------   ----------------

Revenues:

    Premiums and policy fees                            $       30,938,609  $       33,373,950 $       35,891,609
    Reinsurance premiums and policy fees                        (4,542,532)         (4,734,705)        (4,947,151)
    Net investment income                                       15,042,287          14,857,297         15,868,447
    Realized investment gains and (losses), net                 (1,119,156)           (279,096)          (987,930)
    Other income                                                   566,192             774,884          1,151,395
                                                           ----------------    ----------------   ----------------
                                                                40,885,400          43,992,330         46,976,370


Benefits and other expenses:

    Benefits, claims and settlement expenses:
        Life                                                    23,078,145          23,644,252         26,568,062
        Reinsurance benefits and claims                         (2,499,394)         (2,078,982)        (2,283,827)
        Annuity                                                  1,462,385           1,560,828          1,892,489
        Dividends to policyholders                               3,431,238           3,929,073          4,149,308
    Commissions and amortization of deferred
        policy acquisition costs                                 6,450,529           3,616,365          4,224,885
    Amortization of cost of insurance acquired                   2,214,928           2,394,392          5,524,815
    Operating expenses                                          10,665,976           9,222,913         11,994,464
    Interest expense                                             2,198,773           1,816,491          1,731,309
                                                           ----------------    ----------------   ----------------
                                                                47,002,580          44,105,332         53,801,505
                                                           ----------------    ----------------   ----------------

Loss before income taxes, minority
interest and equity in loss of investees                        (6,117,180)           (113,002)        (6,825,135)
Income tax credit (expense)                                      4,624,032            (986,229)         4,703,741
Minority interest in loss
of consolidated subsidiaries                                       835,181             563,699          1,278,883
Equity in loss of investees                                        (21,525)            (23,716)           (95,392)
                                                           ----------------    ----------------   ----------------

Net loss                                                $         (679,492) $         (559,248)$         (937,903)
                                                           ================    ================   ================


Basic loss per share from continuing
   operations and net loss                              $            (0.39) $            (0.32)$            (0.50)
                                                           ================    ================   ================

Diluted loss per share from continuing
operations and net loss                                 $            (0.39) $            (0.32)$            (0.50)
                                                           ================    ================   ================

Basic weighted average shares outstanding                        1,726,843           1,772,870          1,869,511
                                                           ================    ================   ================

Diluted weighted average shares outstanding                      1,726,843           1,772,870          1,869,511
                                                           ================    ================   ================

                            See Accompanying notes.

                               UNITED TRUST, INC.
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                       Three Years Ended December 31, 1998

                                     1998                              1997                             1996
                                 ------------------------------    ------------------------------   ------------------------------


Common stock
    Balance, beginning
     of year                   $        32,696                   $       37,402                   $       37,352
    Issued during year                  17,264                                0                               50
    Stock retired from
       purchase
       of fractional
       shares of reverse
        stock split                          0                               (7)                               0
    Treasury stock acquired               (151)                          (4,699)                               0
                                 --------------                    -------------                    -------------

    Balance, end of year       $        49,809                   $       32,696                   $       37,402
                                 ==============                    =============                    =============



Additional paid-in capital
    Balance, beginning
     of year                   $    16,488,375                   $   18,638,591                   $   18,624,578
    Issued during year              10,982,731                                0                           14,013
    Stock retired from
       purchase
       of fractional
       shares of reverse
       stock split                           0                           (2,374)                               0
    Treasury stock acquired            (67,934)                      (2,147,842)                               0
                                 --------------                    -------------                    -------------

    Balance, end of year       $    27,403,172                   $   16,488,375                   $   18,638,591
                                 ==============                    =============                    =============



    Accumulated deficitr sale
    Balance, beginning of year $    (1,135,326)                  $     (576,078)                  $      361,825
    Net loss                          (679,492) $     (679,492)        (559,248)  $     (559,248)       (937,903) $      (937,903)
                                 --------------                    -------------                    -------------

    Balance, end of year       $    (1,814,818)                  $   (1,135,326)                  $     (576,078)
                                 ==============                    =============                    =============



Accumulated other
   comprehensive income
    Balance, beginning of year         (29,127)                         (86,058)                          (1,499)
    Other comprehensive income
      Unrealized holding gain
      (loss) on securities            (247,725)       (247,725)          56,931           56,931         (84,559)         (84,559)
                                 --------------   -------------    -------------    -------------   -------------   --------------

    Comprehensive income                        $     (927,217)                   $     (502,317)                 $    (1,022,462)
                                                  =============                     =============                   ==============

    Balance, end of year              (276,852)                         (29,127)                         (86,058)
                                 --------------                    -------------                    -------------


Total shareholders'
  equity, end of year          $    25,361,311                   $   15,356,618                   $   18,013,857
                                 ==============                    =============                    =============

                               UNITED TRUST, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                       Three Years Ended December 31, 1998

                                                                     1998               1997           1996
                                                                  ------------      -------------  -------------


Increase  (decrease)  in cash and cash
 equivalents  Cash flows  from  operating
  activities:
   Net loss                                                     $    (679,492) $     (559,248)$     (937,903)
   Adjustments to reconcile net loss to net cash provided by
     operating  activities  net of changes in assets and  liabilities  resulting from the sales and purchases of subsidiaries:
    Amortization/accretion of fixed maturities                        657,863         670,185        899,445
    Realized investment losses, net                                 1,119,156         279,096        987,930
    Policy acquisition costs deferred                                (892,000)       (586,000)    (1,276,000)
    Amortization of deferred policy acquisition costs               5,168,172       1,310,636      1,387,372
    Amortization of cost of insurance acquired                      2,214,928       2,394,392      5,524,815
    Amortization of costs in excess of net assets purchased            90,000         155,000        185,279
    Depreciation                                                      494,364         469,854        390,357
    Minority interest                                                (835,181)       (563,699)    (1,278,883)
    Equity in (earnings) loss of investees                             21,525          23,716         95,392
    Change in accrued investment income                               123,179        (224,763)       210,043
    Change in reinsurance receivables                                 813,283       1,257,953         83,871
    Change in policy liabilities and accruals                          75,087        (547,081)     3,326,651
    Charges for mortality and administration
      of universal life and annuity products                      (10,771,795)    (10,588,874)   (10,239,476)
    Interest credited to account balances                           7,014,683       7,212,406      7,075,921
    Change in income taxes payable                                 (4,635,447)        925,896     (4,714,258)
    Change in indebtedness (to) from affiliates, net                    3,769         (13,362)       119,706
    Change in other assets and liabilities, net                     2,184,079      (1,593,358)     1,299,773
                                                                  ------------   -------------  -------------

Net cash provided by operating activities                           2,166,173          22,749      3,140,035
                                                                  ------------   -------------  -------------


Cash flows  from  investing  activities:
 Proceeds  from  investments  sold  and matured:
    Fixed maturities held for sale                                    164,520         290,660      1,219,036
    Fixed maturities sold                                                   0               0     18,736,612
    Fixed maturities matured                                       54,642,223      21,488,265     20,721,482
    Equity securities                                                 450,000          76,302          8,990
    Mortgage loans                                                  1,785,859       1,794,518      3,364,427
    Real estate                                                     1,716,124       1,136,995      3,219,851
    Policy loans                                                    3,661,834       4,785,222      3,937,471
    Short term                                                      1,593,749         410,000        825,000
                                                                  ------------   -------------  -------------

   Total proceeds from investments sold and matured                64,014,309      29,981,962     52,032,869
   Cost of investments acquired:
    Fixed maturities                                              (48,745,594)    (23,220,172)   (29,365,111)
    Equity securities                                                 (79,053)     (1,248,738)             0
    Mortgage loans                                                 (3,667,061)       (245,234)      (503,113)
    Real estate                                                    (1,346,299)     (1,444,980)      (813,331)
    Policy loans                                                   (3,588,686)     (4,554,291)    (4,329,124)
    Other long-term investments                                       (66,212)              0              0
    Short term                                                       (851,198)     (1,726,035)      (830,983)
                                                                  ------------   -------------  -------------

   Total cost of investments acquired                             (58,344,103)    (32,439,450)   (35,841,662)
   Purchase of property and equipment                                (114,449)       (531,528)      (383,411)
                                                                  ------------   -------------  -------------

Net cash provided by (used in) investing activities                 5,555,757      (2,989,016)    15,807,796
                                                                  ------------   -------------  -------------


Cash flows from financing activities:
    Policyholder contract deposits                                 15,480,745      17,905,246     22,245,369
    Policyholder contract withdrawals                             (12,402,530)    (14,515,576)   (15,433,644)
    Net cash transferred from coinsurance ceded                             0               0    (19,088,371)
    Net cash transferred from coinsurance assumed                     420,790               0              0
    Proceeds from notes payable                                       500,000       2,560,000      9,050,000
    Payments of principal on notes payable                        (12,420,373)     (1,874,597)   (10,923,475)
    Payment for fractional shares from reverse stock split                  0          (2,381)             0
    Payment for fractional shares from reverse stock split of subsidiary    0        (534,251)             0
    Purchase of stock of affiliates                                    (1,500)       (865,877)             0
    Purchase of treasury stock                                        (26,527)       (926,599)             0
    Proceeds from issuance of common stock                         10,999,995               0            500
                                                                  ------------   -------------  -------------

Net cash provided by (used in ) financing activities                2,550,600       1,745,965    (14,149,621)
                                                                  ------------   -------------  -------------


Net increase (decrease) in cash and cash equivalents               10,272,530      (1,220,302)     4,798,210
Cash and cash equivalents at beginning of year                     16,105,933      17,326,235     12,528,025
                                                                  ------------   -------------  -------------

Cash and cash equivalents at end of year                        $  26,378,463  $   16,105,933 $   17,326,235
                                                                  ============   =============  =============

                             See accompanying notes

UNITED TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   A.      ORGANIZATION  -  At  December  31,  1998,  the  parent,   significant
           majority-owned subsidiaries and affiliates of United Trust, Inc., were as depicted on the following organizational chart.

                              ORGANIZATIONAL CHART
                             AS OF DECEMBER 31, 1998

United Trust, Inc. ("UTI") is the ultimate controlling company. UTI owns 53% of United Trust Group ("UTG") and 41% of United Income, Inc. ("UII"). UII owns 47% of UTG. UTG owns 79% of First Commonwealth Corporation ("FCC") and 100% of Roosevelt Equity Corporation (REC). FCC owns 100% of Universal Guaranty Life Insurance Company ("UG"). UG owns 100% of United Security Assurance Company ("USA"). USA owns 84% of Appalachian Life Insurance Company ("APPL") and APPL owns 100% of Abraham Lincoln Insurance Company ("ABE").

   The Company's significant accounting policies, consistently applied in the preparation of the accompanying consolidated financial statements, are summarized as follows.

   B. NATURE OF OPERATIONS - United Trust, Inc. is an insurance holding company, which sells individual life insurance products through its subsidiaries. The Company's principal market is the Midwestern United States. The Company's dominant business is individual life insurance which includes the servicing of existing insurance business in force, the solicitation of new individual life insurance and the acquisition of other companies in the insurance business.

   C. BUSINESS SEGMENTS - The Company has only one significant business segment - insurance.

   D. BASIS OF PRESENTATION - The financial statements of United Trust, Inc.'s life insurance subsidiaries have been prepared in accordance with generally accepted accounting principles which differ from statutory accounting practices permitted by insurance regulatory authorities.

   E. PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. Investments in 20% to 50% owned affiliates in which management has the ability to exercise significant influence are included based on the equity method of accounting and the Company's share of such affiliates' operating results is reflected in Equity in loss of investees. Other investments in affiliates are carried at cost. All significant intercompany accounts and transactions have been eliminated.

   F.      INVESTMENTS - Investments are shown on the following bases:

           Fixed maturities -- at cost, adjusted for amortization of premium or discount and other-than-temporary market value declines. The amortized cost of such investments differs from their market values; however, the Company has the ability and intent to hold these investments to maturity, at which time the full face value is expected to be realized.

           Investments held for sale -- at current market value, unrealized appreciation or depreciation is charged directly to shareholders' equity.

           Mortgage loans on real estate -- at unpaid balances, adjusted for amortization of premium or discount, less allowance for possible losses.

           Real estate - Investment real estate at cost, less allowances for depreciation and, as appropriate, provisions for possible losses. Foreclosed real estate is adjusted for any impairment at the foreclosure date. Accumulated depreciation on investment real estate was $685,526 and $539,366 as of December 31, 1998 and 1997,
           respectively.

           Policy loans -- at unpaid balances including accumulated interest but not in excess of the cash surrender value.

           Short-term investments -- at cost, which approximates current market value.

           Other long-term investments -- at cost.

           Realized gains and losses on sales of investments are recognized in net income on the specific identification basis.

   G. CASH EQUIVALENTS - The Company considers certificates of deposit and other short-term instruments with an original purchased maturity of three months or less cash equivalents.

   H. REINSURANCE - In the normal course of business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid by ceding reinsurance to other insurance enterprises or reinsurers under excess coverage and coinsurance contracts. The Company retains a maximum of $125,000 of coverage per individual life.

           Amounts paid or deemed to have been paid for reinsurance contracts are recorded as reinsurance receivables. Reinsurance receivables are recognized in a manner consistent with the liabilities relating to the underlying reinsured contracts. The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.

     I. FUTURE POLICY BENEFITS AND EXPENSES - The liabilities for traditional life insurance and accident and health insurance policy benefits are computed using a net level method. These liabilities include assumptions as to investment yields, mortality, withdrawals, and other assumptions based on the life insurance subsidiaries' experience adjusted to reflect anticipated trends and to include provisions for possible unfavorable deviations. The Company makes these assumptions at the time the contract is issued or, in the case of contracts acquired by purchase, at the purchase date. Benefit reserves for traditional life insurance policies include certain deferred profits on limited-payment policies that are being recognized in income over the policy term. Policy benefit claims are charged to expense in the period that the claims are incurred. Current mortality rate assumptions are based on 1975-80 select and ultimate tables. Withdrawal rate assumptions are based upon Linton B or Linton C, which are industry standard actuarial tables for forecasting assumed policy lapse rates.

          Benefit reserves for universal life insurance and interest sensitive life insurance products are computed under a retrospective deposit method and represent policy account balances before applicable surrender charges. Policy benefits and claims that are charged to expense include benefit claims in excess of related policy account balances. Interest crediting rates for universal life and interest sensitive products range from 4.5% to 5.5% in 1998 and 4.5% to 6.0% in 1997 and 1996.

     J. POLICY AND CONTRACT CLAIMS - Policy and contract claims include provisions for reported claims in process of settlement, valued in accordance with the terms of the policies and contracts, as well as provisions for claims incurred and unreported based on prior experience of the Company.

     K. COST OF INSURANCE ACQUIRED - When an insurance company is acquired, the Company assigns a portion of its cost to the right to receive future cash flows from insurance contracts existing at the date of the acquisition. The cost of policies purchased represents the actuarially determined present value of the projected future cash flows from the acquired policies. The Company utilized 9% discount rate on approximately 25% of the business and 15% discount rate on approximately 75% of the business. Cost of Insurance Acquired is amortized with interest in relation to expected future profits, including direct charge-offs for any excess of the unamortized asset over the projected future profits. The interest rates utilized in the amortization calculation are 9% on approximately 25% of the balance and 15% on the remaining balance. The interest rates vary due to differences in the blocks of business. The amortization is adjusted retrospectively when estimates of current or future gross profits to be realized from a group of products are revised.

                                                          1998                 1997                1996
                                                     ----------------     ----------------    ----------------

        Cost of insurance acquired,
           beginning of year                       $     41,522,888     $     43,917,280    $     55,816,934
           Interest accretion                             5,624,883            5,962,644           6,312,931
           Amortization                                  (7,839,811)          (8,357,036)        (11,837,746)
                                                     ----------------     ----------------    ----------------
           Net amortization                              (2,214,928)          (2,394,392)         (5,524,815)
           Balance attributable to
              coinsurance agreement                               0                    0          (6,374,839)
                                                     ----------------     ----------------    ----------------

        Cost of insurance acquired,
           end of year                             $     39,307,960     $     41,522,888    $     43,917,280
                                                     ================     ================    ================

           Estimated net amortization expense of cost of insurance acquired for the next five years is as follows:

                                  Interest                                Net
                                 Accretion      Amortization     Amortization

           1999                  5,319,000         6,887,000        1,568,000
           2000                  5,107,000         6,421,000        1,314,000
           2001                  4,934,000         6,423,000        1,489,000
           2002                  4,737,000         6,203,000        1,466,000
           2003                  4,542,000         6,187,000        1,645,000


   L. DEFERRED POLICY ACQUISITION COSTS - Commissions and other costs (salaries of certain employees involved in the underwriting and policy issue functions, and medical and inspection fees) of acquiring life insurance products that vary with and are primarily related to the production of new business have been deferred. Traditional life insurance acquisition costs are being amortized over the premium-paying period of the related policies using assumptions consistent with those used in computing policy benefit reserves.

           For universal life insurance and interest sensitive life insurance products, acquisition costs are being amortized generally in proportion to the present value of expected gross profits from surrender charges and investment, mortality, and expense margins. Under SFAS No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments," the Company makes certain assumptions regarding the mortality, persistency, expenses, and interest rates it expects to experience in future periods. These assumptions are to be best estimates and are to be periodically updated whenever actual experience and/or expectations for the future change from initial assumptions. The amortization is adjusted retrospectively when estimates of current or future gross profits to be realized from a group of products are revised.

           The following table summarizes deferred policy acquisition costs and related data for the years shown.

                                                          1998                 1997                1996
                                                     ----------------     ----------------    ----------------

        Deferred, beginning of year                $     10,600,720     $     11,325,356    $     11,436,728

        Acquisition costs deferred:
          Commissions                                       690,000              998,000           1,441,000
          Other expenses                                    202,000              274,000             431,000
                                                     ----------------     ----------------    ----------------
          Total

          Interest accretion                                397,000              425,000             408,000
          Amortization charged to income                 (2,582,172)          (2,421,636)         (2,391,372)
                                                     ----------------     ----------------    ----------------
          Net amortization

          Amortization due to impairment                 (2,983,000)                   0                   0

                                                     ----------------     ----------------    ----------------
          Change for the year                            (4,276,172)            (724,636)           (111,372)
                                                     ----------------     ----------------    ----------------

        Deferred, end of year                      $      6,324,548     $     10,600,720    $     11,325,356
                                                     ================     ================    ================


           The following table reflects the components of the income statement for the line item Commissions and amortization of deferred policy acquisition costs:

                                              1998           1997        1996
                                        ----------------------------------------

           Net amortization of deferred
             policy acquisition costs     $ 5,168,172    $ 1,996,636 $ 1,983,372
           Commissions                      1,282,357      1,619,729   2,241,513
                                           ----------     ----------  ----------
             Total                        $ 6,450,529    $ 3,616,365 $ 4,224,885
                                           ==========     ==========  ==========

           Estimated net amortization expense of deferred policy acquisition costs for the next five years is as follows:

                              Interest                                Net
                             Accretion      Amortization     Amortization

           1999            $   157,000       $ 1,367,000      $ 1,210,000
           2000                140,000         1,202,000        1,062,000
           2001                124,000         1,053,000          929,000
           2002                110,000           920,000          810,000
           2003                 98,000           803,000          705,000


     M. COST IN EXCESS OF NET ASSETS PURCHASED - Cost in excess of net assets purchased is the excess of the amount paid to acquire a company over the fair value of its net assets. Costs in excess of net assets purchased are amortized on the straight-line basis over a 40-year period. Management continually reviews the value of goodwill based on estimates of future earnings. As part of this review, management determines whether goodwill is fully recoverable from projected undiscounted net cash flows from earnings of the subsidiaries over the remaining amortization period. If management were to determine that changes in such projected cash flows no longer supported the recoverability of goodwill over the remaining amortization period, the carrying value of goodwill would be reduced with a corresponding charge to expense (no such changes have occurred). Accumulated amortization of cost in excess of net assets purchased was $1,510,146 and $1,420,146 as of December 31, 1998 and 1997, respectively.

     N. PROPERTY AND EQUIPMENT - Company-occupied property, data processing equipment and furniture and office equipment are stated at cost less accumulated depreciation of $1,939,501 and $1,990,314 at December 31, 1998 and 1997, respectively. Depreciation is computed on a straight-line basis for financial reporting purposes using estimated useful lives of three to 30 years. Depreciation expense was $348,204 and $372,861 for the years ended December 31, 1998 and 1997, respectively.

     O. INCOME TAXES - Income taxes are reported under Statement of Financial Accounting Standards Number 109. Deferred income taxes are recorded to reflect the tax consequences on future periods of differences between the tax bases of assets and liabilities and their financial reporting amounts at the end of each such period.

     P. EARNINGS PER SHARE - Earnings per share are based on the weighted average number of common shares outstanding during each year, retroactively adjusted to give effect to all stock splits. In accordance with Statement of Financial Accounting Standards No. 128, the computation of diluted earnings per share is the same as basic earnings per share since the Company has a loss from continuing operations in each period presented, and any assumed conversion, exercise, or contingent issuance of securities would have an antidilutive effect on earnings per share. Had the Company not been in a loss position, the outstanding dilutive instruments would have been convertible notes of 204,800, 0 and 0 shares in 1998, 1997 and 1996, respectively, and stock options exercisable of 1,562, 1,562, and 4,062 shares in 1998, 1997, and 1996, respectively. UTI had stock options outstanding during each of the periods presented for 1,555,000, 105,000 and 105,000 shares of common stock at a per share price in excess of the average market price, and would therefore not have been included in the computation of diluted earnings per share for 1998, 1997 and 1996, respectively.

     Q. RECOGNITION OF REVENUES AND RELATED EXPENSES - Premiums for traditional life insurance products, which include those products with fixed and guaranteed premiums and benefits, consist principally of whole life insurance policies, and certain annuities with life contingencies are recognized as revenues when due. Limited payment life insurance policies defer gross premiums received in excess of net premiums, which is then recognized in income in a constant relationship with insurance in force. Accident and health insurance premiums are recognized as revenue pro rata over the terms of the policies. Benefits and related expenses associated with the premiums earned are charged to expense proportionately over the lives of the policies through a provision for future policy benefit liabilities and through deferral and amortization of deferred policy acquisition costs. For universal life and investment products, generally there is no requirement for payment of premium other than to maintain account values at a level sufficient to pay mortality and expense charges. Consequently, premiums for universal life policies and investment products are not reported as revenue, but as deposits. Policy fee revenue for universal life policies and investment products consists of charges for the cost of insurance and policy administration fees assessed during the period. Expenses include interest credited to policy account balances and benefit claims incurred in excess of policy account balances.

     R. PARTICIPATING INSURANCE - Participating business represents 34% and 39% of the ordinary life insurance in force at December 31, 1998 and 1997, respectively. Premium income from participating business represents 39%, 50%, and 52% of total premiums for the years ended December 31, 1998, 1997 and 1996, respectively. The amount of dividends to be paid is determined annually by the respective insurance subsidiary's Board of Directors. Earnings allocable to participating policyholders are based on legal requirements that vary by state.

     S. RECLASSIFICATIONS - Certain prior year amounts have been reclassified to conform with the 1998 presentation. Such reclassifications had no effect on previously reported net loss, total assets, or shareholders' equity.

     T. USE OF ESTIMATES - In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


2.  SHAREHOLDER DIVIDEND RESTRICTION

At December 31, 1998, substantially all of consolidated shareholders' equity represents net assets of UTI's subsidiaries. The payment of cash dividends to shareholders is not legally restricted. However, insurance company dividend payments are regulated by the state insurance department where the company is domiciled. UTI is the ultimate parent of UG through ownership of several intermediary holding companies. UG can not pay a dividend directly to UTI due to the ownership structure. UG's dividend limitations are described below without effect of the ownership structure.

Ohio domiciled insurance companies require five days prior notification to the insurance commissioner for the payment of an ordinary dividend. Ordinary dividends are defined as the greater of: a) prior year statutory earnings or b) 10% of statutory capital and surplus. For the year ended December 31, 1998, UG had a statutory gain from operations of $3,226,364. At December 31, 1998, UG's statutory capital and surplus amounted to $15,280,577. Extraordinary dividends (amounts in excess of ordinary dividend limitations) require prior approval of the insurance commissioner and are not restricted to a specific calculation.


3.  INCOME TAXES

Until 1984, the insurance companies were taxed under the provisions of the Life Insurance Company Income Tax Act of 1959 as amended by the Tax Equity and Fiscal Responsibility Act of 1982. These laws were superseded by the Deficit Reduction Act of 1984. All of these laws are based primarily upon statutory results with certain special deductions and other items available only to life insurance companies. Under the provision of the pre-1984 life insurance company income tax regulations, a portion of "gain from operations" of a life insurance company was not subject to current taxation but was accumulated, for tax purposes, in a special tax memorandum account designated as "policyholders' surplus account". Federal income taxes will become payable on this account at the then current tax rate when and if distributions to shareholders, other than stock dividends and other limited exceptions, are made in excess of the accumulated previously taxed income maintained in the "shareholders surplus account".

The following table summarizes the companies with this situation and the maximum amount of income that has not been taxed in each.

                            Shareholders'          Untaxed
       Company                 Surplus             Balance
----------------------     -----------------    --------------
         ABE           $          5,180,494  $      1,149,693
        APPL                      6,137,321         1,525,367
         UG                      30,998,215         4,363,821
         USA                              0                 0

The payment of taxes on this income is not anticipated; and, accordingly, no deferred taxes have been established.

The life insurance company subsidiaries file a consolidated federal income tax return. The holding companies of the group file separate returns.

Life insurance company taxation is based primarily upon statutory results with certain special deductions and other items available only to life insurance companies. Income tax expense consists of the following components:

                                              1998                 1997                1996
                                         ----------------    -----------------    ----------------

Current tax expense                  $          111,470   $             5,400  $        (148,148)
Deferred tax expense (credit)                (4,735,502)              980,829         (4,555,593)
                                         ----------------    -----------------    ----------------
                                     $       (4,624,032)  $           986,229  $      (4,703,741)
                                         ================    =================    ================

The Companies have net operating loss carryforwards for federal income tax purposes expiring as follows:

                             UTI                UG                FCC
                         -------------     -------------     ---------------
       2004                   369,265                 0                   0
       2005                   292,656                 0                   0
       2006                   212,852                 0                   0
       2007                   110,758                 0             136,058
       2008                         0                 0               4,595
       2009                         0                 0             168,800
       2010                         0                 0              19,112
       2012                         0           386,669                   0
                         -------------     -------------     ---------------
       TOTAL         $        985,531  $        386,669  $          328,565
                         =============     =============     ===============

The Company has established a deferred tax asset of $595,268 for its operating loss carryforwards and has established an allowance of $250,332.

The following table shows the  reconciliation of net income to taxable income of
UTI:

                                                      1998               1997               1996
                                                 ---------------    ---------------    ----------------

Net income (loss)                            $        (679,492)  $       (559,248)  $       (937,903)
Federal income tax provision (credit)                 (121,495)           414,230            (59,780)
Loss of subsidiaries                                   421,738            356,422            714,916
Loss of investees                                       21,525             23,716             95,392
Write off of investment in affiliate                         0                  0            315,000
Write off of note receivable                                 0             (4,368)           211,419
Write off of note discounts                             586,462            48,427             25,528
Depreciation                                                 0                  0              1,046
                                                 ===============    ===============    ================
Taxable income                               $         228,738   $        279,179   $        365,618
                                                 ===============    ===============    ================

UTI has a net operating loss carryforward of $985,531 at December 31, 1998. UTI has averaged approximately $290,000 in taxable income over the past three years and must average taxable income of approximately $200,000 per year to fully realize its net operating loss carryforwards. UTI's operating loss carryforwards do not begin to expire until the year 2004. Management believes future earnings of UTI will be sufficient to fully utilize its net operating loss carryforwards.

The expense or (credit) for income differed from the amounts computed by applying the applicable United State statutory rate of 35% to the loss before income taxes as a result of the following differences:

                                                                1998               1997               1996
                                                           ---------------    ---------------    ----------------

Tax computed at statutory rate                         $     (2,141,013)   $       (39,551)   $     (2,388,797)
Changes in taxes due to:
  Cost in excess of net assets purchased                         31,500             54,250              64,848
  Current year loss for which no benefit realized                     0          1,039,742                   0
  Benefit of prior losses                                    (2,587,353)          (324,705)         (2,393,395)
  Other                                                          72,834            256,493              13,603
                                                           ---------------    ---------------    ----------------
Income tax expense (credit)                            $     (4,624,032)   $       986,229    $     (4,703,741)
                                                           ===============    ===============    ================

The following table summarizes the major components that comprise the deferred tax liability as reflected in the balance sheets:


                                                 1998                  1997
                                            ----------------      --------------
Investments                             $        (182,000)    $        (228,027)
Cost of insurance acquired                     14,935,793            15,753,308
Other assets                                      (72,468)              (72,468)
Deferred policy acquisition costs               2,213,592             3,710,252
Agent balances                                    (22,257)              (23,954)
Property and equipment                               (149)              (19,818)
Discount of notes                                       0             1,097,352
Management/consulting fees                       (376,852)             (573,182)
Future policy benefits                         (6,144,399)           (4,421,038)
Gain on sale of subsidiary                      2,312,483             2,312,483
Net operating loss carryforward                  (344,936)             (424,679)
Other liabilities                                (797,832)             (756,482)
Federal tax DAC                                (2,082,217)           (2,179,487)
                                            ----------------      --------------
Deferred tax liability                  $       9,438,758     $      14,174,260
                                            ================      ==============

4.  ANALYSIS OF INVESTMENTS, INVESTMENT INCOME AND INVESTMENT GAIN

A. NET INVESTMENT INCOME - The following table reflects net investment income by type of investment:


                                                                       December 31,
                                             ----------------------------------------------------------
                                                     1998               1997               1996
                                                ---------------    ----------------   ----------------

Fixed maturities and fixed maturities
held for sale                               $       11,981,660 $       12,677,348  $      13,326,312
Equity securities                                       92,196             87,211             88,661
Mortgage loans                                         859,543            802,123          1,047,461
Real estate                                            842,724            745,502            794,844
Policy loans                                           984,761            976,064          1,121,538
Other long-term investments                             62,477             64,232             89,321
Short-term investments                                  29,907             70,624             17,664
Cash                                                 1,235,888            632,254            605,549
                                                ---------------    ----------------   ----------------
Total consolidated investment income                16,089,156         16,055,358         17,091,350
Investment expenses                                 (1,046,869)        (1,198,061)        (1,222,903)
                                               ----------------    ---------------    ----------------
Consolidated net investment income          $       15,042,287 $       14,857,297  $      15,868,447
                                                ===============    ================   ================

At December 31, 1998, the Company had a total of $4,187,000 of investments, comprised of $3,152,000 in real estate, $968,000 in equity securities and $66,000 in other invested assets, which did not produce income during 1998.

The following table summarizes the Company's fixed maturity holdings and investments held for sale by major classifications:


                                                                                 Carrying Value
                                                                     ----------------------------------------
                                                                              1998                 1997
                                                                         ---------------      ---------------

Investments held for sale:
     Fixed maturities                                                  $      1,505,406     $      1,668,630
     Equity securities                                                        2,087,416            3,001,744
Fixed maturities:
     U.S. Government, government agencies and authorities                    36,809,239           28,259,322
     State, municipalities and political subdivisions                        23,835,306           22,778,816
     Collateralized mortgage obligations                                      9,406,895           11,093,926
     Public utilities                                                        41,724,208           47,984,322
     All other corporate bonds                                               62,465,200           70,853,947
                                                                         ---------------      ---------------
                                                                       $                    $
                                                                         ===============      ===============

By insurance statute, the majority of the Company's investment portfolio is required to be invested in investment grade securities to provide ample protection for policyholders. The Company does not invest in so-called "junk bonds" or derivative investments.

Below investment grade debt securities generally provide higher yields and involve greater risks than investment grade debt securities because their issuers typically are more highly leveraged and more vulnerable to adverse economic conditions than investment grade issuers. In addition, the trading market for these securities is usually more limited than for investment grade debt securities. Debt securities classified as below-investment grade are those that receive a Standard & Poor's rating of BB or below.

     The following table summarizes by category securities held that are below investment grade at amortized cost:

      Below Investment
      Grade Investments                1998             1997           1996
------------------------------     --------------    ------------   ------------
State, Municipalities and
  political Subdivisions         $            0    $           0 $       10,042
Public Utilities                        970,311           80,497        117,609
Corporate                                47,281          656,784        813,717
                                   -------------     ------------  -------------
Total                            $    1,017,592    $     737,281 $      941,368
                                   =============     ============  =============

B.   INVESTMENT SECURITIES

     The amortized cost and estimated market values of investments in securities including investments held for sale are as follows:


                                          Cost or            Gross             Gross            Estimated
                                         Amortized        Unrealized        Unrealized           Market
1998                                       Cost              Gains            Losses              Value
---------------------------------      --------------    --------------    --------------     --------------

Investments Held for Sale:
  U.S. Government and govt.
    agencies and authorities         $     1,434,636   $         3,265   $             0    $     1,437,901
  States, municipalities and
    political subdivisions                    35,000             7,224                 0             42,224
  Collateralized mortgage
    obligations                                    0                 0                 0                  0
  Public utilities                                 0                 0                 0                  0
  All other corporate bonds                   25,000               281                 0             25,281
                                       --------------    --------------    --------------     --------------
                                           1,494,636            10,770                 0          1,505,406
  Equity securities                        2,725,061            42,520          (680,165)         2,087,416
                                       --------------    --------------    --------------     --------------
  Total                              $     4,219,697   $        53,290   $      (680,165)   $     3,592,822
                                       ==============    ==============    ==============     ==============

Held to Maturity Securities:
  U.S. Government and govt.
    agencies and authorities         $    36,809,239   $       378,136   $       (53,868)   $    37,133,507
  States, municipalities and
    political subdivisions                23,835,306         1,042,876                 0         24,878,182
  Collateralized mortgage
    obligations                            9,406,895           182,805           (64,769)         9,524,931
  Public utilities                        41,724,208         1,810,290            (8,585)        43,525,913
  All other corporate bonds               62,465,200         2,358,259              (613)        64,822,846
                                       --------------    --------------    --------------     --------------
  Total                              $   174,240,848   $     5,772,366   $      (127,835)   $   179,885,379
                                       ==============    ==============    ==============     ==============



                                          Cost or            Gross             Gross            Estimated
                                         Amortized        Unrealized        Unrealized           Market
1997                                       Cost              Gains            Losses              Value
---------------------------------      --------------    --------------    --------------     --------------

Investments Held for Sale:
  U.S. Government and govt.
    agencies and authorities         $     1,448,202   $             0   $        (5,645)   $     1,442,557
  States, municipalities and
    political subdivisions                    35,000               485                 0             35,485
  Collateralized mortgage
    obligations                                    0                 0                 0                  0
  Public utilities                            80,169               328                 0             80,496
  All other corporate bonds                  108,927             1,164                 0            110,092
                                       --------------    --------------    --------------     --------------
                                           1,672,298             1,977            (5,645)         1,668,630
  Equity securities                        3,184,357           176,508          (359,121)         3,001,744
                                       --------------    --------------    --------------     --------------
  Total                              $     4,856,655   $       178,485   $      (364,766)   $     4,670,374
                                       ==============    ==============    ==============     ==============

Held to Maturity Securities:
  U.S. Government and govt.
    agencies and authorities         $    28,259,322   $       415,419   $       (51,771)   $    28,622,970
  States, municipalities and
    political subdivisions                22,778,816           672,676            (1,891)        23,449,601
  Collateralized mortgage
    obligations                           11,093,926           210,435           (96,714)        11,207,647
  Public utilities                        47,984,322         1,241,969           (84,754)        49,141,537
  All other corporate bonds               70,853,947         1,599,983           (93,117)        72,360,813
                                       --------------    --------------    --------------     --------------
  Total                              $   180,970,333   $     4,140,482   $      (328,247)   $   184,782,568
                                       ==============    ==============    ==============     ==============


     The amortized cost of debt securities at December 31, 1998, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                Estimated
       Fixed Maturities Held for Sale       Amortized            Market
             December 31, 1998                Cost                Value
----------------------------------------  --------------      --------------
Due in one year or less                 $     1,434,636     $     1,437,901
Due after one year through five years            35,000              42,224
Due after five years through ten years           25,000              25,281
Due after ten years                                   0                   0
Collateralized mortgage obligations                   0                   0
                                          ==============      ==============
Total                                   $     1,494,636     $     1,505,406
                                          ==============      ==============

                                                                Estimated
     Fixed Maturities Held to Maturity      Amortized            Market
             December 31, 1998                Cost                Value
----------------------------------------  --------------      --------------
Due in one year or less                 $    16,996,673     $    17,079,985
Due after one year through five years        82,960,251          85,927,556
Due after five years through ten years       58,630,433          60,814,932
Due after ten years                           6,246,596           6,537,975
Collateralized mortgage obligations           9,406,895           9,524,931
                                          ==============      ==============
Total                                   $   174,240,848     $   179,885,379
                                          ==============      ==============


     An analysis of sales, maturities and principal repayments of the Company's fixed maturities portfolio for the years ended December 31, 1998, 1997 and 1996 is as follows:

                                            Cost or            Gross             Gross             Proceeds
                                           Amortized          Realized          Realized             from
Year ended December 31, 1998                  Cost             Gains             Losses              Sale
-------------------------------------    ---------------    -------------    ---------------    ---------------

Scheduled principal repayments, calls and tenders:
     Held for sale                     $        164,161   $          359   $             0    $        164,520
     Held to maturity                        54,824,249          126,285          (308,311)         54,642,223
Sales:
      Held for sale                                   0                0                 0                   0
      Held to maturity                                0                0                 0                   0
                                         ---------------    -------------    ---------------    ---------------
  Total                                $     54,988,410   $      126,644   $      (308,311)   $     54,806,743
                                         ===============    =============    ===============    ===============



                                            Cost or            Gross             Gross             Proceeds
                                           Amortized          Realized          Realized             from
Year ended December 31, 1997                  Cost             Gains             Losses              Sale
-------------------------------------    ---------------    -------------    ---------------    ---------------

Scheduled principal repayments, calls and tenders:
     Held for sale                     $        299,390   $          931   $        (9,661)   $        290,660
     Held to maturity                        21,467,552           21,435              (722)         21,488,265
Sales:
      Held for sale                                   0                0                 0                   0
      Held to maturity                                0                0                 0                   0
                                         ---------------    -------------    ---------------    ---------------
  Total                                $     21,766,942   $       22,366   $       (10,383)   $     21,778,925
                                         ===============    =============    ===============    ===============

                                            Cost or            Gross             Gross             Proceeds
                                           Amortized          Realized          Realized             from
Year ended December 31, 1996                  Cost             Gains             Losses              Sale
-------------------------------------    ---------------    -------------    ---------------    ---------------

Scheduled principal repayments, calls and tenders:
     Held for sale                     $        699,361   $        6,035   $          (813)   $        704,583
     Held to maturity                        20,900,159           13,469          (192,146)         20,721,482
Sales:
      Held for sale                             517,111                0            (2,658)            514,453
      Held to maturity                       18,735,848           81,283           (80,519)         18,736,612
                                         ---------------    -------------    ---------------    ---------------
  Total                                $     40,852,479   $      100,787   $      (276,136)   $     40,677,130
                                         ===============    =============    ===============    ===============


C. INVESTMENTS ON DEPOSIT - At December 31, 1998, investments carried at approximately $15,854,000 were on deposit with various state insurance departments.

D. INVESTMENTS IN AND ADVANCES TO AFFILIATED COMPANIES - The Company's investment in United Income, Inc., a 40% owned affiliate, is carried at an amount equal to the Company's share of the equity of United Income. The Company's equity in United Income, Inc. includes the original investment of $194,304, an increase of $4,359,749 resulting from a public offering of stock and the Company's share of earnings and losses since inception.


5.  DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS

The financial statements include various estimated fair value information at December 31, 1998 and 1997, as required by Statement of Financial Accounting Standards 107, Disclosure about Fair Value of Financial Instruments ("SFAS 107"). Such information, which pertains to the Company's financial instruments, is based on the requirements set forth in that Statement and does not purport to represent the aggregate net fair value of the Company.

The following methods and assumptions were used to estimate the fair value of each class of financial instrument required to be valued by SFAS 107 for which it is practicable to estimate that value:

(a)  Cash and Cash equivalents

The carrying amount in the financial statements approximates fair value because of the relatively short period of time between the origination of the instruments and their expected realization.

(b)  Fixed maturities and investments held for sale

Quoted market prices, if available, are used to determine the fair value. If quoted market prices are not available, management estimates the fair value based on the quoted market price of a financial instrument with similar characteristics.

(c)  Mortgage loans on real estate

The fair values of mortgage loans are estimated using discounted cash flow analyses and interest rates being offered for similar loans to borrowers with similar credit ratings.

(d) Investment real estate and real estate acquired in satisfaction of debt

An estimate of fair value is based on management's review of the individual real estate holdings. Management utilizes sales of surrounding properties, current market conditions and geographic considerations. Management conservatively estimates the fair value of the portfolio is equal to the carrying value.

(e)  Policy loans

It is not practicable to estimate the fair value of policy loans as they have no stated maturity and their rates are set at a fixed spread to related policy liability rates. Policy loans are carried at the aggregate unpaid principal balances in the consolidated balance sheets, and earn interest at rates ranging from 4% to 8%. Individual policy liabilities in all cases equal or exceed outstanding policy loan balances.

(f)  Short-term investments

For short-term instruments, the carrying amount is a reasonable estimate of fair value. Short-term instruments represent mortgage loans and certificates of deposit with various banks that are protected under FDIC.

(g)  Other long-term investments

The Company holds a $840,066 note receivable for which the determination of fair value is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

(h)  Notes payable

For borrowings under the senior loan agreement, which is subject to floating rates of interest, carrying value is a reasonable estimate of fair value. For subordinated borrowings fair value was determined based on the borrowing rates currently available to the Company for loans with similar terms and average maturities.

The estimated fair values of the Company's financial instruments required to be valued by SFAS 107 are as follows as of December 31:

                                           1998                                 1997
                           --------------------------------------------------------------------------
                                                   Estimated                            Estimated
                                 Carrying             Fair            Carrying             Fair
Assets                            Amount             Value             Amount             Value
                              ---------------    ---------------    --------------    ---------------

Fixed maturities            $    174,240,848   $    179,885,379   $   180,970,333   $    184,782,568
Fixed maturities
  held for sale                    1,505,406          1,505,406         1,668,630          1,668,630
Equity securities                  2,087,416          2,087,416         3,001,744          3,001,744
Mortgage loans on
  real estate                     10,941,614         10,979,378         9,469,444          9,837,530
Investment in real
  estate                           8,979,183          8,979,183         9,760,732          9,760,732
Real estate
  acquired in
  satisfaction of debt             1,550,000          1,550,000         1,724,544          1,724,544
Policy loans                      14,134,041         14,134,041        14,207,189         14,207,189
Other long-term                      906,278            879,037           840,066            784,831
investments
Short-term
  investments                      1,062,796          1,062,796         1,798,878          1,798,878

Liabilities
Notes payable                      9,529,138          9,431,363        21,460,223         20,925,184

6.  STATUTORY EQUITY AND GAIN FROM OPERATIONS

The Company's insurance subsidiaries are domiciled in Ohio, Illinois and West Virginia and prepare their statutory-based financial statements in accordance with accounting practices prescribed or permitted by the respective insurance department. These principles differ significantly from generally accepted accounting principles. "Prescribed" statutory accounting practices include state laws, regulations, and general administrative rules, as well as a variety of publications of the National Association of Insurance Commissioners ("NAIC"). "Permitted" statutory accounting practices encompass all accounting practices that are not prescribed; such practices may differ from state to state, from company to company within a state, and may change in the future. The NAIC currently is in the process of codifying statutory accounting practices, the result of which is expected to constitute the only source of "prescribed" statutory accounting practices. Accordingly, that project, which is expected to become effective January 1, 2001, will likely change prescribed statutory accounting practices and may result in changes to the accounting practices that insurance enterprises use to prepare their statutory financial statements. UG's total statutory shareholders' equity was $15,280,577 and $10,997,365 at December 31, 1998 and 1997, respectively. The Company's four life insurance subsidiaries reported combined statutory operating income before taxes (exclusive of intercompany dividends) of $5,485,000, $2,067,000 and $2,134,000 for 1998, 1997
and 1996, respectively.


7.  REINSURANCE

Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company. The Company evaluates the financial condition of its reinsurers to minimize its exposure to significant losses from reinsurer insolvencies.

The Company assumes risks from, and reinsures certain parts of its risks with other insurers under yearly renewable term and coinsurance agreements that are accounted for by passing a portion of the risk to the reinsurer. Generally, the reinsurer receives a proportionate part of the premiums less commissions and is liable for a corresponding part of all benefit payments. While the amount retained on an individual life will vary based upon age and mortality prospects of the risk, the Company generally will not carry more than $125,000 individual life insurance on a single risk.

The Company has reinsured approximately $924 million, $1.022 billion and $1.109 billion in face amount of life insurance risks with other insurers for 1998, 1997 and 1996, respectively. Reinsurance receivables for future policy benefits were $36,965,938 and $37,814,106 at December 31, 1998 and 1997, respectively, for estimated recoveries under reinsurance treaties. Should any reinsurer be unable to meet its obligation at the time of a claim, obligation to pay such claim would remain with the Company.

Currently, the Company is utilizing reinsurance agreements with Business Men's Assurance Company, ("BMA") and Life Reassurance Corporation, ("LIFE RE") for new business. BMA and LIFE RE each hold an "A+" (Superior) rating from A.M. Best, an industry rating company. The reinsurance agreements were effective December 1, 1993, and cover all new business of the Company. The agreements are a yearly renewable term ("YRT") treaty where the Company cedes amounts above its retention limit of $100,000 with a minimum cession of $25,000.

One of the Company's insurance subsidiaries (UG) entered into a coinsurance agreement with First International Life Insurance Company ("FILIC") as of
September 30, 1996. The transaction resulted in no gain or loss in the GAAP financial statements. The transaction was entered into to increase the statutory surplus position of UG. The ceding commission received was equal to the value reflected on this block of business in the Cost of Insurance Acquired asset. The ceding commission reduced this asset. Under the terms of the agreement, UG ceded to FILIC substantially all of its paid-up life insurance policies. Paid-up life insurance generally refers to non-premium paying life insurance policies. A.M. Best assigned FILIC a Financial Performance Rating (FPR) of 7 (Strong) on a scale of 1 to 9. A.M. Best assigned a Best's Rating of A++ (Superior) to The Guardian Life Insurance Company of America ("Guardian"), parent of FILIC, based on the consolidated financial condition and operating performance of the company and its life/health subsidiaries. During 1997, FILIC changed its name to Park Avenue Life Insurance Company ("PALIC"). The agreement with PALIC accounts for approximately 65% of the reinsurance receivables as of December 31, 1998.

The Company does not have any short-duration reinsurance contracts. The effect of the Company's long-duration reinsurance contracts on premiums earned in 1998, 1997 and 1996 was as follows:


                                     Shown in thousands
                   --------------------------------------------------------
                        1998                1997                1996
                      Premiums            Premiums            Premiums
                       Earned              Earned              Earned
                   ----------------    ----------------    ----------------
Direct          $           30,919  $           33,374  $           35,891
Assumed                         20                   0                   0
Ceded                       (4,543)             (4,735)             (4,947)
                   ----------------    ----------------    ----------------
Net premiums    $           26,396  $           28,639  $           30,944
                   ================    ================    ================


8.  COMMITMENTS AND CONTINGENCIES

The insurance industry has experienced a number of civil jury verdicts which have been returned against life and health insurers in the jurisdictions in which the Company does business involving the insurers' sales practices, alleged agent misconduct, failure to properly supervise agents, and other matters. Some of the lawsuits have resulted in the award of substantial judgments against the insurer, including material amounts of punitive damages. In some states, juries have substantial discretion in awarding punitive damages in these circumstances.

Under the insurance guaranty fund laws in most states, insurance companies doing business in a participating state can be assessed up to prescribed limits for policyholder losses incurred by insolvent or failed insurance companies. Although the Company cannot predict the amount of any future assessments, most insurance guaranty fund laws currently provide that an assessment may be excused or deferred if it would threaten an insurer's financial strength. Mandatory assessments may be partially recovered through a reduction in future premium tax in some states. The Company does not believe such assessments will be materially different from amounts already provided for in the financial statements.

The Company and its subsidiaries are named as defendants in a number of legal actions arising primarily from claims made under insurance policies. Those actions have been considered in establishing the Company's liabilities. Management and its legal counsel are of the opinion that the settlement of those actions will not have a material adverse effect on the Company's financial position or results of operations.


9.       RELATED PARTY TRANSACTIONS

Under the current structure, FCC pays a majority of the general operating expenses of the affiliated group. FCC then receives management, service fees and reimbursements from the various affiliates.

UII has a service agreement with USA. The agreement was originally established upon the formation of USA which was a 100% owned subsidiary of UII. Changes in the affiliate structure have resulted in USA no longer being a direct subsidiary of UII, though still a member of the same affiliated group. The original service agreement has remained in place without modification. USA is to pay UII monthly fees equal to 22% of the amount of collected first year premiums, 20% in second year and 6% of the renewal premiums in years three and after. UII has a subcontract agreement with UTI to perform services and provide personnel and facilities. The services included in the agreement are claim processing, underwriting, processing and servicing of policies, accounting services, agency services, data processing and all other expenses necessary to carry on the business of a life insurance company. UII's subcontract agreement with UTI states that UII is to pay UTI monthly fees equal to 60% of collected service fees from USA as stated above. The service fees received from UII are recorded in UTI's financial statements as other income.

On January 1, 1993, FCC entered into an agreement with UG pursuant to which FCC provides management services necessary for UG to carry on its business. In addition to the UG agreement, FCC and its affiliates have either directly or indirectly entered into management and/or cost-sharing arrangements for FCC's management services. FCC received net management fees of $8,793,905, $9,893,321 and $9,927,000 under these arrangements in 1998, 1997 and 1996, respectively. UG paid $8,018,141, $8,660,481 and $9,626,559 to FCC in 1998, 1997 and 1996,
respectively.

USA paid $835,345, $989,295 and $1,567,891 under their agreement with UII for 1998, 1997 and 1996, respectively. UII paid $501,207, $593,577 and $940,734 under their agreement with UTI for 1998, 1997 and 1996, respectively. Additionally, UII paid FCC $0, $150,000 and $300,000 in 1998, 1997 and 1996, respectively for reimbursement of costs attributed to UII. These reimbursements are reflected as a credit to general expenses.

Respective domiciliary insurance departments have approved the agreements of the insurance companies and it is Management's opinion that where applicable, costs have been allocated fairly and such allocations are based upon generally accepted accounting principles. The costs paid by UTI for services include costs related to the production of new business, which are deferred as policy acquisition costs and charged off to the income statement through "Amortization of deferred policy acquisition costs". Amounts recorded by USA as deferred acquisition costs are no greater than what would have been recorded had all such expenses been directly incurred by USA. Also included are costs associated with the maintenance of existing policies that are charged as current period costs and included in "general expenses".

On January 16, 1998, UTI acquired 7,579 shares of its common stock from the estate of Robert Webb, a former director, for $26,527 and a promissory note valued at $41,819 due January 16, 2005. The note bears interest at a rate of 1% over prime, with interest due quarterly and principal due on maturity.

On September 23, 1997, the Company acquired 10,056 shares of UTI common stock from Paul Lovell, a director, for $35,000 and a promissory note valued at $61,000 due September 23, 2004. The note bears interest at a rate of 1% over prime, with interest due quarterly and principal reductions of $10,000 annually until maturity. Simultaneous with the stock purchase, Mr. Lovell resigned his position on the UTI board.

On July 31, 1997, United Trust Inc. issued convertible notes for cash received totaling $2,560,000 to seven individuals, all officers or employees of United Trust Inc. The notes bear interest at a rate of 1% over prime, with interest payments due quarterly and principal due upon maturity of July 31, 2004. The conversion price of the notes are graded from $12.50 per share for the first three years, increasing to $15.00 per share for the next two years and increasing to $20.00 per share for the last two years. Conditional upon the seven individuals placing the funds with the Company were the acquisition by UTI of a portion of the holdings of UTI owned by Larry E. Ryherd and his family and the acquisition of common stock of UTI and UII held by Thomas F. Morrow and his family and the simultaneous retirement of Mr. Morrow. Neither Mr. Morrow nor Mr. Ryherd was a party to the convertible notes. On March 1, 1999, the individuals holding the convertible notes sold their interests in said notes to First Southern Bancorp, Inc. in private transactions.

Approximately $1,048,000 of the cash received from the issuance of the convertible notes was used to acquire stock holdings of United Trust Inc. and United Income, Inc. of Mr. Morrow and to acquire a portion of the United Trust Inc. holdings of Larry E. Ryherd and his family. The remaining cash received will be used by the Company to provide additional operating liquidity and for future acquisitions of life insurance companies. On July 31, 1997, the Company acquired a total of 126,921 shares of United Trust Inc. common stock and 47,250 shares of United Income, Inc. common stock from Thomas F. Morrow and his family. Mr. Morrow simultaneously retired as an executive officer of the Company. Mr. Morrow will remain as a member of the Board of Directors. In exchange for his stock, Mr. Morrow and his family received approximately $348,000 in cash, promissory notes valued at $140,000 due in eighteen months, and promissory notes valued at $1,030,000 due January 31, 2005. These notes bear interest at a rate of 1% over prime, with interest due quarterly and principal due upon maturity. The notes do not contain any conversion privileges. Additionally, on July 31, 1997, the Company acquired a total of 97,499 shares of United Trust Inc. common stock from Larry E. Ryherd and his family. Mr. Ryherd and his family received approximately $700,000 in cash and a promissory note valued at $251,000 due January 31, 2005. The acquisition of approximately 16% of Mr. Ryherd's stock holdings in United Trust Inc. was completed as a prerequisite to the convertible notes placed by other management personnel to reduce the total holdings of Mr. Ryherd and his family in the Company to make the stock more attractive to the investment community. Following the transaction, Mr. Ryherd and his family owned approximately 31% of the outstanding common stock of United Trust Inc. The market price of UTI common stock on July 31, 1997 was $6.00 per share. The stock acquired in the above transaction was from the largest two shareholders of UTI stock. There were no additional stated or unstated items or agreements relating to the stock purchase.

On July 31, 1997, the Company entered into employment agreements with eight individuals, all officers or employees of the Company. The agreements have a term of three years, excepting the agreements with Mr. Ryherd and Mr. Melville, which have five-year terms. The agreements secure the services of these key individuals, providing the Company a stable management environment and positioning for future growth.


10.  CAPITAL STOCK TRANSACTIONS

A.     STOCK OPTION PLAN

In 1985, the Company initiated a nonqualified stock option plan for employees, agents and directors of the Company under which options to purchase up to 44,000 shares of UTI's common stock are granted at a fixed price of $.20 per share. Through December 31, 1998 options for 42,438 shares were granted and exercised. Options for 1,562 shares remain available for grant.

A summary of the status of the Company's stock option plan for the three years ended December 31, 1998, and changes during the years ending on those dates is presented below:

                                                         1998                       1997                      1996
                                                ------------------------   ------------------------ --------------------------
                                                             Exercise                   Exercise                  Exercise
                                                 Shares        Price        Shares        Price       Shares        Price
                                                ----------  ------------   ----------  ------------  ----------  ------------


        Outstanding at beginning of year            1,562        $ 0.20        1,562        $ 0.20        4,062       $ 0.20
        Granted                                         0          0.00            0          0.00            0         0.00
        Exercised                                       0          0.00            0          0.00       (2,500)        0.20
        Forfeited                                       0          0.00            0          0.00            0         0.00
                                                ==========                 ==========                ==========
        Outstanding at end of year                  1,562        $ 0.20        1,562        $ 0.20        1,562       $ 0.20
                                                ==========                 ==========                ==========

        Options exercisable at year end             1,562        $ 0.20        1,562        $ 0.20        1,562       $ 0.20
        Fair value of options granted
           during the year                                       $ 0.00                     $ 0.00                    $ 5.43


The following information applies to options outstanding at December 31, 1998:

       Number outstanding                                                  1,562
       Exercise price                                                     $ 0.20
       Remaining contractual life                                     Indefinite


B.     DEFERRED COMPENSATION PLAN

UTI and FCC established a deferred compensation plan during 1993 pursuant to which an officer or agent of FCC, UTI or affiliates of UTI, could defer a portion of their income over the next two and one-half years in return for a deferred compensation payment payable at the end of seven years in the amount equal to the total income deferred plus interest at a rate of approximately 8.5% per annum and a stock option to purchase shares of common stock of UTI. At the beginning of the deferral period an officer or agent received an immediately exercisable option to purchase 2,300 shares of UTI common stock at $17.50 per share for each $25,000 ($10,000 per year for two and one-half years) of total income deferred. The option expires on December 31, 2000. A total of 105,000 options were granted in 1993 under this plan. As of December 31, 1997 no options were exercised. At December 31, 1998 and 1997, the Company held a liability of $1,494,520 and $1,376,384, respectively, relating to this plan. At December 31, 1998, UTI common stock had a market price of $8.125 per share.

The following information applies to deferred compensation plan stock options outstanding at December 31, 1998:

       Number outstanding                           105,000
       Exercise price                                $17.50
       Remaining contractual life                   2 years

C.     CHANGE IN CONTROL OF UTI

On November 20, 1998, First Southern Funding, Inc., a Kentucky corporation, ("FSF") and affiliates acquired 929,904 shares of common stock of United Trust, Inc., an Illinois corporation, ("UTI") from UTI and certain UTI shareholders. As consideration for the shares, FSF paid UTI $10,999,995 and certain shareholders of UTI $999,990 in cash. FSF and affiliates employed working capital to make these purchases of common stock, including funds on hand and amounts drawn under existing lines of credit with Star Bank, NA. FSF borrowed $7,082,878 and First Southern Bancorp, Inc., an affiliate of FSF, borrowed $495,775 in making the purchases. FSF and affiliates expect to repay the borrowings through the sale of assets they currently own.

Details of the transaction can be outlined as follows: FSF acquired 389,715 shares of UTI common stock at $10.00 per share. These shares represented stock acquired during 1997 by UTI in private transactions. Additionally, FSF acquired 473,523 shares of authorized but unissued common stock at $15.00 per share. FSF acquired 66,666 shares of common stock from UTI CEO Larry Ryherd, and his family, at $15.00 per share. FSF has committed to purchase $2,560,000 of face amount of UTI convertible notes from certain officers and directors of UTI for a cash price of $3,072,000 by March 1, 1999. FSF is required to convert the notes to UTI common stock by July 31, 2000. UTI has granted, for nominal consideration, an irrevocable, exclusive option to FSF to purchase up to 1,450,000 shares of UTI common stock for a purchase price in cash equal to $15.00 per share, with such option to expire on July 1, 2001. UTI has also caused three persons designated by FSF to be appointed, as part of the maximum of 11, to the Board of Directors of UTI.

Following the transactions described above, and together with shares of UTI acquired on the market, FSF and affiliates currently own 1,073,577 shares of UTI common stock (43.1%) becoming the largest shareholder of UTI. Through the shares acquired and options owned, FSF can ultimately own over 51% of UTI. Mr. Jesse T. Correll is the majority shareholder of FSF, which is an affiliate of First Southern Bancorp, Inc., a bank holding company that owns a bank that operates out of 14 locations in central Kentucky.

D.     CONVERTIBLE NOTES

On July 31, 1997, United Trust Inc. issued convertible notes for cash in the amount of $2,560,000 to seven individuals, all officers or employees of United Trust Inc. The notes bear interest at a rate of 1% over prime, with interest payments due quarterly and principal due upon maturity of July 31, 2004. The conversion price of the notes are graded from $12.50 per share for the first three years, increasing to $15.00 per share for the next two years and increasing to $20.00 per share for the last two years. As of December 31, 1998, the notes were convertible into 204,800 shares of UTI common stock with no conversion privileges having been exercised. At December 31, 1998, UTI common stock had a market price of $8.125 per share. On March 1, 1999, the individuals holding the convertible notes sold their interests in said notes to First Southern Bancorp, Inc. in private transactions. Pursuant to the terms of the stock purchase agreement with First Southern and UTI, the convertible notes must be converted to stock by July 31, 2000.

E.     REVERSE STOCK SPLIT

On May 13, 1997, UTI effected a 1 for 10 reverse stock split. Fractional shares received a cash payment on the basis of $1.00 for each old share. The reverse split was completed to enable UTI to meet new NASDAQ requirements regarding market value of stock to remain listed on the NASDAQ market and to increase the market value per share to a level where more brokers will look at UTI and its stock. Prior period numbers have been restated to give effect of the reverse split.

11.  NOTES PAYABLE

At December 31, 1998 and 1997,  the Company has  $9,529,138  and  $21,460,223 in
long-term debt outstanding, respectively. The debt is comprised of the following components:

                                           1998           1997
                                       -------------  -------------
Senior debt                         $       100,000 $    6,900,000
Subordinated 10 yr. notes                 2,267,067      5,746,774
Subordinated 20 yr. notes                 3,252,071      3,902,582
Convertible notes                         2,560,000      2,560,000
Other notes payable                       1,350,000      2,350,867
                                       -------------  -------------
                                    $     9,529,138 $   21,460,223
                                       =============  =============

A.  SENIOR DEBT

The senior debt is through National City Bank (formerly First of America Bank - Illinois NA) and is subject to a credit agreement. The debt bears interest at a rate equal to the "base rate" plus nine-sixteenths of one percent. The Base rate is defined as the floating daily, variable rate of interest determined and announced by National City Bank from time to time as its "base lending rate." The base rate at December 31, 1998 was 7.75%. Interest is paid quarterly. Principal payments of $1,000,000 are due in May of each year beginning in 1997, with a final payment due May 8, 2005. On November 8, 1998, the Company prepaid $500,000 of the May 1999 principal payment, and on November 23, 1998, the Company paid a $6,300,000 principal payment. The remaining principal balance of $100,000 will be payable on or before the debt maturity date of May 8, 2005, and is being maintained to keep the Company's credit relationship with National City Bank in place.

The credit agreement contains certain covenants with which the Company must comply. These covenants contain provisions common to a loan of this type and include such items as; a minimum consolidated net worth of FCC to be no less than 400% of the outstanding balance of the debt; Statutory capital and surplus of Universal Guaranty Life Insurance Company be maintained at no less than $6,500,000; an earnings covenant requiring the sum of the pre-tax earnings of Universal Guaranty Life Insurance Company and its subsidiaries (based on Statutory Accounting Practices) and the after-tax earnings plus non-cash charges of FCC (based on parent only GAAP practices) shall not be less than two hundred percent (200%) of the Company's interest expense on all of its debt service. The Company is in compliance with all of the covenants of the agreement.

B.  SUBORDINATED DEBT

The subordinated debt was incurred June 16, 1992 as a part of the acquisition of the now dissolved Commonwealth Industries Corporation, (CIC). The 10-year notes bear interest at the rate of 7 1/2% per annum, payable semi-annually beginning December 16, 1992. These notes, except for one $840,000 note, provide for principal payments equal to 1/20th of the principal balance due with each interest installment beginning December 16, 1997, with a final payment due June 16, 2002. The aforementioned $840,00 note provides for a lump sum principal payment due June 16, 2002. In addition to regularly scheduled semi-annual principal payments, the Company made principal reduction payments totaling $2,608,099 on November 23, 1998, and $500,000 on December 16, 1998, on its 10
year subordinated debt. The original 20-year notes bear interest at the rate of 8 1/2% per annum on $2,747,109 and 8.75% per annum on $504,962 payable semi-annually with a lump sum principal payment due June 16, 2012.

C.  CONVERTIBLE NOTES

On July 31, 1997, UTI issued convertible notes for cash in the amount of $2,560,000 to seven individuals, all officers or employees of UTI The notes bear interest at a rate of 1% over prime, with interest payments due quarterly and principal due upon maturity of July 31, 2004. The conversion price of the notes are graded from $12.50 per share for the first three years, increasing to $15.00 per share for the next two years and increasing to $20.00 per share for the last two years.

D.  OTHER NOTES PAYABLE

UII holds three promissory notes receivable totaling $1,350,000 due from FCC. Two of the notes, totaling $850,000, bear interest at the rate of 1% over prime as published in the Wall Street Journal, with interest payments due quarterly. Principal of $150,000 is due upon the maturity date of June 1, 1999, with the remaining principal payment of $700,000 becoming due upon the maturity date of May 8, 2006. The third note in the amount of $500,000 bears interest at the rate of 7.5%, with interest payments due quarterly, and principal due upon the maturity date of March 31, 2004.

E.       GENERAL DISCUSSION

In November 1998, UTI received approximately $11,000,000 from the issuance of common stock to First Southern Funding and its affiliates. These funds were used to retire outside debt. At December 31, 1998, there were no unamortized note discounts remaining on the balance sheet and total notes payable of $9,529,138 represented a 56% decrease in notes payable from the previous year end. In addition, subsequent to the balance sheet date, on March 1, 1999, First Southern acquired the $2,560,000 of UTI convertible debt outstanding from the seven officers and employees who previously held the notes. Pursuant to the terms of an agreement with First Southern, this debt will be converted to equity by July 31, 2000.

Scheduled principal reductions on the Company's debt for the next five years is as follows:

                         Year                     Amount
                         ----                     ------

                         1999                  $   376,714
                         2000                      226,714
                         2001                      226,714
                         2002                    1,586,925
                         2003                            0


12.  OTHER CASH FLOW DISCLOSURES

On a cash basis,  the Company paid  $1,851,386,  $1,800,110  and  $1,700,973  in interest expense for the years 1998, 1997 and 1996, respectively. The Company paid $15,805, $57,277 and $17,634 in federal income tax for 1998, 1997 and 1996, respectively.

As partial proceeds for the acquisition of common stock of UTI during 1998, UTI issued a promissory note of $53,053 due seven years from issue.

As partial proceeds for the acquisition of common stock of UTI and UII during 1997, UTI issued promissory notes of $140,000 due in eighteen months, $61,000 due in seven years and $1,281,000 due in seven and one-half years.

One of the Company's insurance subsidiaries ("UG") entered into a coinsurance agreement with Park Avenue Life Insurance Company ("PALIC") at September 30, 1996. At closing of the transaction, UG received a coinsurance credit of $28,318,000 for policy liabilities covered under the agreement. UG transferred assets equal to the credit received. This transfer included policy loans of

$2,855,000 associated with policies under the agreement and a net cash transfer of $19,088,000 after deducting the ceding commission due UG of $6,375,000. The transaction resulted in no gain or loss in the GAAP financial statements. The transaction was entered into to increase the statutory surplus position of UG. The ceding commission received was equal to the value reflected on this block of business in the Cost of Insurance Acquired asset. The ceding commission reduced this asset. To provide the cash required to be transferred under the agreement, the Company sold $18,737,000 of fixed maturity investments held to maturity.

13.  CONCENTRATION OF CREDIT RISK

The Company maintains cash balances in financial institutions which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.


14.  NEW ACCOUNTING STANDARDS

The Financial Accounting Standards Board (FASB) has issued Statement of Financial Accounting Standards (SFAS) 128 entitled Earnings per share, which is effective for financial statements for fiscal years beginning after December 15, 1997. SFAS 128 specifies the computation, presentation, and disclosure requirements for earnings per share (EPS) for entities with publicly held common stock or potential common stock. The Statement's objective is to simplify the computation of earnings per share, and to make the U.S.
standard for computing EPS more compatible with the EPS standards of other countries.

This statement was adopted for the 1997 Financial Statements. For all periods presented the Company reported a loss from continuing operations so any potential issuance of common shares would have an antidilutive effect on EPS. Consequently, the adoption of SFAS 128 did not have an impact on the Company's financial statement.

The FASB has issued SFAS 130 entitled Reporting Comprehensive Income, which is effective for financial statements for fiscal years beginning after December 15, 1997. SFAS 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income includes all changes in shareholders' equity, except those arising from transactions with shareholders, and includes net income and net unrealized gains (losses) on securities. SFAS 130 was adopted as of January 1, 1998. Adopting the new standard required the Company to make additional disclosures in the consolidated financial statements, but did not affect the Company's financial position or results of operations.

All items of other comprehensive income reflect no related tax effect, since the Company has an allowance against the collection of any future tax benefits. In addition, there was no sale or liquidation of investments requiring a reclassification adjustment for the period presented.

The FASB has issued SFAS 131 entitled, Disclosures about Segments of an Enterprise and Related Information, which is effective for financial statements for fiscal years beginning after December 15, 1997. SFAS 131 requires that a public business enterprise report financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly in deciding how to allocate resources and in assessing performance. SFAS 131 was adopted as of January 1, 1998. Adopting the new standard had no affect on the Company's financial position or results of operations, since the Company has no reportable operating segments.

The FASB has issued SFAS 132 entitled, Employers' Disclosures about Pensions and Other Postretirement Benefits, which is effective for financial statements for fiscal years beginning after December 15, 1997. SFAS 132 revises current disclosure requirements for employer provided post-retirement benefits. The statement does not change retirement measurement or recognition issues. SFAS 132 was adopted as of January 1, 1998. Adopting the new standard had no affect on the Company's financial position or results of operations, since the Company has no pension plan or other obligation for post-retirement benefits.

The FASB has issued SFAS 133 entitled, Accounting for Derivative Instruments and Hedging Activities, which is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. SFAS 133 requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as a specific type of exposure hedge. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. The adoption of SFAS 133 is not expected to have a material effect on the Company's financial position or results of operations, since the Company has no derivative or hedging type investments.


15.  PROPOSED MERGER

On March 25, 1997, the Board of Directors of UTI and UII voted to recommend to the shareholders a merger of the two companies. Under the Plan of Merger, UTI would be the surviving entity with UTI issuing one share of its stock for each share held by UII shareholders.

UTI owns 53% of United Trust Group, Inc., an insurance holding company, and UII owns 47% of United Trust Group, Inc. At the time the decision to merge was made, neither UTI nor UII have any other significant holdings or business dealings. The Board of Directors of each company thus concluded a merger of the two companies would be in the best interests of the shareholders. The merger will result in certain cost savings, primarily related to costs associated with maintaining a corporation in good standing in the states in which it transacts business.

A vote of the shareholders of UTI and UII regarding the proposed merger is anticipated to occur sometime during the second quarter of 1999.

16.  SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                            1998
                                    -------------------- --------------------- --------------------- --------------------
                                            1st                  2nd                   3rd                   4th
                                         ---------------       ---------------       ---------------      ---------------

Premiums and policy fees, net        $       7,231,481    $         7,111,079   $        6,243,869    $       5,809,648
Net investment income                        3,727,002              3,786,410            3,791,774            3,737,101
Total revenues                              11,226,760             10,557,065            9,767,526            9,334,049
Policy benefits including
  dividends                                  6,827,040              6,287,460            6,217,272            6,140,602
Commissions and
  amortization of DAC                        1,043,677                776,558              824,516            3,805,778
Operating expenses                           2,237,840              2,237,899            1,953,061            4,237,176
Operating income (loss)                         19,707                163,392             (204,429)          (6,095,850)
Net income (loss)                              114,441                228,704              458,002           (1,480,639)
Basic earnings (loss) per share                   0.07                  0.14                  0.28               (0.88)
Diluted earnings (loss) per share
                                                  0.08                  0.15                  0.27               (0.88)

                                                                            1997
                                    -------------------- --------------------- --------------------- --------------------
                                            1st                  2nd                   3rd                   4th
                                         ---------------       ---------------       ---------------      ---------------

Premiums and policy fees, net        $       7,926,386    $         7,808,782   $        6,639,394    $       6,264,683
Net investment income                        3,844,899              3,825,457            3,686,861            3,500,080
Total revenues                              11,965,571             11,871,953           10,354,133            9,800,673
Policy benefits including
  dividends                                  7,718,015              6,861,699            6,467,739            6,007,718
Commissions and
  amortization of DAC                        1,110,410                553,913            1,083,006              869,036
Operating expenses                           2,589,176              2,777,409            2,378,618            1,477,710
Operating income (loss)                       (393,242)               683,223             (679,495)             276,512
Net income (loss)                               47,026                101,812             (524,441)            (183,645)
Basic earnings (loss) per share                   0.03                   0.05                (0.28)               (0.12)
Diluted earnings (loss) per share
                                                  0.03                   0.05                (0.28)               (0.12)

                                                                            1996
                                    -------------------- --------------------- --------------------- --------------------
                                            1st                  2nd                   3rd                   4th
                                         ---------------       ---------------       ---------------      ---------------

Premiums and policy fees, net        $       8,481,511    $         8,514,175   $         7,348,199   $       6,600,573
Net investment income                        3,973,349              3,890,127             4,038,831           3,966,140
Total revenues                              12,870,140             12,455,875            11,636,614          10,013,741
Policy benefits including
  dividends                                  6,528,760              7,083,803             8,378,710           8,334,759
Commissions and
  amortization of DAC                        1,161,850                924,174               703,196           1,435,665
Operating expenses                           3,447,329              2,851,752             3,422,654           2,272,729
Operating income (loss)                        (71,615)              (137,198)           (2,346,452)         (4,269,870)
Net income (loss)                              304,737                  9,038              (892,761)           (358,917)
Basic earnings (loss) per share                   0.16                   0.00                 (0.48)              (0.18)
Diluted earnings (loss) per share
                                                  0.16                   0.00                 (0.48)              (0.18)

                               UNITED TRUST, INC.
                       SUMMARY OF INVESTMENTS - OTHER THAN
                         INVESTMENTS IN RELATED PARTIES
                             As of December 31, 1998

                                                                                                      Schedule I

                          Column A                            Column B           Column C           Column D
--------------------------------------------------------------------------    ----------------   ----------------

                                                                                                    Amount at
                                                                                                   Which Shown
                                                                                                   in Balance
                                                                Cost               Value              Sheet

Fixed Maturities:                                          ---------------    ----------------   ----------------

    Bonds:
       United States Goverment and
          government agencies and authorities            $     36,809,239   $      37,133,507  $      36,809,239
       State, municipalities, and political
          subdivisions                                         23,835,306          24,878,182         23,835,306
       Collateralized mortgage obligations                      9,406,895           9,524,931          9,406,895
       Public utilities                                        41,724,208          43,525,913         41,724,208
       All other corporate bonds                               62,465,200          64,822,846         62,465,200
                                                           ---------------    ----------------   ----------------

    Total fixed maturities                                    174,240,848   $     179,885,379        174,240,848
                                                                              ================


Investments held for sale:
    Fixed maturities:
       United States Goverment and
          government agencies and authorities                   1,434,636   $       1,437,901          1,437,901
       State, municipalities, and political
          subdivisions                                             35,000              42,224             42,224
       Public utilities                                                 0                   0                  0
       All other corporate bonds                                   25,000              25,281             25,281
                                                           ---------------    ----------------   ----------------

                                                                1,494,636   $       1,505,406          1,505,406
                                                                              ================

    Equity securities:
       Banks, trusts and insurance companies                    1,935,619   $       1,607,798          1,607,798
       All other corporate securities                             789,442             479,618            479,618
                                                           ---------------    ----------------   ----------------

                                                                2,725,061   $       2,087,416          2,087,416
                                                                              ================



Mortgage loans on real estate                                  10,941,614                             10,941,614
Investment real estate                                          8,979,183                              8,979,183
Real estate acquired in satisfaction of debt                    1,550,000                              1,550,000
Policy loans                                                   14,134,041                             14,134,041
Other long-term investments                                       906,278                                906,278
Short-term investments                                          1,062,796                              1,062,796
                                                           ---------------                       ----------------

    Total investments                                    $    216,034,457                      $     215,407,582
                                                           ===============                       ================

UNITED TRUST, INC.
CONDENSED FINANCIAL INFORMATION OF
REGISTRANT PARENT ONLY BALANCE SHEETS
As of December 31, 1998 and 1997                                     Schedule II

(a) The condensed  financial  information should be read in conjunction with the
consolidated   financial   statements  and  notes  of  United  Trust,  Inc.  and
Consolidated Subsidiaries.

                               UNITED TRUST, INC.
                       CONDENSED FINANCIAL INFORMATION OF
                      REGISTRANT PARENT ONLY BALANCE SHEETS
                        As of December 31, 1998 and 1997

                                                                     Schedule II


                                                                         1998                1997
                                                                    ----------------    ---------------

ASSETS

    Investment in affiliates                                      $      19,495,824   $     19,974,098
    Cash and cash equivalents                                               510,886            342,294
    Notes receivable from affiliate                                      10,590,344          1,682,245
    Receivable from affiliates, net                                          30,069             31,502
    Accrued interest income                                                  19,446             21,334
    Other assets                                                             12,368            225,986
                                                                    ----------------    ---------------

          Total assets                                            $      30,658,937   $     22,277,459
                                                                    ================    ===============





LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
    Notes payable                                                 $       2,560,000   $      4,060,866
    Notes payable to affiliate                                              840,000            840,000
    Deferred income taxes                                                 1,895,080          2,016,575
    Other liabilities                                                         2,546              3,400
                                                                    ----------------    ---------------

          Total liabilities                                               5,297,626          6,920,841
                                                                    ----------------    ---------------





Shareholders' equity:
    Common stock                                                             49,809             32,696
    Additional paid-in capital                                           27,403,172         16,488,375
    Accumulated other comprehensive
        income of affiliates                                               (276,852)           (29,127)
    Accumulated deficit                                                  (1,814,818)        (1,135,326)
                                                                    ----------------    ---------------

          Total shareholders' equity                                     25,361,311         15,356,618
                                                                    ----------------    ---------------

          Total liabilities and shareholders' equity              $      30,658,937   $     22,277,459
                                                                    ================    ===============

                               UNITED TRUST, INC.
                       CONDENSED FINANCIAL INFORMATION OF
                 REGISTRANT PARENT ONLY STATEMENTS OF OPERATIONS
                       Three Years Ended December 31, 1998

                                                                                                        Schedule II

                                                                  1998                1997               1996
                                                             ----------------    ----------------   ----------------


Revenues:

    Management fees from affiliates                       $          501,207  $          593,577 $          940,734
    Other income from affiliates                                      47,048              73,515            115,235
    Interest income from affiliates                                  236,058              53,492             21,264
    Interest income                                                   25,283              37,620             29,340
    Realized investment losses                                             0                   0           (207,051)
    Loss from write down of investee                                       0                   0           (315,000)
                                                             ----------------    ----------------   ----------------

                                                                     809,596             758,204            584,522


Expenses:

    Management fee to affiliate                                            0             200,000            575,000
    Interest expense                                                 787,432             194,543                  0
    Interest expense to affiliates                                    63,000              63,000             63,000
    Operating expenses                                               316,888              65,541            133,897
                                                             ----------------    ----------------   ----------------

                                                                   1,167,320             523,084            771,897
                                                             ----------------    ----------------   ----------------


    Operating income (loss)                                         (357,724)            235,120           (187,375)

    Income tax credit (expense)                                      121,495            (414,230)            59,780
    Equity in loss of investees                                      (21,525)            (23,716)           (95,392)
    Equity in loss of subsidiaries                                  (421,738)           (356,422)          (714,916)
                                                             ----------------    ----------------   ----------------

          Net loss                                        $         (679,492) $         (559,248)$         (937,903)
                                                             ================    ================   ================



Basic loss per share from continuing
   operations and net loss                                $            (0.39) $            (0.32)$            (0.50)
                                                             ================    ================   ================


Diluted loss per share from continuing
operations and net loss                                   $            (0.39) $            (0.32)$            (0.50)
                                                             ================    ================   ================


Basic weighted average shares outstanding                          1,726,843           1,772,870          1,869,511
                                                             ================    ================   ================


Diluted weighted average shares outstanding                        1,726,843           1,772,870          1,869,511
                                                             ================    ================   ================

                               UNITED TRUST, INC.
                  CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                      PARENT ONLY STATEMENTS OF CASH FLOWS
                       Three Years Ended December 31, 1998
                                                                                                               Schedule II

                                                                         1998                1997               1996
                                                                    ----------------    ---------------    ----------------


Increase  (decrease)  in cash and cash  equivalents  Cash flows  from  operating activities:
   Net loss                                                       $        (679,492)  $       (559,248)  $        (937,903)
   Adjustments to reconcile net loss to net
     cash provided by operating activities:
    Equity in loss of subsidiaries                                          421,738            356,422             714,916
    Equity in loss of investees                                              21,525             23,716              95,392
    Compensation expense through stock option plan                                0                  0              13,563
    Change in accrued interest income                                         1,888            (19,283)             14,222
    Depreciation                                                              7,683             12,439              18,366
    Amortization of notes payable discount                                  586,462             48,427              25,528
    Realized investment losses                                                    0                  0             207,051
    Loss from writedown of investee                                               0                  0             315,000
    Change in deferred income taxes                                        (121,495)           414,230             (60,524)
    Change in indebtedness (to) from affiliates, net                          1,433             (1,255)           (104,766)
    Change in other assets and liabilities                                    4,147             (4,398)            (26,256)
                                                                    ----------------    ---------------    ----------------

Net cash provided by operating activities                                   243,889            271,050             274,589
                                                                    ----------------    ---------------    ----------------


Cash flows from investing activities:
    Purchase of stock of affiliates                                               0           (865,877)                  0
    Issuance of notes receivable to affiliates                           (9,120,813)        (1,116,345)           (250,000)
    Capital contribution to affiliate                                             0                  0            (106,000)
                                                                    ----------------    ---------------    ----------------

Net cash used in investing activities                                    (9,120,813)        (1,982,222)           (356,000)
                                                                    ----------------    ---------------    ----------------


Cash flows from financing activities:
    Purchase of treasury stock                                              (26,527)          (926,599)                  0
    Proceeds from issuance of notes payable                                       0          2,560,000                   0
    Payments on notes payable                                            (1,927,952)                 0                   0
    Payment for fractional shares from reverse stock split                        0             (2,381)                  0
    Proceeds from issuance of common stock                               10,999,995                  0                 500
                                                                    ----------------    ---------------    ----------------

Net cash provided by financing activities                                 9,045,516          1,631,020                 500
                                                                    ----------------    ---------------    ----------------


Net increase (decrease) in cash and cash equivalents                        168,592            (80,152)            (80,911)
Cash and cash equivalents at beginning of year                              342,294            422,446             503,357
                                                                    ----------------    ---------------    ----------------

Cash and cash equivalents at end of year                          $         510,886   $        342,294   $         422,446
                                                                    ================    ===============    ================

                               UNITED TRUST, INC.
                                   REINSURANCE
          As of December 31, 1998 and the year ended December 31, 1998


                                                                                                    Schedule IV



--------------------------------------------------------------------------------------------------------------



          Column A                Column B         Column C         Column D         Column E       Column F

          ---------           ---------------  ---------------   --------------   --------------   ----------


                                                                                                    Percentage
                                                   Ceded to          Assumed                        of amount
                                                    other          from other                       assumed to
                                 Gross amount     companies        companies*       Net amount         net

--------------------------------------------------------------------------------------------------------------







Life insurance
   in force                  $  3,424,677,000 $    924,404,000  $ 1,036,005,000  $ 3,536,278,000        29.3%
                               ===============  ===============   ==============   ==============




Premiums and policy fees:

   Life insurance            $     30,685,493 $      4,492,304  $        20,091  $    26,213,280         0.1%

   Accident and health
     insurance                        233,025           50,228                0          182,797         0.0%
                               ---------------  ---------------   --------------   --------------


                             $     30,918,518 $      4,542,532  $        20,091  $    26,396,077         0.1%


                               UNITED TRUST, INC.
                                   REINSURANCE
          As of December 31, 1997 and the year ended December 31, 1997

                                                                                                        Schedule IV



------------------------------------------------------------------------------------------------------------------



          Column A                Column B           Column C          Column D          Column E       Column F
         ---------             ----------------   ---------------   ---------------   ----------------  ----------



                                                                                                        Percentage
                                                     Ceded to          Assumed                          of amount
                                                      other           from other                        assumed to
                                  Gross amount      companies         companies*        Net amount         net

------------------------------------------------------------------------------------------------------------------







Life insurance
   in force                  $   3,691,867,000  $  1,022,458,000  $  1,079,885,000  $   3,749,294,000       28.8%
                               ================   ===============   ===============   ================




Premiums and policy fees:

   Life insurance            $      33,133,414  $      4,681,928  $              0  $      28,451,486        0.0%

   Accident and health
     insurance                         240,536            52,777                 0            187,759        0.0%
                               ----------------   ---------------   ---------------   ----------------


                             $      33,373,950  $      4,734,705  $              0  $      28,639,245        0.0%
                               ================   ===============   ===============   ================







*  All  assumed   business   represents  the  Company's   participation  in  the
   Servicemen's Group Life Insurance Program (SGLI).



                               UNITED TRUST, INC.
                                   REINSURANCE
          As of December 31, 1996 and the year ended December 31, 1996

                                                                                                                Schedule IV



------------------------------------------------------------------------------------------------------------------



          Column A                Column B           Column C          Column D          Column E            Column F
         ---------             ----------------   ---------------   ---------------   ----------------  --------------------



                                                                                                            Percentage
                                                     Ceded to          Assumed                               of amount
                                                      other           from other                            assumed to
                                  Gross amount      companies         companies*        Net amount         net

------------------------------------------------------------------------------------------------------------------







Life insurance
   in force                  $   3,952,958,000  $  1,108,534,000  $  1,271,766,000  $   4,116,190,000       30.9%
                               ================   ===============   ===============   ================




Premiums and policy fees:

   Life insurance            $      35,633,232  $      4,896,896  $              0  $      30,736,336        0.0%

   Accident and health
     insurance                         258,377            50,255                 0            208,122        0.0%
                               ----------------   ---------------   ---------------   ----------------


                             $      35,891,609  $      4,947,151  $              0  $      30,944,458        0.0%
                               ================   ===============   ===============   ================







*  All  assumed   business   represents  the  Company's   participation  in  the
   Servicemen's Group Life Insurance Program (SGLI).


                               UNITED TRUST, INC.
              VALUATION AND QUALIFYING ACCOUNTS For the years ended
                        December 31, 1998, 1997 and 1996

                                                                                                          Schedule V

                                                     Balance at         Additions
                                                     Beginning           Charges                            Balances at
                  Description                        Of Period          and Expenses      Deductions       End of Period
---------------------------------------------------------------------------------------------------------------------------


December 31, 1998

Allowance for doubtful accounts -
     mortgage loans                          $             10,000 $           70,000 $          10,000 $           70,000

December 31, 1997

Allowance for doubtful accounts -
    mortgage loans                                          10,000 $                0 $               0 $           10,000



December 31, 1996

Allowance for doubtful accounts -
    mortgage loans                                          10,000 $                0 $               0 $           10,000


                                                    Independent Auditors' Report



Board of Directors and Shareholders
United Income, Inc.


         We have audited the accompanying balance sheets of United Income, Inc. (an Ohio corporation) as of December 31, 1998 and 1997, and the related statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Income, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.




                                                 KERBER, ECK & BRAECKEL LLP




Springfield, Illinois
March 26, 1999

                                UNITED INCOME, INC.
                                  BALANCE SHEETS
                         As of December 31, 1998 and 1997




                                                 ASSETS
                                                                                           1998               1997
                                                                                      ----------------   ---------------


Cash and cash equivalents                                                           $         368,692  $        710,897
Mortgage loans                                                                                170,052           121,520
Notes receivable from affiliate                                                             1,364,100           864,100
Accrued interest income                                                                        13,629            12,068
Property and equipment (net of accumulated
   depreciation of $50,038 and $93,648)                                                           444             1,070
Investment in affiliates                                                                   10,697,626        11,060,682
Receivable from affiliate                                                                      22,244            23,192
Other assets (net of accumulated amortization
   of $175,826 and $138,810)                                                                    9,242            46,258
                                                                                      ----------------   ---------------

       Total assets                                                                 $      12,646,029  $     12,839,787
                                                                                      ================   ===============




                        LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities and accruals:
   Convertible debentures                                                           $         902,300  $        902,300
   Other liabilities                                                                           22,209             1,534
                                                                                      ----------------   ---------------

       Total liabilities                                                                      924,509           903,834
                                                                                      ----------------   ---------------



Shareholders' equity:
Common stock - no par value, stated value $.033 per share.
   Authorized 2,310,001 shares - 1,391,919 and 1,391,919 shares
   issued after deducting treasury shares of 177,590 and 177,590                               45,934            45,934
Additional paid-in capital                                                                 15,242,365        15,242,365
Accumulated deficit                                                                        (3,385,700)       (3,332,743)
Accumulated other comprehensive income                                                       (181,079)          (19,603)
                                                                                      ----------------   ---------------

       Total shareholders' equity                                                          11,721,520        11,935,953
                                                                                      ----------------   ---------------

       Total liabilities and shareholders' equity                                   $      12,646,029  $     12,839,787
                                                                                      ================   ===============


                            See accompanying notes.

                               UNITED INCOME, INC.
                            STATEMENTS OF OPERATIONS
                       Three Years Ended December 31, 1998


                                                             1998            1997             1996
                                                         --------------  --------------   -------------


Revenues:

   Interest income                                     $        49,708 $        27,127  $       13,099
   Interest income from affiliates                              83,317          82,579          79,433
   Service agreement income from affiliates                    835,345         989,295       1,567,891
   Other income from affiliates                                 66,553          87,073         127,922
   Realized investment gains                                         0               0           2,599
   Other income                                                      0              48               3
                                                         --------------  --------------   -------------

                                                             1,034,923       1,186,122       1,790,947


Expenses:

   Management fee to affiliate                                 501,207         743,577       1,240,735
   Operating expenses                                           80,396          80,173          89,529
   Interest expense                                             85,155          85,155          84,027
                                                         --------------  --------------   -------------

                                                               666,758         908,905       1,414,291
                                                         --------------  --------------   -------------


Gain before income taxes and equity
   in loss of investees                                        368,165         277,217         376,656
Provision for income taxes                                           0               0               0
Equity in loss of investees                                   (421,122)       (356,533)       (695,739)
                                                         --------------  --------------   -------------

Net loss                                               $       (52,957)$       (79,316) $     (319,083)
                                                         ==============  ==============   =============


Basic loss per share from continuing
   operations and net loss                             $         (0.04)$         (0.06) $        (0.23)
                                                         ==============  ==============   =============


Diluted loss per share from continuing
   operations and net loss                             $         (0.04)$         (0.06) $        (0.23)
                                                         ==============  ==============   =============


Basic weighted average shares outstanding                    1,391,919       1,391,996       1,392,084
                                                         ==============  ==============   =============


Diluted weighted average shares outstanding                  1,391,919       1,391,996       1,392,084
                                                         ==============  ==============   =============

                            See accompanying notes.

                               UNITED INCOME, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY
                       Three Years Ended December 31, 1998

                                  1998                                 1997                                 1996
                             -----------------------------------  ---------------------------------    ----------------------------


Common stock
     Balance,
      beginning of year    $          45,934                    $         45,940                     $         45,938
     Exercise of stock
      options                              0                                   0                                    2
     Stock retired from
       purchase of
         fractional
        shares of reverse
         stock split                       0                                  (6)                                   0
                             ----------------                     ---------------                      ---------------

     Balance, end
      of year              $          45,934                    $         45,934                     $         45,940
                             ================                     ===============                      ===============



Additional paid-in
   capital
     Balance, beginning
      of year              $      15,242,365                    $     15,244,471                     $     15,243,773
     Exercise of
      stock options                        0                                   0                                  698
     Stock retired
      from
       purchase of
        fractional
        shares of reverse
         stock split                       0                              (2,106)                                   0
                             ----------------                     ---------------                      ---------------

     Balance, end
      of year              $      15,242,365                    $     15,242,365                     $     15,244,471
                             ================                     ===============                      ===============



    Accumulated deficit
     Balance, beginning
     of year               $      (3,332,743)                   $     (3,253,427)                    $     (2,934,344)
     Net loss                        (52,957)  $        (52,957)         (79,316) $        (79,316)          (319,083)  $  (319,083)
                             ----------------                     ---------------                      ---------------

     Balance, end
      of year              $      (3,385,700)                   $     (3,332,743)                    $     (3,253,427)
                             ================                     ===============                      ===============



Accumulated other
  comprehensive
    income
     Balance, beginning
      of year                        (19,603)                            (59,508)                                (236)
     Other comprehensive
       income
       Unrealized
        holding gain
       (loss) on
        securities                  (161,476)          (161,476)          39,905            39,905            (59,272)     (59,272)
                             ----------------    ---------------  ---------------   ---------------    ---------------  -----------

     Comprehensive income                      $       (214,433)                  $        (39,411)                       (378,355)
                                                 ===============                    ===============                     ===========

     Balance, end of year           (181,079)                            (19,603)                             (59,508)
                             ----------------                     ---------------                      ---------------


Total shareholders'
  equity,
  end of year              $      11,721,520                    $     11,935,953                     $     11,977,476
                             ================                     ===============                      ===============

                               UNITED INCOME, INC.
                            STATEMENTS OF CASH FLOWS
                       Three Years Ended December 31, 1998



                                                                            1998              1997              1996
                                                                       ---------------   ---------------   ---------------

Increase  (decrease)  in cash and cash  equivalents  Cash flows  from  operating activities:
   Net loss                                                          $        (52,957) $        (79,316) $       (319,083)
   Adjustments to reconcile net loss to net cash
     provided by operating activities
   Depreciation and amortization                                               37,643            38,524            45,331
   Gain on payoff of mortgage loan                                                  0                 0            (2,599)
   Accretion of discount on mortgage loans                                       (262)             (266)             (481)
   Compensation expense through stock option plan                                   0                 0               667
   Equity in loss of investees                                                421,122           356,533           695,739
   Changes in assets and liabilities:
   Change in accrued interest income                                           (1,561)             (284)           (4,744)
   Change in receivable from affiliates                                           948             8,645          (119,706)
   Change in other liabilities                                                 20,674               261           (39,449)
                                                                       ---------------   ---------------   ---------------

Net cash provided by operating activities                                     425,607           324,097           255,675
                                                                       ---------------   ---------------   ---------------


Cash flows from investing activities:
   Change in notes receivable from affiliate                                 (688,633)                0          (150,000)
   Purchase of investments in affiliates                                      (30,909)          (52,363)                0
   Capital contribution to investee                                                 0                 0           (94,000)
   Payments of principal on mortgage loans                                      1,730             1,599            62,434
   Issuance of mortgage loan                                                  (50,000)                0                 0
   Proceeds from sale of property and equipment                                     0                 0             1,164
                                                                       ---------------   ---------------   ---------------

Net cash used in investing activities                                        (767,812)          (50,764)         (180,402)
                                                                       ---------------   ---------------   ---------------


Cash flows from financing activities:
   Proceeds from sale of common stock                                               0                 0                33
   Payment for fractional shares from reverse stock split                           0            (2,112)                0
                                                                       ---------------   ---------------   ---------------

Net cash provided by (used in) financing activities                                 0            (2,112)               33
                                                                       ---------------   ---------------   ---------------


Net increase (decrease) in cash and cash equivalents                         (342,205)          271,221            75,306
Cash and cash equivalents at beginning of year                                710,897           439,676           364,370
                                                                       ---------------   ---------------   ---------------

Cash and cash equivalents at end of year                             $        368,692  $        710,897  $        439,676
                                                                       ===============   ===============   ===============

                            See accompanying notes.

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. ORGANIZATION - At December 31, 1998, the affiliates of United Income, Inc. were as depicted on the following organizational chart.

                              ORGANIZATIONAL CHART
                             AS OF DECEMBER 31, 1998



United Trust, Inc. ("UTI") is the ultimate controlling company. UTI owns 53% of United Trust Group ("UTG") and 41% of United Income, Inc. ("UII"). UII owns 47% of UTG. UTG owns 79% of First Commonwealth Corporation ("FCC") and 100% of Roosevelt Equity Corporation (REC). FCC owns 100% of Universal Guaranty Life Insurance Company ("UG"). UG owns 100% of United Security Assurance Company ("USA"). USA owns 84% of Appalachian Life Insurance Company ("APPL") and APPL owns 100% of Abraham Lincoln Insurance Company ("ABE").

The summary of the Company's significant accounting policies, consistently applied in the preparation of the accompanying financial statements, are summarized as follows.

B. NATURE OF OPERATIONS - United Income, Inc. ("UII"), referred to as the ("Company"), was incorporated November 2, 1987, and commenced its activities January 20, 1988. UII is an insurance holding company that through its insurance affiliates sells individual life insurance products. UII is an affiliate of UTI, an Illinois insurance holding company. UTI owns 40.6% of UII.
     The officers of UII are the same as those of its parent UTI.

C. MORTGAGE LOANS - Mortgage loans are shown on the following basis - at unpaid balances, adjusted for amortization premium or discount, less allowance for possible losses. Realized gains and losses on sales of mortgage loans are recognized in net income on a specific identification basis.

D. CASH AND CASH EQUIVALENTS - The Company considers certificates of deposit and other short-term investment instruments with an original purchased maturity of three months or less as cash equivalents.

E.   PROPERTY  AND  EQUIPMENT  - Property  and  equipment  is  recorded at cost.
     Depreciation is provided using a straight-line method. Accumulated depreciation was $50,038 in 1998 and $93,648 in 1997. Depreciation expense for the years ended December 1998, 1997, and 1996 was $627, $1,508 and $8,315 respectively.

F. EARNINGS PER SHARE - Earnings per share are based on the weighted average number of common shares outstanding during each year, retroactively adjusted to give effect to all stock splits. In accordance with Statement of Financial Accounting Standards No. 128, the computation of diluted earnings per share is not shown since the Company has a loss from continuing operations in each period presented, and any assumed conversion, exercise, or contingent issuance of securities would have an antidilutive effect on earnings per share. Had UII not been in a loss position, the outstanding dilutive instruments would have been convertible notes of 36,092, 36,092 and 36,092 shares in 1998, 1997 and 1996, respectively, and stock options exercisable of 231, 231, and 231 shares in 1998, 1997, and 1996, respectively. UII had stock options outstanding for shares of common stock in 1998, 1997, and 1996 respectively, at a per share price in excess of the average market price, and would therefore not have been included in the computation of diluted earnings per share. For purposes of this calculation, book value per share was utilized to represent market value.

G. RECLASSIFICATIONS - Certain prior year amounts have been reclassified to conform with the current year presentation. Such reclassifications had no effect on previously reported net loss, total assets, or shareholders' equity.

H. USE OF ESTIMATES - In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.   SHAREHOLDER DIVIDEND RESTRICTION

At December 31, 1998, substantially all of shareholders' equity represents investment in affiliates. The payment of cash dividends to shareholders is not legally restricted. However, insurance company dividend payments are regulated by the state insurance department where the company is domiciled. UTI is the ultimate parent of UG through ownership of several intermediary holding companies. UG can not pay a dividend directly to UII due to the ownership structure. UG's dividend limitations are described below without effect of the ownership structure.

Ohio domiciled insurance companies require five days prior notification to the insurance commissioner for the payment of an ordinary dividend. Ordinary dividends are defined as the greater of: a) prior year statutory earnings or b) 10% of statutory capital and surplus. For the year ended December 31, 1998, UG had a statutory gain from operations of $3,226,364. At December 31, 1998, UG's statutory capital and surplus amounted to $15,280,577. Extraordinary dividends (amounts in excess of ordinary dividend limitations) require prior approval of the insurance commissioner and are not restricted to a specific calculation.

3.   INCOME TAXES

The Company has net operating loss carryforwards for federal income tax purposes expiring as follows:

                          UII
                    -----------------

2007              $          206,309
                    -----------------
   TOTAL          $          206,309
                    =================

The Company has established a deferred tax asset of $72,208 for its operating loss carryforwards and has established an allowance of $72,208 against this asset. The Company has no other deferred tax components which would be reflected in the balance sheets.

The provision for income taxes shown in the statements of operations does not bear the normal relationship to pre-tax income as a result of certain permanent differences. The sources and effects of such differences are summarized in the following table:

                                                           1998                1997               1996
                                                       --------------      -------------      --------------

Income tax at statutory rate of
  35% of income before income taxes                  $     128,858       $      97,026      $      131,830
Utilization of net operating loss
  carryforward                                            (128,858)            (97,026)           (133,866)
Depreciation                                                     0                   0               2,036
                                                       --------------      -------------      --------------
Provision for income taxes                           $           0       $           0      $            0
                                                       ==============      =============      ==============

4.   DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instrument required to be valued by SFAS 107 for which it is practicable to estimate that value:

(a) Mortgage loans

The fair values of mortgage loans are estimated using discounted cash flow analyses and interest rates being offered for similar loans to borrowers with similar credit ratings. As of December 31, 1998, the estimated fair value and carrying amounts were $248,216 and $170,052, respectively. As of December 31, 1997, the estimated fair value and carrying amount were $138,519 and $121,520, respectively.

(b) Notes receivable from affiliate

For notes receivable from affiliates, which is subject to a floating rate of interest, carrying value is a reasonable estimate of fair value.

(c) Convertible debentures

For the convertible debentures, which are subject to a floating rate of interest, carrying value is a reasonable estimate of fair value.


6.  RELATED PARTY TRANSACTIONS

Under the current structure, FCC pays a majority of the general operating expenses of the affiliated group. FCC then receives management, service fees and reimbursements from the various affiliates.

UII has a service agreement with USA. The agreement was originally established upon the formation of USA which was a 100% owned subsidiary of UII. Changes in the affiliate structure have resulted in USA no longer being a direct subsidiary of UII, though still a member of the same affiliated group. The original service agreement has remained in place without modification. USA is to pay UII monthly fees equal to 22% of the amount of collected first year premiums, 20% in second year and 6% of the renewal premiums in years three and after. UII has a subcontract agreement with UTI to perform services and provide personnel and facilities. The services included in the agreement are claim processing, underwriting, processing and servicing of policies, accounting services, agency services, data processing and all other expenses necessary to carry on the business of a life insurance company. UII's subcontract agreement with UTI states that UII is to pay UTI monthly fees equal to 60% of collected service fees from USA as stated above. The service fees received from UII are recorded in UTI's financial statements as other income.

On January 1, 1993, FCC entered into an agreement with UG pursuant to which FCC provides management services necessary for UG to carry on its business. In addition to the UG agreement, FCC and its affiliates have either directly or indirectly entered into management and/or cost-sharing arrangements for FCC's management services. FCC received net management fees of $8,793,905, $9,893,321 and $9,927,000 under these arrangements in 1998, 1997 and 1996, respectively. UG paid $8,018,141, $8,660,481 and $9,626,559 to FCC in 1998, 1997 and 1996,
respectively.

USA paid $835,345, $989,295 and $1,567,891 under their agreement with UII for 1998, 1997 and 1996, respectively. UII paid $501,207, $593,577 and $940,734 under their agreement with UTI for 1998, 1997 and 1996, respectively. Additionally, UII paid FCC $0, $150,000 and $300,000 in 1998, 1997 and 1996, respectively for reimbursement of costs attributed to UII. These reimbursements are reflected as a credit to general expenses.

Respective domiciliary insurance departments have approved the agreements of the insurance companies and it is Management's opinion that where applicable, costs have been allocated fairly and such allocations are based upon generally accepted accounting principles. The costs paid by UTI for services include costs related to the production of new business, which are deferred as policy acquisition costs and charged off to the income statement through "Amortization of deferred policy acquisition costs". Amounts recorded by USA as deferred acquisition costs are no greater than what would have been recorded had all such expenses been directly incurred by USA. Also included are costs associated with the maintenance of existing policies that are charged as current period costs and included in "general expenses".

On July 31, 1997, United Trust Inc. issued convertible notes for cash received totaling $2,560,000 to seven individuals, all officers or employees of United Trust Inc. The notes bear interest at a rate of 1% over prime, with interest payments due quarterly and principal due upon maturity of July 31, 2004. The conversion price of the notes are graded from $12.50 per share for the first three years, increasing to $15.00 per share for the next two years and increasing to $20.00 per share for the last two years. Conditional upon the seven individuals placing the funds with UTI were the acquisition by UTI of a portion of the holdings of UTI owned by Larry E. Ryherd and his family and the acquisition of common stock of UTI and UII held by Thomas F. Morrow and his family and the simultaneous retirement of Mr. Morrow. Neither Mr. Morrow nor Mr. Ryherd was a party to the convertible notes. On March 1, 1999, the individuals holding the convertible notes sold their interests in said notes to First Southern Bancorp, Inc. in private transactions.

Approximately $1,048,000 of the cash received from the issuance of the convertible notes was used to acquire stock holdings of United Trust Inc. and United Income, Inc. of Mr. Morrow and to acquire a portion of the United Trust Inc. holdings of Larry E. Ryherd and his family. The remaining cash received will be used by UTI to provide additional operating liquidity and for future acquisitions of life insurance companies. On July 31, 1997, UTI acquired a total of 126,921 shares of United Trust Inc. common stock and 47,250 shares of United Income, Inc. common stock from Thomas F. Morrow and his family. Mr. Morrow simultaneously retired as an executive officer of UTI and its affiliates. Mr. Morrow will remain as a member of the Board of Directors of UTI. In exchange for his stock, Mr. Morrow and his family received approximately $348,000 in cash, promissory notes valued at $140,000 due in eighteen months, and promissory notes valued at $1,030,000 due January 31, 2005. These notes bear interest at a rate of 1% over prime, with interest due quarterly and principal due upon maturity. The notes do not contain any conversion privileges. Additionally, on July 31, 1997, UTI acquired a total of 97,499 shares of United Trust Inc. common stock from Larry E. Ryherd and his family. Mr. Ryherd and his family received approximately $700,000 in cash and a promissory note valued at $251,000 due January 31, 2005. The acquisition of approximately 16% of Mr. Ryherd's stock holdings in United Trust Inc. was completed as a prerequisite to the convertible notes placed by other management personnel to reduce the total holdings of Mr. Ryherd and his family in UTI to make the stock more attractive to the investment community. Following the transaction, Mr. Ryherd and his family owned approximately 31% of the outstanding common stock of United Trust Inc. The market price of UTI common stock on July 31, 1997 was $6.00 per share. The stock acquired in the above transaction was from the largest two shareholders of UTI stock. There were no additional stated or unstated items or agreements relating to the stock purchase.

On July 31,1997, UTI entered into employment agreements with eight individuals, all officers or employees of UTI. The agreements have a term of three years, excepting the agreements with Mr. Ryherd and Mr. Melville, which have five-year terms. The agreements secure the services of these key individuals, providing UTI a stable management environment and positioning for future growth.


7.   STOCK OPTION PLANS

The Company has a stock option plan under which certain directors, officers and employees may be issued options to purchase up to 31,500 shares of common stock at $13.07 per share. Options become exercisable at 25% annually beginning one year after date of grant and expire generally in five years. In November 1992, 10,437 option shares were granted. At December 31, 1998, options for 451 shares were exercisable and options for 20,576 shares were available for grant. Options for 10,437 shares expired during 1997. No options were exercised during 1998.

A summary of the status of the Company's stock option plan for the three years ended December 31, 1998, and changes during the years ending on those dates is presented below.

                                                   1998                         1997                        1996
                                                   ----                         ----                        ----
                                                        Exercise                     Exercise                    Exercise
                                             Shares        Price          Shares        Price         Shares        Price

     Outstanding at beginning of year           451      $ 13.07          10,888      $ 13.07         10,888      $ 13.07
     Granted                                      0         0.00               0         0.00              0         0.00
     Exercised                                    0         0.00               0         0.00              0         0.00
     Forfeited                                    0         0.00          10,437        13.07              0         0.00
                                       ------------                      -------                   -----------
     Outstanding at end of year                 451      $ 13.07             451      $ 13.07         10,888      $ 13.07
                                         ==========                    =========                     =======

     Options exercisable at year end            451      $ 13.07             451      $ 13.07         10,888      $ 13.07

     The following information applies to options outstanding at December 31, 1998:

     Number outstanding                          451
     Exercise price                          $ 13.07
     Remaining contractual life              2 years

On January 15, 1991, the Company adopted an additional Non-Qualified Stock Option Plan under which certain employees and sales personnel may be granted options. The plan provides for the granting of up to 42,000 options at an exercise price of $.47 per share. The options generally expire five years from the date of grant. Options for 10,220 shares of common stock were granted in 1991, options for 1,330 shares were granted in 1993 and options for 301 shares were granted in 1995. A total of 11,620 option shares have been exercised as of December 31, 1998. At December 31, 1998, 231 options have been granted and are exercisable. No options were exercised during 1998.

     A summary of the status of the Company's stock option plan for the three years ended December 31, 1998, and changes during the years ending on those dates is presented below.

                                                   1998                         1997                        1996
                                                   ----                         ----                        ----
                                                        Exercise                     Exercise                    Exercise
                                             Shares        Price          Shares        Price         Shares        Price

     Outstanding at beginning of year           231       $ 0.47             231       $ 0.47            301       $ 0.47
     Granted                                      0         0.00               0         0.00              0         0.00
     Exercised                                    0         0.00               0         0.00            (70)        0.47
     Forfeited                                    0         0.00               0         0.00              0         0.00
                                        ------------   -----------   -----------
     Outstanding at end of year                 231       $ 0.47             231       $ 0.47            231       $ 0.47
                                         ==========                    =========                   =========

     Options exercisable at year end            231       $ 0.47             231       $ 0.47            231       $ 0.47
     Fair value of options granted
       during the year                                    $ 0.00                       $ 0.00                      $ 0.00

     The following information applies to options outstanding at December 31, 1998:

     Number outstanding                        231
     Exercise price                         $ 0.47
     Remaining contractual life            2 years


8.   CONVERTIBLE DEBENTURES

In early 1994, UII received $902,300 from the sale of Debentures. The Debentures were issued pursuant to an indenture between the Company and National City Bank (formerly First of America Bank - Southeast Michigan, N.A.), as trustee. The Debentures are general unsecured obligations of UII, subordinate in right of payment to any existing or future senior debt of UII. The Debentures are exchangeable and transferable, and are convertible at any time prior to March 31, 1999 into UII's Common Stock at a conversion price of $25.00 per share, subject to adjustment in certain events. The Debentures bear interest from March 31, 1994, payable quarterly, at a variable rate equal to one percentage point above the prime rate published in the Wall Street Journal from time to time. On or after March 31, 1999, the Debentures will be redeemable at UII's option, in whole or in part, at redemption prices declining from 103% of their principal amount. No sinking fund will be established to redeem Debentures. The Debentures will mature on March 31, 2004. The Debentures are not listed on any national securities exchange or the NASDAQ National Market System.


9.       REVERSE STOCK SPLIT

On May 13, 1997, UII effected a 1 for 14.2857 reverse stock split. Fractional shares received a cash payment on the basis of $0.70 for each old share. Prior period numbers have been restated to give effect of the reverse split.

10. SUMMARIZED FINANCIAL INFORMATION OF UNITED TRUST GROUP, INC.

The following provides summarized financial information for the Company's 50% or less owned affiliate:

                                                               December 31,               December 31,
                         ASSETS                                    1998                       1997
                                                             ------------------         ------------------

Total investments                                          $      216,247,582         $      224,281,560
Cash and cash equivalents                                          25,867,577                 15,763,639
Cost of insurance acquired                                         42,673,693                 45,009,452
Other assets                                                       57,499,087                 62,896,384
                                                             ------------------         ------------------
     Total assets                                          $      342,287,939         $      347,951,035
                                                             ==================         ==================

       LIABILITIES AND SHAREHOLDERS' EQUITY
Policy liabilities                                         $      268,054,867         $      268,237,887
Notes payable                                                      17,559,482                 19,081,602
Deferred taxes                                                      7,543,678                 12,157,685
Other liabilities                                                   6,055,611                  4,053,293
                                                             ------------------         ------------------
     Total liabilities                                            299,213,638                303,530,467
                                                             ------------------         ------------------
Minority interests in consolidated subsidiaries                     9,749,693                 10,130,024
                                                             ------------------         ------------------

Shareholders' equity
Common stock no par value                                          46,577,216                 45,926,705
Authorized 10,000 shares - 100 issued
Accumulated other comprehensive income                               (385,275)                   (41,708)
Accumulated deficit                                               (12,867,333)               (11,594,453)
                                                             ------------------         ------------------
     Total shareholders' equity                                    33,324,608                 34,290,544
                                                             ------------------         ------------------
     Total liabilities and shareholders' equity            $      342,287,939         $      347,951,035
                                                             ==================         ==================

                                                                  1998                 1997                1996
                                                             ----------------     ----------------    ----------------

Premiums and policy fees, net of reinsurance               $     26,396,077     $     28,639,245    $     30,944,458
Net investment income                                            15,080,005           14,882,677          15,902,107
Other                                                            (1,101,219)            (171,304)           (370,454)
                                                             ----------------     ----------------    ----------------
                                                                 40,374,863           43,350,618          46,476,111
Benefits, claims and settlement expenses                         25,472,374           27,055,171          30,326,032
Other expenses                                                   20,914,833           16,776,537          22,953,093
                                                             ----------------     ----------------    ----------------
                                                                 46,387,207           43,831,708          53,279,125
                                                             ----------------     ----------------    ----------------
Loss before income tax and
  minority interest                                              (6,012,344)            (481,090)         (6,803,014)
Income tax credit (provision)                                     4,502,537             (571,999)          4,643,961
Minority interest in loss of
  consolidated subsidiaries                                         236,927              129,712             498,356
                                                             ----------------     ----------------    ----------------
Net loss                                                   $     (1,272,880)    $       (923,377)   $     (1,660,697)
                                                             ================     ================    ================

11.  OTHER CASH FLOW DISCLOSURES

On a cash basis, UII paid $64,289, $85,155 and $84,027 in interest expense for the years 1998, 1997 and 1996, respectively. UII paid $0, $0 and $0 in federal income tax for 1998, 1997 and 1996, respectively.


12.  CONCENTRATION OF CREDIT RISK

The Company maintains cash balances in financial institutions that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.


13.  NEW ACCOUNTING STANDARDS

The Financial Accounting Standards Board (FASB) has issued Statement of Financial Accounting Standards (SFAS) 128 entitled Earnings per share, which is effective for financial statements for fiscal years beginning after December 15, 1997. SFAS 128 specifies the computation, presentation, and disclosure requirements for earnings per share (EPS) for entities with publicly held common stock or potential common stock. The Statement's objective is to simplify the computation of earnings per share, and to make the U.S.
standard for computing EPS more compatible with the EPS standards of other countries.

This statement was adopted for the 1997 Financial Statements. For all periods presented the Company reported a loss from continuing operations so any potential issuance of common shares would have an antidilutive effect on EPS. Consequently, the adoption of SFAS 128 did not have an impact on the Company's financial statement.

The FASB has issued SFAS 130 entitled Reporting Comprehensive Income, which is effective for financial statements for fiscal years beginning after December 15, 1997. SFAS 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income includes all changes in shareholders' equity, except those arising from transactions with shareholders, and includes net income and net unrealized gains (losses) on securities. SFAS 130 was adopted as of January 1, 1998. Adopting the new standard required the Company to make additional disclosures in the financial statements, but did not affect the Company's financial position or results of operations.

All items of other comprehensive income reflect no related tax effect, since the Company has an allowance against the collection of any future tax benefits. In addition, there was no sale or liquidation of investments requiring a reclassification adjustment for the period presented.

The FASB has issued SFAS 131 entitled, Disclosures about Segments of an Enterprise and Related Information, which is effective for financial statements for fiscal years beginning after December 15, 1997. SFAS 131 requires that a public business enterprise report financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly in deciding how to allocate resources and in assessing performance. SFAS 131 was adopted as of January 1, 1998. Adopting the new standard had no affect on the Company's financial position or results of operations, since the Company has no reportable operating segments.

The FASB has issued SFAS 132 entitled, Employers' Disclosures about Pensions and Other Postretirement Benefits, which is effective for financial statements for fiscal years beginning after December 15, 1997. SFAS 132 revises current disclosure requirements for employer provided post-retirement benefits. The statement does not change retirement measurement or recognition issues. SFAS 132 was adopted as of January 1, 1998. Adopting the new standard had no affect on the Company's financial position or results of operations, since the Company has no pension plan or other obligation for post-retirement benefits.

The FASB has issued SFAS 133 entitled, Accounting for Derivative Instruments and Hedging Activities, which is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. SFAS 133 requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as a specific type of exposure hedge. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. The adoption of SFAS 133 is not expected to have a material effect on the Company's financial position or results of operations, since the Company has no derivative or hedging type investments.


14. CHANGE IN CONTROL OF UNITED TRUST, INC.

On November 20, 1998, First Southern Funding, Inc., a Kentucky corporation, ("FSF") and affiliates acquired 929,904 shares of common stock of United Trust, Inc., an Illinois corporation, ("UTI") from UTI and certain UTI shareholders. As consideration for the shares, FSF paid UTI $10,999,995 and certain shareholders of UTI $999,990 in cash. FSF and affiliates employed working capital to make these purchases of common stock, including funds on hand and amounts drawn under existing lines of credit with Star Bank, NA. FSF borrowed $7,082,878 and First Southern Bancorp, Inc., an affiliate of FSF, borrowed $495,775 in making the purchases. FSF and affiliates expect to repay the borrowings through the sale of assets they currently own.

Details of the transaction can be outlined as follows: FSF acquired 389,715 shares of UTI common stock at $10.00 per share. These shares represented stock acquired during 1997 by UTI in private transactions. Additionally, FSF acquired 473,523 shares of authorized but unissued common stock at $15.00 per share. FSF acquired 66,666 shares of common stock from UTI CEO Larry Ryherd, and his family, at $15.00 per share. FSF has committed to purchase $2,560,000 of face amount of UTI convertible notes from certain officers and directors of UTI for a cash price of $3,072,000 by March 1, 1999. FSF is required to convert the notes to UTI common stock by July 31, 2000. UTI has granted, for nominal consideration, an irrevocable, exclusive option to FSF to purchase up to 1,450,000 shares of UTI common stock for a purchase price in cash equal to $15.00 per share, with such option to expire on July 1, 2001. UTI has also caused three persons designated by FSF to be appointed, as part of the maximum of 11, to the Board of Directors of UTI.

Following the transactions described above, and together with shares of UTI acquired on the market, FSF and affiliates currently own 1,073,577 shares of UTI common stock (43.1%) becoming the largest shareholder of UTI. Through the shares acquired and options owned, FSF can ultimately own over 51% of UTI. Mr. Jesse T. Correll is the majority shareholder of FSF, which is an affiliate of First Southern Bancorp, Inc., a bank holding company that owns a bank that operates out of 14 locations in central Kentucky.


15.  PROPOSED MERGER

On March 25, 1997, the Board of Directors of UTI and UII voted to recommend to the shareholders a merger of the two companies. Under the Plan of Merger, UTI would be the surviving entity with UTI issuing one share of its stock for each share held by UII shareholders.

UTI owns 53% of United Trust Group, Inc., an insurance holding company, and UII owns 47% of United Trust Group, Inc. At the time the decision to merge was made, neither UTI nor UII have any other significant holdings or business dealings. The Board of Directors of each company thus concluded a merger of the two companies would be in the best interests of the shareholders. The merger will result in certain cost savings, primarily related to costs associated with maintaining a corporation in good standing in the states in which it transacts business.

A vote of the shareholders of UTI and UII regarding the proposed merger is anticipated to occur sometime during the second quarter of 1999.

16.  SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                                  1998
                                          -------------------- --------------------- -------------------- ---------------------
                                                  1st                  2nd                   3rd                  4th
                                               ---------------       ---------------      ---------------       ---------------

Interest income                            $           11,551   $            12,220   $          12,285    $           13,652
Interest income/affil.                                 20,488                20,708              20,972                21,149
Service agreement income                              237,358               197,581             227,868               172,538
Total revenues                                        287,351               250,471             276,404               220,697
Management fee/affil                                  142,415               116,226             139,022               103,544
Operating expenses                                     50,140                10,203              10,444                 9,609
Interest expense                                       21,430                21,429              21,430                20,866
Operating income (loss)                                73,366               102,613             105,508                86,678
Net income (loss)                                     105,177               225,221             328,299              (711,654)
Basic earnings (loss) per share                          0.08                  0.16                0.24                 (0.52)
Diluted earnings (loss) per share                        0.09                  0.17                0.24                 (0.52)

                                                                                  1997
                                          -------------------- --------------------- -------------------- ---------------------
                                                  1st                  2nd                   3rd                  4th
                                               ---------------       ---------------      ---------------       ---------------

Interest income                            $            2,659   $             2,680   $          10,806    $           10,982
Interest income/affil.                                 19,956                20,171              21,521                20,931
Service agreement income                              294,095               287,596             213,518               194,086
Total revenues                                        342,657               333,661             266,816               242,988
Management fee/affil                                  226,457               247,558             153,111               116,451
Operating expenses                                     50,318                 9,682               9,912                10,261
Interest expense                                       20,866                21,430              21,429                21,430
Operating income                                       45,016                54,991              82,364                94,846
Net income (loss)                                      55,572                84,941            (136,852)              (82,977)
Basic earnings (loss) per share                          0.04                  0.06               (0.10)                (0.06)
Diluted earnings (loss) per share                        0.05                  0.07               (0.10)                (0.06)


                                                                                  1996




                                          -------------------- --------------------- -------------------- ---------------------
                                                  1st                  2nd                   3rd                  4th
                                               ---------------       ---------------      ---------------       ---------------

Net investment income                      $            3,673   $            3,793    $           2,893    $            2,740
Interest income/affil.                                 18,078               20,717               20,249                20,389
Service agreement income                              536,604              459,454              406,952               164,881
Total revenues                                        583,627              535,094              456,715               215,511
Management fee/affil                                  421,963              425,672              294,170                98,930
Operating expenses                                     51,804               14,514               12,045                11,166
Interest expense                                       21,430               20,865               20,866                20,866
Operating income                                       88,430               74,043              129,634                84,549
Net income (loss)                                     235,469               50,795             (583,728)              (21,619)
Basic earnings (loss) per share                          0.01                 0.00                (0.03)                 0.00
Diluted earnings (loss) per share                        0.01                 0.00                (0.03)                 0.00


                                  EXHIBIT 99(d)

                         AUDITED FINANCIAL STATEMENTS OF

                            UNITED TRUST GROUP, INC.

                                                    Independent Auditors' Report



Board of Directors and Shareholders
United Trust Group, Inc.


         We have audited the accompanying consolidated balance sheets of United Trust Group, Inc. (an Illinois corporation) and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of United Trust Group, Inc. and subsidiaries as of December 31, 1998 and 1997, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

         We have also audited Schedule I as of December 31, 1998, and Schedules II, IV and V as of December 31, 1998 and 1997, of United Trust Group, Inc. and subsidiaries and Schedules II, IV and V for each of the three years in the period then ended. In our opinion, these schedules present fairly, in all material respects, the information required to be set forth therein.




                                               KERBER, ECK & BRAECKEL LLP




Springfield, Illinois
March 26, 1999

                            UNITED TRUST GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS
                        As of December 31, 1998 and 1997

                                        ASSETS
                                                                            1998            1997
                                                                       --------------- ---------------
                                                                       --------------- ---------------

Investments:
   Fixed maturities at amortized cost                                     174,240,848      180,970,333
     (market $179,885,379 and $184,782,568)
   Investments held for sale:
   Fixed maturities, at market (cost $1,494,636 and $1,672,298)             1,505,406       1,668,630
   Equity securities, at market (cost $2,725,061 and $3,184,357)            2,087,416       3,001,744
   Mortgage loans on real estate at amortized cost                         10,941,614       9,469,444
   Investment real estate, at cost, net of accumulated depreciation         8,979,183       9,760,732
   Real estate acquired in satisfaction of debt                             1,550,000       1,724,544
   Policy loans                                                            14,134,041      14,207,189
   Other long-term investments                                              1,746,278       1,680,066
   Short-term investments                                                   1,062,796       1,798,878
                                                                       --------------- ---------------

                                                                          216,247,582     224,281,560

Cash and cash equivalents                                                  25,867,577      15,763,639
Investment in affiliates                                                      350,000         350,000
Accrued investment income                                                   3,543,937       3,665,228
Reinsurance receivables:
   Future policy benefits                                                  36,965,938      37,814,106
   Policy claims and other benefits                                         3,563,963       3,529,078
Cost of insurance acquired                                                 42,673,693      45,009,452
Deferred policy acquisition costs                                           6,324,548      10,600,720
Cost in excess of net assets purchased,
  net of accumulated amortization                                           2,642,210       2,777,089
Property and equipment, net of accumulated depreciation                     3,166,835       3,392,905
Other assets                                                                  941,656         767,258
                                                                       --------------- ---------------

     Total assets                                                         342,287,939     347,951,035
                                                                       =============== ===============


       LIABILITIES  AND  SHAREHOLDERS'  EQUITY
Policy  liabilities and accruals:
   Future policy benefits                                                 248,391,753      248,805,695
   Policy claims and benefits payable                                       2,183,434       2,080,907
   Other policyholder funds                                                 2,150,632       2,445,469
   Dividend and endowment accumulations                                    15,329,048      14,905,816
Income taxes payable:
   Current                                                                    115,785          15,730
   Deferred                                                                 7,543,678      12,157,685
Notes payable                                                              17,559,482      19,081,602
Indebtedness to affiliates, net                                                52,313          49,977
Other liabilities                                                           5,887,513       3,987,586
                                                                       --------------- ---------------

     Total liabilities                                                    299,213,638     303,530,467
                                                                       --------------- ---------------

Minority interests in consolidated subsidiaries                             9,749,693      10,130,024
                                                                       --------------- ---------------



Shareholders' equity:
Common stock - no par value
   Authorized 10,000 shares  -  100 shares issued                          46,577,216      45,926,705
Accumulated deficit                                                       (12,867,333)    (11,594,453)
Accumulated other comprehensive income                                       (385,275)        (41,708)
                                                                       --------------- ---------------

     Total shareholders' equity                                            33,324,608      34,290,544
                                                                       --------------- ---------------

     Total liabilities and shareholders' equity                           342,287,939     347,951,035
                                                                       =============== ===============

                            See accompanying notes.

                            UNITED TRUST GROUP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       Three Years Ended December 31, 1998



                                                                 1998               1997              1996
                                                            ----------------   ---------------   ----------------


Revenues:

   Premiums and policy fees                               $      30,938,609  $     33,373,950  $      35,891,609
   Reinsurance premiums and policy fees                          (4,542,532)       (4,734,705)        (4,947,151)
   Net investment income                                         15,080,005        14,882,677         15,902,107
   Realized investment gains and (losses), net                   (1,119,156)         (279,096)          (465,879)
   Other income                                                      17,937           107,792             95,425
                                                            ----------------   ---------------   ----------------

                                                                 40,374,863        43,350,618         46,476,111


Benefits and other expenses:

   Benefits, claims and settlement expenses:
     Life                                                        23,078,145        23,644,252         26,568,062
     Reinsurance benefits and claims                             (2,499,394)       (2,078,982)        (2,283,827)
     Annuity                                                      1,462,385         1,560,828          1,892,489
     Dividends to policyholders                                   3,431,238         3,929,073          4,149,308
   Commissions and amortization of deferred
     policy acquisition costs                                     6,450,529         3,616,365          4,224,885
   Amortization of cost of insurance acquired                     2,335,759         2,527,360          5,690,069
   Operating expenses                                            10,481,145         8,957,372         11,285,566
   Interest expense                                               1,647,400         1,675,440          1,752,573
                                                            ----------------   ---------------   ----------------

                                                                 46,387,207        43,831,708         53,279,125
                                                            ----------------   ---------------   ----------------


Loss before income taxes, minority interest
   and equity in loss of investees                               (6,012,344)         (481,090)        (6,803,014)
Income tax credit (expense)                                       4,502,537          (571,999)         4,643,961
Minority interest in loss
   of consolidated subsidiaries                                     236,927           129,712            498,356
                                                            ----------------   ---------------   ----------------

Net loss                                                  $      (1,272,880) $       (923,377) $      (1,660,697)
                                                            ================   ===============   ================


   Basic loss per share from continuing
      operations and net loss                             $      (12,728.80) $      (9,233.77) $      (16,606.97)
                                                            ================   ===============   ================


   Diluted loss per share from continuing
      operations and net loss                             $      (12,728.80) $      (9,233.77) $      (16,606.97)
                                                            ================   ===============   ================


   Basic weighted average shares outstanding                            100               100                100
                                                            ================   ===============   ================


   Diluted weighted average shares outstanding                          100               100                100
                                                            ================   ===============   ================

                            UNITED TRUST GROUP, INC.
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                       Three Years Ended December 31, 1998

                                   1998                           1997                               1996
                               ----------------------------   --------------------------------   --------------------------------


Common stock
    Balance,
     beginning
     of year                 $    45,926,705                $    45,926,705                    $    45,726,705
    Capital
     contribution                    650,511                              0                            200,000
                               --------------                 --------------                     --------------

    Balance,
     end of year             $    46,577,216                $    45,926,705                    $    45,926,705
                               ==============                 ==============                     ==============



    Accumulated
     deficit
    Balance, beginning
     of year                 $   (11,594,453)               $   (10,671,076)                   $    (9,010,379)
    Net income (loss)             (1,272,880)  $(1,272,880)        (923,377)  $      (923,377)      (1,660,697)  $    (1,660,697)
                               --------------                 --------------                     --------------

    Balance, end of year     $   (12,867,333)               $   (11,594,453)                   $   (10,671,076)
                               ==============                 ==============                     ==============



Accumulated other
 comprehensive income
    Balance, beginning
      of year                        (41,708)                      (126,612)                              (501)
    Other comprehensive
      income
      Unrealized holding
       gain (loss) on
        securities                  (343,567)     (343,567)          84,904            84,904         (126,111)         (126,111)
                               --------------   -----------   --------------    --------------   --------------    --------------

    Comprehensive income                       $(1,616,447)                   $      (838,473)                   $    (1,786,808)
                                                ===========                     ==============                     ==============

    Balance, end of year            (385,275)                       (41,708)                          (126,612)
                               --------------                 --------------                     --------------


Total shareholders' equity,
  end of year                $    33,324,608                $    34,290,544                    $    35,129,017
                               ==============                 ==============                     ==============

                             See accompanying notes

                            UNITED TRUST GROUP, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                      Three Years Ended December 31, 1998

                                                                                 1998            1997             1996
                                                                            ---------------  --------------  ---------------

Increase  (decrease)  in cash and cash  equivalents  Cash flows  from  operating activities:
   Net loss                                                                     (1,272,880)$      (923,377)$     (1,660,697)
   Adjustments to reconcile net loss to net cash provided by
     (used in)  operating  activities  net of changes in assets and  liabilities resulting from the sales and purchases of subsidiaries:
   Amortization/accretion of fixed maturities                                      657,863         670,185          899,445
   Realized investment (gains) losses, net                                       1,119,156         279,096          465,879
   Policy acquisition costs deferred                                              (892,000)       (586,000)      (1,276,000)
   Amortization of deferred policy acquisition costs                             5,168,172       1,310,636        1,387,372
   Amortization of cost of insurance acquired                                    2,335,759       2,527,360        5,690,069
   Amortization of costs in excess of net assets purchased                          90,000         155,000          185,279
   Depreciation                                                                    486,681         457,415          371,991
   Minority interest                                                              (236,927)       (129,712)        (498,356)
   Change in accrued investment income                                             121,291        (205,480)         195,821
   Change in reinsurance receivables                                               813,283       1,257,953           83,871
   Change in policy liabilities and accruals                                        75,087        (547,081)       3,326,651
   Charges for mortality and administration of
     universal life and annuity products                                       (10,771,795)    (10,588,874)     (10,239,476)
   Interest credited to account balances                                         7,014,683       7,212,406        7,075,921
   Change in income taxes payable                                               (4,513,952)        511,666       (4,653,734)
   Change in indebtedness (to) from affiliates, net                                  2,336         (12,107)         224,472
   Change in other assets and liabilities, net                                   1,725,527      (1,634,387)       1,392,938
                                                                            ---------------  --------------  ---------------

Net cash provided by (used in) operating activities                              1,922,284        (245,301)       2,971,446
                                                                            ---------------  --------------  ---------------


Cash flows  from  investing  activities:  Proceeds  from  investments  sold  and matured:
   Fixed maturities held for sale                                                  164,520         290,660        1,219,036
   Fixed maturities sold                                                                 0               0       18,736,612
   Fixed maturities matured                                                     54,642,223      21,488,265       20,721,482
   Equity securities                                                               450,000          76,302            8,990
   Mortgage loans                                                                1,785,859       1,794,518        3,364,427
   Real estate                                                                   1,716,124       1,136,995        3,219,851
   Policy loans                                                                  3,661,834       4,785,222        3,937,471
   Short term                                                                    1,593,749         410,000          825,000
                                                                            ---------------  --------------  ---------------

   Total proceeds from investments sold and matured                             64,014,309      29,981,962       52,032,869
   Cost of investments acquired:
   Fixed maturities                                                            (48,745,594)    (23,220,172)     (29,365,111)
   Equity securities                                                               (79,053)     (1,248,738)               0
   Mortgage loans                                                               (3,667,061)       (245,234)        (503,113)
   Real estate                                                                  (1,346,299)     (1,444,980)        (813,331)
   Policy loans                                                                 (3,588,686)     (4,554,291)      (4,329,124)
   Other long-term investments                                                     (66,212)              0                0
   Short term                                                                     (851,198)     (1,726,035)        (830,983)
                                                                            ---------------  --------------  ---------------

   Total cost of investments acquired                                          (58,344,103)    (32,439,450)     (35,841,662)
   Purchase of property and equipment                                             (114,449)       (531,528)        (383,411)
                                                                            ---------------  --------------  ---------------

Net cash provided by (used in) investing activities                              5,555,757      (2,989,016)      15,807,796
                                                                            ---------------  --------------  ---------------


Cash flows from financing activities:
   Policyholder contract deposits                                               15,480,745      17,902,246       22,245,369
   Policyholder contract withdrawals                                           (12,402,530)    (14,515,576)     (15,433,644)
   Net cash transferred from coinsurance ceded                                           0               0      (19,088,371)
   Net cash transferred from coinsurance assumed                                   420,790               0                0
   Proceeds from notes payable                                                   9,408,099       1,000,000        9,300,000
   Payments on principal of notes payable                                      (10,279,707)     (1,758,252)     (10,923,475)
   Purchase of stock of affiliates                                                  (1,500)              0                0
   Payment for fractional shares from reverse stock split of subsidiary                  0        (534,251)               0
                                                                            ---------------  --------------  ---------------

Net cash provided by (used in) financing activities                              2,625,897       2,094,167      (13,900,121)
                                                                            ---------------  --------------  ---------------


Net increase (decrease) in cash and cash equivalents                            10,103,938      (1,140,150)       4,879,121
Cash and cash equivalents at beginning of year                                  15,763,639      16,903,789       12,024,668
                                                                            ---------------  --------------  ---------------

Cash and cash equivalents at end of year                                        25,867,577 $    15,763,639 $     16,903,789
                                                                            ===============  ==============  ===============

                            See accompanying notes.

UNITED TRUST, GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   A.      ORGANIZATION  -  At  December  31,  1998,  the  parent,   significant
           majority-owned subsidiaries and affiliates of United Trust Group, Inc., were as depicted on the following organizational chart.

                              ORGANIZATIONAL CHART
                             AS OF DECEMBER 31, 1998

United Trust, Inc. ("UTI") is the ultimate controlling company. UTI owns 53% of United Trust Group ("UTG") and 41% of United Income, Inc. ("UII"). UII owns 47% of UTG. UTG owns 79% of First Commonwealth Corporation ("FCC") and 100% of Roosevelt Equity Corporation (REC). FCC owns 100% of Universal Guaranty Life Insurance Company ("UG"). UG owns 100% of United Security Assurance Company ("USA"). USA owns 84% of Appalachian Life Insurance Company ("APPL") and APPL owns 100% of Abraham Lincoln Insurance Company ("ABE").

The  Company's  significant  accounting  policies,  consistently  applied in the
preparation  of  the  accompanying   consolidated   financial  statements,   are
summarized as follows.

B. NATURE OF OPERATIONS - United Trust Group, Inc. is an insurance holding company, which sells individual life insurance products through its subsidiaries. The Company's principal market is the Midwestern United States. The Company's dominant business is individual life insurance which includes the servicing of existing insurance business in force, the solicitation of new individual life insurance and the acquisition of other companies in the insurance business.

C. BUSINESS SEGMENTS - The Company has only one significant business segment - insurance.

D. BASIS OF PRESENTATION - The financial statements of United Trust Group, Inc.'s life insurance subsidiaries have been prepared in accordance with generally accepted accounting principles which differ from statutory accounting practices permitted by insurance regulatory authorities.

E. PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

F.   INVESTMENTS - Investments are shown on the following bases:

     Fixedmaturities -- at cost, adjusted for amortization of premium or discount and other-than-temporary market value declines. The amortized cost of such investments differs from their market values; however, the Company has the ability and intent to hold these investments to maturity, at which time the full face value is expected to be realized.

     Investments   held  for  sale  --  at  current  market  value,   unrealized
     appreciation or depreciation is charged directly to shareholders' equity.

     Mortgage loans on real estate -- at unpaid balances, adjusted for amortization of premium or discount, less allowance for possible losses.

     Real estate - Investment real estate at cost, less allowances for depreciation and, as appropriate, provisions for possible losses. Foreclosed real estate is adjusted for any impairment at the foreclosure date. Accumulated depreciation on investment real estate was $685,526 and $539,366 as of December 31, 1998 and 1997, respectively.

     Policy loans -- at unpaid balances including accumulated interest but not in excess of the cash surrender value.

     Short-term investments -- at cost, which approximates current market value.

     Realized gains and losses on sales of investments are recognized in net income on the specific identification basis.

G. CASH EQUIVALENTS - The Company considers certificates of deposit and other short-term instruments with an original purchased maturity of three months or less cash equivalents.

H. REINSURANCE - In the normal course of business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid by ceding reinsurance to other insurance enterprises or reinsurers under excess coverage and coinsurance contracts. The Company retains a maximum of $125,000 of coverage per individual life.

     Amounts paid or deemed to have been paid for reinsurance contracts are recorded as reinsurance receivables. Reinsurance receivables is recognized in a manner consistent with the liabilities relating to the underlying reinsured contracts. The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.

I. FUTURE POLICY BENEFITS AND EXPENSES - The liabilities for traditional life insurance and accident and health insurance policy benefits are computed using a net level method. These liabilities include assumptions as to investment yields, mortality, withdrawals, and other assumptions based on the life insurance subsidiaries' experience adjusted to reflect anticipated trends and to include provisions for possible unfavorable deviations. The

     Company makes these assumptions at the time the contract is issued or, in the case of contracts acquired by purchase, at the purchase date. Benefit reserves for traditional life insurance policies include certain deferred profits on limited-payment policies that are being recognized in income over the policy term. Policy benefit claims are charged to expense in the period that the claims are incurred. Current mortality rate assumptions are based on 1975-80 select and ultimate tables. Withdrawal rate assumptions are based upon Linton B or Linton C, which are industry standard actuarial tables for forecasting assumed policy lapse rates.

     Benefit reserves for universal life insurance and interest sensitive life insurance products are computed under a retrospective deposit method and represent policy account balances before applicable surrender charges. Policy benefits and claims that are charged to expense include benefit claims in excess of related policy account balances. Interest crediting rates for universal life and interest sensitive products range from 4.5% to 5.5% in 1998 and 4.5% to 6.0% in 1997 and 1996.

J. POLICY AND CONTRACT CLAIMS - Policy and contract claims include provisions for reported claims in process of settlement, valued in accordance with the terms of the policies and contracts, as well as provisions for claims incurred and unreported based on prior experience of the Company.

K. COST OF INSURANCE ACQUIRED - When an insurance company is acquired, the Company assigns a portion of its cost to the right to receive future cash flows from insurance contracts existing at the date of the acquisition. The cost of policies purchased represents the actuarially determined present value of the projected future cash flows from the acquired policies. The Company utilized 9% discount rate on approximately 31% of the business and 15% discount rate on approximately 69% of the business. Cost of Insurance Acquired is amortized with interest in relation to expected future profits, including direct charge-offs for any excess of the unamortized asset over the projected future profits. The interest rates utilized in the amortization calculation are 9% on approximately 31% of the balance and 15% on the remaining balance. The interest rates vary due to differences in the blocks of business. The amortization is adjusted retrospectively when estimates of current or future gross profits to be realized from a group of products are revised.

                                                          1998                 1997                1996
                                                     ----------------     ----------------    ----------------

        Cost of insurance acquired,
           beginning of year                       $     45,009,452     $     47,536,812    $     59,601,720
           Interest accretion                             5,938,673            6,288,402           6,649,203
           Amortization                                  (8,274,432)          (8,815,762)        (12,339,272)
                                                     ----------------     ----------------    ----------------
           Net amortization                              (2,335,759)          (2,527,360)         (5,690,069)
           Balance attributable to
              coinsurance agreement                               0                    0          (6,374,839)
                                                     ----------------     ----------------    ----------------

        Cost of insurance acquired,
           end of year                             $     42,673,693     $     45,009,452    $     47,536,812
                                                     ================     ================    ================

           Estimated net amortization expense of cost of insurance acquired for the next five years is as follows:

                            Interest                                Net
                           Accretion      Amortization     Amortization

           1999            5,622,000         7,304,000        1,682,000
           2000            5,400,000         6,840,000        1,440,000
           2001            5,216,000         6,825,000        1,609,000
           2002            5,008,000         6,569,000        1,561,000
           2003            4,804,000         6,521,000        1,717,000

         L. DEFERRED POLICY ACQUISITION COSTS - Commissions and other costs of acquiring life insurance products that vary with and are primarily related to the production of new business have been deferred. Traditional life insurance acquisition costs are being amortized over the premium-paying period of the related policies using assumptions consistent with those used in computing policy benefit reserves.

           For universal life insurance and interest sensitive life insurance products, acquisition costs are being amortized generally in proportion to the present value of expected gross profits from surrender charges and investment, mortality, and expense margins. Under SFAS No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments," the Company makes certain assumptions regarding the mortality, persistency, expenses, and interest rates it expects to experience in future periods. These assumptions are to be best estimates and are to be periodically updated whenever actual experience and/or expectations for the future change from initial assumptions. The amortization is adjusted retrospectively when estimates of current or future gross profits to be realized from a group of products are revised.

           The following table summarizes deferred policy acquisition costs and related data for the years shown.

                                                          1998                 1997                1996
                                                     ----------------     ----------------    ----------------

        Deferred, beginning of year                $     10,600,720     $     11,325,356    $     11,436,728

        Acquisition costs deferred:
          Commissions                                       690,000              998,000           1,441,000
          Other expenses                                    202,000              274,000             431,000
                                                     ----------------     ----------------    ----------------
          Total                                             892,000            1,272,000           1,872,000

          Interest accretion                                397,000              425,000             408,000
          Amortization charged to income                 (2,582,172)          (2,421,636)         (2,391,372)
                                                     ----------------     ----------------    ----------------
          Net amortization                               (2,185,172)          (1,996,636)         (1,983,372)

          Amortization due to impairment                 (2,983,000)                   0                   0

                                                     ----------------     ----------------    ----------------
          Change for the year                            (4,276,172)            (724,636)           (111,372)
                                                     ----------------     ----------------    ----------------

        Deferred, end of year                      $      6,324,548      $     10,600,720    $     11,325,356
                                                     ================     ================    ================

           The following table reflects the components of the income statement for the line item Commissions and amortization of deferred policy acquisition costs:


                                                                 1998              1997             1996
                                                            ---------------   ---------------  ---------------

           Net amortization of deferred
             policy acquisition costs                           $ 5,168,172       $ 1,996,636      $ 1,983,372
           Commissions                                            1,282,357         1,619,729        2,241,513
                                                                 ----------        ----------       ----------
             Total                                              $ 6,450,529       $ 3,616,365      $ 4,224,885
                                                                 ==========        ==========       ==========

           Estimated net amortization expense of deferred policy acquisition costs for the next five years is as follows:

                         Interest                                Net
                        Accretion      Amortization     Amortization

           1999       $   157,000       $ 1,367,000      $ 1,210,000
           2000           140,000         1,202,000        1,062,000
           2001           124,000         1,053,000          929,000
           2002           110,000           920,000          810,000
           2003            98,000           803,000          705,000

M. COST IN EXCESS OF NET ASSETS PURCHASED - Cost in excess of net assets purchased is the excess of the amount paid to acquire a company over the fair value of its net assets. Costs in excess of net assets purchased are amortized on the straight-line basis over a 40-year period. Management continually reviews the value of goodwill based on estimates of future earnings. As part of this review, management determines whether goodwill is fully recoverable from projected undiscounted net cash flows from earnings of the subsidiaries over the remaining amortization period. If management were to determine that changes in such projected cash flows no longer supported the recoverability of goodwill over the remaining amortization period, the carrying value of goodwill would be reduced with a corresponding charge to expense or by shortening the amortization period (no such changes have occurred). Accumulated amortization of cost in excess of net assets purchased was $1,510,146 and $1,420,146 as of December 31, 1998 and 1997, respectively.

N. PROPERTY AND EQUIPMENT - Company-occupied property, data processing equipment and furniture and office equipment are stated at cost less accumulated depreciation of $1,715,626 and $1,375,105 at December 31, 1998 and 1997, respectively. Depreciation is computed on a straight-line basis for financial reporting purposes using estimated useful lives of three to thirty years. Depreciation expense was $340,521 and $360,422 for the years ended December 31, 1998 and 1997, respectively.

O. INCOME TAXES - Income taxes are reported under Statement of Financial Accounting Standards Number 109. Deferred income taxes are recorded to reflect the tax consequences on future periods of differences between the tax bases of assets and liabilities and their financial reporting amounts at the end of each such period.

P. EARNINGS PER SHARE - Earnings per share are based on the weighted average number of common shares outstanding during each year, retroactively adjusted to give effect to all stock splits, in accordance with Statement of Financial Accounting Standards 128. The computation of diluted earnings per share is the same as basic earnings per share since the Company has no dilutive instruments outstanding.

Q. RECOGNITION OF REVENUES AND RELATED EXPENSES - Premiums for traditional life insurance products, which include those products with fixed and guaranteed premiums and benefits, consist principally of whole life insurance policies, limited-payment life insurance policies, and certain annuities with life contingencies are recognized as revenues when due. Accident and health insurance premiums are recognized as revenue pro rata over the terms of the policies. Benefits and related expenses associated with the premiums earned are charged to expense proportionately over the lives of the policies through a provision for future policy benefit liabilities and through deferral and amortization of deferred policy acquisition costs. For universal life and investment products, generally there is no requirement for payment of premium other than to maintain account values at a level sufficient to pay mortality and expense charges. Consequently, premiums for universal life policies and investment products are not reported as revenue, but as deposits. Policy fee revenue for universal life policies and investment products consists of charges for the cost of insurance and policy administration fees assessed during the period. Expenses include interest credited to policy account balances and benefit claims incurred in excess of policy account balances.

R. PARTICIPATING INSURANCE - Participating business represents 34% and 39% of the ordinary life insurance in force at December 31, 1998 and 1997, respectively. Premium income from participating business represents 39%, 50%, and 52% of total premiums for the years ended December 31, 1998, 1997 and 1996, respectively. The amount of dividends to be paid is determined annually by the respective insurance subsidiary's Board of Directors.
     Earnings allocable to participating policyholders are based on legal requirements that vary by state.

S. RECLASSIFICATIONS - Certain prior year amounts have been reclassified to conform with the 1998 presentation. Such reclassifications had no effect on previously reported net loss, total assets, or shareholders' equity.

T. USE OF ESTIMATES - In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


2.  SHAREHOLDER DIVIDEND RESTRICTION

At December 31, 1998, substantially all of consolidated shareholders' equity represents net assets of UTG's subsidiaries. The payment of cash dividends to shareholders is not legally restricted. However, insurance company dividend payments are regulated by the state insurance department where the company is domiciled. UTI is the ultimate parent of UG through ownership of several intermediary holding companies. UG can not pay a dividend directly to UII due to the ownership structure. UG's dividend limitations are described below without effect of the ownership structure.

Ohio domiciled insurance companies require five days prior notification to the insurance commissioner for the payment of an ordinary dividend. Ordinary dividends are defined as the greater of: a) prior year statutory earnings or b) 10% of statutory capital and surplus. For the year ended December 31, 1998, UG had a statutory gain from operations of $3,226,364. At December 31, 1998, UG's statutory capital and surplus amounted to $15,280,577. Extraordinary dividends (amounts in excess of ordinary dividend limitations) require prior approval of the insurance commissioner and are not restricted to a specific calculation.


3.  INCOME TAXES

Until 1984, the insurance companies were taxed under the provisions of the Life Insurance Company Income Tax Act of 1959 as amended by the Tax Equity and Fiscal Responsibility Act of 1982. These laws were superseded by the Deficit Reduction Act of 1984. All of these laws are based primarily upon statutory results with certain special deductions and other items available only to life insurance companies. Under the provision of the pre-1984 life insurance company income tax regulations, a portion of "gain from operations" of a life insurance company was not subject to current taxation but was accumulated, for tax purposes, in a special tax memorandum account designated as "policyholders' surplus account". Federal income taxes will become payable on this account at the then current tax rate when and if distributions to shareholders, other than stock dividends and other limited exceptions, are made in excess of the accumulated previously taxed income maintained in the "shareholders surplus account".

The following table summarizes the companies with this situation and the maximum amount of income that has not been taxed in each.
                            Shareholders'          Untaxed
       Company                 Surplus             Balance
----------------------     -----------------    --------------
         ABE           $          5,180,494  $      1,149,693
        APPL                      6,137,321         1,525,367
         UG                      30,998,215         4,363,821
         USA                              0                 0

The payment of taxes on this income is not anticipated; and, accordingly, no deferred taxes have been established.

The life insurance company subsidiaries file a consolidated federal income tax return. The holding companies of the group file separate returns.

Life insurance company taxation is based primarily upon statutory results with certain special deductions and other items available only to life insurance companies. Income tax expense consists of the following components:

                                              1998                 1997                1996
                                         ----------------    -----------------    ----------------

Current tax expense                  $           111,470  $             5,400  $        (148,148)
Deferred tax expense (credit)                (4,614,007)              566,599         (4,495,813)
                                         ----------------    -----------------    ----------------
                                     $       (4,502,537)  $           571,999  $      (4,643,961)
                                         ================    =================    ================

The Companies have net operating loss carryforwards for federal income tax purposes expiring as follows:

                              UG                FCC
                         -------------     ---------------
       2007          $              0  $          136,058
       2008                         0               4,595
       2009                         0             168,800
       2010                         0              19,112
       2012                   386,669                   0
                         -------------     ---------------
       TOTAL         $        386,669  $          328,565
                         =============     ===============

The Company has established a deferred tax asset of $250,332 for its operating loss carryforwards and has established an allowance of $250,332.

The expense or (credit) for income taxes differed from the amounts computed by applying the applicable United States statutory rate of 35% to the loss before taxes as a result of the following differences:

                                                                1998               1997               1996
                                                           ---------------    ---------------    ----------------

Tax computed at statutory rate                         $     (2,104,320)   $      (168,382)   $     (2,381,055)
Changes in taxes due to:
  Cost in excess of net assets purchased                         31,500             54,250              64,848
  Current year loss for which no benefit realized                     0          1,039,742                   0
  Benefit of prior losses                                    (2,587,353)          (324,705)         (2,393,395)
  Other                                                         157,636            (28,906)             65,641
                                                           ---------------    ---------------    ----------------
Income tax expense (credit)                            $     (4,502,537)   $       571,999    $     (4,643,961)
                                                           ===============    ===============    ================

The following table summarizes the major components that comprise the deferred tax liability as reflected in the balance sheets:

                                            1998                  1997
                                       ----------------      ---------------
Investments                        $        (182,000)    $        (228,027)
Cost of insurance acquired                14,935,793            15,753,308
Deferred policy acquisition costs          2,213,592             3,710,252
Agent balances                               (22,257)              (23,954)
Property and equipment                          (149)              (19,818)
Discount of notes                                  0               896,113
Management/consulting fees                  (376,852)             (573,182)
Future policy benefits                    (6,144,399)           (4,421,038)
Other liabilities                           (797,833)             (756,482)
Federal tax DAC                           (2,082,217)           (2,179,487)
                                       ----------------      ---------------
Deferred tax liability             $       7,543,678     $      12,157,685
                                       ================      ===============

4.  ANALYSIS OF INVESTMENTS, INVESTMENT INCOME AND INVESTMENT GAIN

A. NET INVESTMENT INCOME - The following table reflects net investment income by type of investment:

                                                                                December 31,
                                                       ----------------------------------------------------------
                                                               1998               1997               1996
                                                          ---------------    ----------------   ----------------

Fixed maturities and fixed maturities
  held for sale                                         $     11,981,660   $     12,677,348   $    13,326,312
Equity securities                                                 92,196             87,211            88,661
Mortgage loans                                                   859,543            802,123         1,047,461
Real estate                                                      842,724            745,502           794,844
Policy loans                                                     984,761            976,064         1,121,538
Other long-term investments                                      125,478            126,532           126,005
Short-term investments                                            29,907             70,624            17,664
Cash                                                           1,210,605            595,334           602,525
                                                          ---------------    ----------------   ----------------
Total consolidated investment income                          16,126,874          16,080,738        17,125,010
Investment expenses                                           (1,046,869)         (1,198,061)       (1,222,903)
                                                         ----------------    ---------------    ----------------
Consolidated net investment income                      $     15,080,005    $     14,882,677  $     15,902,107
                                                          ===============    ================   ================

At December 31, 1998, the Company had a total of $4,187,000 of investments, comprised of $3,152,000 in real estate, $968,000 in equity securities and $66,000 in other invested assets, which did not produce income during 1998.

The following table summarizes the Company's fixed maturities distribution at December 31, 1998 and 1997 by ratings category as issued by Standard and Poor's, a leading ratings analyst.

                   Fixed Maturities
                   ----------------
      Rating                       % of Portfolio
                                ----------------------
                                  1998        1997
                                ----------  ----------
Investment Grade
   AAA                              38%         31%
   AA                               18%         14%
   A                                36%         46%
   BBB                               7%          9%
Below investment grade               1%          0%
                                ----------  ----------
                                   100%        100%
                                ==========  ==========

The following table summarizes the Company's fixed maturity holdings and investments held for sale by major classifications:

                                                                                 Carrying Value
                                                                     ----------------------------------------
                                                                              1998                 1997
                                                                         ---------------      ---------------

Investments held for sale:
     Fixed maturities                                                  $      1,505,406     $      1,668,630
     Equity securities                                                        2,087,416            3,001,744
Fixed maturities:
     U.S. Government, government agencies and authorities                    36,809,239           28,259,322
     State, municipalities and political subdivisions                        23,835,306           22,778,816
     Collateralized mortgage obligations                                      9,406,895           11,093,926
     Public utilities                                                        41,724,208           47,984,322
     All other corporate bonds                                               62,465,200           70,853,947
                                                                         ---------------      ---------------
                                                                       $    177,833,670     $    185,640,707
                                                                         ===============      ===============

By insurance statute, the majority of the Company's investment portfolio is required to be invested in investment grade securities to provide ample protection for policyholders. The Company does not invest in so-called "junk bonds" or derivative investments.

Below investment grade debt securities generally provide higher yields and involve greater risks than investment grade debt securities because their issuers typically are more highly leveraged and more vulnerable to adverse economic conditions than investment grade issuers. In addition, the trading market for these securities is usually more limited than for investment grade debt securities. Debt securities classified as below-investment grade are those that receive a Standard & Poor's rating of BB or below.

     The following table summarizes by category securities held that are below investment grade at amortized cost:

      Below Investment
      Grade Investments                1998             1997           1996
------------------------------     --------------    ------------   ------------
State, Municipalities and
  political Subdivisions         $            0    $           0 $       10,042
Public Utilities                        970,311           80,497        117,609
Corporate                                47,281          656,784        813,717
                                   -------------     ------------  -------------
Total                            $    1,017,592    $     737,281 $      941,368
                                   =============     ============  =============

B.   INVESTMENT SECURITIES

     The amortized cost and estimated market values of investments in securities including investments held for sale are as follows:

                                          Cost or            Gross             Gross            Estimated
                                         Amortized        Unrealized        Unrealized           Market
1998                                       Cost              Gains            Losses              Value
---------------------------------      --------------    --------------    --------------     --------------

Investments Held for Sale:
  U.S. Government and govt.
    agencies and authorities         $     1,434,636   $         3,265   $             0    $     1,437,901
  States, municipalities and
    political subdivisions                    35,000             7,224                 0             42,224
  Collateralized mortgage
    obligations                                    0                 0                 0                  0
  Public utilities                                 0                 0                 0                  0
  All other corporate bonds                   25,000               281                 0             25,281
                                       --------------    --------------    --------------     --------------
                                           1,494,636            10,770                 0          1,505,406
  Equity securities                        2,725,061            42,520          (680,165)         2,087,416
                                       --------------    --------------    --------------     --------------
  Total                              $     4,219,697   $        53,290   $      (680,165)   $     3,592,822
                                       ==============    ==============    ==============     ==============

Held to Maturity Securities:
  U.S. Government and govt.
    agencies and authorities         $    36,809,239   $       378,136   $       (53,868)   $    37,133,507
  States, municipalities and
    political subdivisions                23,835,306         1,042,876                 0         24,878,182
  Collateralized mortgage
    obligations                            9,406,895           182,805           (64,769)         9,524,931
  Public utilities                        41,724,208         1,810,290            (8,585)        43,525,913
  All other corporate bonds               62,465,200         2,358,259              (613)        64,822,846
                                       --------------    --------------    --------------     --------------
  Total                              $   174,240,848   $     5,722,366   $      (127,835)   $   179,885,379
                                       ==============    ==============    ==============     ==============

                                          Cost or            Gross             Gross            Estimated
                                         Amortized        Unrealized        Unrealized           Market
1997                                       Cost              Gains            Losses              Value
---------------------------------      --------------    --------------    --------------     --------------

Investments Held for Sale:
  U.S. Government and govt.
    agencies and authorities         $     1,448,202   $             0   $        (5,645)   $     1,442,557
  States, municipalities and
    political subdivisions                    35,000               485                 0             35,485
  Collateralized mortgage
    obligations                                    0                 0                 0                  0
  Public utilities                            80,169               328                 0             80,497
  All other corporate bonds                  108,927             1,164                 0            110,091
                                       --------------    --------------    --------------     --------------
                                           1,672,298             1,977            (5,645)         1,668,630
  Equity securities                        3,184,357           176,508          (359,121)         3,001,744
                                       --------------    --------------    --------------     --------------
  Total                              $     4,856,655   $       178,485   $      (364,766)   $     4,670,374
                                       ==============    ==============    ==============     ==============

Held to Maturity Securities:
  U.S. Government and govt.
    agencies and authorities         $    28,259,322   $       415,419   $       (51,771)   $    28,622,970
  States, municipalities and
    political subdivisions                22,778,816           672,676            (1,891)        23,449,601
  Collateralized mortgage
    obligations                           11,093,926           210,435           (96,714)        11,207,647
  Public utilities                        47,984,322         1,241,969           (84,754)        49,141,537
  All other corporate bonds               70,853,947         1,599,983           (93,117)        72,360,813
                                       --------------    --------------    --------------     --------------
  Total                              $   180,970,333   $     4,140,482   $      (328,247)   $   184,782,568
                                       ==============    ==============    ==============     ==============

     The amortized cost of debt securities at December 31, 1998, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                 Estimated
       Fixed Maturities Held for Sale        Amortized            Market
             December 31, 1998                 Cost                Value
-----------------------------------------  --------------      --------------
Due in one year or less                  $     1,434,636     $     1,437,901
Due after one year through five years             35,000              42,224
Due after five years through ten years            25,000              25,281
Due after ten years                                    0                   0
Collateralized mortgage obligations                    0                   0
                                           ==============      ==============
Total                                    $     1,494,636     $     1,505,406
                                           ==============      ==============

                                                                 Estimated
     Fixed Maturities Held to Maturity       Amortized            Market
             December 31, 1998                 Cost                Value
----------------------------------------   --------------      --------------
Due in one year or less                  $    16,996,673     $    17,079,985
Due after one year through five years         82,960,251          85,927,556
Due after five years through ten years        58,630,433          60,814,932
Due after ten years                            6,246,596           6,537,975
Collateralized mortgage obligations            9,406,895           9,524,931
                                           ==============      ==============
Total                                    $   174,240,848     $   179,885,379
                                           ==============      ==============



     An analysis of sales, maturities and principal repayments of the Company's fixed maturities portfolio for the years ended December 31, 1998, 1997 and 1996 is as follows:

                                            Cost or            Gross             Gross             Proceeds
                                           Amortized          Realized          Realized             from
Year ended December 31, 1998                  Cost             Gains             Losses              Sale
-------------------------------------    ---------------    -------------    ---------------    ---------------

Scheduled principal repayments, calls and tenders:
     Held for sale                     $        164,161   $          359   $             0    $        164,520
     Held to maturity                        54,824,249          126,285          (308,311)         54,642,223
Sales:
      Held for sale                                   0                0                 0                   0
      Held to maturity                                0                0                 0                   0
                                         ---------------    -------------    ---------------    ---------------
  Total                                $    54,988,410    $      126,644   $      (308,311)   $     54,806,743
                                         ===============    =============    ===============    ===============

                                            Cost or            Gross             Gross             Proceeds
                                           Amortized          Realized          Realized             from
Year ended December 31, 1997                  Cost             Gains             Losses              Sale
-------------------------------------    ---------------    -------------    ---------------    ---------------

Scheduled principal repayments, calls and tenders:
     Held for sale                     $        299,390   $          931   $        (9,661)   $        290,660
     Held to maturity                        21,467,552           21,435              (722)         21,488,265
Sales:
      Held for sale                                   0                0                 0                   0
      Held to maturity                                0                0                 0                   0
                                         ---------------    -------------    ---------------    ---------------
  Total                                $     21,766,942   $       22,366   $       (10,383)   $     21,778,925
                                         ===============    =============    ===============    ===============

                                            Cost or            Gross             Gross             Proceeds
                                           Amortized          Realized          Realized             from
Year ended December 31, 1996                  Cost             Gains             Losses              Sale
-------------------------------------    ---------------    -------------    ---------------    ---------------

Scheduled principal repayments, calls and tenders:
     Held for sale                     $        699,361   $        6,035   $          (813)   $        704,583
     Held to maturity                        20,900,159           13,469          (192,146)         20,721,482
Sales:
      Held for sale                             517,111                0            (2,658)            514,453
      Held to maturity                       18,735,848           81,283           (80,519)         18,736,612
                                         ---------------    -------------    ---------------    ---------------
  Total                                $     40,852,479   $      100,787   $      (276,136)   $     40,677,130
                                         ===============    =============    ===============    ===============


C. INVESTMENTS ON DEPOSIT - At December 31, 1998, investments carried at approximately $15,854,000 were on deposit with various state insurance departments.


5.  DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS

The financial statements include various estimated fair value information at December 31, 1998 and 1997, as required by Statement of Financial Accounting Standards 107, Disclosure about Fair Value of Financial Instruments ("SFAS 107"). Such information, which pertains to the Company's financial instruments, is based on the requirements set forth in that Statement and does not purport to represent the aggregate net fair value of the Company.

The following methods and assumptions were used to estimate the fair value of each class of financial instrument required to be valued by SFAS 107 for which it is practicable to estimate that value:

(a)  Cash and Cash equivalents

The carrying amount in the financial statements approximates fair value because of the relatively short period of time between the origination of the instruments and their expected realization.

(b)  Fixed maturities and investments held for sale

Quoted market prices, if available, are used to determine the fair value. If quoted market prices are not available, management estimates the fair value based on the quoted market price of a financial instrument with similar characteristics.

(c)  Mortgage loans on real estate

The fair values of mortgage loans are estimated using discounted cash flow analyses and interest rates being offered for similar loans to borrowers with similar credit ratings.

(d) Investment real estate and real estate acquired in satisfaction of debt

An estimate of fair value is based on management's review of the individual real estate holdings. Management utilizes sales of surrounding properties, current market conditions and geographic considerations. Management conservatively estimates the fair value of the portfolio is equal to the carrying value.

(e)  Policy loans

It is not practicable to estimate the fair value of policy loans as they have no stated maturity and their rates are set at a fixed spread to related policy liability rates. Policy loans are carried at the aggregate unpaid principal balances in the consolidated balance sheets, and earn interest at rates ranging from 4% to 8%. Individual policy liabilities in all cases equal or exceed outstanding policy loan balances.

(f)  Short-term investments

For short-term instruments, the carrying amount is a reasonable estimate of fair value. Short-term instruments represent mortgage loans and certificates of deposit with various banks that are protected under FDIC.

(g)  Other long-term investments

The Company holds a $840,066 note receivable for which the determination of fair value is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

(h)  Notes payable

For borrowings under the senior loan agreement, which is subject to floating rates of interest, carrying value is a reasonable estimate of fair value. For subordinated borrowings fair value was determined based on the borrowing rates currently available to the Company for loans with similar terms and average maturities.

The estimated fair values of the Company's financial instruments required to be valued by SFAS 107 are as follows as of December 31:

                                       1998                                 1997
                        --------------------------------------------------------------------------
                                                Estimated                            Estimated
                             Carrying             Fair             Carrying             Fair
Assets                        Amount              Value             Amount             Value
-------                    --------------     --------------    ---------------    ---------------

Fixed maturities         $   174,240,848    $   179,885,379   $    180,970,333   $    184,782,568
Fixed maturities
  held for sale                1,505,406          1,505,406          1,668,630          1,668,630
Equity securities              2,087,416          2,087,416          3,001,744          3,001,744
Mortgage loans on
  real estate                 10,941,614         10,979,378          9,469,444          9,837,530
Investment in real
  estate                       8,979,183          8,979,183          9,760,732          9,760,732
Real estate
  acquired in
  satisfaction of debt         1,550,000          1,550,000          1,724,544          1,724,544
Policy loans                  14,134,041         14,134,041         14,207,189         14,207,189
Other long term
invested assets                  906,278            879,037          1,680,066          1,569,603
Short-term
  investments                  1,036,251          1,036,251          1,798,878          1,798,878

Liabilities
Notes payable                 17,559,482         17,203,574         19,081,602         18,539,301

6.  STATUTORY EQUITY AND GAIN FROM OPERATIONS

The Company's insurance subsidiaries are domiciled in Ohio, Illinois and West Virginia and prepare their statutory-based financial statements in accordance with accounting practices prescribed or permitted by the respective insurance department. These principles differ significantly from generally accepted accounting principles. "Prescribed" statutory accounting practices include state laws, regulations, and general administrative rules, as well as a variety of publications of the National Association of Insurance Commissioners ("NAIC"). "Permitted" statutory accounting practices encompass all accounting practices that are not prescribed; such practices may differ from state to state, from company to company within a state, and may change in the future. The NAIC currently is in the process of codifying statutory accounting practices, the result of which is expected to constitute the only source of "prescribed" statutory accounting practices. Accordingly, that project, which is expected to become effective January 1, 2001, will likely change prescribed statutory accounting practices and may result in changes to the accounting practices that insurance enterprises use to prepare their statutory financial statements. UG's total statutory shareholders' equity was $15,280,577 and $10,997,365 at December 31, 1998 and 1997, respectively. The Company's four life insurance subsidiaries reported combined statutory operating income before taxes (exclusive of intercompany dividends) of $5,485,000, $2,067,000 and $2,134,000 for 1998, 1997
and 1996, respectively.


7.  REINSURANCE

Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company. The Company evaluates the financial condition of its reinsurers to minimize its exposure to significant losses from reinsurer insolvencies.

The Company assumes risks from, and reinsures certain parts of its risks with other insurers under yearly renewable term and coinsurance agreements that are accounted for by passing a portion of the risk to the reinsurer. Generally, the reinsurer receives a proportionate part of the premiums less commissions and is liable for a corresponding part of all benefit payments. While the amount retained on an individual life will vary based upon age and mortality prospects of the risk, the Company generally will not carry more than $125,000 individual life insurance on a single risk.

The Company has reinsured approximately $924 million, $1.022 billion and $1.109 billion in face amount of life insurance risks with other insurers for 1998, 1997 and 1996, respectively. Reinsurance receivables for future policy benefits were $36,965,938 and $37,814,106 at December 31, 1998 and 1997, respectively, for estimated recoveries under reinsurance treaties. Should any reinsurer be unable to meet its obligation at the time of a claim, obligation to pay such claim would remain with the Company.

Currently, the Company is utilizing reinsurance agreements with Business Men's Assurance Company, ("BMA") and Life Reassurance Corporation, ("LIFE RE") for new business. BMA and LIFE RE each hold an "A+" (Superior) rating from A.M. Best, an industry rating company. The reinsurance agreements were effective December 1, 1993, and cover all new business of the Company. The agreements are a yearly renewable term ("YRT") treaty where the Company cedes amounts above its retention limit of $100,000 with a minimum cession of $25,000.

One of the Company's insurance subsidiaries (UG) entered into a coinsurance agreement with First International Life Insurance Company ("FILIC") as of
September 30, 1996. Under the terms of the agreement, UG ceded to FILIC substantially all of its paid-up life insurance policies. Paid-up life insurance generally refers to non-premium paying life insurance policies. A.M. Best assigned FILIC a Financial Performance Rating (FPR) of 7 (Strong) on a scale of 1 to 9. A.M. Best assigned a Best's Rating of A++ (Superior) to The Guardian Life Insurance Company of America ("Guardian"), parent of FILIC, based on the consolidated financial condition and operating performance of the company and its life/health subsidiaries. During 1997, FILIC changed its name to Park Avenue

Life Insurance Company ("PALIC"). The agreement with PALIC accounts for approximately 65% of the reinsurance receivables as of December 31, 1998.

The Company does not have any short-duration reinsurance contracts. The effect of the Company's long-duration reinsurance contracts on premiums earned in 1998, 1997 and 1996 was as follows:

                                  Shown in thousands
                --------------------------------------------------------
                     1998                1997                1996
                   Premiums            Premiums            Premiums
                    Earned              Earned              Earned
                ----------------    ----------------    ----------------
Direct       $           30,919  $           33,374  $          35,891
Assumed                      20                   0                  0
Ceded                    (4,543)             (4,735)            (4,947)
                ----------------    ----------------    ----------------
Net premiums $           26,396  $           28,639  $          30,944
                ================    ================    ================

8.  COMMITMENTS AND CONTINGENCIES

The insurance industry has experienced a number of civil jury verdicts which have been returned against life and health insurers in the jurisdictions in which the Company does business involving the insurers' sales practices, alleged agent misconduct, failure to properly supervise agents, and other matters. Some of the lawsuits have resulted in the award of substantial judgments against the insurer, including material amounts of punitive damages. In some states, juries have substantial discretion in awarding punitive damages in these circumstances.

Under the insurance guaranty fund laws in most states, insurance companies doing business in a participating state can be assessed up to prescribed limits for policyholder losses incurred by insolvent or failed insurance companies. Although the Company cannot predict the amount of any future assessments, most insurance guaranty fund laws currently provide that an assessment may be excused or deferred if it would threaten an insurer's financial strength. Mandatory assessments may be partially recovered through a reduction in future premium tax in some states. The Company does not believe such assessments will be materially different from amounts already provided for in the financial statements.

The Company and its subsidiaries are named as defendants in a number of legal actions arising primarily from claims made under insurance policies. Those actions have been considered in establishing the Company's liabilities. Management and its legal counsel are of the opinion that the settlement of those actions will not have a material adverse effect on the Company's financial position or results of operations.


9.  RELATED PARTY TRANSACTIONS

Under the current structure, FCC pays a majority of the general operating expenses of the affiliated group. FCC then receives management, service fees and reimbursements from the various affiliates.

UII has a service agreement with USA. The agreement was originally established upon the formation of USA which was a 100% owned subsidiary of UII. Changes in the affiliate structure have resulted in USA no longer being a direct subsidiary of UII, though still a member of the same affiliated group. The original service agreement has remained in place without modification. USA is to pay UII monthly fees equal to 22% of the amount of collected first year premiums, 20% in second year and 6% of the renewal premiums in years three and after. UII has a subcontract agreement with UTI to perform services and provide personnel and facilities. The services included in the agreement are claim processing, underwriting, processing and servicing of policies, accounting services, agency services, data processing and all other expenses necessary to carry on the business of a life insurance company. UII's subcontract agreement with UTI states that UII is to pay UTI monthly fees equal to 60% of collected service fees from USA as stated above. The service fees received from UII are recorded in UTI's financial statements as other income.

On January 1, 1993, FCC entered into an agreement with UG pursuant to which FCC provides management services necessary for UG to carry on its business. In addition to the UG agreement, FCC and its affiliates have either directly or indirectly entered into management and/or cost-sharing arrangements for FCC's management services. FCC received net management fees of $8,793,905, $9,893,321 and $9,927,000 under these arrangements in 1998, 1997 and 1996, respectively. UG paid $8,018,141, $8,660,481 and $9,626,559 to FCC in 1998, 1997 and 1996,
respectively.

USA paid $835,345, $989,295 and $1,567,891 under their agreement with UII for 1998, 1997 and 1996, respectively. UII paid $501,207, $593,577 and $940,734 under their agreement with UTI for 1998, 1997 and 1996, respectively. Additionally, UII paid FCC $0, $150,000 and $300,000 in 1998, 1997 and 1996, respectively for reimbursement of costs attributed to UII. These reimbursements are reflected as a credit to general expenses.

Respective domiciliary insurance departments have approved the agreements of the insurance companies and it is Management's opinion that where applicable, costs have been allocated fairly and such allocations are based upon generally accepted accounting principles. The costs paid by UTI for services include costs related to the production of new business, which are deferred as policy acquisition costs and charged off to the income statement through "Amortization of deferred policy acquisition costs". Amounts recorded by USA as deferred acquisition costs are no greater than what would have been recorded had all such expenses been directly incurred by USA. Also included are costs associated with the maintenance of existing policies that are charged as current period costs and included in "general expenses".

On July 31, 1997, United Trust Inc. issued convertible notes for cash received totaling $2,560,000 to seven individuals, all officers or employees of United Trust Inc. The notes bear interest at a rate of 1% over prime, with interest payments due quarterly and principal due upon maturity of July 31, 2004. The conversion price of the notes are graded from $12.50 per share for the first three years, increasing to $15.00 per share for the next two years and increasing to $20.00 per share for the last two years. Conditional upon the seven individuals placing the funds with the Company were the acquisition by UTI of a portion of the holdings of UTI owned by Larry E. Ryherd and his family and the acquisition of common stock of UTI and UII held by Thomas F. Morrow and his family and the simultaneous retirement of Mr. Morrow. Neither Mr. Morrow nor Mr. Ryherd was a party to the convertible notes. On March 1, 1999, the individuals holding the convertible notes sold their interests in said notes to First Southern Bancorp, Inc. in private transactions.

Approximately $1,048,000 of the cash received from the issuance of the convertible notes was used to acquire stock holdings of United Trust Inc. and United Income, Inc. of Mr. Morrow and to acquire a portion of the United Trust Inc. holdings of Larry E. Ryherd and his family. The remaining cash received will be used by the Company to provide additional operating liquidity and for future acquisitions of life insurance companies. On July 31, 1997, the Company acquired a total of 126,921 shares of United Trust Inc. common stock and 47,250 shares of United Income, Inc. common stock from Thomas F. Morrow and his family. Mr. Morrow simultaneously retired as an executive officer of the Company. Mr. Morrow will remain as a member of the Board of Directors. In exchange for his stock, Mr. Morrow and his family received approximately $348,000 in cash, promissory notes valued at $140,000 due in eighteen months, and promissory notes valued at $1,030,000 due January 31, 2005. These notes bear interest at a rate of 1% over prime, with interest due quarterly and principal due upon maturity. The notes do not contain any conversion privileges. Additionally, on July 31, 1997, the Company acquired a total of 97,499 shares of United Trust Inc. common stock from Larry E. Ryherd and his family. Mr. Ryherd and his family received approximately $700,000 in cash and a promissory note valued at $251,000 due January 31, 2005. The acquisition of approximately 16% of Mr. Ryherd's stock holdings in United Trust Inc. was completed as a prerequisite to the convertible notes placed by other management personnel to reduce the total holdings of Mr. Ryherd and his family in the Company to make the stock more attractive to the investment community. Following the transaction, Mr. Ryherd and his family owned approximately 31% of the outstanding common stock of United Trust Inc. The market price of UTI common stock on July 31, 1997 was $6.00 per share. The stock acquired in the above transaction was from the largest two shareholders of UTI stock. There were no additional stated or unstated items or agreements relating to the stock purchase.

On July 31,1997, the Company entered into employment agreements with eight individuals, all officers or employees of the Company. The agreements have a term of three years, excepting the agreements with Mr. Ryherd and Mr. Melville, which have five-year terms. The agreements secure the services of these key individuals, providing the Company a stable management environment and positioning for future growth.


10.   DEFERRED COMPENSATION PLAN

UTI and FCC established a deferred compensation plan during 1993 pursuant to which an officer or agent of FCC, UTI or affiliates of UTI, could defer a portion of their income over the next two and one-half years in return for a deferred compensation payment payable at the end of seven years in the amount equal to the total income deferred plus interest at a rate of approximately 8.5% per annum and a stock option to purchase shares of common stock of UTI. At the beginning of the deferral period an officer or agent received an immediately exercisable option to purchase 2,300 shares of UTI common stock at $17.50 per share for each $25,000 ($10,000 per year for two and one-half years) of total income deferred. The option expires on December 31, 2000. A total of 105,000 options were granted in 1993 under this plan. As of December 31, 1998 no options were exercised. At December 31, 1998 and 1997, the Company held a liability of $1,494,520 and $1,376,384, respectively, relating to this plan. At December 31, 1998, UTI common stock had a market price of $8.125 per share.

The following information applies to deferred compensation plan stock options outstanding at December 31, 1998:

      Number outstanding                             105,000
      Exercise price                                  $17.50
      Remaining contractual life                     2 years


11.  NOTES PAYABLE

At December 31, 1998 and 1997, the Company has  $17,559,482  and  $19,081,602 in
long-term debt outstanding, respectively. The debt is comprised of the following components:

                                            1998              1997
                                       ---------------   ----------------
Senior debt                         $         100,000 $        6,900,000
Subordinated 10 yr. notes                   2,267,067          5,746,774
Subordinated 20 yr. notes                   3,384,316          4,034,828
Other notes payable                        11,808,099          2,400,000
                                       ---------------   ----------------
                                    $      17,559,482 $       19,081,602
                                       ===============   ================

A.  SENIOR DEBT

The senior debt is through National City Bank (formerly First of America Bank - Illinois NA) and is subject to a credit agreement. The debt bears interest at a rate equal to the "base rate" plus nine-sixteenths of one percent. The Base rate is defined as the floating daily, variable rate of interest determined and announced by National City Bank from time to time as its "base lending rate." The base rate at December 31, 1998 was 7.75%. Interest is paid quarterly. Principal payments of $1,000,000 are due in May of each year beginning in 1997, with a final payment due May 8, 2005. On November 8, 1998, the Company prepaid $500,000 of the May 1999 principal payment, and on November 23, 1998, the

Company paid a $6,300,000 principal payment. The November 23, 1998 principal payment was facilitated through a borrowing from United Trust, Inc., which is an affiliate, and ultimate parent to the Company. The remaining principal balance of $100,000 will be payable on or before the debt maturity date of May 8, 2005, and is being maintained to keep the Company's credit relationship with National City Bank in place.

The credit agreement contains certain covenants with which the Company must comply. These covenants contain provisions common to a loan of this type and include such items as; a minimum consolidated net worth of FCC to be no less than 400% of the outstanding balance of the debt; Statutory capital and surplus of Universal Guaranty Life Insurance Company be maintained at no less than $6,500,000; an earnings covenant requiring the sum of the pre-tax earnings of Universal Guaranty Life Insurance Company and its subsidiaries (based on Statutory Accounting Practices) and the after-tax earnings plus non-cash charges of FCC (based on parent only GAAP practices) shall not be less than two hundred percent (200%) of the Company's interest expense on all of its debt service. The Company is in compliance with all of the covenants of the agreement.

B.  SUBORDINATED DEBT

The subordinated debt was incurred June 16, 1992 as a part of the acquisition of the now dissolved Commonwealth Industries Corporation, (CIC). The 10-year notes bear interest at the rate of 7 1/2% per annum, payable semi-annually beginning December 16, 1992. These notes provide for principal payments equal to 1/20th of the principal balance due with each interest installment beginning December 16, 1997, with a final payment due June 16, 2002. In addition to regularly scheduled semi-annual principal payments, the Company made principal reduction payments totaling $2,608,099 on November 23, 1998, and $500,000 on December 16, 1998, on
its 10 year subordinated debt. The additional principal payments were facilitated through borrowings from affiliated party and ultimate parent, United Trust, Inc. The original 20-year notes bear interest at the rate of 8 1/2% per annum on $2,879,354 and 8.75% per annum on $504,962 payable semi-annually with a lump sum principal payment due June 16, 2012. In May of 1998, $650,511 of the 20 year debt was retired through a capital contribution by UTG's parent companies. The capital contribution was facilitated through the aforementioned parent companies acquisition of the debt.

 C. AFFILIATED NOTES PAYABLE

United Income, Inc. holds two promissory notes receivable totaling $850,000 due from FCC. Each note bears interest at the rate of 1% over prime as published in the Wall Street Journal, with interest payments due quarterly. Principal of $150,000 is due upon the maturity date of June 1, 1999, with the remaining principal payment of $700,000 becoming due upon the maturity date of May 8, 2006.

United Trust, Inc. holds three promissory notes receivable totaling $1,550,000 due from FCC. Each note bears interest at the rate of 1% over prime as published in the Wall Street Journal, with interest payments due quarterly. Principal of $250,000 is due upon the maturity date of June 1, 1999, with the remaining principal payment of $1,300,000 becoming due upon maturity in 2006.

In November 1998 FCC borrowed $2,608,099 from UTI to facilitate the prepayment of principal on its 10 year subordinated 10-year debt. The note bears interest at the rate of 7.50%, with interest payments due quarterly and principal due upon maturity of the note on December 31, 2005. In addition, FCC borrowed $6,300,000 from UTI to facilitate the prepayment of principal on the senior debt. This note bears interest at the rate of 9/16% over the prime rate of interest as published in the Wall Street Journal, with interest payments due quarterly and principal due upon maturity of the note on December 31, 2006.

Scheduled principal reductions on the Company's debt for the next five years is as follows:

                         Year                     Amount

                         1999                  $   626,714
                         2000                      226,714
                         2001                      226,714
                         2002                    1,586,925
                         2003                            0


12.  OTHER CASH FLOW DISCLOSURES

On a cash basis,  the Company paid  $1,686,657,  $1,658,703  and  $1,700,973  in interest expense for the years 1998, 1997 and 1996, respectively. The Company paid $15,805, $57,277 and $17,634 in federal income tax for 1998, 1997 and 1996, respectively.

One of the Company's insurance subsidiaries ("UG") entered into a coinsurance agreement with Park Avenue Life Insurance Company ("PALIC") at September 30, 1996. At closing of the transaction, UG received a coinsurance credit of $28,318,000 for policy liabilities covered under the agreement. UG transferred assets equal to the credit received. This transfer included policy loans of $2,855,000 associated with policies under the agreement and a net cash transfer of $19,088,000 after deducting the ceding commission due UG of $6,375,000. To provide the cash required to be transferred under the agreement, the Company sold $18,737,000 of fixed maturity investments.


13.  CONCENTRATION OF CREDIT RISK

The Company maintains cash balances in financial institutions that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.


14.  NEW ACCOUNTING STANDARDS

The Financial Accounting Standards Board (FASB) has issued Statement of Financial Accounting Standards (SFAS) 128 entitled Earnings per share, which is effective for financial statements for fiscal years beginning after December 15, 1997. SFAS 128 specifies the computation, presentation, and disclosure requirements for earnings per share (EPS) for entities with publicly held common stock or potential common stock. The Statement's objective is to simplify the computation of earnings per share, and to make the U.S.
standard for computing EPS more compatible with the EPS standards of other countries.

This statement was adopted for the 1997 Financial Statements. For all periods presented the computation of diluted earnings per share is the same as basic earnings per share since the Company had no dilutive instruments outstanding. Adopting the new standard required the Company to change its financial presentation and disclosure, but did not affect the Company's financial position or results of operations.

The FASB has issued SFAS 130 entitled Reporting Comprehensive Income, which is effective for financial statements for fiscal years beginning after December 15, 1997. SFAS 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income includes all changes in shareholders' equity, except those arising from transactions with shareholders, and includes net income and net unrealized gains (losses) on securities. SFAS 130 was adopted as of January 1, 1998. Adopting the new standard required the Company to make additional disclosures in the consolidated financial statements, but did not affect the Company's financial position or results of operations.

All items of other comprehensive income reflect no related tax effect, since the Company has an allowance against the collection of any future tax benefits. In addition, there was no sale or liquidation of investments requiring a reclassification adjustment for the period presented.

The FASB has issued SFAS 131 entitled, Disclosures about Segments of an Enterprise and Related Information, which is effective for financial statements for fiscal years beginning after December 15, 1997. SFAS 131 requires that a public business enterprise report financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly in deciding how to allocate resources and in assessing performance. SFAS 131 was adopted as of January 1, 1998. Adopting the new standard had no affect on the Company's financial position or results of operations, since the Company has no reportable operating segments.

The FASB has issued SFAS 132 entitled, Employers' Disclosures about Pensions and Other Postretirement Benefits, which is effective for financial statements for fiscal years beginning after December 15, 1997. SFAS 132 revises current disclosure requirements for employer provided post-retirement benefits. The statement does not change retirement measurement or recognition issues. SFAS 132 was adopted as of January 1, 1998. Adopting the new standard had no affect on the Company's financial position or results of operations, since the Company has no pension plan or other obligation for post-retirement benefits.

The FASB has issued SFAS 133 entitled, Accounting for Derivative Instruments and Hedging Activities, which is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. SFAS 133 requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as a specific type of exposure hedge. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. The adoption of SFAS 133 is not expected to have a material effect on the Company's financial position or results of operations, since the Company has no derivative or hedging type investments.


15. CHANGE IN CONTROL OF UNITED TRUST, INC.

On November 20, 1998, First Southern Funding, Inc., a Kentucky corporation, ("FSF") and affiliates acquired 929,904 shares of common stock of United Trust, Inc., an Illinois corporation, ("UTI") from UTI and certain UTI shareholders. As consideration for the shares, FSF paid UTI $10,999,995 and certain shareholders of UTI $999,990 in cash. FSF and affiliates employed working capital to make these purchases of common stock, including funds on hand and amounts drawn under existing lines of credit with Star Bank, NA. FSF borrowed $7,082,878 and First Southern Bancorp, Inc., an affiliate of FSF, borrowed $495,775 in making the purchases. FSF and affiliates expect to repay the borrowings through the sale of assets they currently own.

Details of the transaction can be outlined as follows: FSF acquired 389,715 shares of UTI common stock at $10.00 per share. These shares represented stock acquired during 1997 by UTI in private transactions. Additionally, FSF acquired 473,523 shares of authorized but unissued common stock at $15.00 per share. FSF acquired 66,666 shares of common stock from UTI CEO Larry Ryherd, and his family, at $15.00 per share. FSF has committed to purchase $2,560,000 of face amount of UTI convertible notes from certain officers and directors of UTI for a cash price of $3,072,000 by March 1, 1999. FSF is required to convert the notes to UTI common stock by July 31, 2000. UTI has granted, for nominal consideration, an irrevocable, exclusive option to FSF to purchase up to 1,450,000 shares of UTI common stock for a purchase price in cash equal to $15.00 per share, with such option to expire on July 1, 2001. UTI has also caused three persons designated by FSF to be appointed, as part of the maximum of 11, to the Board of Directors of UTI.

Following the transactions described above, and together with shares of UTI acquired on the market, FSF and affiliates currently own 1,073,577 shares of UTI common stock (43.1%) becoming the largest shareholder of UTI. Through the shares acquired and options owned, FSF can ultimately own over 51% of UTI. Mr. Jesse T. Correll is the majority shareholder of FSF, which is an affiliate of First Southern Bancorp, Inc., a bank holding company that owns a bank that operates out of 14 locations in central Kentucky.


16.  PROPOSED MERGER

On March 25, 1997, the Board of Directors of UTI and UII voted to recommend to the shareholders a merger of the two companies. Under the Plan of Merger, UTI would be the surviving entity with UTI issuing one share of its stock for each share held by UII shareholders.

UTI owns 53% of United Trust Group, Inc., an insurance holding company, and UII owns 47% of United Trust Group, Inc. At the time the decision to merge was made, neither UTI nor UII have any other significant holdings or business dealings. The Board of Directors of each company thus concluded a merger of the two companies would be in the best interests of the shareholders. The merger will result in certain cost savings, primarily related to costs associated with maintaining a corporation in good standing in the states in which it transacts business.

A vote of the shareholders of UTI and UII regarding the proposed merger is anticipated to occur sometime during the second quarter of 1999.

17.  SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                            1998
                                    -------------------- --------------------- --------------------- --------------------
                                                1st                  2nd                   3rd                   4th
                                         ---------------       ---------------       ---------------      ---------------

Premiums and policy fees, net        $       7,231,481    $         7,111,079   $        6,243,869    $       5,809,648
Net investment income                        3,738,105              3,797,376            3,804,066            3,740,458
Total revenues                              11,080,718             10,436,960            9,632,383            9,224,802
Policy benefits including
  dividends                                  6,827,040              6,287,460            6,217,272            6,140,602
Commissions and
  amortization of DAC and COI                1,686,864              1,418,423            1,350,553            4,330,448
Operating  and interest                      2,620,664              2,776,983            2,321,915            4,408,983
expenses
Operating income (loss)                        (53,850)               (45,906)            (257,357)          (5,655,231)
Net income (loss)                               31,311                (24,667)             446,540           (1,726,064)
Basic and diluted earnings (loss)               313.11                (246.67)            4,465.40           (17,260.64)
per share


                                                                            1997
                                    -------------------- --------------------- --------------------- --------------------
                                            1st                  2nd                   3rd                   4th
                                         ---------------       ---------------       ---------------      ---------------

Premiums and policy fees, net        $       7,926,386    $         7,808,782   $        6,639,394    $       6,264,683
Net investment income                        3,859,875              3,839,519            3,691,584            3,491,699
Total revenues                              11,781,878             11,687,887           10,216,109            9,664,744
Policy benefits including
  dividends                                  7,718,015              6,861,699            6,467,739            6,007,718
Commissions and
  amortization of DAC and COI                1,670,854              1,174,116            1,727,317            1,571,438
Operating  and interest                      2,884,663              3,084,239            2,778,435            1,885,475
expenses
Operating income (loss)                       (491,654)               567,833             (757,382)             200,113
Net income (loss)                              (23,565)                27,351             (512,444)            (414,719)
Basic and diluted earnings (loss)              (235.65)               273.51             (5,124.44)           (4,147.19)
per share

                                                                            1996
                                    -------------------- --------------------- --------------------- --------------------
                                            1st                  2nd                   3rd                   4th
                                         ---------------       ---------------       ---------------      ---------------

Premiums and policy fees, net        $       7,637,503    $         8,514,175   $         7,348,199   $       7,444,581
Net investment income                        3,974,407              3,930,487             4,002,258           3,994,955
Total revenues                              12,513,692             12,187,077            11,331,283          10,444,059
Policy benefits including
  dividends                                  6,528,760              7,083,803             8,378,710           8,334,759
Commissions and
  amortization of DAC and COI                2,567,921              2,298,549             1,734,048           3,314,436
Operating and interest                       3,616,660              3,072,535             3,685,600             910,771
expenses
Operating income (loss)                       (198,649)              (267,810)           (2,467,075)         (3,869,480)
Net income (loss)                              268,675                (93,640)           (1,563,817)           (271,915)
Basic and diluted earnings (loss)             2,686.75               (936.40)           (15,638.17)           (2,719.15)
per share

                            UNITED TRUST GROUP, INC.
                       SUMMARY OF INVESTMENTS - OTHER THAN
                         INVESTMENTS IN RELATED PARTIES
                             As of December 31, 1998
                                                                                                 Schedule I


                          Column A                            Column B           Column C           Column D
---------------------------------------------------    ---------------    ----------------   ----------------


                                                                                                    Amount at
                                                                                                   Which Shown
                                                                                                   in Balance
                                                                Cost               Value              Sheet
                                                           ---------------    ----------------   ----------------


Fixed maturities:
   Bonds:
    United States Goverment and
       government agencies and authorities               $     36,809,239   $      37,133,507  $      36,809,239
    State, municipalities, and political
       subdivisions                                            23,835,306          24,878,182         23,835,306
    Collateralized mortgage obligations                         9,406,895           9,524,931          9,406,895
    Public utilities                                           41,724,208          43,525,913         41,724,208
    All other corporate bonds                                  62,465,200          64,822,846         62,465,200
                                                           ---------------    ----------------   ----------------

   Total fixed maturities                                     174,240,848   $     179,885,379        174,240,848
                                                                              ================


Investments held for sale:
   Fixed maturities:
    United States Goverment and
       government agencies and authorities                      1,434,636   $       1,437,901          1,437,901
    State, municipalities, and political
       subdivisions                                                35,000              42,224             42,224
    Public utilities                                                    0                   0                  0
    All other corporate bonds                                      25,000              25,281             25,281
                                                           ---------------    ----------------   ----------------

                                                                1,494,636   $       1,505,406          1,505,406
                                                                              ================


   Equity securities:
    Banks, trusts and insurance companies                       1,935,619   $       1,607,798          1,607,798
    All other corporate securities                                789,442             479,618            479,618
                                                           ---------------    ----------------   ----------------

                                                                2,725,061   $       2,087,416          2,087,416
                                                                              ================



Mortgage loans on real estate                                  10,941,614                             10,941,614
Investment real estate                                          8,979,183                              8,979,183
Real estate acquired in satisfaction of debt                    1,550,000                              1,550,000
Policy loans                                                   14,134,041                             14,134,041
Other long-term investments                                     1,746,278                              1,746,278
Short-term investments                                          1,062,796                              1,062,796
                                                           ---------------                       ----------------

   Total investments                                     $    216,874,457                      $     216,247,582
                                                           ===============                       ================


                            UNITED TRUST GROUP, INC.
                       CONDENSED FINANCIAL INFORMATION OF
                      REGISTRANT PARENT ONLY BALANCE SHEETS
                        As of December 31, 1998 and 1997

                                                                                                  Schedule II


                                                                                  1998             1997
                                                                             ---------------  ----------------


ASSETS

   Investment in affiliates                                                $     33,012,770 $      34,683,168
   Cash and cash equivalents                                                         52,127            25,980
   Notes receivable from affiliate                                                6,301,894         9,781,602
   Accrued interest income                                                           22,856            34,455
                                                                             ---------------  ----------------

     Total assets                                                          $     39,389,647 $      44,525,205
                                                                             ===============  ================





LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
   Notes payable                                                           $      5,505,038 $       9,635,257
   Notes payable to affiliate                                                       146,345           146,345
   Income taxes payable                                                              12,467             5,175
   Accrued interest payable                                                          21,074            34,455
   Other liabilities                                                                380,115           413,429
                                                                             ---------------  ----------------

     Total liabilities                                                            6,065,039        10,234,661
                                                                             ---------------  ----------------





Shareholders' equity:
   Common stock                                                                  46,577,216        45,926,705
   Accumulated deficit                                                          (12,867,333)      (11,594,453)
   Accumulated other comprehensive income                                          (385,275)          (41,708)
                                                                             ---------------  ----------------

     Total shareholders' equity                                                  33,324,608        34,290,544
                                                                             ---------------  ----------------

     Total liabilities and shareholders' equity                            $     39,389,647 $      44,525,205
                                                                             ===============  ================

                            UNITED TRUST GROUP, INC.
                       CONDENSED FINANCIAL INFORMATION OF
                 REGISTRANT PARENT ONLY STATEMENTS OF OPERATIONS
                       Three Years Ended December 31, 1998

                                                                                                  Schedule II

                                                                1998             1997              1996
                                                           ---------------- ----------------  ----------------



Revenues:

   Interest income from affiliates                       $         743,080          782,892 $         792,046
   Other income                                                     37,435           37,641            34,600
                                                           ---------------- ----------------  ----------------

                                                                   780,515          820,533           826,646


Expenses:

   Interest expense                                                696,543          776,230           789,496
   Interest expense to affiliates                                   12,439            6,662             2,550
   Operating expenses                                                5,115            5,585             4,624
                                                           ---------------- ----------------  ----------------

                                                                   714,097          788,477           796,670
                                                           ---------------- ----------------  ----------------


   Operating income                                                 66,418           32,056            29,976

   Income tax credit (expense)                                     (12,467)          (5,362)           (4,664)
   Equity in loss of subsidiaries                               (1,326,831)        (950,071)       (1,686,009)
                                                           ---------------- ----------------  ----------------

     Net loss                                            $      (1,272,880)        (923,377)$      (1,660,697)
                                                           ================ ================  ================


   Basic loss per share from continuing
      operations and net loss                            $      (12,728.80)       (9,233.77)$      (16,606.97)
                                                           ================ ================  ================


   Diluted loss per share from continuing
      operations and net loss                            $      (12,728.80)       (9,233.77)$      (16,606.97)
                                                           ================ ================  ================


   Basic weighted average shares outstanding                           100              100               100
                                                           ================ ================  ================


   Diluted weighted average shares outstanding                         100              100               100
                                                           ================ ================  ================

                            UNITED TRUST GROUP, INC.
                  CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                      PARENT ONLY STATEMENTS OF CASH FLOWS
                       Three Years Ended December 31, 1998


                                                                                                            Schedule II

                                                                          1998              1997             1996
                                                                     ----------------  ---------------  ----------------


Increase  (decrease)  in cash and cash  equivalents  Cash flows  from  operating activities:
   Net loss                                                        $      (1,272,880)$       (923,377)$      (1,660,697)
   Adjustments to reconcile net loss to net cash
     provided by (used in) operating activities:
   Equity in loss of subsidiaries                                          1,326,831          950,071         1,686,009
   Change in accrued interest income                                          11,599              747                 0
   Change in accrued interest payable                                        (13,381)            (747)                0
   Change in income taxes payable                                              7,292           (1,488)            3,442
   Change in other liabilities                                               (33,314)         (38,834)         (139,256)
                                                                     ----------------  ---------------  ----------------

Net cash provided by (used in) operating activities                           26,147          (13,628)         (110,502)
                                                                     ----------------  ---------------  ----------------


Cash flows from investing activities:
   Proceeds for fractional shares from reverse stock
     split of subsidiary                                                           0               79                 0
   Purchase of stock of affiliates                                                 0                0           (95,000)
                                                                     ----------------  ---------------  ----------------

Net cash provided by (used in) investing activities                                0               79           (95,000)
                                                                     ----------------  ---------------  ----------------


Cash flows from financing activities:
   Receipt of principal on notes receivable from affiliate                 3,479,707          258,252                 0
   Payments of principal on notes payable                                 (3,479,707)        (258,252)                0
   Capital contribution from affiliates                                            0                0           200,000
                                                                     ----------------  ---------------  ----------------

Net cash provided by financing activities                                          0                0           200,000
                                                                     ----------------  ---------------  ----------------


Net increase (decrease) in cash and cash equivalents                          26,147          (13,549)           (5,502)
Cash and cash equivalents at beginning of year                                25,980           39,529            45,031
                                                                     ----------------  ---------------  ----------------

Cash and cash equivalents at end of year                           $          52,127 $         25,980 $          39,529
                                                                     ================  ===============  ================

                            UNITED TRUST GROUP, INC.
                                   REINSURANCE
          As of December 31, 1998 and the year ended December 31, 1998


                                                                                                   Schedule IV


-----------------------------------------------------------------------------------------------------------------



          Column A               Column B          Column C          Column D          Column E        Column F
         ---------            ---------------   ---------------    --------------    --------------    ----------



                                                                                                       Percentage
                                                   Ceded to           Assumed                          of amount
                                                    other           from other                         assumed to
                                Gross amount      companies         companies*        Net amount          net

-----------------------------------------------------------------------------------------------------------------







Life insurance
   in force                 $  3,424,677,000  $    924,404,000   $ 1,036,005,000   $ 3,536,278,000         29.3%
                              ===============   ===============    ==============    ==============
                              ===============   ===============    ==============    ==============



Premiums and policy fees:

   Life insurance           $     30,685,493  $      4,492,304   $        20,091   $    26,213,280          0.1%

   Accident and health
     insurance                       233,025            50,228                 0           182,797          0.0%
                              ---------------   ---------------    --------------    --------------
                              ---------------   ---------------    --------------    --------------

                            $     30,918,518  $      4,542,532   $        20,091   $    26,396,077          0.1%
                              ===============   ===============    ==============    ==============

                            UNITED TRUST GROUP, INC.
                                   REINSURANCE
          As of December 31, 1997 and the year ended December 31, 1997


                                                                                                    Schedule IV


----------------------------------------------------------------------------------------------------------------



      Column A            Column B           Column C            Column D           Column E         Column F
     ---------        ------------------ ------------------  ------------------ ------------------  ------------



                                                                                                    Percentage
                                             Ceded to             Assumed                            of amount
                                               other            from other                          assumed to
                        Gross amount         companies          companies*         Net amount           net

----------------------------------------------------------------------------------------------------------------







Life insurance
   in force         $     3,691,867,000      1,022,458,000 $     1,079,885,000      3,749,294,000         28.8%
                      ================== ==================  ================== ==================




Premiums and policy fees:

   Life insurance   $        33,133,414          4,681,928 $                 0         28,451,486          0.0%

   Accident and health
     insurance                  240,536             52,777                   0            187,759          0.0%
                      ------------------ ------------------  ------------------ ------------------


                    $        33,373,950          4,734,705 $                 0         28,639,245          0.0%
                      ================== ==================  ================== ==================







*  All  assumed   business   represents  the  Company's   participation  in  the
   Servicemen's Group Life Insurance Program (SGLI).
                                      230

                            UNITED TRUST GROUP, INC.
                                   REINSURANCE
          As of December 31, 1996 and the year ended December 31, 1996

                                                                                                   Schedule IV



---------------------------------------------------------------------------------------------------------------



      Column A            Column B           Column C            Column D           Column E        Column F
     ---------        ------------------ ------------------  -----------------  ------------------ ------------



                                                                                                   Percentage
                                             Ceded to            Assumed                            of amount
                                               other            from other                         assumed to
                        Gross amount         companies          companies*         Net amount          net

---------------------------------------------------------------------------------------------------------------







Life insurance
   in force         $     3,952,958,000      1,108,534,000 $    1,271,766,000 $     4,116,190,000        30.9%
                      ================== ==================  =================  ==================




Premiums and policy fees:

   Life insurance   $        35,633,232          4,896,896 $                0 $        30,736,336         0.0%

   Accident and health
     insurance                  258,377             50,255                  0             208,122         0.0%
                      ------------------ ------------------  -----------------  ------------------


                    $        35,891,609          4,947,151 $                0 $        30,944,458         0.0%
                      ================== ==================  =================  ==================







*  All  assumed   business   represents  the  Company's   participation  in  the
   Servicemen's Group Life Insurance Program (SGLI).

                            UNITED TRUST GROUP, INC.
       VALUATION AND QUALIFYING ACCOUNTS For the years ended December 31,
                               1998, 1997 and 1996

                                                                                                       Schedule V
                                                Balance at          Additions
                                                 Beginning           Charges                             Balances at
Description                                      Of Period          and Expenses      Deductions        End of Period
-----------------------------------------------------------------------------------------------------------------------



December 31, 1998

Allowance for doubtful accounts -
    mortgage loans                          $          10,000  $          70,000  $          10,000  $          70,000


December 31, 1997

Allowance for doubtful accounts -
    mortgage loans                          $          10,000  $               0  $               0  $          10,000


December 31, 1996

Allowance for doubtful accounts -
    mortgage loans                          $          10,000  $               0  $               0  $          10,000

                                                                      APPENDIX A

                      AGREEMENT AND PLAN OF REORGANIZATION

              AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") dated March 31, 1998, by and between United Income, Inc., an Ohio corporation ("UII"), and United Trust, Inc., an Illinois corporation ("UTI").

                                   WITNESSETH:

              UTI and UII have reached an agreement to combine their companies through a merger (the "Merger") of UII into UTI. UTI and UII jointly own 100% of the outstanding capital stock of United Trust Group, Inc., an Illinois corporation ("UTG"). Immediately after closing, UTG shall be liquidated and UTI's name will be changed to United Trust Group, Inc. UTI and UII now wish to enter into a definitive agreement setting forth the terms and conditions of the Merger.

         Accordingly, in consideration of the foregoing and of the covenants, agreements, representations and warranties hereinafter contained, UTI and UII hereby agree as follows:

          1.REPRESENTATIONS AND WARRANTIES OF UTI. UTI hereby represents and warrants to UII as follows:

         1.1 Organization and Standing. UTI is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has full corporate power to carry on its business as it is now being conducted and to own or hold under lease the properties and assets it now owns or holds under lease. Copies of the certificate of incorporation and bylaws of UTI have been delivered to UII, and such copies are complete and correct and in full force and effect on the date hereof.

         1.2 Capitalization. UTI's entire authorized capital stock consists of 3,500,000 shares of Common Stock, no par value and 150,000 shares of Preferred Stock, par value $100 per share. As of May 4, 1998, there were 1,655,200 shares of Common Stock outstanding and no shares of Preferred Stock outstanding.

         1.3 Financial Statements. UTI has delivered to UII copies of UTI's audited consolidated financial statements for the fiscal years ended December 31, 1996, 1997 and unaudited financial statements for the six month periods ended June 30, 1997 and June 30, 1998. These financial statements have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods covered by such statements (except as may be stated in the notes to such statements), and present fairly the consolidated financial position and consolidated results of operations of UTI and its subsidiaries at the dates of and for the periods covered thereby. UTI also has delivered to UII copies of UTI's Form 10-K's, Form 10-Q's, Form 8-K's and proxy statements filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") in respect of or during the three years ended December 31, 1996 and thereafter through the date hereof. All such reports were filed in a timely manner and complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder.

         1.4 Absence of Certain Changes, Events or Conditions. Since June 30, 1998, there has not been any change in UTI's consolidated financial position, results of operations, assets, liabilities, net worth or business, other than as described in a schedule heretofore delivered to UII referring to this Section
1.4 and changes in the ordinary course of business which have not been materially adverse.

         1.5 Litigation, etc. Except as described in a schedule heretofore delivered to UII referring to this Section 1.5, there is no pending litigation or other claim or matter against or relating to UTI, its properties or business, or the transactions contemplated by this Agreement, which, under Statement No. 5 of the Financial Accounting Standards Board, would require disclosure in footnotes to, or accrual in, the consolidated financial statements of UTI.

         1.6 Information for Proxy Statement. The information and data provided and to be provided by UTI for use in the Registration Statement and the Proxy Statement referred to in Section 5, when such Registration Statement becomes effective and at the time of mailing of the Prospectus and Proxy Statement included therein to UTI and UII stockholders pursuant to Section 5, will not contain any untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         1.7 No Conflict With Other Documents. Neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will result in any material violation, termination or modification of, or conflict with, any terms of any material contract or other instrument to which UTI is a party, or of any material judgment, decree or order applicable to UTI.

         1.8 Authority. The execution, delivery and performance of this Agreement by UTI have been authorized by its Board of Directors, and this Agreement is a valid, legally binding and enforceable obligation of UTI subject to the discretion of a court of equity and subject to bankruptcy insolvency and similar laws affecting the rights of creditors generally.

         1.9 Validity of Common Stock to Be Issued. Subject to the approval by the stockholders of UTI, the shares of UTI Common Stock to be issued by UTI in connection with the Merger have been duly authorized by UTI's board of directors for issue and will, when issued and delivered as provided in this Agreement, be duly and validly issued, fully paid and non-assessable.

          2. REPRESENTATIONS AND WARRANTIES OF UII. UII hereby represents and warrants to UTI as follows:

         2.1 Organization and Standing. UII is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and has full corporate power to carry on its business as it is now being conducted and to own or hold under lease the properties and assets it now owns or holds under lease. UII has delivered to UTI a true and complete schedule referring to
Section 2.1 and listing all of its (i) corporate officers ("Officers"), (ii) members of the board of directors ("Directors") and (iii) subsidiaries of which 20% or more of the common stock is directly or indirectly owned by UII.

         2.2 Capitalization. UII's entire authorized capital stock consists of 2,310,001 shares of Common Stock, no par value and 150,000 shares of Preferred Stock, par value $100 per share. As of September 30, 1998, there were 1,391,919 shares of Common Stock outstanding and no shares of Preferred Stock outstanding.

         2.3 Financial Statements. UII has delivered to UTI copies of the following: UII's audited consolidated financial statements for the fiscal years ended December 31, 1995, 1996 and 1997 and unaudited financial statements for the six month periods ended June 30, 1997 and June 30, 1998. These financial statements have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods covered by such statements (except as may be stated in the explanatory notes to such statements), and, at the dates of and for the periods covered thereby, present fairly the consolidated financial position and results of operations of UII and its subsidiaries. UII also has delivered to UTI copies of UII's Form 10-K's, Form 10-Q's, Form 8-K's and proxy statements filed with the Securities and Exchange Commission pursuant to the Exchange Act in respect of or during the three years ended December 31, 1997 and thereafter through the date hereof. All such reports were filed in a timely manner and complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder.


         2.4 No Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the consolidated balance sheets included within UII's financial statements referred to in Section 2.3, at the date of such statements UII had no material liabilities or obligations (whether accrued, absolute or contingent), of the character which, under generally accepted accounting principles, should be shown, disclosed or indicated in a balance sheet or explanatory notes or information supplementary thereto, including, without limitation, any liabilities resulting from failure to comply with any law or any federal, state or local tax liabilities due or to become due whether (a) incurred in respect of or measured by income for any period prior to the close of business on such dates, or (b) arising out of transactions entered into, or any state of facts existing, prior thereto.

         2.5 Absence of Certain Changes, Events or Conditions. Since December 31, 1997, there has not been any change in UII's financial position, results of operations, assets, liabilities, net worth or business, other than as described in a schedule heretofore delivered to UTI referring to this Section 2.5 and changes in the ordinary course of business which have not been materially adverse.

         2.6 Litigation, etc. Except as described on a schedule heretofore delivered to UTI and referring to this Section 2.6, there is no litigation, proceeding or governmental investigation pending or threatened, and, so far as is known to UII, there is no such litigation, proceeding or governmental investigation which is probable of assertion in the reasonable opinion of UII's officers, against or relating to UII, its properties or business, or the transactions contemplated by this Agreement. UII is not subject to any order of any court, regulatory commission, board or administrative body entered in any proceeding to which they are a party or of which they have knowledge.

         2.7 Compliance. UII has all licensed, permits, approvals and other authorizations, and have made all filings and registrations, necessary in order to enable them to conduct their businesses in all material respects. UII has heretofore delivered a schedule to UTI referring to this Section 2.7 which fairly and accurately summarizes or lists all licenses, permits, approvals, authorizations and regulatory matters relating to UII.

         UII has complied with all applicable laws, regulations and ordinances to the extent material to their businesses. The schedule referred to in this
Section 2.7 fairly and accurately describes all instances, known to the Officers or Directors of UII, in which UII is not currently in compliance with any applicable law, regulation or ordinance.

         2.8 Information for Proxy Statement. The information and data provided and to be provided by UII for use in the Registration Statement and the Proxy Statement referred to in Section 5, when such Registration Statement becomes effective and at the time of mailing of the Prospectus and Proxy Statement included therein to UTI and UII stockholders, will not contain any untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         2.9 No Conflict With Other Documents. Except as described in a schedule heretofore delivered to UTI and referring to this Section 2.9, neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will result in any violation, termination or modification of, or be in conflict with, any term of any contract or other instrument to which UII is a party, or of any judgment, decree or order applicable to UII, or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of UII.

         2.10 Authority. The execution, delivery and performance of this Agreement by UII have been authorized by its Board of Directors, and this Agreement is a valid, legally binding and enforceable obligation of UII subject to the discretion of a court of equity and subject to bankruptcy, insolvency and similar laws affecting the rights of creditors generally.

         2.11 Contracts. Except as shown on a schedule delivered to UTI and referring to this Section 2.11, UII is not a party to or subject to: (a) any employment contract with any officer, consultant, director or employee; (b) any plan or contract or arrangement providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing, or the like; (c) any contract or agreement with any labor union; (d) any lease of real or personal property with a remaining term in excess of one year (except for normal office equipment); (e) any instrument creating a lien or evidencing or related to indebtedness for borrowed money; (f) any contract containing covenants not to enter into or consummate the transactions contemplated hereby or which will be terminated or modified by the carrying out of such transactions; or (g) any other contract or agreement with a value exceeding $25,000 not of the type covered by any of the other specific items of this Section 2.11. Each of the instruments described in such schedule is valid and in full force and effect, and a true and complete copy thereof has heretofore been delivered to UTI. UII is not in default, or alleged to be in default, under any agreement, instrument or obligation to which it is a party or by which it is bound, in any material respect, nor, in the reasonable opinion of UII's Officers, is any such agreement, instrument or obligation unduly burdensome. Except as shown on such schedule, the consummation of the Merger and the transactions contemplated by this Agreement will not cause a default under any such agreement or provide any right of termination to any party thereto other than UII. No party with whom UII has an agreement which is of any material importance to UII is in default thereunder in any material respect. Except as set forth in the schedule referred to in this Section 2.11, since September 30, 1997 UII has not taken any action which would have violated Section 4.1 had this Agreement been dated September 30, 1997.

         2.12 Tax Matters. The provisions made for taxes on the December 31, 1997 and June 30, 1998 consolidated balance sheets referred to in Section 2.3 are sufficient for the payment of all unpaid taxes of the entities included therein, whether or not disputed. The United States federal income tax returns of UII have been audited by the Internal Revenue Service (or are no longer subject to audit) for all years to and including December 31, 1994. Except as described on a schedule heretofore delivered to UTI and referring to this
Section 2.12, with respect to UII, there are no proposed additional taxes, interest or penalties with respect to any year examined or not yet examined, and except as set forth in said schedule none of such entities has entered into any agreements extending the statute of limitations with respect to any federal or state taxes. UII has provided to UTI true and complete copies of the federal and state income tax returns of UII for the three years ended December 31, 1997, together with true and complete copies of all reports of any taxing authority relating to examinations thereof which have been delivered to UII.

         2.13 Title to Properties; Absence of Liens and Encumbrances, etc. UII has good and marketable title to all their properties and assets, real and personal (including those reflected in the consolidated balance sheets contained in the financial statements referred to in Section 2.3, except as sold or otherwise disposed of in the ordinary course of business from the date thereof), in each case free and clear of all liens and encumbrances, except those shown in such financial statements, the lien of current taxes not yet in default or payable and such imperfections of title, easements and encumbrances, if any, as are not substantial in character, amount or extent, and do not materially detract from the value, or interfere with the present or currently planned business use, of the properties subject thereto or affected thereby, or impair business operations.

         3. COVENANTS OF UTI. UTI covenants to UII that, except as otherwise consented to in writing by UII after the date of this Agreement:

         3.1 Authorized Stock Increase and Reservation. UTI will solicit and will use its best efforts to cause its stockholders to increase the authorized Common Stock of UTI from 3,500,000 shares to 7,000,000 shares. If such increase is obtained, UTI will keep available a sufficient number of shares of UTI Common Stock for issuance and delivery to the stockholders of UII between the date hereof and the closing of the transactions contemplated by this Agreement.

         3.2 Consents. UTI will take all necessary corporate or other action, and use its best efforts to obtain all consents and approvals, required for consummation of the transactions contemplated by this Agreement.

         3.3 Meeting of Stockholders. UTI will duly call and convene a meeting of its stockholders to act upon the Merger, the increase in authorized Common Stock of UTI and the other transactions contemplated by this Agreement as soon as practicable, and the Board of Directors of UTI will recommend a favorable vote thereon. UTI will solicit the proxies of its stockholders to vote on the transactions contemplated by this Agreement.

         3.4 Conditions to be Satisfied. UTI will use its best efforts to cause all of the conditions described in Sections 7 and 8 of this Agreement to be satisfied and to cause the officers and directors to UTI to cooperate to that end.

         4. COVENANTS OF UII. UII covenants to UTI that, except as otherwise consented to in writing by UTI after the date of this Agreement:

         4.1 Conduct of Business. After the date of this Agreement, with respect to UII (a) its business will be conducted only in the ordinary course; (b) it will not enter into or amend any employment contract with any officer, consultant, or employee; (c) there shall be no change in any of its pension, retirement or similar benefits nor any increase in salaries of any of its executive officers except for ordinary increases in accordance with UII's established practice; (d) it shall not incur any liability for borrowed money, encumber any of its assets or enter into any agreement relating to the incurrence of additional debt (other than in connection with purchases or leases of equipment which would not have been required to be listed on the schedule provided under Section 2.11 or short term bank credit, entered into in the ordinary course of operations); (e) it will use its best efforts to preserve its business organization intact, to keep available the service of its officers and employees and to preserve the good will of its independent agents; (f) no change shall be made in its charter documents or bylaws; (g) no change shall be made in the number of shares or terms of its authorized, issued or outstanding capital stock and, it shall not enter into any options, calls, contracts or commitments of any character relating to any issued or unissued capital stock; and (h) no dividend or other distribution or payment shall be declared or paid in respect of the UII Common Stock or the UII Preferred Stock.

         4.2 Information. UII will give to UTI and UTI's officers, accountants, counsel and other representatives reasonable access, during normal business hours throughout the period prior to the closing of the transactions contemplated by this Agreement, to the properties, books, contracts, commitments and records of UII. UII will furnish to UTI during such period all such information concerning UII and its business and properties as UTI may reasonably request.

         4.3 Meeting of Stockholders. UII will duly call and convene a meeting of its stockholders to act upon the transactions contemplated by this Agreement as soon as practicable, and the Board of Directors of UII will recommend a favorable vote thereon. UII will solicit the proxies of its stockholders to vote on the transactions contemplated by this Agreement.

         4.4 Consents. UII will take all necessary corporate or other action and use its best efforts to obtain all consents and approvals required for consummation of the transactions contemplated by this Agreement.

         4.5 Conditions To Be Satisfied. UII will use its best efforts to cause all of the conditions described in Articles 7 and 8 of this Agreement to be satisfied and to cause the Officers and Directors of UII to cooperate to that end.

         5. S-4 REGISTRATION STATEMENT AND PROXY STATEMENT. As promptly as practical, each of UTI and UII will file proxy materials under the Exchange Act, and UTI will file a registration statement on Form S-4 under the Securities Act of 1933, with the Securities and Exchange Commission, to permit the solicitation of proxies under the Exchange Act and the offering and delivery of shares of UTI Common Stock to the stockholders of UII in connection with the Merger. Each of UTI and UII will exert its best efforts to cause such registration statement to become effective as soon as practicable, and UTI and UII agree to cooperate in such efforts. The registration statement and the proxy statement in the form in which they exist when the proxy statement is actually first mailed to the stockholders of UTI and UII are herein referred to as the "Registration Statement" and the "Proxy Statement". Upon the effectiveness of the Registration Statement, each of UTI and UII will cause the Proxy Statement to be delivered to its stockholders entitled to vote on the Merger at least 20 days prior to the date of the meeting of its stockholders that is called to act upon the Merger in accordance with applicable law.

         6. MERGER OF UII AND UTI. Subject to the terms and conditions of this Agreement, UTI and UII agree to effect the following transactions at the Closing (as defined in Section 6.10):

         6.1 Conditions. UTI and UII will each deliver to the other reasonably appropriate evidence of the satisfaction of the conditions, contained in Sections 7 and 8, to their respective obligations hereunder.

         6.2 Increase in Authorized UTI Common Stock. The certificate of incorporation of UTI shall have been amended to increase the number of authorized shares of UTI Common Stock from 3,500,000 to 7,000,000.

         6.3 Merger. At the time of Closing UII will be merged with and into UTI (the "Merger") pursuant to the provisions and with the effect provided in the Illinois Business Corporation Act and the Ohio General Corporation Law, and in the Agreement of Merger, including without limitation the liquidation of UTG into UTI immediately following the merger and the assumption by UTI of all liabilities and obligations of UII. The Agreement of Merger shall be filed with the Secretary of State of each Illinois and Ohio on the date of Closing. UTI will be the surviving corporation in the Merger and its corporate name will be changed to United Trust Group, Inc. ("UTG").

         6.4 Conversion of Shares. The manner and basis of converting the UII Common Stock into shares of UTG Common Stock are as follows. Each (one) share of UII Common Stock issued and outstanding immediately prior to the Merger (excluding shares held by UII as treasury stock, if any, which shares shall be cancelled and extinguished), and all rights in respect thereof, shall by virtue of the Merger, without any action by the holder thereof, be converted into one share of UTG Common Stock (subject to adjustment for any stock split, reverse stock split and stock dividend with respect to UTI Common Stock from the date hereof to the Closing). From and after the Closing, each certificate converted pursuant to this Section 6.3 which theretofore represented shares of UII Common Stock shall evidence ownership of shares of UTG Common Stock on the basis herein above set forth, and the conversion shall be complete and effective at the effective time of the Merger.

         6.5 Issuance of Certificates. As soon as practicable after the Closing of the Merger, UTG will mail a letter of instruction and new stock certificate of UTG Common Stock ("New Shares") to each UTI and UII shareholder replacing their UTI Common Stock certificate and UII Common Stock certificate ("Old Shares"). The Old Shares will be considered null and void. Shareholders should not forward their certificates representing the Old Shares before receiving their instructions.

         6.6 Surrender of Certificates. As soon as practicable after the Closing of the Merger, UTI will mail to each UII shareholder a form letter of transmittal and instructions for surrendering certificates representing their share of UII Common Stock and for receiving shares of UTG Common Stock pursuant to the Merger.

         6.7 Procedure. UTI shall have the right to make rules, not inconsistent with the terms of this Agreement, governing any of the foregoing procedures contemplated by this Section 6.

         6.8 UII Transfer Books Closed and Stock Delisted. On the date of the Closing, the stock transfer books of UII shall be deemed closed, and no transfer of shares of UII shall be made thereafter. UII shall notify the National Association of Securities Dealers, and the transfer agent and registrar for the shares of UII capital stock, at least 10 calendar days before the anticipated date of the Closing, that no transfer of shares will be made after that date

         6.9 Effective Date. The closing of the transactions (the "Effective Date") contemplated by this Agreement shall take place at the executive offices of UII beginning at 2:00 p.m. on the first business day following the day upon which the UTI and UII stockholders meetings to approve the Merger were held, or at such other time and place as may be agreed upon by UTI and UII; provided, that if all of the conditions specified in this Agreement have not been satisfied or waived as of such date, the Closing shall be postponed until two business days following the satisfaction or waiver of all of the conditions of this Agreement. In accordance with Section 13, this Agreement may be terminated at the election of either party if Closing does not occur on or before December 31, 1998.

         7. CONDITIONS TO UTI'S OBLIGATIONS. Unless waived by UTI in writing at its sole discretion, all obligations of UTI under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

         7.1 Representations, Warranties and Covenants. The representations and warranties of UII contained in Section 2 of this Agreement shall be true at and as of the date of the Closing and, except as otherwise clearly contemplated hereby, shall be deemed made again at and as of such date and be true as so made again; UII shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Closing. UTI shall have received from UII a certificate or certificates in such reasonable detail as UTI may reasonably request, signed by the President or a

Vice-President of UII and dated the date of Closing, to the effect stated in this Section 7.1 and with respect to the fulfillment of the conditions set forth in Sections 7.2 through 7.7.

         7.2 Approval of Stockholders. The transactions shall have been duly approved by (i) a favorable vote of the holders of at least two-thirds of the issued and outstanding shares of each of the UTI Common Stock entitled to vote thereon, and (ii) a favorable vote of the holders of a majority of the issued and outstanding UII Common Stock entitled to vote thereon.

         7.3 Approvals of Governmental Authorities. All governmental approvals necessary to consummate the transactions contemplated by this Agreement shall have been received.

         7.4 Accuracy of Prospectus and Proxy Statement. On and as of the dates of the meetings of stockholders of UTI and UII at which action is to be taken on the transactions contemplated hereby, the Proxy Statement and the Registration Statement shall contain no statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements made therein not misleading.

         7.5 No Adverse Proceedings or Events. No suit, action or other proceedings against UTI or UII or their officers and directors shall be pending before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

         7.6 Consents and Actions; Contracts. All requisite consents of any third parties and other actions which UII has covenanted to use its best efforts to obtain and take under Section 4.4 hereof shall have been obtained and completed.

         7.7 Increase in Authorized UTI Common Stock. The certificate of incorporation of UTI shall have been amended to increase the number of authorized shares of UTI Common Stock from 3,500,000 to 7,000,000 and its corporate name changed to United Trust Group, Inc.

         8. CONDITIONS TO UII'S OBLIGATIONS. Unless waived by UII in writing at its sole discretion, all obligations of UII under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

         8.1 Representations, Warranties and Covenants. The representations and warranties of UTI contained in Section 1 shall be true at and as of the date of the Closing and, except as otherwise clearly contemplated hereby, shall be deemed made again at and as of such date and be true as so made again; UTI shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it on or prior to the Closing; and UII shall have received from UTI a certificate or certificates in such reasonable detail as UII may reasonably request, signed by the President or a Vice President of UTI and dated the date of Closing, to the effect stated in this Section 8.1 and with respect to the fulfillment of the conditions set forth in Sections 8.2 through 8.7.

         8.2 Approval of Stockholders. The transactions contemplated by this Agreement shall have been duly approved by (i) a favorable vote of the holders of at least two-thirds of the issued and outstanding shares of UTI Common Stock entitled to vote thereon, and (ii) a favorable vote of the holders of a majority of the issued and outstanding shares of UII Common Stock entitled to vote thereon.

         8.3 Approvals of Governmental Authorities. All governmental approvals necessary to consummate the transactions contemplated by this Agreement shall have been received.

         8.4 Accuracy of Prospectus and Proxy Statement. On and as of the dates of the meetings of stockholders of UTI and UII at which action is to be taken on the transactions contemplated hereby, the Proxy Statement and the Registration Statement shall contain no statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements made therein not misleading.

         8.5 No  Adverse  Proceedings  or  Events.  No  suit,  action  or  other proceeding against UTI or UII or their officers and directors, or the consummation of the transactions contemplated by this Agreement, shall have been instituted and resulted in the entry of a court order (which has not been subsequently dismissed, terminated or vacated) enjoining, either temporarily or permanently, the consummation of the transactions contemplated by this Agreement.

         8.6 Consents and Actions. All requisite consents of any third parties or other actions which UTI has covenanted to use its best efforts to obtain and take under Section 3.2 shall have been obtained and completed.

         8.7 Increase in Authorized UTI Common Stock. The certificate of incorporation of UTI shall have been amended to increase the number of authorized shares of UTI Common Stock from 3,500,000 to 7,000,000.

         9. BROKERS AND ADVISORS. Each of UTI and UII represents and warrants to the other that the transactions contemplated by this Agreement have been negotiated directly between them and their respective counsel, without the intervention of any person which might give rise to a valid claim against any of them for a brokerage commission, finder's fee, counseling or advisory fee, or like payment, and each agrees to indemnify the other against any such liability.

         10. UPDATING OF CERTAIN CONDITIONS. The requirement for the continuing accuracy of the representations and warranties set forth in Section 7.1 and 8.1 shall be subject to the following provisions. Each of UTI and UII will promptly furnish to the other any information which, either before or after the time of the mailing of the Proxy Statement and Prospectus included in the Registration Statement, shall be necessary in order to make the representations and warranties in Section 1.6 and 2.8 true as of the time of the meetings of the UTI and UII stockholders, the Closing and any earlier date subsequent to the mailing of the Proxy Statement. In the event that any such information would or might, in the absence of any other action, cause the non-fulfillment of the conditions of this Agreement due to a possible material adverse change or otherwise, a determination shall be made by the Board of Directors of UTI in the case of information pertaining to UII and by the Board of Directors of UII in the case of information pertaining to UTI whether or not to continue the transaction; and, if the transaction is continued, UTI and UII shall each take such action as may be necessary to amend or supplement the Proxy Statement and Registration Statement. If action is taken to continue the transaction and so to amend or supplement the Proxy Statement or Registration Statement, the supplemental or amended information included therein shall be deemed to modify the requirements for the continuing accuracy of any previous information, and shall be deemed part of the Proxy Statement and Registration Statement.

         11. EXPENSES. Each party to this Agreement shall pay all of its expenses relating hereto, including fees and disbursements of its counsel, accountants and financial advisors, whether or not the transactions hereunder are consummated. Expenses of printing this Agreement, the Proxy Statement and Registration Statement and any other documents used in the transactions contemplated hereunder shall be divided equally between UTI and UII. The fee for registration under the Securities Act of 1933 of the shares of UTI Common Stock to be issued upon conversion of shares of UII capital stock shall be paid by UTI.

         12. NOTICES. All notices, requests, demands and other communications under or in connection with this Agreement shall be in writing, and, shall be addressed to each company's principal executive offices as shown on the cover page of the most recent SEC report delivered by such company pursuant to Section
1.3 or 2.3 of this Agreement, as the case may be.

         All such notices, requests, demands or communication shall be mailed postage prepaid, first class mail, or delivered personally, and shall be sufficient and effective when delivered to or received at the address so specified. Any party may change the address at which it is to receive notice by like written notice to the other.

         13. AMENDMENTS AND TERMINATION. UTI and UII by mutual consent of their respective Boards of Directors or authorized committees or officers may amend this Agreement in such manner as may be agreed upon only by a written instrument executed by UTI and UII, whether before or after the meetings of the stockholders of UTI and UII, at which action upon the transactions contemplated hereby is to be taken; provided, however, that after the requisite approval of the stockholders has been obtained, neither UTI nor UII shall consent to any amendment or modification which would change the provisions with respect to the transactions contemplated by this Agreement in any manner which would materially and adversely affect the rights of UTI's or UII's stockholders. UTI and UII, by mutual consent of their Boards of Directors, may terminate this Agreement at any time prior to the Closing and, unless otherwise specifically provided in such consent, any such termination shall be without liability on the part of UTI or UII except as provided in Section 11.

         UTI or UII may at its election terminate this Agreement and the Merger in the event that any condition for it to close has not been met or waived by it in its sole discretion, or if for any reason the Merger shall not have become effective on or before December 31, 1998.

         Any Such termination shall be without liability to UTI or UII except as provided in Section 11 and except to the extent that such termination was caused by the knowing or intentional material breach of covenants, representations, or warranties contained in this Agreement.

         14. ENTIRE AGREEMENT. This Agreement (including the exhibits hereto and the lists, schedules and documents delivered pursuant hereto, which are a part hereof) is intended by the parties to and does constitute the entire agreement of the parties with respect to the transactions contemplated by this Agreement. This Agreement supersedes any and all prior understandings, written or oral, between the parties, and this Agreement may not be amended, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by an authorized executive officer of the party against which enforcement of the amendment, modification, waiver, discharge or termination is sought.

         15. GENERAL. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, but nothing herein, express or implied, is intended to or shall confer any rights, remedies or benefits upon any person other than the parties hereto. This Agreement may not be assigned by any party hereto. It is understood, recognized, and agreed that the validity of this Agreement and the enforceability of any provision hereof, whether before or after the Closing, are subject to bankruptcy and insolvency laws affecting the rights of creditors generally.

         16. SURVIVAL. The respective representations, certifications and warranties of the parties hereto, including those made in or resulting from any certificates, instruments or other documents delivered pursuant to this Agreement, shall expire with and be terminated and extinguished by the Closing hereunder, and thereafter no party hereto shall be under any liability whatsoever with respect to any such representation, certification or warranty, it being intended that the sole remedy of any party for a breach of any such representation, certification or warranty shall be to elect not to proceed with the Closing hereunder if such breach has resulted in a condition to such party's obligations hereunder not being satisfied. The foregoing shall not be applicable to any knowing or intentional breach of this Agreement or to any knowing or intentional misrepresentation, certification or warranty, as to each of which, all legal remedies of the party adversely affected may be enforced and shall survive the Closing hereunder.

         IN WITNESS WHEREOF, each of the parties hereto has caused this agreement to be duly executed by its undersigned officer thereunto duly authorized on the date first above written.


ATTEST:                                            UNITED TRUST, INC.



/s/ George E. Francis
George E. Francis                                       By: /s/ Larry E. Ryherd
Secretary                                               Larry E. Ryherd,
                                                        Chief Executive Officer



[CORPORATE SEAL]





ATTEST:                                            UNITED INCOME, INC.



/s/ George E. Francis
George E. Francis                                       By:/s/ James E. Melville
Secretary                                               James E. Melville
                                                        President



[CORPORATE SEAL]

                                                                       Exhibit A
                                                           To Agreement and Plan
                                                               Of Reorganization

                        AGREEMENT AND ARTICLES OF MERGER

                                     Merging

                               UNITED INCOME, INC.

                       a corporation of the State of Ohio

                                  With and Into

                                UNITED TRUST INC.

                     a corporation of the State of Illinois

         Agreement and Articles of Merger, dated June 25, 1998, by and between United Trust, Inc., an Illinois corporation ("UTI"), and United Income, Inc., an Ohio corporation ("UII"), said corporations being together hereinafter sometimes referred to as the "constituent Corporations".

         Whereas, UTI is a corporation duly organized and existing under the laws of the State of Illinois and has authorized capital stock of 3,500,000 shares of Common Stock, no par value, of which 1,912,239 shares are issued and outstanding with 257,039 shares being held in the treasury and 150,000 shares of Preferred Stock, par value $100 per share of which no shares are outstanding.

         Whereas, UII is a corporation duly organized and existing under the laws of the State of Ohio and has authorized capital stock of 2,310,001 shares of Common Stock, no par value, of which 1,569,509 shares are issued and outstanding with 177,590 shares being held in the treasury and 150,000 shares of Preferred Stock, par value $100 per share of which no shares are outstanding.

         Whereas, the Board of Directors of each of the Constituent Corporations has adopted resolutions declaring advisable and to the best interests of the Constituent Corporations and their respective stockholders that UII be merged with and into UTI, and that simultaneously UTI will change its name to United Trust Group, Inc. (the "Surviving Corporation"), under and pursuant to the Illinois Business Corporation Act and the Ohio General Corporation Law, and on the terms and conditions herein contained (the "Merger").

                                    ARTICLE I

         1.1 UTI and UII agree to effect the Merger of UII with and into UTI. UTI and UII jointly own 100% of the outstanding capital stock of United Trust Group, Inc., an Illinois corporation ("UTG"). Immediatley following the merger, UTI will liquidate UTG. UTI will change its name to UTG and shall be the Surviving Corporation and shall continue to be governed by the laws of the State of Illinois. The name of the Surviving Corporation shall be "United Trust Group, Inc". The terms and conditions of the Merger and the manner of carrying the same into effect are as set forth in this Agreement and Articles of Merger (hereinafter referred to as this "Agreement").

         1.2 The Certificate of Incorporation of UTI, as in effect immediately prior to the Effective Date, until further amended, shall be and constitute the Certificate of Incorporation of the Surviving Corporation, and an amendment to said Certificate of Incorporation shall be effected as a result of the Merger to reflect its name change to United Trust Group, Inc.

         1.3 The Bylaws of UTI, as in effect immediately prior to the Effective Date, until further amended, shall be and constitute the Bylaws of the Surviving Corporation.

         1.4 The Board of Directors of UTI shall not be changed as a result of the Merger.

         1.5 The officers of UTI shall not be changed as a result of the Merger.

                                   ARTICLE II
         2.1 The existence of UII shall cease on the Effective Date of the Merger, and the existence of UTI shall continue unaffected and unimpaired by the Merger. On the Effective Date of the Merger, in addition to the general powers of corporations, UTI shall enjoy the rights, franchises and privileges possessed by each of the Constituent Corporations, subject to the restrictions, liabilities, duties and provisions of a corporation organized under the Illinois Business Corporation Act; and all the rights, privileges, franchises and interest of each of the Constituent Corporation, and all the property, real, personal and mixed, and all the debts due on whatever account to either of them, as well as all stock subscriptions, securities and other things in action belonging to either of them, shall be taken and deemed to be transferred to and vested in the Surviving Corporation, without further act or deed; and all claims, demands, property and every interest shall be the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to all real estate, taken by deed or otherwise vested in any of the Constituent Corporation, shall not be deemed to revert or deemed to be in any way impaired by reason of the Merger, but shall be vested in the Surviving Corporation; provided, however, that rights of creditors and all liens upon any property of any of the Constituent Corporations shall not in any manner be impaired, nor shall any liability or obligation due or to become due, or any claim or demand for any cause existing against any such corporation be released or impaired by such Merger; but the Surviving Corporation shall be deemed to have assumed and shall be liable for liabilities and obligations of either of the Constituent Corporations, in the same manner as if the Surviving Corporations, in the same manner as if the Surviving Corporation had itself incurred such liabilities or obligations.

         2.2 The Surviving  Corporation  may be served with process in the State of Ohio in any proceeding therein for enforcement of any obligation of UII as well as for enforcement of any obligation UII or the Surviving Corporation arising from the Merger, and the Surviving Corporation does hereby irrevocably appoint the Secretary of State of Ohio as its agent to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed to said agent is c/o United Trust Group, Inc., 5250 South Sixth Street Road, Springfield, Illinois 62703, until UTG shall have hereafter designated in writing to the said agent a different address for such purpose. Service of such process may be made by personally delivering to and leaving with said agent duplicate copies of such process, one of which copies the agent shall forthwith send by registered mail to UTG at the above address.

         2.3  The  Surviving   Corporation   will  promptly  pay  to  dissenting
stockholders of UII the amount, if any, to which they are entitled under the relevant provisions of the Ohio General Corporation Law.

         2.4 Subject to the terms and conditions herein provided, this Agreement shall be certified, executed and acknowledged to comply with applicable filing and recording requirements of the Illinois Business Corporation Act and the Ohio General Corporation Law on the closing date referred to in Section 6.8 of that certain Agreement and Plan of Reorganization, dated , between the Constituent Corporations (the "Acquisition Agreement"), (the date of such certification, execution and acknowledgment being herein referred to as the "Closing Date"). On the Closing Date or as soon thereafter as practicable, a certified Agreement and Articles of Merger incorporating this Agreement shall be filed pursuant to Illinois Business Corporation Act and the Ohio General Corporation Law with the Secretary of State of Illinois and Ohio, respectively, and a certified copy thereof shall be recorded in the Office of the Recorder of the appropriate county or counties in Illinois and Ohio, respectively. This Agreement shall become effective in the State of Illinois at the close of business on the day on which such filing is completed, and shall become effective in the State of Ohio upon the issuance by the Secretary of State of Ohio of a Certificate of Merger (the latter of which dates is herein referred to as the "Effective Date").

                                   ARTICLE III

     3.1 The manner of converting or exchanging the shares of UII into shares of UTI shall be as hereinafter set forth in this Article III.

     3.2 Each share of UTI Common Stock issued and outstanding immediately prior to the Effective Date shall continue to be an issued and outstanding share of UTI, fully paid and non-assessable.

     3.3 Each share of UII Common Stock issued and outstanding immediately prior to the Effective Date (excluding shares of UII Common Stock held by UII as treasury stock, which shares shall be cancelled and extinguished at the Effective Date) and all rights in respect thereof shall, upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, be exchanged for and converted into one share of UTI Common Stock.

     3.4 Each share of UTI Common Stock issued pursuant to this Article III shall be fully paid and non-assessable. From and after the Effective Date, each certificate which theretofore represented shares of UII Common Stock shall evidence ownership of shares of the UTI Common Stock on the basis hereinabove set forth, and the exchange and conversion shall be complete and effective on the Effective Date without regard to the date or dates on which outstanding UII Common Stock shall be cancelled.

     3.5 On the Effective Date, UTI will deliver to the Exchange Agent certificates representing the number of shares of UTI Common Stock that will be required for delivery to the stockholders of UII pursuant to the Merger, and will take such further action as may be necessary in order that certificates for shares of the UTI Common Stock may be delivered to the stockholders of UII. Dividends or other distributions payable after the Effective Date to holder of record in respect of such shares of the UTI Common Stock issued in exchange for UII Common Stock shall not be paid to holders thereof until certificates evidencing the UII Common Stock are surrendered for exchange as aforesaid.

                                   ARTICLE IV

     4.1 The obligations of UTI and UII to effect the Merger shall be subject to all of the terms and conditions of the Acquisition Agreement.

     4.2 This Agreement may be terminated or amended prior to the Effective Date in the manner and upon the conditions set forth in the Acquisition Agreement.

     4.3 This Agreement may be executed in any number of counterparts, each of which shall be deemed and original but all of which together shall constitute but one instrument.

     IN WITNESS WHEREOF, each of the Constituent Corporations has caused this Agreement to be duly executed by its duly authorized officer, attested to by its Secretary and its corporate seal, all as of the date first above written.


                                                             UNITED TRUST, INC.

ATTEST:



George E. Francis                                    Larry E. Ryherd
     Secretary                                          Chief Executive Officer


[CORPORATE SEAL]

                                                             UNITED INCOME, INC.

ATTEST:



George E. Francis                                    James E. Melville
     Secretary                                                President



[CORPORATE SEAL]

     THE UNDERSIGNED, Chief Executive Officer of United Trust Inc. who executed on behalf of said corporation the foregoing Agreement and Articles of Merger, of which this Certificate is made a part, hereby acknowledges, in the name of and on behalf of said corporation, the foregoing Agreement and Articles of Merger to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                                              Larry E. Ryherd
                                                         Chief Executive Officer


         THE UNDERSIGNED, President of United Income, Inc. who executed on behalf of said corporation the foregoing Agreement and articles of Merger, of which this Certificate is made a part, hereby acknowledges, in the name of and on behalf of said corporation, the foregoing Agreement and articles of Merger to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                                              James E. Melville
                                                                    President

                               UNITED INCOME, INC.

                             Secretary's Certificate

         I, George E. Francis, Secretary of United Income, Inc., an Ohio corporation ("UII"), do hereby certify, in accordance with the provisions of the Ohio General Corporation Law, that the foregoing Agreement and Articles of Merger, having been duly authorized and adopted by the Board of Directors of UII and signed under its corporate seal by officers of UII thereunto duly authorized, was duly approved and adopted by the Stockholders of UII on the 7th day of June, 1999 at a Special Meeting of the shareholders of UII, that at the time of said meeting UII had outstanding 1,391,919 shares of its common stock, and no other shares of capital stock; that at said meeting shares of UII common stock were voted in favor of, and shares of UII common stock were voted against, the plan of merger.

         Witness my hand and the seal of UII this 7th day of June, 1999.



                                                     George E. Francis,
                                                         Secretary


[CORPORATE SEAL]

                               UNITED TRUST, INC.

                             Secretary's Certificate

         I, George E. Francis, Secretary of United Trust, Inc., an Illinois corporation ("UTI"), do hereby certify, in accordance with the provisions of the Illinois Business Corporation Act, that the foregoing Agreement and Articles of Merger, having been duly authorized and adopted by the Board of Directors of UTI and signed under its corporate seal by officers of UTI thereunto duly authorized, was duly approved and adopted by the Stockholders of UTI on the 7th day of June, 1999 at a Special Meeting of the shareholders of UTI, that at the time of said meeting UTI had outstanding 2,490,438 shares of its Common Stock, and no other shares of capital stock; that at said meeting shares of UTI Common Stock were voted in favor of, and shares of UTI Common Stock were voted against, the plan of the Agreement of Merger.

     Witness my hand and the seal of UTI this 7th day of June, 1999.



                                                        George E. Francis,
                                                            Secretary


[CORPORATE SEAL]

                            CERTIFICATE OF EXECUTION

     The foregoing Agreement of Merger, having been duly entered into and signed by United Trust Inc., an Illinois corporation ("UTI") and United Income, Inc., an Ohio corporation ("UII"), and having been duly adopted by the stockholders of UTI and the stockholders of UII, all in accordance with the provisions of the Illinois Business Corporation Act and the Ohio General Corporation Law; the Chief Executive Officer of UTI and the Senior Executive Vice President of UII do now hereby re-execute said Agreement of Merger under the respective corporate seals of UTI and UII, attested by the respective secretaries of UTI and UII, by authority of and as the act, deed and agreement of UTI and UII, respectively, on this 27th day of October 1998.

                                                              UNITED TRUST, INC.


ATTEST:



George E. Francis                                    Larry E. Ryherd
     Secretary                                          Chief Executive Officer



[CORPORATE SEAL]

                                                             UNITED INCOME, INC.



ATTEST:




George E. Francis                                    James E. Melville
     Secretary                                                 President



[CORPORATE SEAL]

                                                                      APPENDIX B
                          Sections 1701.84 and 1701.85
                          Ohio General Corporation Law

                      RIGHTS OF DISSENTING STOCKHOLDERS OF
                               UNITED INCOME, INC.


         1701.84 Persons entitled to relief as dissenting shareholders.

The following are entitled to relief as dissenting shareholders under section 1701.85 of the Revised Code;

         (A) Shareholders of a domestic corporation that is being merged or consolidated into a surviving or new entity, domestic or foreign, pursuant to
section  1701.78,  1701.781  [1701.78.1],   1701.79,  1701.791  [1701.79.1],  or
1701.801 [1701.80.1] of the Revised Code;

         (B) In the case of a merger into a domestic corporation, shareholders of the surviving corporation who under section 1071.78 or 1701.781 [1701.78.1] of the Revised Code are entitled to vote on the adoption of an agreement of merger, but only as to the shares so entitling them to vote;

         (C) Shareholders, other than the parent corporation, of a domestic subsidiary corporation that is being merged into the domestic or foreign parent corporation pursuant to section 1701.80 of the Revised Code;

         (D) In the case of a combination or a majority share acquisition, shareholders of the acquiring corporation who under section 1701.83 of the Revised Code are entitled to vote on such transaction, but only as to the shares so entitling them to vote;

         (E) Shareholders of a domestic subsidiary corporation into which one or more domestic or foreign corporations are being merged pursuant to section 1701.801 [1701.80.1] of the Revised Code.

         (F) Dissenting shareholder's demand for fair cash value of shares.

          1701.85 Dissenting shareholder's demand for fair cash value of shares.

         (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect to the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

         (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

         (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 [1701.80.1] of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

         (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

         (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

         (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505, of the

Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

         (C) If the proposal was required to be submitted to the shareholder of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

         (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

         (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

         (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

         (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

         (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

         (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

         (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                                                      APPENDIX C

                           Section 5/11.65 and 5/11.70
                        Illinois Business Corporation Act
                      RIGHTS OF DISSENTING STOCKHOLDERS OF
                               UNITED TRUST, INC.


     5/11.65 RIGHT TO DISSENT. - (a) A shareholder of a corporation is entitled to dissent from, and obtain payment for his or her shares in the event of any of the following corporate actions:

     (1) consummation of a plan of merger of consolidation or a plan of share exchange to which the corporation is a party if (i) shareholder authorization is required for the merger or consolidation or the share exchange by Section 11.20 or the articles of incorporation or (ii) the corporation is a subsidiary that is merged with its parent or another subsidiary under Section 11.30;

     (2) consummation of a sale, lease or exchange of all, or substantially all, of the property and assets of the corporation other than in the usual and regular course of business; (3) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it: (i) alters or abolishes a preferential right of such shares;

     (ii) alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of such shares;

     (iii) in the case of a corporation incorporated prior to January 1, 1982, limits or eliminates cumulative voting rights with respect to such shares; or

     (4) any other corporate action taken pursuant to a shareholder vote if the articles of incorporation, by-laws, or a resolution of the board of directors provide that shareholders are entitled to dissent and obtain payment for their shares in accordance with the procedures set forth in Section 11.70 or as may be otherwise provided in the articles, by-laws or resolution.

     (b) A shareholder entitled to dissent and obtain payment for his or her shares under this Section may not challenge the corporate action creating his or her entitlement unless the action is fraudulent with respect to the shareholder or the corporation or constitutes a breach of a fiduciary duty owed to the shareholder.

     (c) A record owner of shares may assert dissenters' rights as to fewer than all the shares recorded in such person's name only if such person dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record owner asserts dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which dissent is made and the other shares recorded in the names of different shareholders. A beneficial owner of shares who is not the record owner may assert dissenters' rights as to shares held on such person's behalf only if the beneficial owner submits to the corporation the record owner's written consent to the dissent before or at the same time the beneficial owner asserts dissenters' rights.

     5/11.70 PROCEDURE TO DISSENT. - (a) If the corporate action giving rise to the right to dissent is to be approved at a meeting of shareholders, the notice of meeting shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to the meeting, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to vote on the transaction and to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenters' rights only if the shareholder delivers to the corporation before the vote is taken a written demand for payment for his or her shares if the proposed action is consummated, and the shareholder does not vote in favor of the proposed action.

         (b) If the corporate action giving rise to the right to dissent is not to be approved at a meeting of shareholders, the notice to shareholders describing the action taken under Section 11.30 or Section 7.10 shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to or concurrently with the notice, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenter's rights only if he or she delivers to the corporation within 30 days from the date of mailing the notice a written demand for payment for his or her shares.

         (c) Within 10 days after the date on which the corporate action giving rise to the right to dissent is effective or 30 days after the shareholder delivers to the corporation the written demand for payment, whichever is later, the corporation shall send each shareholder who has delivered a written demand for payment a statement setting forth the opinion of the corporation as to the estimated fair value of the shares, the corporation's latest balance sheet as of the end of a fiscal year ending not earlier than 16 months before the delivery of the statement, together with the statement of income for that year and the latest available interim financial statements, and either a commitment to pay for the shares of the dissenting shareholder at the estimated fair value thereof upon transmittal to the corporation of the certificate or certificates, or other evidence of ownership, with respect to the shares, or instructions to the dissenting shareholder to sell his or her shares within 10 days after delivery of the corporation's statement to the shareholder. The corporation may instruct the shareholder to sell only if there is a public market for the shares at which the shares may be readily sold. If the shareholder does not sell within that 10 day period after being so instructed by the corporation, for purposes of this Section the shareholder shall be deemed to have sold his or her shares at the average closing price of the shares, if listed on a national exchange, or the average of the bid and asked price with respect to the shares quoted by a principal market maker, if not listed on a national exchange, during that 10 day period.

         (d) A shareholder who makes written demand for payment under this Section retains all other rights of a shareholder until those rights are cancelled or modified by the consummation of the proposed corporate action. Upon consummation of that action, the corporation shall pay to each dissenter who transmits to the corporation the certificate of other evidence of ownership of the shares the amount the corporation estimates to be the fair value of the shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated.

         (e) If the shareholder does not agree with the opinion of the corporation as to the estimated fair value of the shares or the amount of interest due, the shareholder, within 30 days from the delivery of the corporation's statement value, shall notify the corporation in writing of the shareholder's estimated fair value and amount of interest due and demand payment for the difference between the shareholder's estimate of fair value and interest due and the amount of the payment by the corporation or the proceeds of sale by the shareholder, whichever is applicable because of the procedure for which the corporation opted pursuant to subsection (c).

         (f) If, within 60 days from delivery to the corporation of the shareholder notification of estimate of fair value of the shares and interest due, the corporation and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, the corporation shall either pay the difference in value demanded by the shareholder, with interest or file a petition in the county in which either the registered office or the principal office of the corporation is located, requesting the court to determine the fair value of the shares and interest due. The corporation shall make all dissenters, whether or not residents of this State, whose demands remain unsettled parties to the proceeding as an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. Failure of the corporation to commence an action pursuant to this Section shall not limit or affect the right of the dissenting shareholders to otherwise commence an action as permitted by law.

         (g) The jurisdiction of the court in which the proceeding is commenced under subsection (f) by a corporation is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the power described in the order appointing them, or in any amendment to it.

         (h) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that fair value of his or her shares, plus interest, exceeds the amount paid by the corporation or the proceeds of sale by the shareholder, whichever amount is applicable.

         (i) The court, in a proceeding commenced under subsection (f), shall determine all costs of the proceeding, including the reasonable compensation and expenses of the appraisers, if any, appointed by the court under subsection (g), but shall exclude the fees and expenses of counsel and experts for the respective parties. If the fair value of the shares as determined by the court materially exceeds the amount which the corporation estimated to be the fair value of the shares or if no estimate was made in accordance with subsection
(c), then all or any part of the costs may be assessed against the corporation. If the amount which any dissenter estimated to be the fair value of the shares materially exceeds the fair value of the shares as determined by the court, then all or any part of the costs may be assessed against that dissenter. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, as follows:

         (1) Against the corporation and in favor of any or all dissenters if the court finds that the corporation did not substantially comply with the requirements or subsections (a), (b), (c), (d), or (f).

         (2) Against either the corporation or a dissenter and in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Section.

         If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to that counsel reasonable fees to be paid out of the amounts awarded to the dissenters who are benefited. Except as otherwise provided in this Section, the practice, procedure, judgment and costs shall be governed by the Code of Civil Procedure.

         (j) As used in this Section:

         (1) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the consummation of the corporate action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable.

         (2) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

                                                                      APPENDIX D

                              PROPOSED AMENDMENT TO
                        PARAGRAPH 1 OF ARTICLE FOURTH OF
                          ARTICLES OF INCORPORATION OF
                               UNITED TRUST, INC.

                                 ARTICLE FOURTH

         Paragraph 1: The aggregate number of shares which the corporation is authorized to issue is 7,150,000 divided into two classes. The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

                                              Par value per share or
              Series           Number of      statement that shares are
Class         (if any)          shares        without par value

Common        None              7,000,000     Without par value

Preferred     To be fixed         150,000     $100
              By the Board
              Of Directors

                                     PART II

                           INFORMATION NOT REQUIRED IN

                                   PROSPECTUS

Item 20.  Indemnification of Directors and Officers

              The Illinois Business Corporation Act empowers the Registrant to indemnify each officer and director of the Registrant against liabilities and expenses incurred by reason of the fact that he or she is or was an officer or director of the Registrant, or is or was serving as such at the request of the Registrant with respect to another corporation, partnership, joint venture, trust, or other enterprise. The Act also empowers the Registrant to purchase and maintain insurance on behalf of any such officer or director of the Registrant against liability asserted against or incurred by him or her in any such capacity, whether or not the Registrant would have power to indemnify such officer or direction against such liability.

              Article 1.1 of the Registrant's Bylaws provides, in effect, for the indemnification by the Registrant of each director, officer, employee, or agent of the Registrant to the full extent permitted by the Illinois Business Corporation Act.

Item 21.  Exhibits and Financial Statements Schedules

              A list of exhibits and financial statement schedules included as part of this Registration Statement is set forth in the list that immediately precedes such exhibits and schedules and is hereby incorporated herein by reference.

Item 22.  Undertakings

     The  undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration
     Statement or any material change to such information in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold in the termination of the offering.

4. To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

5. To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

6. Prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

7. That every prospectus (i) that is filed pursuant to paragraph 6 immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the UTI pursuant to the provisions described under Item 20 above, or otherwise (other than insurance), UTI has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by UTI of expenses incurred or paid by a director, officer or controlling person of UTI in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the Securities being registered, UTI will, unless in the opinion of its counsel the matter has been settled by question whether such indemnification by it, other than indemnification pursuant to court order and not including any coverage under, or agreement to pay premiums for, any policy of insurance, is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                                      Appendix E


               Consent of Independent Certified Public Accountant
               --------------------------------------------------


         We consent to the inclusion of our reports for the year ended December 31, 1998, dated March 26, 1999, accompanying the consolidated financial statements and schedules of United Trust, Inc., the consolidated financial statements of United Income, Inc. and the consolidated financial statements and schedules of United Trust Group, Inc. appearing in the Form S-4/A Registration Statement (File No 333-44269) of United Trust, Inc., dated April 21, 1999, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.




                                                     KERBER, ECK & BRAECKEL LLP




Springfield, Illinois
April 21, 1999

                                                                      Appendix F


                  Consent of Use of Federal Income Tax Opinion
                  --------------------------------------------


         We consent to the use of our opinion dated October 9, 1998 regarding certain federal income tax consequences of the proposed merger of United Income, Inc. with and into United Trust, Inc. and to the discussion presented in the prospectus dated April 21, 1999 under the sub-heading "Tax Consequences" as found starting on page 31.




                                                     KPMG LLP




Columbus, Ohio
April 21, 1999

                                                                      APPENDIX G
October 9, 1998


Mr. James E. Melville
President
United Trust, Inc.
5250 South Sixth Street
P.O. Box 5147
Springfield, Ohio  62705


Dear Mr. Melville:

You have requested the opinion of KPMG Peat Marwick LLP ("KPMG") regarding certain Federal income tax consequences of the proposed merger ("the Merger") of United Income, Inc. ("Income") with and into United Trust, Inc. ("Trust").

Our opinion is based solely upon information provided to us in the "Agreement and Plan of Reorganization," as amended, (including Exhibit A) ("the Agreement"), and the "Statement of Facts and Representations" dated October 7, 1998 (Representations) provided to us by the management of Income and Trust as set forth in the sections of this letter entitled "Facts" and "Representations."

You have advised us that the facts contained in the Agreement and the Representations, and as set forth below in the section entitled "Facts," provide an accurate and complete description of the facts and circumstances concerning the Merger. We have made no independent determination regarding such facts and circumstances and, therefore, have relied solely upon the facts presented and the Agreement and the Representations for purposes of this letter. Any changes to the facts or to the Agreement or the Representations could cause KPMG to change the opinions stated herein.

Facts:
------

Trust is an Illinois "C" corporation which is publicly owned. Trust is a holding company and engages in no business or operations directly other than holding the stock of other corporations. Currently, the authorized capital stock of Trust consists solely of 3,500,000 shares of common stock, no par value ("Trust Common Stock") and 150,000 shares of preferred stock, $100 par value. In order to effect the Merger, Trust will increase the number of authorized shares of Trust Common Stock to 8,000,000. Currently 1,569,509 of the authorized Trust Common Stock shares and none of the preferred stock shares are issued and outstanding.

Income is an Ohio "C" corporation which is publicly owned. Income is a holding company which engages in no business or operations directly other than holding the stock of other corporations. Currently, the authorized capital stock of Income consists solely of 2,310,001 shares of common stock, no par value ("Income Common Stock") and 150,000 shares of preferred stock, $100 par value. Currently, 1,912,239 shares of the authorized Income Common Stock and none of the preferred stock are issued and outstanding.

United Trust Group ("UTG") is an Illinois "C" corporation and is a holding company which engages in no business or operations directly other than holding the stock of insurance and insurance-related companies. Currently the authorized capital stock of UTG consists solely of 10,000 shares of common stock, no par value ("UTG Common Stock"). Currently 100 shares of the authorized UTG Common Stock are issued and outstanding. Currently Trust owns 53% of the outstanding UTG Common Stock, and Income owns the remaining 47% of UTG Common Stock.

Proposed transaction:
---------------------

The managements of Trust and Income have both represented to KPMG that the Merger will benefit the business operations of Trust and Income and their respective stockholders by creating a larger, more viable life insurance holding company group with lower administrative cost, a simplified corporate structure, and more readily marketable securities.

To accomplish the business purposes described above, the following transaction (the "Proposed Transaction") has been proposed:

In order to effect the Merger, Trust will increase the number of authorized shares of Trust Common Stock to 8,000,000. Following a formal vote by the Boards of Trust and Income in which the Agreement and the Merger is approved, Income will merge pursuant to the Agreement with and into Trust in accordance with the applicable provisions of the Illinois Business Corporation Act and the Ohio General Corporation Law. In the Merger, and by operation of state law, Trust will acquire all of the assets and assume all of the liabilities of Income, the separate existence of Income will cease, and Trust will be the surviving corporation in the Merger.

In the Merger, the shareholders of Income, other than Trust, will receive solely one share of Trust Common Stock in exchange for each share of Income Common Stock surrendered. Under applicable law, Income shareholders and Trust shareholders have the right to dissent from approval of the Merger. Any such dissenting shareholder will receive a cash payment equal to the fair market value ("FMV") of their current stock holdings.


Representations:
----------------

For purposes of rendering this opinion, the managements of Trust and Income, have provided the following representations to KPMG regarding the proposed transaction:

(a) Trust has held a 30% interest in Income Common Stock for more than two years. Trust purchased the remaining 10.6% interest within the past two years. No part of this interest was acquired in anticipation or in furtherance of the Merger.

(b) The Merger is being effected to benefit the business operations of Trust and Income and their respective stockholders by creating a larger, more viable life insurance holding company group with lower administrative cost, a simplified corporate structure, and more readily marketable securities.

(c) The fair market value of Trust Common Stock received by each Income shareholder in the Merger will be approximately equal to the FMV of the Income Common Stock surrendered by such shareholders in the exchange.

(d) The FMV and adjusted basis of the assets of Income transferred to Trust will equal or exceed the sum of the liabilities assumed by Trust plus the amount of liabilities, if any, to which the transferred assets are subject.

(e) Any liabilities of Income assumed by Trust and the liabilities to which the transferred assets of Income are subject were incurred by Income in the ordinary course of its business.

(f) Trust, Income, and Income shareholders will each pay their respective expenses, if any, incurred in connection with the Merger.

(g) There is no intercorporate indebtedness existing between Income and Trust that was issued, acquired, or will be settled at a discount.

(h) Neither Trust nor Income is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.1

(i) Neither Trust nor Income is under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A).

(j) None of the compensation received by shareholder-employees of Income, if any, will be separate consideration for, or allocable to, any of their shares of Income stock; none of the shares of Trust stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

(k) There is no plan or intention on the part of any person or entity holding Income Common Stock immediately prior to the Merger ("former Income Common Stockholders"), to sell or exchange a number of shares of Trust Common Stock received in the Merger in any transaction in which Trust, its shareholders, or any corporation related to Trust is a direct or indirect party, that would reduce the former Income Common Stockholders' aggregate ownership of Trust Common Stock at any time following the Merger to a number of shares having a value, as of the date of the Merger, of less than fifty percent (50%) of the value of all of the formerly outstanding Income Common Stock as of the same date. For purposes of this representation, shares of Income Common Stock (or the portion thereof) exchanged for cash or other property will be treated as outstanding Income Common Stock on the date of the Merger. Moreover, shares of Income Common Stock and shares of Trust Common Stock held by Income Common Stockholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

(l) Trust has no plan or intention to reacquire any of the Trust Common Stock issued in the Merger and the management of Trust is not aware of any plan or intention on the part of Trust, its shareholders, or any corporation related to Trust to purchase or acquire a number of shares of Trust stock received by Income shareholders in the Merger that would reduce the former Income Stockholders' aggregate ownership of Trust Common Stock at any time following the Merger to a number of shares having a value, as of the date of the Merger, of less than fifty percent (50%) of the value of all of the formerly outstanding Income Common Stock as of the same date. For purposes of this representation, shares of Income Common Stock (or the portion thereof) exchanged for cash or other property will be treated as outstanding Income Common Stock on the date of the Merger. Moreover, shares of Income Common Stock and shares of Trust Common Stock held by former Income Common Stockholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

(m) Trust has no plan or intention to sell or otherwise dispose of any of the assets of Income acquired in the transaction, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C).

(n) Following the transaction, Trust will continue the historic business of Income or use a significant portion of Income's historic business assets in a business.


Opinions:
---------

Based solely on the Facts and the Representations set forth above, and as limited by the Scope of the Opinion, as discussed below, it is the opinion of KPMG that:

1. Provided that the Merger qualifies as a statutory merger under the applicable corporate laws of the states of Illinois and Ohio, then such Merger should qualify as a reorganization within the meaning of Section 368(a)(1)(A). Trust and Income will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

2. No gain or loss should be recognized to Income on the transfer of all its assets to Trust in exchange for Trust Common Stock, cash for dissenting shareholders, if any, and the assumption by Trust of all Income's liabilities. (Sections 361 and 357(a)).

3. The basis of Income assets in the hands of Trust should be the same in each instance as the basis of those assets in the hands of Income immediately prior to the Merger Section (362(b)).

4. The holding period of the Income assets in the hands of Trust should include in each instance the period those assets were held by Income (Section 1223(2)).

5. No gain or loss should be recognized by Trust on the receipt of Income's assets in exchange for Trust Common Stock and the assumption of the liabilities of Income (Section 1032(a)).

6. Trust should succeed to and take into account, as of the day of the Merger the items of Income described in Section 381(c), subject to the conditions and limitations specified in Sections 381, 382, 383 and 384, if applicable, and the regulations thereunder (Section 381(a)). No opinion has been requested, nor is any expressed, with respect to such conditions and limitations.

7. No gain or loss should be recognized to the Income shareholders on the exchange of their shares of Income Common Stock solely for Trust Common Stock pursuant to the Merger. (Section 354(a)(1)).

8. The basis of the Trust Common Stock to be received by the Income shareholders should be the same as the basis of the Income Common Stock surrendered in exchange therefore in the Merger (Section 358(a)(1)).

9. The holding period of the Trust Common Stock received by the Income shareholders should include the period during which they held the Income Common Stock exchanged for Trust Common Stock in the Merger, provided the Income Common Stock is held as a capital asset on the date of the exchange (Section 1223(1)).
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10.  Provided neither Income nor Trust is a "collapsible corporation" as defined in Section 341(b), cash received by any dissenting shareholder of Income who receives solely cash (in lieu of Trust Common Stock) in exchange for his or her Income Common Stock, or any Trust shareholder who elects to receive solely cash in exchange for his or her Trust Common Stock will be treated as having been received by such shareholder as a distribution in redemption of his or her stock, subject to the provisions and limitations of Section 302. If, as a result of such distribution, a shareholder owns no Trust Common Stock either directly or through the application of Section 318(a), the redemption will be a complete termination of interest within the meaning of Section 302(b)(3), and such cash will be treated as a distribution in exchange for his or her stock, as provided in Section 302(b).


Scope of the Opinion:
---------------------

The opinions expressed above are rendered only with respect to the specific facts and representations set forth herein. No opinions are provided with respect to issues not specifically set forth in the "Opinions" section of this letter. No inference should be drawn regarding any matter not specifically opined upon. Further, our opinion has not been requested and none is expressed with respect to any foreign, state or local tax consequences to Income or its shareholders, or Trust and its shareholders, including, but not limited to, income, franchise, sales, use, excise or transfer taxes which may be significant.

KPMG does not express any opinion, and none was requested, as to any possible conditions and limitations specified in IRC Secs. 381, 382, 383 and 384, if applicable, and the regulations thereunder (IRC Sec. 381(a) and Reg. 1.381(a)-1) regarding any items described in IRC Sec. 381(c).

Our opinion with respect to the consummated transaction is based on the assumption that the stock consideration received by the Income shareholders will not decrease below 40 percent of the total consideration received by them for their Income stock and no views are expressed with respect to the consummated transition if that event occurs.

If any of the above-stated facts, circumstances, or assumptions are not entirely complete or accurate, it is imperative that we be informed immediately, as the inaccuracy or incompleteness could cause KPMG to change its opinions. In rendering our opinion, we are relying upon the relevant provisions of the Internal Revenue Code of 1986, as amended, the regulations thereunder, and judicial and administrative interpretations thereof, which are subject to change or modification by subsequent legislative, regulatory, administrative, or judicial decisions. Any such changes could also have an effect on the validity of our opinion.

The opinions contained herein are not binding upon the Internal Revenue Service, any other tax authority or any court, and no assurance can be given that a position contrary to that expressed herein will not be asserted by a tax authority and ultimately sustained by a court.

On December 13,1994, the Internal Revenue Service (IRS) published Revenue Procedure 94-76 stating that they were opening a study project to determine if certain corporate combining transactions such as the Merger should be subject to tax by reason of the repeal of the General Utilities doctrine.
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On January  29,  1996,  the IRS  published  Notice 96-6  stating  that the study project referred to above would be closed with no guidance issued at the time. The IRS reserves the right to issue such guidance in the future.

The opinions stated herein are specifically contingent upon the Merger being consummated before any such guidance is issued by the Treasury or IRS.


KPMG Peat Marwick LLP







--------
1 References to the "Code" are to the Internal Revenue Code of 1986, as amended. Unless stated otherwise, all "section" references are to the Code.
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